Exhibit 10.2

EXECUTION COPY

CREDIT AGREEMENT

dated as of

September 1, 2017,

among

ABM INDUSTRIES INCORPORATED

and

CERTAIN SUBSIDIARIES,
as Borrowers

The LENDERS Party Hereto,

and

BANK OF AMERICA, N.A.,
as Administrative Agent,

JPMORGAN CHASE BANK, N.A.,
as Syndication Agent

and

Capital One, national association, CITIZENS BANK, N.A.,
HSBC Bank USA, N.A., Keybank national ASSOCIATION,
PNC Capital Markets LLC, SUNTRUST BANK,

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., U.S. Bank National association
and

Wells Fargo Securities, LLC
as Co-Documentation Agents

JPMORGAN CHASE BANK, N.A., MERRILL LYNCH, PIERCE, FENNER & SMITH

INCORPORATED, PNC Capital Markets LLC, THE BANK OF TOKYO-MITSUBISHI

UFJ, LTD., U.S. Bank National association and

Wells Fargo Securities, LLC
as Joint Lead Arrangers

and

JPMORGAN CHASE BANK, N.A. and
MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

as Joint Bookrunners

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SCHEDULES:

Schedule 1.01(a)	–	Commitments
Schedule 2.06	–	Existing Letters of Credit
Schedule 3.12	–	Subsidiaries
Schedule 3.13	–	Insurance
Schedule 5.16	–	Post-Closing Actions
Schedule 6.01	–	Existing Indebtedness
Schedule 6.02	–	Existing Liens
Schedule 6.04	–	Existing Investments
Schedule 6.10	–	Existing Restrictions
Schedule 9.01	–	Administrative Agent’s Office

EXHIBITS:

Exhibit A	–	Form of Assignment and Assumption
Exhibit B-1	–	Form of Borrowing Request
Exhibit B-2	–	Form of Swingline Borrowing Request
Exhibit C	–	Form of Notice of Loan Prepayment
Exhibit D	–	Form of Compliance Certificate
Exhibit E	–	Form of Interest Election Request
Exhibit F	–	Form of Perfection Certificate
Exhibit G	–	Form of Supplemental Perfection Certificate
Exhibit H	–	Form of Solvency Certificate
Exhibit I-1	–	Form of U.S. Tax Compliance Certificate for Non-U.S. Lenders that are not Partnerships for U.S. Federal Income Tax Purposes
Exhibit I-2	–	Form of U.S. Tax Compliance Certificate for Non-U.S. Lenders that are Partnerships for U.S. Federal Income Tax Purposes
Exhibit I-3	–	Form of U.S. Tax Compliance Certificate for Non-U.S. Participants that are not Partnerships for U.S. Federal Income Tax Purposes
Exhibit I-4	–	Form of U.S. Tax Compliance Certificate for Non-U.S. Participants that are Partnerships for U.S. Federal Income Tax Purposes
Exhibit J-1	–	Form of Closing Certificate (Designated Borrower)
Exhibit J-2	–	Form of Closing Certificate (Company)
Exhibit K	–	Form of Designated Borrower Request and Assumption Agreement
Exhibit L	–	Form of Designated Borrower Notice
Exhibit M	–	Form of Intercompany Note
Exhibit N	–	Form of Letter of Credit Report
Exhibit O	–	Form of Notice of Additional Issuing Lender

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CREDIT AGREEMENT dated as of September 1, 2017, among ABM INDUSTRIES INCORPORATED, a Delaware corporation (the “Company”), certain Subsidiaries of the Company party hereto pursuant to Section 2.26 (each a “Designated Borrower” and, together with the Company, the “Borrowers” and, each a “Borrower”), the LENDERS party hereto, BANK OF AMERICA, N.A., as Administrative Agent, JPMORGAN CHASE BANK, N.A., as Syndication Agent and CAPITAL ONE, NATIONAL ASSOCIATION, CITIZENS BANK, N.A., HSBC BANK USA, N.A., KEYBANK NATIONAL ASSOCIATION, PNC CAPITAL MARKETS LLC, SUNTRUST BANK, THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., U.S. BANK NATIONAL ASSOCIATION and WELLS FARGO SECURITIES, LLC, as Co-Documentation Agents.

The parties hereto agree as follows:

Article I

Definitions

Section 1.01         Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

“Above-Threshold Prepayment Events” means any Prepayment Event described in clause (a) or (b) of the definition thereof the Net Proceeds of which (together with any series of related Prepayment Events) are equal to or exceed $10,000,000.

“Accepting Lenders” has the meaning set forth in Section 2.24(a).

“Adjusted Consolidated EBITDAR” means, for any period, the sum of (a) Consolidated EBITDA for such period plus (b) Adjusted Rental Expense for such period.

“Adjusted Rental Expense” means, for any period, rental expense for such period, adjusted and calculated in the same manner as Consolidated EBITDA for such period.

“Adjustment Date” has the meaning set forth in the Applicable Pricing Grid.

“Administrative Agent” means Bank of America, N.A. (including its branches and Affiliates), in its capacity as administrative agent hereunder and under the other Loan Documents, and its successors in such capacity as provided in Article VIII.

“Administrative Agent’s Office” means, with respect to any currency, the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 9.01 with respect to such currency, or such other address or account with respect to such currency as the Administrative Agent may from time to time notify to the Company and the Lenders.

“Administrative Questionnaire” means an administrative questionnaire in a form supplied by the Administrative Agent.

“Affected Class” has the meaning set forth in Section 2.24(a).

“Affiliate” means, with respect to a specified Person, another Person that directly or indirectly Controls or is Controlled by or is under common Control with the Person specified.

“Affiliate Transaction” has the meaning set forth in Section 6.09.

“Aggregate Commitments” means the Commitments of all the Lenders.

“Aggregate Revolving Commitments” means the Revolving Commitments of all the Lenders.

“Aggregate Term Commitments” means the Term Commitments of all the Lenders.

“Agreement” means this Credit Agreement, as the same may be modified, amended or supplemented from time to time.

“Alternative Currency” means each of the following currencies: Euro and Sterling, together with each other currency (other than Dollars) that is approved in accordance with Section 1.08; provided that for each Alternative Currency, such requested currency is an Eligible Currency.

“Alternative Currency Equivalent” means, at any time, with respect to any amount denominated in Dollars, the equivalent amount thereof in the applicable Alternative Currency as determined by the Administrative Agent or the applicable Issuing Lender, as the case may be, at such time on the basis of the Spot Rate (determined in respect of the most recent Revaluation Date) for the purchase of such Alternative Currency with Dollars.

“Alternative Currency Sublimit” means an amount equal to the lesser of the Aggregate Revolving Commitments and $200,000,000. The Alternative Currency Sublimit is part of, and not in addition to, the Aggregate Revolving Commitments.

“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to the Company or any of its Subsidiaries from time to time concerning or relating to bribery or corruption.

“Applicable Creditor” has the meaning set forth in Section 9.18(b).

“Applicable Funding Account” means the applicable account of the applicable Borrower that shall be specified in a written notice signed by a Financial Officer with respect to the applicable Borrower and delivered to (and, in the case of any account located outside the United States, reasonably approved by) the Administrative Agent.

“Applicable Percentage” means with respect to any Lender at any time, (a) with respect to Revolving Credit Extensions, such Lender’s Multicurrency Tranche Applicable Percentage (in the case of a Multicurrency Tranche Revolving Lender) or Dollar Tranche Applicable Percentage (in the case of a Dollar Tranche Revolving Lender) and (b) with respect to Term Loans, the percentage (carried out to the ninth decimal place) of the Aggregate Term Commitments represented by such Lender’s Term Commitment at such time; provided that, if any Term Commitments have terminated or expired, the Applicable Percentages shall be determined based upon the outstanding principal amount of the Term Loans of such Lender and the denominator of which is the aggregate outstanding principal amount of the Term Loans of all Term Lenders. The initial Applicable Percentage of each Lender is set forth opposite the name of such Lender on Schedule 1.01(a) or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable.

“Applicable Pricing Grid” means the table set forth below:

Pricing Level	Total Leverage Ratio	Applicable Rate for Eurocurrency Rate Loans	Applicable Rate for Base Rate Loans	Commitment Fee
I	≥ 3.25:1.00	2.25%	1.25%	0.35%
II	≥ 2.75:1.00 and < 3.25:1.00	2.00%	1.00%	0.30%
III	≥ 2.25:1.00 and < 2.75:1.00	1.75%	0.75%	0.275%
IV	≥ 1.75:1.00 and < 2.25:1.00	1.50%	0.50%	0.250%
V	≥ 1.25:1.00 and < 1.75:1.00	1.25%	0.25%	0.225%
VI	< 1.25:1.00	1.00%	0%	0.200%

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For the purposes of the Applicable Pricing Grid, changes in the Applicable Rate resulting from changes in the Total Leverage Ratio shall become effective on the date (the “Adjustment Date”) that is three (3) Business Days after the date on which a Compliance Certificate is delivered to the Administrative Agent pursuant to Section 5.01(d) and shall remain in effect until the next change to be effected pursuant to this paragraph. If any Compliance Certificate referred to above is not delivered within the time period specified in Section 5.01(d), then, until the date that is three (3) Business Days after the date on which such Compliance Certificate is delivered, the highest rate set forth in each column of the Applicable Pricing Grid shall apply. Each determination of the Total Leverage Ratio pursuant to the Applicable Pricing Grid shall be made in a manner consistent with the determination thereof pursuant to Section 6.13.

“Applicable Rate” means, for any day,

(a)          in the case of Term Loans, (i) with respect to any Base Rate Loan or Eurocurrency Loan that is an Initial Term Loan, 1.25% per annum and 2.25% per annum, respectively; provided that on and after the first Adjustment Date occurring after the delivery of a Compliance Certificate for the full fiscal quarter of the Company after the Closing Date, the Applicable Rate with respect to the Initial Term Loans will be determined pursuant to the Applicable Pricing Grid and (ii) with respect to any Incremental Term Loan of any Series, the rate per annum specified in the Incremental Facility Amendment establishing the Incremental Term Commitments of such Series; and

(b)          in the case of Revolving Loans, with respect to any Base Rate Loan or Eurocurrency Loan, 1.25% per annum and 2.25% per annum, respectively; provided that on and after the first Adjustment Date occurring after the delivery of a Compliance Certificate for the full fiscal quarter of the Company after the Closing Date, the Applicable Rate with respect to the Revolving Loans will be determined pursuant to the Applicable Pricing Grid.

“Applicable Time” means, with respect to any borrowings and payments in any Alternative Currency, the local time in the place of settlement for such Alternative Currency as may be determined by the Administrative Agent or the applicable Issuing Lender, as the case may be, to be necessary for timely settlement on the relevant date in accordance with normal banking procedures in the place of payment.

“Applicant Borrower” has the meaning specified in Section 2.14.

“Application” means an application, in such form as the applicable Issuing Lender may specify from time to time, requesting such Issuing Lender to issue a Letter of Credit.

“Approved Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in commercial loans and similar extensions of credit in the ordinary course of its activities and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Arrangers” means the Joint Lead Arrangers and the Joint Bookrunners.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee, with the consent of any Person whose consent is required by Section 9.04, and accepted by the Administrative Agent, substantially in the form of Exhibit A or any other form (including electronic documentation generated by use of an electronic platform) approved by the Administrative Agent and the Company.

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“Attributable Receivables Indebtedness” means, at any time, the principal amount of Indebtedness which (i) if a Permitted Receivables Facility is structured as a lending agreement or other similar agreement, constitutes the principal amount of such Indebtedness or (ii) if a Permitted Receivables Facility is structured as a purchase agreement or other similar agreement, would be outstanding at such time under the Permitted Receivables Facility if the same were structured as a lending agreement rather than a purchase agreement or such other similar agreement (whether such amount is described as “capital” or otherwise).

“Augustus and Karapetvan Cases” has the meaning specified in the term “Consolidated EBITDA.”

“Authorized Officer” means the chief executive officer, president, chief financial officer or corporate vice president of finance (or any other officer with similar duties) of the Company or any other officer of the Company designated by it for such purpose; solely for purposes of the delivery of incumbency certificates pursuant to Section 4.01, the secretary or any assistant secretary of the Company; and solely for purposes of notices given pursuant to Article II, any other officer or employee of the Company so designated by any of the foregoing officers in a notice to the Administrative Agent or any other officer or employee of the Company designated in or pursuant to an agreement between the Company and the Administrative Agent. Any document delivered hereunder that is signed by an Authorized Officer of the Company shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of the Company and such Authorized Officer shall be conclusively presumed to have acted on behalf of the Company. To the extent requested by the Administrative Agent, each Authorized Officer will provide an incumbency certificate and to the extent requested by the Administrative Agent, appropriate authorization documentation, in form and substance satisfactory to the Administrative Agent.

“Available Revolving Commitment” means, as to any Revolving Lender at any time, (a) in the case of a Multicurrency Tranche Revolving Lender, an amount equal to the excess, if any, of (i) such Lender’s Multicurrency Tranche Revolving Commitment then in effect over (ii) such Lender’s Revolving Extensions of Credit then outstanding under the Multicurrency Tranche Revolving Commitments and (b) in the case of a Dollar Tranche Revolving Lender, an amount equal to the excess, if any, of (i) such Lender’s Dollar Tranche Revolving Commitment then in effect over (ii) such Lender’s Revolving Extensions of Credit then outstanding under the Dollar Tranche Revolving Commitments; provided, that in calculating any Lender’s Revolving Extensions of Credit under the Dollar Tranche Revolving Commitments for the purpose of determining such Lender’s Available Revolving Commitment pursuant to Section 2.13(b), the aggregate principal amount of Swingline Loans then outstanding shall be deemed to be zero.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

“Bank of America” means Bank of America, N.A. and its successors.

“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy,” as now or hereafter in effect, or any successor thereto.

“Bankruptcy Event” means, with respect to any Person, that such Person has become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, liquidator, trustee, administrator, custodian, assignee for the benefit of creditors, officer for the implementation of reorganization process or similar Person charged with the reorganization or liquidation of its business appointed for it, or, in the good faith determination of the Administrative Agent, has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in, any such proceeding or appointment.

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“Base Incremental Amount” means, as of any date, an amount equal to (a) $100,000,000 less (b) the sum of (i) the aggregate amount of all Incremental Commitments extended prior to such date in reliance on the Base Incremental Amount and (ii) the aggregate principal amount of all Incremental Equivalent Debt incurred prior to such date in reliance on the Base Incremental Amount.

“Base Rate” means for any day a fluctuating rate per annum equal to the highest of (a) the Federal Funds Rate plus 1/2 of 1%, (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its “prime rate,” and (c) the Eurocurrency Rate plus 1.00. The “prime rate” is a rate set by Bank of America based upon various factors including Bank of America’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such prime rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.

“Base Rate Loan” means a Loan that bears interest based on the Base Rate. Base Rate Loans shall be available only to the Company and to Designated Borrowers that are Domestic Subsidiaries. All Base Rate Loans shall be denominated in Dollars.

“Below-Threshold Prepayment Events” means any Prepayment Event described in clause (a) or (b) of the definition thereof which is not an Above-Threshold Prepayment Event.

“Board of Governors” means the Board of Governors of the Federal Reserve System of the United States of America.

“Borrower” and “Borrowers” each has the meaning specified in the preamble hereto.

“Borrowing” means Loans of the same Class and Type made, converted or continued on the same date and, in the case of Eurocurrency Loans, as to which a single Interest Period is in effect.

“Borrowing Minimum” means $5,000,000 (or if any Borrowing is denominated in an Alternative Currency, 5,000,000 units of such currency).

“Borrowing Multiple” means $1,000,000 (or if any Borrowing is denominated in an Alternative Currency, 1,000,000 units of such currency).

“Borrowing Request” means a request by any Borrower for a Borrowing in accordance with Section 2.03, which shall be, in the case of any such written request, substantially in the form of Exhibit B-1 or any other form approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), appropriately completed and signed by an Authorized Officer of a Borrower.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the laws of, or are in fact closed in, the state where the Administrative Agent’s Office with respect to Obligations denominated in Dollars is located and:

(a) if such day relates to any interest rate settings as to a Eurocurrency Rate Loan denominated in Dollars, any fundings, disbursements, settlements and payments in Dollars in respect of any such Eurocurrency Rate Loan, or any other dealings in Dollars to be carried out pursuant to this Agreement in respect of any such Eurocurrency Rate Loan, means any such day that is also a London Banking Day;

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(b) if such day relates to any interest rate settings as to a Eurocurrency Rate Loan denominated in Euro, any fundings, disbursements, settlements and payments in Euro in respect of any such Eurocurrency Rate Loan, or any other dealings in Euro to be carried out pursuant to this Agreement in respect of any such Eurocurrency Rate Loan, means a TARGET Day;

(c) if such day relates to any interest rate settings as to a Eurocurrency Rate Loan denominated in a currency other than Dollars or Euro, means any such day on which dealings in deposits in the relevant currency are conducted by and between banks in the London or other applicable offshore interbank market for such currency; and

(d) if such day relates to any fundings, disbursements, settlements and payments in a currency other than Dollars or Euro in respect of a Eurocurrency Rate Loan denominated in a currency other than Dollars or Euro, or any other dealings in any currency other than Dollars or Euro to be carried out pursuant to this Agreement in respect of any such Eurocurrency Rate Loan (other than any interest rate settings), means any such day on which banks are open for foreign exchange business in the principal financial center of the country of such currency.

“Capital Expenditures” means, for any period, (a) the additions to property, plant and equipment and other capital expenditures of the Company and its Subsidiaries that are (or should be) set forth in a consolidated statement of cash flows of the Company for such period prepared in accordance with GAAP, excluding (i) any such expenditures made to restore, replace or rebuild assets to the condition of such assets immediately prior to any casualty or other insured damage to, or any taking under power of eminent domain or by condemnation or similar proceeding of, such assets to the extent such expenditures are made with insurance proceeds, condemnation awards or damage recovery proceeds relating to any such casualty, damage, taking, condemnation or similar proceeding, (ii) any such expenditures constituting Permitted Acquisitions or any other acquisition of all the Equity Interests in, or all or substantially all the assets of (or the assets constituting a business unit, division, product line or line of business of), any Person and related costs and expenses and (iii) any such expenditures in the form of a substantially contemporaneous exchange of similar property, plant, equipment or other capital assets, except to the extent of cash or other consideration (other than the assets so exchanged), if any, paid or payable by the Company and its Subsidiaries, and (b) such portion of principal payments on Capital Lease Obligations made by the Company and its Subsidiaries during such period as is attributable to additions to property, plant and equipment that have not otherwise been reflected on the consolidated statement of cash flows as additions to property, plant and equipment for such period.

“Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP (without giving effect to any subsequent changes in GAAP arising out of a change described in the Proposed Accounting Standards Update to Leases (Topic 840) dated August 17, 2010, or a substantially similar pronouncement). The amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP. For purposes of Section 6.02, a Capital Lease Obligation shall be deemed to be secured by a Lien on the property being leased and such property shall be deemed to be owned by the lessee.

“Captive Insurance Company” means a wholly owned Subsidiary of the Company that (a) has no Subsidiaries and (b) engages in no business other than providing insurance for the benefit of the Company and its Subsidiaries with respect to workmen’s compensation, crime, general liability, auto liability, employee benefits and property risks in accordance with Section 5.07.

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“Cash Collateralize” means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of one or more of the Issuing Lenders or the Lenders, as collateral for L/C Obligations or obligations of the Lenders to fund participations in respect of L/C Obligations, cash or deposit account balances or, if the Administrative Agent and the applicable Issuing Lender shall agree in their sole discretion, other credit support, in each case pursuant to documentation in form and substance satisfactory to the Administrative Agent and such Issuing Lender. “Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support.

“Cash Management Agreement” means an agreement pursuant to which a bank or other financial institution provides Cash Management Services.

“Cash Management Services” means (a) treasury management services (including controlled disbursements, zero balance arrangements, cash sweeps, automated clearinghouse transactions, return items, overdrafts, temporary advances, interest and fees and interstate depository network services) provided to the Company or any Subsidiary and (b) commercial credit card and purchasing card services provided to the Company or any Subsidiary.

“CFC” means (a) each Person that is a “controlled foreign corporation” for purposes of Section 957 of the Code and (b) each Subsidiary of any such controlled foreign corporation.

“CFC Holding Company” means a Subsidiary that has no material assets other than Equity Interests and, if any, Indebtedness of (a) one or more CFCs or (b) one or more CFC Holding Companies.

“Change in Control” means (a) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Exchange Act and the rules of the SEC thereunder, but excluding any employee benefit plan of such Person or its Subsidiaries and any Person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan unless such plan is party of a group) of Equity Interests in the Company representing more than 35% of either the aggregate ordinary voting power or the aggregate equity value represented by the issued and outstanding Equity Interests in the Company or (b) any Borrower (other than the Company) shall cease to be a wholly-owned direct Subsidiary of the Company or another Loan Party that is a wholly-owned Subsidiary of the Company.

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority, including the entry into any agreement with such Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted, implemented or issued.

“Charges” has the meaning set forth in Section 9.13.

“Class”, when used in reference to (a) any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Initial Term Loans, Incremental Term Loans of any Series, Dollar Tranche Revolving Loans, Multicurrency Tranche Revolving Loans or Swingline Loans, (b) any Commitment, refers to whether such Commitment is an Initial Term Loan Commitment, an Incremental Term Commitment of any Series, a Dollar Tranche Revolving Commitment or a Multicurrency Tranche Revolving Commitment and (c) any Lender, refers to whether such Lender has a Loan or Commitment of a particular Class. Additional Classes of Loans, Borrowings, Commitments and Lenders may be established pursuant to Sections 2.22, 2.23 and 2.24.

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“Closing Date” means the date on which the conditions specified in Section 4.01 are satisfied (or waived in accordance with Section 9.02) and the Initial Term Loans are funded.

“Co-Documentation Agents” means Capital One, National Association, Citizens Bank, N.A., HSBC Bank USA, N.A., KeyBank National Association, PNC Capital Markets LLC, SunTrust Bank, The Bank of Tokyo-Mitsubishi UFJ, Ltd., U.S. Bank National Association and Wells Fargo Securities, LLC in their capacity as co- documentation agents for the Facilities provided for herein.

“Code” means the United States Internal Revenue Code of 1986, as amended from time to time.

“Collateral” means any and all assets, whether real or personal, tangible or intangible, on which Liens are purported to be granted pursuant to the Security Documents as security for the Obligations.

“Collateral Agreement” means the Collateral Agreement dated as of the Closing Date among the Company, the other Loan Parties and the Administrative Agent.

“Collateral and Guarantee Requirement” means, at any time, the requirement, subject to Section 5.17, that:

(a)          the Administrative Agent shall have received from the Company and each Designated Subsidiary either (i) counterparts of (A) the Guarantee Agreement duly executed and delivered on behalf of such Person and (B) the Collateral Agreement duly executed and delivered on behalf of such Person, together with such other applications, consents and ancillary documentation as detailed in the Collateral Agreement or (ii) in the case of any Person that becomes a Designated Subsidiary after the Closing Date, (A) a supplement to the Guarantee Agreement, substantially in the form specified therein (or as otherwise agreed by the Administrative Agent) and (B) a supplement to the Collateral Agreement, substantially in the form specified therein (or as otherwise agreed by the Administrative Agent), or, to the extent reasonably required by the Administrative Agent, additional Security Documents, duly executed and delivered on behalf of such Person, together with documents of the type referred to in clauses (a)(i)(B) and (c) of the definition of the term “Collateral and Guarantee Requirement” and, to the extent reasonably requested by the Administrative Agent, opinions of the type referred to in paragraph (d) of Section 4.01, with respect to such Designated Subsidiary;

(b)          (i) all outstanding Equity Interests in any Significant Subsidiary (other than Excluded Equity Interests), in each case directly owned by any Loan Party, shall have been pledged pursuant to the Collateral Agreement and (ii) the Administrative Agent shall, to the extent required by the Collateral Agreement, have received certificates or other instruments representing all such Equity Interests, together with undated stock powers or other instruments of transfer with respect thereto endorsed in blank;

(c)          all (i) Indebtedness of the Company and each Subsidiary that is owing to any Loan Party in an aggregate principal amount in excess of $20,000,000 shall be evidenced by the Intercompany Note or a promissory note and shall have been pledged pursuant to the Collateral Agreement or a supplement to the Collateral Agreement, and the Administrative Agent shall have received all such Intercompany Notes or promissory notes, as applicable, together with undated instruments of transfer with respect thereto endorsed in blank, except that Indebtedness of the Company and each Subsidiary that is owing to any Loan Party and is incurred from time to time in the ordinary course of business shall not be required to be evidenced by an Intercompany Note or promissory note and the ancillary documentation referred to above (irrespective of the amount of such Indebtedness), to the extent that such Indebtedness is repaid or reduced to or below the aforementioned $20,000,000, in each case, within forty-five (45) days of the date incurred;

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(d)          all documents and instruments, including Uniform Commercial Code financing statements, in each case, as required by Requirements of Law or reasonably requested by the Administrative Agent to be filed or recorded to evidence the Liens intended to be created by the Security Documents and perfect such Liens to the extent required by, and with the priority required by, the Security Documents and the other provisions of the definition of the term “Collateral and Guarantee Requirement,” shall have been filed or recorded or delivered to the Administrative Agent for filing or recording; and

(e)          the Administrative Agent shall have received (for distribution to the Lenders (at least twenty (20) days in advance of execution and delivery of any Mortgage in the case of the items described in clauses (iii) and (iv) below)) (i) counterparts of a Mortgage with respect to each Mortgaged Property duly executed and delivered by the Loan Party that is the record owner of such Mortgaged Property, (ii) a policy or policies of title insurance issued by a nationally recognized title insurance company insuring the Lien of each such Mortgage as a valid and enforceable first Lien on the Mortgaged Property described therein, free of any other Liens except as permitted under Section 6.02, together with such endorsements and affirmative coverage as the Administrative Agent may reasonably request, (iii) a completed “Life-of-Loan” Federal Emergency Management Agency Standard Flood Hazard Determination with respect to each Mortgaged Property (together with a notice about special flood hazard area status and flood disaster assistance duly executed by each Loan Party relating thereto), (iv) if any such “Life-of-Loan” Federal Emergency Management Agency Standard Flood Hazard Determination shows that a Mortgaged Property is located in an area determined by the Federal Emergency Management Agency to have special flood hazards, prior to the delivery of a counterpart to the Mortgage for such Mortgaged Property: (A) notices to (and confirmations of receipt by) such Loan Party as to the existence of a special flood hazard and, if applicable, the unavailability of flood hazard insurance under the National Flood Insurance Program and (B) evidence of applicable flood insurance, if available, in each case in such form, on such terms and in such amounts as required by Flood Insurance Regulations or otherwise required by the Administrative Agent (but at a minimum in amounts and otherwise in compliance with Flood Insurance Regulations), (v) a survey as may exist and in the possession of a Loan Party at such time with respect to any such Mortgaged Property and (vi) legal opinions as the Administrative Agent may reasonably request with respect to any such Mortgage and with respect to the enforceability, due authorization, execution and delivery of such Mortgage.

Notwithstanding the foregoing provisions of this definition or anything in this Agreement or any other Loan Document to the contrary, (a) the Loan Parties shall have the time periods specified in (x) Section 5.16 to satisfy the Collateral and Guarantee Requirement with respect to the items specified in Schedule 5.16 and (y) Section 5.11 to satisfy the Collateral and Collateral Requirement with respect to Designated Subsidiaries newly acquired or formed (or which first become Designated Subsidiaries) after the Closing Date or Section 5.13 to satisfy the Collateral and Guarantee Requirement with respect to any Material Real Property acquired by any Loan Party after the Closing Date, (b) the foregoing provisions of this definition shall not require the creation or perfection of pledges of or security interests in, or the obtaining of title insurance, legal opinions or other deliverables with respect to, particular assets of the Loan Parties, or the provision of Guarantees by any Subsidiary, in each case as to which the Administrative Agent and the Company reasonably agree in writing that the cost of creating or perfecting such pledges or security interests in such assets, or obtaining such title insurance, legal opinions or other deliverables in respect of such assets, or providing such Guarantees (taking into account any adverse tax consequences to the Company and the Subsidiaries (including the imposition of withholding or other material taxes or as the result of the operation of Section 956 of the Code or any similar law or regulation in any applicable jurisdiction)), shall be excessive in relation to the benefits to be obtained by the Lenders therefrom, (c) Liens required to be granted from time to time pursuant to the definition of the term “Collateral and Guarantee Requirement” shall be subject to exceptions and limitations set forth in the Security Documents and, to the extent appropriate in the applicable jurisdiction, as reasonably agreed between the Administrative Agent and the Company, (d) in no event shall the Collateral (directly or indirectly, including by way of an offset or otherwise) include any Excluded Assets. The Administrative Agent may, without the consent of any Lender, grant extensions of time for the creation and perfection of security interests in or the obtaining of title insurance, legal opinions or other deliverables with respect to particular assets or the provision of any Guarantee by any Designated Subsidiary (including extensions beyond the Closing Date and the time periods set forth in Schedule 5.16 or in connection with assets acquired, or Designated Subsidiaries formed or acquired, after the Closing Date) if it and the Company reasonably agree that such action cannot be accomplished without undue effort or expense by the time or times at which it would otherwise be required to be accomplished by this Agreement or the Security Documents. In addition, in no event shall (a) control agreements or control or similar arrangements be required with respect to cash deposit, securities accounts or commodity accounts, (b) notice be required to be sent to account debtors or other contractual third parties prior to the occurrence and absent the continuance of an Event of Default, (c) landlord lien waivers, estoppels or collateral access letters be required to be delivered, (d) perfection be required with respect to letter of credit rights and commercial tort claims (except to the extent perfected through the filing of Uniform Commercial Code financing statements) or (e) security documents governed by the laws of a jurisdiction other than the United States or any State thereof or the District of Columbia be required.

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“Collateral Release Conditions” means each of the following conditions: (a) the Total Leverage Ratio shall be less than 3.00 to 1.00 as of the end of the most recent two (2) consecutive fiscal quarters of the Company and (b) no secured Incremental Equivalent Debt, no secured Refinancing Term Loans, no secured Refinancing Commitments, no Permitted First Priority Refinancing Indebtedness, no Permitted Second Priority Refinancing Indebtedness and, except to the extent secured by a Lien otherwise permitted pursuant to Section 6.02, no secured Material Indebtedness shall be outstanding.

“Collateral Release Event” means a date following the Closing Date on which the Company certifies pursuant to Section 5.17 that (a) no Default or Event of Default has occurred and is continuing and (b) the Collateral Release Conditions are satisfied.

“Commitment” means with respect to any Lender, such Lender’s Initial Term Loan Commitment, Incremental Term Commitment of any Series, Dollar Tranche Revolving Commitment, Multicurrency Tranche Revolving Commitment or any combination thereof (as the context requires). Additional Revolving Commitments may be established pursuant to Sections 2.22 and 2.23.

“Commitment Fee Rate” means 0.35% per annum; provided, that on and after the first Adjustment Date occurring after the completion of one full fiscal quarter of the Company after the Closing Date, the Commitment Fee Rate will be determined pursuant to the Applicable Pricing Grid.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Company” has the meaning specified in the preamble hereto.

“Compliance Certificate” means a Compliance Certificate substantially in the form of Exhibit D or any other form approved by the Administrative Agent.

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

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“Consolidated EBITDA” means, for any period, Consolidated Net Income for such period, plus without duplication and (other than in the case of clauses (a)(x) and (a)(xi)) to the extent deducted in determining such Consolidated Net Income, the sum of:

(a)

(i)          Consolidated Interest Expense for such period (including imputed interest expense in respect of Capital Lease Obligations),

(ii)         provision for taxes based on income, profits or losses (whether paid, estimated or accrued), including foreign withholding taxes, and for corporate franchise, capital stock, net worth, value-added taxes and similar taxes (including penalties and interest, if any), in each case during such period,

(iii)        all amounts attributable to depreciation, depletion and amortization (including amortization or impairment of intangible assets and properties) for such period (excluding amortization expense attributable to a prepaid cash expense that was paid in a prior period),

(iv)        any extraordinary, unusual or nonrecurring losses or charges for such period, determined on a consolidated basis in accordance with GAAP,

(v)         any Non-Cash Charges for such period; provided that any cash payment made with respect to any Non-Cash Charges added back in computing Consolidated EBITDA for any prior period pursuant to this clause (a)(v) shall be subtracted in computing Consolidated EBITDA for the period in which such cash payment is made,

(vi)        any losses for such period attributable to early extinguishment of Indebtedness or obligations under any Hedging Agreement or other derivative instruments,

(vii)       any unrealized losses for such period attributable to the application of “mark to market” accounting in respect of Hedging Agreements or other derivative instruments,

(viii)      proceeds of, and expenses and charges associated with, liability or casualty event or business interruption insurance to the extent actually received or, so long as the Company has made a determination that there exists reasonable evidence that such amount will in fact be reimbursed by the insurer and only to the extent that such amount is (A) not denied by the applicable carrier in writing within 180 days and (B) in fact reimbursed within 365 days of the date of such evidence (with a deduction for any amount so added back to the extent not so reimbursed within such 365 days),

(ix)         charges, losses or expenses to the extent indemnified, reimbursable or insured to the extent actually received or, so long as the Company has made a determination that there exists reasonable evidence that such amount will in fact be reimbursed by the applicable counterparty and only to the extent that such amount is (A) not denied by the applicable counterparty in writing within 180 days and (B) in fact reimbursed within 365 days of the date of such evidence (with a deduction for any amount so added back to the extent not so reimbursed within such 365 days), plus

(x)          any gain relating to Hedging Obligations associated with transactions realized in the current period that has been reflected in Consolidated Net Income in prior periods and excluded from Consolidated EBITDA in such period pursuant to clause (c)(iv) below,

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(xi)         cash receipts in such period (or any netting arrangements resulting in reduced cash expenses) not included in Consolidated EBITDA in any prior period to the extent non-cash gains relating to such receipts were deducted in the calculation of Consolidated EBITDA pursuant to paragraph (c) below for any previous period and were not added back,

(xii)        accruals and expenses (including rationalization, legal, tax, structuring and other costs and expenses) related to the Transactions, acquisitions or issuances of debt or equity permitted under the Loan Documents, whether or not consummated, and

(xiii)       restructuring charges, accruals or reserves (including restructuring and integration costs related to acquisitions and closure of facilities and adjustments to existing reserves) whether or not classified as restructuring expense on the consolidated financial statements, in an aggregate amount not to exceed for any period of four (4) fiscal quarters the sum of $50,000,000 less the aggregate amount added back pursuant to clause (a)(xvi) for such period, plus

(xiv)      losses on asset sales, disposals or abandonments (other than asset sales, disposals and abandonments in the ordinary course of business), plus

(xv)       actual net losses resulting from discontinued operations, plus

(xvi)      non-cash adjustments with respect to insurance liabilities related to prior periods, in an aggregate amount not to exceed for any period of four fiscal quarters the sum of $50,000,000 less the aggregate amount added back pursuant to clause (a)(xiii) for such period, shall be added back to (in the case of negative adjustments), or deducted from (in the case of positive adjustments), Consolidated EBITDA (to the extent included in the calculation of Consolidated Net Income), plus

(xvii)     cost savings and cost synergies directly attributable to the GCA Acquisition which shall be deemed to be in an amount equal to (1) for the four fiscal quarter period ending October 31, 2017, $25,400,000, (2) for the four fiscal quarter period ending January 31, 2018, $25,400,000, (3) for the fiscal quarter period ending April 30, 2018, $19,800,000, (4) for the four fiscal quarter period ending July 31, 2018, $11,300,000 and (5) for the four fiscal quarter period ending October 31, 2018, $6,500,000, plus

(xviii)    charges (cash and non-cash and including any reserves taken) incurred during the fiscal quarter of the Company ended January 31, 2017 in connection with the consolidated cases of Augustus, Hall and Davis v. American Commercial Security Services filed on July 12, 2005 in the Superior Court of California, Los Angeles County (the “Augustus Case”), in an aggregate amount not to exceed $120,230,000, plus

(xix)       charges (cash and non-cash and including any reserves taken) incurred during the fiscal quarter of the Company ended January 31, 2017 in connection with Karapetyan v. ABM Industries Incorporated and ABM Security Services, Inc., et al. filed on October 23, 2015, in the United States District Court for the Central District of California (the “Karapetyan Case” and, together with the Augustus Case, the “Augustus and Karapetyan Cases”), in an aggregate amount not to exceed $5,500,000, plus

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(b)          Pro Forma Adjustments in connection with Permitted Acquisitions (other than the GCA Acquisition) consummated during such period (or, for purposes of determining whether such Permitted Acquisition and any related Investment or incurrence of Indebtedness or Lien is permitted, after the end of such period) and other Initiatives; provided that (i) such Pro Forma Adjustments shall be calculated net of the amount of actual benefits realized and (ii) the aggregate amount of all amounts under this clause (b) that increase Consolidated EBITDA in any Test Period shall not exceed, and shall be limited to, 15% of Consolidated EBITDA in respect of such Test Period (calculated before giving effect to such adjustments and all other adjustments to Consolidated EBITDA); and minus

(c)          without duplication and to the extent included in determining such Consolidated Net Income:

(i)          any extraordinary gains for such period, determined on a consolidated basis in accordance with GAAP,

(ii)         any non-cash gains for such period, including with respect to write-ups of assets or goodwill, determined on a consolidated basis in accordance with GAAP,

(iii)        any gains attributable to the early extinguishment of Indebtedness or obligations under any Hedging Agreement, determined on a consolidated basis in accordance with GAAP,

(iv)        any unrealized gains for such period attributable to the application of “mark to market” accounting in respect of Hedging Agreements,

(v)         gains on asset sales, disposals or abandonments (other than asset sales, disposals and abandonments in the ordinary course of business),

(vi)        actual net gains resulting from discontinued operations,

(vii)       non-cash adjustments with respect to insurance liabilities related to prior periods, plus

(viii)      gains resulting from the reduction or reversal of any non-cash charge, including any reserves, arising out of the Augustus and Karapetvan Cases.

provided further that, Consolidated EBITDA for any period shall be calculated so as to exclude (without duplication of any adjustment referred to above) non-cash foreign translation gains and losses. For purposes of calculating Consolidated EBITDA for any period to determine the Total Leverage Ratio or the Fixed Charge Coverage Ratio (including for purposes of determining Adjusted Consolidated EBITDAR), if during such period the Company or any Subsidiary shall have consummated a Permitted Acquisition, any Initiative, any Subsidiary shall have been designated an Unrestricted Subsidiary or any Unrestricted Subsidiary shall have been designated as a Subsidiary, Consolidated EBITDA for such period shall be calculated after giving pro forma effect thereto in accordance with Section 1.04(c).

“Consolidated Interest Expense” means, for any period, total interest expense (including that attributable to Capital Lease Obligations) of the Company and its Subsidiaries for such period with respect to all outstanding Indebtedness of the Company and its Subsidiaries (including all commissions, discounts and other fees, expenses and charges owed with respect to borrowed money, letters of credit and bankers’ acceptance financing and net costs under Hedging Agreements in respect of interest rates to the extent such net costs are allocable to such period in accordance with GAAP), but excluding, however, any amounts referred to in Section 2.13 payable to the Administrative Agent and Lenders on or before the Closing Date.

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“Consolidated Net Income” means, for any period, the net income or loss of the Company and its consolidated Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded (a) the income of any Person (other than the Company) that is not, or prior to the date it becomes, a consolidated Subsidiary except to the extent of the amount of cash dividends or other cash distributions actually paid by such Person to the Company or, subject to clauses (b) and (c) of this proviso, any consolidated Subsidiary during such period, (b) the income of, and any amounts referred to in clause (a) of this proviso paid to any Subsidiary (other than a Loan Party) to the extent that, on the date of determination, the declaration or payment of cash dividends or other cash distributions by such Subsidiary of that income is not at the time permitted by a Requirement of Law or any agreement or instrument applicable to such Subsidiary, unless such restrictions with respect to the payment of cash dividends and other cash distributions have been legally and effectively waived and (c) the income or loss of, and any amounts referred to in clause (a) of this proviso paid to, any consolidated Subsidiary that is not wholly-owned by the Company to the extent such income or loss or such amounts are attributable to the noncontrolling interest in such consolidated Subsidiary. Notwithstanding the foregoing, the amount of any cash dividends paid by any Unrestricted Subsidiary and received by the Company or the Subsidiaries during any such period shall be included, without duplication and subject to clauses (b) and (c) of the proviso in the immediately preceding sentence, in the calculation of Consolidated Net Income for such period. For purposes of calculating Consolidated Net Income for any period to determine the Total Leverage Ratio, if during such period the Company or any Subsidiary shall have consummated a Permitted Acquisition, an Initiative or a Subsidiary Designation, Consolidated Net Income for such period shall be calculated after giving pro forma effect thereto in accordance with Section 1.04(c).

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Credit Party” means the Administrative Agent, each Issuing Lender, the Swingline Lender and each Lender.

“Debtor Relief Laws” means the Bankruptcy Code, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect.

“Default” means any event or condition that constitutes, or upon notice, lapse of time or both would constitute, an Event of Default.

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“Defaulting Lender” means, subject to Section 2.21(b), any Lender that (a) has failed to (i) fund all or any portion of its Loans within two Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Company in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent, any Issuing Lender, the Swingline Lender or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Letters of Credit or Swingline Loans) within two Business Days of the date when due, (b) has notified the Company, the Administrative Agent, any Issuing Lender or the Swingline Lender in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three Business Days after written request by the Administrative Agent or the Company, to confirm in writing to the Administrative Agent and the Company that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Company), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity or (iii) become the subject of a Bail-In Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any Equity Interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above, and of the effective date of such status, shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.21(b)) as of the date established therefor by the Administrative Agent in a written notice of such determination, which shall be delivered by the Administrative Agent to the Company, each Issuing Lender, the Swingline Lender and each other Lender promptly following such determination.

“Designated Borrower” has the meaning specified in the preamble hereto.

“Designated Borrower Notice” has the meaning specified in Section 2.26.

“Designated Borrower Request and Assumption Agreement” has the meaning specified in Section 2.26.

“Designated Lender” shall have the meaning set forth in Section 2.27.

“Designated Non-Cash Consideration” means the fair market value of non-cash consideration received by the Company or one of its Subsidiaries in connection with a Disposition that is so designated as Designated Non-Cash Consideration pursuant to an officer’s certificate of an Authorized Officer, setting forth the basis of such valuation, less the amount of cash and Permitted Investments received in connection with a subsequent sale of such Designated Non-Cash Consideration within 180 days of receipt thereof.

“Designated Obligations” means Obligations consisting of (a) principal of and interest on the Revolving Loans, (b) unreimbursed LC Disbursements and interest thereon and (c) all commitment fees and Letter of Credit participation fees.

“Designated Subsidiary” means each Subsidiary that is not an Excluded Subsidiary.

“Disposition” has the meaning set forth in Section 6.05.

“Disqualified Equity Interest” means, with respect to any Person, any Equity Interest in such Person that by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable, either mandatorily or at the option of the holder thereof), or upon the happening of any event or condition:

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(a)          matures or is mandatorily redeemable (other than solely for Equity Interests in such Person that do not constitute Disqualified Equity Interests and cash in lieu of fractional shares of such Equity Interests), whether pursuant to a sinking fund obligation or otherwise;

(b)          is convertible or exchangeable, either mandatorily or at the option of the holder thereof, for Indebtedness or Equity Interests (other than solely for Equity Interests in such Person that do not constitute Disqualified Equity Interests and cash in lieu of fractional shares of such Equity Interests); or

(c)          is redeemable (other than solely for Equity Interests in such Person that do not constitute Disqualified Equity Interests and cash in lieu of fractional shares of such Equity Interests) or is required to be repurchased by the Company or any Subsidiary, in whole or in part, at the option of the holder thereof;

in each case, on or prior to the date that is 91 days after the Latest Maturity Date (determined as of the date of issuance thereof or, in the case of any such Equity Interests outstanding on the Closing Date, the Closing Date); provided, however, that (i) an Equity Interest in any Person that would not constitute a Disqualified Equity Interest but for terms thereof giving holders thereof the right to require such Person to redeem or purchase such Equity Interest upon the occurrence of an “asset sale” or a “change of control” (or similar event, however denominated) shall not constitute a Disqualified Equity Interest if any such requirement becomes operative only after repayment in full of all the Loans and all other Loan Document Obligations that are accrued and payable and the termination or expiration of the Commitments and (ii) an Equity Interest in any Person that is issued to any employee or to any plan for the benefit of employees or by any such plan to such employees shall not constitute a Disqualified Equity Interest solely because it may be required to be repurchased by such Person or any of its Subsidiaries in order to satisfy applicable statutory or regulatory obligations or as a result of such employee’s termination, death or disability.

“Disqualified Lenders” means (a) competitors of the Company and its Subsidiaries in each case specified by name in writing by the Company to the Administrative Agent and the Lenders (by posting such notice to the Platform) from time to time and (b) any of such competitor’s Affiliates clearly identifiable solely by similarity of name (but excluding any Affiliate that is primarily engaged in, or that advises funds or other investment vehicles that are engaged in, making, purchasing, holding or otherwise investing in commercial loans, bonds and similar extensions of credit or securities in the ordinary course and with respect to which the applicable competitor does not, directly or indirectly, possess the power to direct or cause the direction of the investment policies of such entity). For the avoidance of doubt, (i) any addition to the list of Disqualified Lenders pursuant to clause (a) above will not become effective until at least three (3) Business Days after such addition is posted to the Platform and (ii) no retroactive disqualification of the Lenders that later become Disqualified Lenders shall be permitted. “Disqualified Lenders” shall exclude any Person that the Company has designated as no longer being a “Disqualified Institution” by written notice delivered to the Administrative Agent and the Lenders from time to time.

“Dollar” and “$” mean lawful money of the United States.

“Dollar Equivalent” means, at any time, (a) with respect to any amount denominated in Dollars, such amount, and (b) with respect to any amount denominated in any Alternative Currency, the equivalent amount thereof in Dollars as determined by the Administrative Agent or the applicable Issuing Lender, as the case may be, at such time on the basis of the Spot Rate (determined in respect of the most recent Revaluation Date) for the purchase of Dollars with such Alternative Currency.

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“Dollar Tranche Applicable Percentage” means, with respect to each Lender, the percentage (carried out to the ninth decimal place) of the aggregate Dollar Tranche Revolving Commitments represented by such Lender’s Dollar Tranche Revolving Commitment at such time. If the commitment of each Lender to make Dollar Tranche Revolving Loans has been terminated and the obligation of each Issuing Lender to issue Letters of Credit or otherwise incur L/C Obligations have been terminated or if the Dollar Tranche Revolving Commitments have expired, then the Dollar Tranche Applicable Percentage of each Lender with respect to Revolving Credit Extensions shall be determined based on the Dollar Tranche Applicable Percentage of such Lender most recently in effect, giving effect to any subsequent assignments. The initial Dollar Tranche Applicable Percentage of each Lender is set forth opposite the name of such Lender on Schedule 1.01(a) or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable. Notwithstanding the foregoing, when a Defaulting Lender shall exist, in the case of Section 2.21, Dollar Tranche Applicable Percentages shall be determined without regard to any Defaulting Lender’s Dollar Tranche Revolving Commitment.

“Dollar Tranche Revolving Borrowing” means a Borrowing comprised of Dollar Tranche Revolving Loans.

“Dollar Tranche Revolving Commitment” means, with respect to each Lender, the obligation of such Lender, if any, to make Dollar Tranche Revolving Loans and participate in Swingline Loans and Letters of Credit, as such commitment may be reduced from time to time pursuant to Section 2.09 and Section 9.02(b) or reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The initial amount of each Lender’s Dollar Tranche Revolving Commitment is set forth on Schedule 1.01(a) or in the Assignment and Assumption pursuant to which such Lender shall have assumed its Dollar Tranche Revolving Commitment, as applicable. The initial aggregate amount of the Lenders’ Dollar Tranche Revolving Commitments is $700,000,000.

“Dollar Tranche Revolving Credit Exposure” means, as to any Dollar Tranche Revolving Lender at any time, the aggregate Revolving Outstanding Amount at such time of its Dollar Tranche Revolving Loans and the aggregate Revolving Outstanding Amount of such Lender’s participation in L/C Obligations and Swingline Loans at such time.

“Dollar Tranche Revolving Facility” means the Dollar Tranche Revolving Commitments and the extensions of credit made thereunder.

“Dollar Tranche Revolving Lender” means each Lender that has a Dollar Tranche Revolving Commitment or that holds Dollar Tranche Revolving Loans.

“Dollar Tranche Revolving Loans” has the meaning assigned to such term in Section 2.01(b).

“Domestic Subsidiary” means any Subsidiary incorporated or organized under the laws of the United States of America, any State thereof or the District of Columbia.

“Domestic Subsidiary Loan Party” means any Loan Party that is a Domestic Subsidiary.

“DQ List” has the meaning assigned to such term in Section 9.04(e)(iv).

“EBITDA” means, for any Person for any period, the consolidated net income of such Person for such period plus, to the extent deducted in determining such consolidated net income, interest expense, income tax expense, depreciation and amortization of such Person.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a Subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

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“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, Norway and any other country that becomes a member of the European Economic Area on or after the date of this Agreement.

“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Eligible Assignee” means (a) a Lender, (b) an Affiliate of a Lender, (c) an Approved Fund, (d) any bank and (e) any other financial institution, finance company or investment fund engaged as a primary activity in the ordinary course of its business in making or investing in commercial loans or debt securities, other than, in each case, (i) a natural person, (ii) a Defaulting Lender and (iii) the Company, any Subsidiary or any other Affiliate of Company. For the avoidance of doubt, any Disqualified Institution is subject to Section 9.04(g).

“Eligible Currency” means any lawful currency other than Dollars that is readily available, freely transferable and convertible into Dollars in the international interbank market available to the Lenders in such market and as to which a Dollar Equivalent may be readily calculated. If, after the designation by the Lenders of any currency as an Alternative Currency, any change in currency controls or exchange regulations or any change in the national or international financial, political or economic conditions are imposed in the country in which such currency is issued, result in, in the reasonable opinion of the Administrative Agent (in the case of any Loans to be denominated in an Alternative Currency) or the applicable Issuing Lender (in the case of any Letter of Credit to be denominated in an Alternative Currency), (a) such currency no longer being readily available, freely transferable and convertible into Dollars, (b) a Dollar Equivalent is no longer readily calculable with respect to such currency, (c) providing such currency is impracticable for the Lenders, (d) no longer a currency in which a Majority in Interest of the Multicurrency Tranche Revolving Lenders are willing to make such Loan or (e) no longer a currency in which the applicable Issuing Lender is willing to make such Letter of Credit (each of (a), (b), (c), (d) and (e) a “Disqualifying Event”), then the Administrative Agent shall promptly notify the Lenders and the Company, and such country’s currency shall no longer be an Alternative Currency until such time as the Disqualifying Event(s) no longer exist. Within, five (5) Business Days after receipt of such notice from the Administrative Agent, the Borrowers shall repay all Loans in such currency to which the Disqualifying Event applies or convert such Loans into the Dollar Equivalent of Loans in Dollars, subject to the other terms contained herein.

“Environmental Laws” means all Requirements of Law relating to pollution or the protection of the environment or natural resources (or, as it relates to exposure to hazardous or toxic substances, human health and safety matters).

“Environmental Liability” means any liability, obligation, loss, claim, lawsuit or order, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties and indemnities) directly or indirectly resulting or arising from (a) the violation of any Environmental Law or Environmental Permit, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) the Release or threatened Release of any Hazardous Materials, (d) exposure to any Hazardous Materials or (e) any contract or agreement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Environmental Permits” means any and all permits, licenses, approvals, registrations, notifications, exemptions and any other authorization issued or required under Environmental Laws.

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“Equity Interests” means shares of capital stock, partnership interests, membership interests, beneficial interests in a trust or other equity ownership interests (whether voting or non-voting) in, or interests in the income or profits of, a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any of the foregoing.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with the Company, is treated as a single employer under Section 4001(b)(1) of ERISA or Section 414(b) or 414(c) of the Code or, solely for purposes of Title IV and Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414(b), 414(c), 414(m) or 414(o) of the Code.

“ERISA Event” means (a) the existence, with respect to any Plan of the Company, of a non-exempt Prohibited Transaction; (b) any Reportable Event; (c) any failure by any Plan to satisfy the minimum funding standards (within the meaning of Section 412 of the Code or Section 302 of ERISA) applicable to such Plan, in each case whether or not waived; (d) the filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (e) a determination that any Plan is, or is expected to be, in “at-risk” status (as defined in Section 430(i)(4) of the Code or Section 303(i)(4) of ERISA); (f) the incurrence by the Company or any ERISA Affiliate of any liability under Title IV of ERISA with respect to the termination of any Plan; (g) the receipt by the Company or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (h) the incurrence by the Company or any ERISA Affiliate of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; (i) the receipt by the Company or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Company or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent, in “endangered” or “critical” status (within the meaning of Section 432 of the Code or Section 305 of ERISA) or terminated (within the meaning of Section 4041A of ERISA); (j) the failure by the Company or any ERISA Affiliate to pay when due (after expiration of any applicable grace period) any installment payment with respect to Withdrawal Liability under Section 4201 of ERISA or (k) a Foreign Plan Event.

“ESPC” means an Energy Savings Performance Contract between the Company or a Subsidiary, on the one hand, and a Governmental Authority, on the other hand, pursuant to which the Company or such Subsidiary will design, acquire, construct, install, arrange financing for, test, operate, maintain and/or repair one or more energy conservation projects.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.

“Euro” and “€” mean the single currency of the Participating Member States.

“Eurocurrency Rate” means:

(a)    For any Interest Period with respect to any Borrowing:

(i)          denominated in a LIBOR Quoted Currency, the rate per annum equal to the London Interbank Offered Rate (“LIBOR”), or a comparable or successor rate which rate is approved by the Administrative Agent, as published on the applicable Bloomberg screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) (in such case, the “LIBOR Rate”) at approximately 11:00 a.m., London time, on the Rate Determination Date, for deposits in the relevant currency, with a term equivalent to such Interest Period;

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(ii)         denominated in any Non-LIBOR Quoted Currency, the rate per annum as designated with respect to such Alternative Currency at the time such Alternative Currency is approved by the Administrative Agent and the Multicurrency Tranche Revolving Lenders pursuant to Section 1.08; and

(b)   for any rate calculation with respect to a Base Rate Loan on any date, the rate per annum equal to the LIBOR Rate, at or about 11:00 a.m., London time determined two Business Days prior to such date for Dollar deposits with a term of one month commencing that day;

provided that (i) to the extent a comparable or successor rate is approved by the Administrative Agent in connection with any rate set forth in this definition, the approved rate shall be applied in a manner consistent with market practice; provided, further that to the extent such market practice is not administratively feasible for the Administrative Agent, such approved rate shall be applied in a manner as otherwise reasonably determined by the Administrative Agent; and (ii) if the Eurocurrency Rate shall be less than zero, such rate shall be deemed zero for purposes of this Agreement.

“Eurocurrency Rate Loan” means a Loan that bears interest at a rate based on clause (a) of the definition of “Eurocurrency Rate”. Eurocurrency Rate Loans may be denominated in Dollars or in an Alternative Currency. All Loans denominated in an Alternative Currency or made to a Foreign Borrower shall be Eurocurrency Rate Loans.

“Event of Default” has the meaning set forth in Article VII.

“Exchange Act” means the United States Securities Exchange Act of 1934.

“Excluded Assets” means:

(a) any fee-owned real property with a fair market value individually of less than $10,000,000;

(b) any leasehold interests in real property;

(c) motor vehicles and other assets subject to certificates of title (other than to the extent a security interest in such assets can be perfected by filing a Uniform Commercial Code financing statement or a similar filing in a non-U.S. jurisdiction);

(d) any assets if, to the extent, and for so long as, the grant of a Lien thereon to secure the Obligations is effectively prohibited or restricted by any Requirements of Law; provided that such asset shall cease to be an Excluded Asset at such time as such prohibition ceases to be in effect;

(e) any lease, license or other agreement or any property subject to a purchase money security interest or similar arrangement to the extent that a grant of a security interest therein would violate or invalidate such lease, license or agreement or purchase money security interest or similar arrangement or create a right of termination in favor of any other party thereto (other than the Company or any Subsidiary), in each case, after giving effect to the applicable anti-assignment provisions of the Uniform Commercial Code or analogous law of any non-U.S. jurisdiction, and other than proceeds and receivables thereof, the assignment of which is expressly deemed effective under the Uniform Commercial Code or analogous law of any non-U.S. jurisdiction notwithstanding such prohibition or right of termination;

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(f) (A) any asset to the extent that a grant of a security interest therein would require the consent (other than a consent that has been obtained) of a third Person (other than the Company or any Subsidiary) in each case pursuant to an agreement relating to secured Indebtedness permitted by clause (b), (e), (f), (g), (h), (i), (j), (k), (l), (n), (o), (p), (q),(u), (v) or (w) of Section 6.01 so long as such consent requirement applies only to the assets securing such Indebtedness (and such assets are permitted to secure such Indebtedness under Section 6.02) and (B) any lease, license or other agreement which requires the consent (other than a consent that has been obtained) of a third Person (other than the Company or any Subsidiary) in order for such lease, license or other agreement (or rights thereunder) to be part of the Collateral, in each case, after giving effect to the applicable anti-assignment provisions of the Uniform Commercial Code or analogous law of any non-U.S. jurisdiction, and other than proceeds and receivables thereof, the assignment of which is expressly deemed effective under the Uniform Commercial Code or analogous law of any non-U.S. jurisdiction notwithstanding such consent requirement;

(g) those assets as to which the Administrative Agent and the Company reasonably agree in writing that the cost of obtaining such a security interest or perfection thereof are excessive in relation to the benefit to the Lenders of the security to be afforded thereby;

(h) “intent-to-use” trademark applications, unless and until acceptable evidence of use of the trademark has been filed with and accepted by the United States Patent and Trademark Office pursuant to Section 1(c) or Section 1(d) of the Lanham Act (15 U.S.C. 1051, et seq.), to the extent that granting a lien in such trademark application prior to such filing would adversely affect the enforceability or validity of such trademark application;

(i) any property, to the extent the granting of a Lien therein is prohibited by any Requirement of Law or any agreement with any Governmental Authority or which would require the consent, approval, license or authorization of any Governmental Authority to grant a Lien, in each case, after giving effect to the applicable anti-assignment provisions of the Uniform Commercial Code or analogous law of any non-U.S. jurisdiction (with no requirement to obtain the consent of any Person (other than the Company or any Subsidiary), including, without limitation, no requirement to comply with the Federal Assignment of Claims Act or any similar statute), and other than proceeds and receivables thereof, the assignment of which is expressly deemed effective under the Uniform Commercial Code or analogous law of any non-U.S. jurisdiction notwithstanding such prohibition, restriction or consent requirement;

(j) any Excluded Equity Interests;

(k) other customary exclusions under applicable local law or in applicable local jurisdictions as mutually agreed by the Administrative Agent and the Company;

(l) margin stock;

(m) assets in any CFC or any CFC Holding Company and other assets to the extent a security interest in such assets would result in material adverse tax consequences (including, without limitation, as a result of the operation of Section 956 of the Code or any similar law or regulation in any applicable jurisdiction) or material adverse regulatory consequences, in each case, as reasonably determined in good faith by the Company;

(n) any payroll accounts, employee wage and benefit accounts, tax accounts, escrow accounts, or fiduciary or trust accounts;

(o) cash or other assets restricted that are subject to Liens permitted under Section 6.02(l) or Hedging Agreements entered into in the ordinary course of business with relationship banks of the Company or any of its Subsidiaries; and

(p) any asset that is the target or subject of Sanctions.

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Notwithstanding the foregoing, it is hereby understood and agreed that “Excluded Assets” shall not include any proceeds, products, substitutions or replacements of Excluded Assets (unless such proceeds, products, substitutions or replacements would otherwise constitute Excluded Assets).

“Excluded Equity Interests” means (a) any Equity Interests that consist of voting Equity Interests of a Subsidiary that is a CFC or a CFC Holding Company in excess of 65% of the outstanding voting Equity Interests and 100% of the outstanding non-voting Equity Interests of such Subsidiary, (b) any Equity Interests if, to the extent, and for so long as, the grant of a Lien thereon to secure the Obligations is effectively prohibited or restricted by any Requirements of Law; provided that such Equity Interest shall cease to be an Excluded Equity Interest at such time as such prohibition ceases to be in effect, (c) Equity Interests in any Person that is not a wholly-owned Subsidiary directly owned by a Loan Party; provided that such Equity Interest shall cease to be an Excluded Equity Interest if such Person becomes a wholly-owned Subsidiary directly owned by a Loan Party and (d) Equity Interests as to which the Administrative Agent and the Company reasonably agree in writing that the cost obtaining such a security interest or perfection thereof are excessive in relation to the benefit of the Lenders of the security to be afforded thereby.

“Excluded Subsidiary” means (a) any Subsidiary that is not a wholly-owned Significant Subsidiary, (b) any Subsidiary that is a Foreign Subsidiary, (c) any Subsidiary that is a CFC or a CFC Holding Company (and accordingly, in no event shall a CFC or a CFC Holding Company be required to enter into any Security Document or pledge any assets hereunder), (d) any Subsidiary that is prohibited or restricted by Requirements of Law or by contractual obligations existing on the Closing Date (or, in the case of any newly acquired Subsidiary, in existence at the time of acquisition but not entered into in contemplation thereof) from Guaranteeing the Loan Document Obligations or if guaranteeing the Obligations (i) would require governmental (including regulatory) consent, approval, license or authorization in order to provide such guarantee or (ii) could result in material adverse tax consequences as reasonably determined by the Company, (e) a special purpose securitization vehicle (or similar entity), including any Receivables Entity, (f) a not for profit Subsidiary, (g) a captive insurance Subsidiary (including, as of the Closing Date, IFM Assurance Company), (h) any Unrestricted Subsidiary or (i) a Subsidiary with respect to which, in the reasonable judgment of the Company and the Administrative Agent, the burden or cost of providing a Guarantee shall be excessive in view of the benefits to be obtained by the Lenders therefrom; provided that any Subsidiary shall cease to be an Excluded Subsidiary at such time as none of foregoing clauses apply to such Subsidiary.

“Excluded Swap Obligation” means, with respect to any Loan Party, any Swap Obligation if, and to the extent that, and only for so long as, all or a portion of the guarantee by such Loan Party of, or the grant by such Loan Party of a security interest to secure, as applicable, such Swap Obligation (or any guarantee thereof) is or becomes illegal or unlawful under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) (determined after giving effect to any applicable keepwell, support, or other agreement for the benefit of such Loan Party and any and all applicable guarantees of such Loan Party’s swap obligations by the other Loan Parties) by virtue of Loan Party’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the guarantee of such Loan Party or the grant by any Loan Party of a security interest, as applicable, becomes effective with respect to such related Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one Swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to Swaps for which such guarantee or security interest is or becomes illegal.

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“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. Federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Company under Section 2.20(b)) or (ii) such Lender changes its lending or branch office, except in each case to the extent that, pursuant to Section 2.18, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender acquired the applicable interest in such Loan or Commitment or to such Lender immediately before it changed its lending or branch office, (c) Taxes attributable to such Recipient’s failure to comply with Section 2.18(g) and (d) any U.S. federal withholding Taxes imposed under FATCA.

“Existing Credit Agreement” means the Credit Agreement, dated as of November 30, 2010, among the Company and certain Subsidiaries, as borrowers, the lenders from time to time party thereto, and Bank of America, N.A., as administrative agent.

“Existing GCA Credit Agreements” means, collectively, (a) the First Lien Credit Agreement, dated as of March 1, 2016, among GCA Merger Sub, Inc. (to be merged with and into Erie Acquisition Holdings, Inc.), as the parent borrower, GCA Services Group, Inc., as the subsidiary borrower, GCA Intermediate Holding Corp. as holdings, the subsidiaries of the parent borrower from time to time party thereto, the financial institutions party hereto, as lenders, and Barclays Bank PLC, as administrative agent and (b) the Second Lien Credit Agreement, dated as of March 1, 2016, among GCA Merger Sub, Inc. (to be merged with and into Erie Acquisition Holdings, Inc.), as the parent borrower, GCA Services Group, Inc., as the subsidiary borrower, GCA Intermediate Holding Corp., as holdings, the subsidiaries of the parent borrower from time to time party thereto, the financial institutions party hereto, as lenders, Barclays Bank PLC, as administrative agent.

“Existing Letters of Credit” has the meaning set forth in Section 2.06(a).

“Facility” means each of (a) the Initial Term Facility, (b) the Dollar Tranche Revolving Facility, (c) the Multicurrency Tranche Revolving Facility and (d) any Incremental Term Facility.

“FATCA” means Sections 1471 through 1474 of the Code, as of the Closing Date (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code, and intergovernmental agreements entered into in connection with the implementation of such Sections of the Code and any fiscal regulatory legislation, rules or practices adopted pursuant to such intergovernmental agreement.

“Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to Bank of America on such day on such transactions as determined by the Administrative Agent and (c) if the Federal Funds Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“Fee Payment Date” means, (a) the Business Day following the last day of each March, June, September and December and (b) the last day of the Revolving Commitment Period.

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“Financial Officer” means, with respect to any Person, the chief financial officer, principal accounting officer, treasurer, corporate vice president of finance or controller of such Person (or other persons holding similar duties).

“Fixed Charge Coverage Ratio” means, as of any date of determination, the ratio of (a) Adjusted Consolidated EBITDAR for the period of the four (4) prior fiscal quarters ending on such date to (b) the sum, without duplication, of (i) Consolidated Interest Expense for such period plus (ii) Adjusted Rental Expense for such period plus (iii) scheduled principal payments of long-term Indebtedness required to be made during such period.

“Flood Insurance Regulations” means, collectively, (i) the National Flood Insurance Reform Act of 1994 (which comprehensively revised the National Flood Insurance Act of 1968 and the Flood Disaster Protection Act of 1973) as now or hereafter in effect or any successor statute thereto, (ii) the Flood Insurance Reform Act of 2004 as now or hereafter in effect or any successor statute thereto and (iii) the Biggert-Waters Flood Insurance Reform Act of 2012 as now or hereafter in effect or any successor statute thereto.

“Foreign Borrower” means any Designated Borrower that is not a Domestic Subsidiary.

“Foreign Lender” means any Lender that is not a U.S. Person.

“Foreign Obligor” means a Loan Party that is a Foreign Subsidiary.

“Foreign Plan” means each employee benefit plan (within the meaning of Section 3(3) of ERISA, whether or not subject to ERISA), program or agreement that is not subject to US law and is maintained or contributed to by, or entered into with, the Company, any Affiliate, or any other entity to the extent the Company could have any liability in respect of its current or former employees, other than any employee benefit plan, program or agreement that is sponsored or maintained exclusively by a Governmental Authority.

“Foreign Plan Event” means, with respect to any Foreign Plan, (a) the failure to make or, if applicable, accrue in accordance with normal accounting practices, any contributions or payments required by applicable law or by the terms of such Foreign Plan; (b) the failure to register or loss of good standing with applicable Governmental Authorities of any such Foreign Plan required to be registered with such Governmental Authorities; or (c) the failure of any Foreign Plan to comply with any material provisions of applicable law and regulations or with the material terms of such Foreign Plan.

“Foreign Subsidiary” means any Subsidiary that is not a Domestic Subsidiary.

“Fronting Exposure” means, at any time there is a Defaulting Lender, (a) with respect to any Issuing Lender, such Defaulting Lender’s Applicable Percentage of the Revolving Outstanding Amount of all outstanding L/C Obligations other than L/C Obligations as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof, and (b) with respect to the Swingline Lender, such Defaulting Lender’s Applicable Percentage of Swingline Loans other than Swingline Loans as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders in accordance with the terms hereof.

“Funding Office” means such office as may be specified from time to time by the Administrative Agent as its funding office by written notice to the Company and the Lenders, which office may include any Affiliate of such Person or any domestic or foreign branch of such Person or such Affiliate.

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“GAAP” means generally accepted accounting principles in the United States of America as in effect from time to time.

“GCA” means GCA Holding Corp., a Delaware corporation.

“GCA Acquisition” means the acquisition of GCA by the Company pursuant to the GCA Acquisition Agreement.

“GCA Acquisition Agreement” means the Agreement and Plan of Merger, entered into as of July 11, 2017, by and among the Company, GCA, Grade Sub One, Inc., Grade Sub Two, LLC, Thomas H. Lee Equity Fund VII, L.P. and Broad Street Principal Investments Holdings, L.P.

“GCA Refinancing” means (a) the payment in full of all indebtedness outstanding under the Existing GCA Credit Agreements, (b) all letters of credit issued under the Existing GCA Credit Agreements shall be terminated, cash collateralized or reevidenced as “Letters of Credit” hereunder issued on the Closing Date, (c) all commitments outstanding under the Existing GCA Credit Agreements shall be terminated and (d) all Liens securing obligations under the Existing GCA Credit Agreements shall be released.

“Governmental Approvals” means all authorizations, consents, approvals, permits, licenses and exemptions of, registrations and filings with, and reports to, Governmental Authorities.

“Governmental Authority” means the government of the United States of America, any other nation or government, or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or other obligation; provided that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business. The amount, as of any date of determination, of any Guarantee shall be the principal amount outstanding on such date of the Indebtedness or other obligation guaranteed thereby (or, in the case of (i) any Guarantee the terms of which limit the monetary exposure of the guarantor or (ii) any Guarantee of an obligation that does not have a principal amount, the maximum monetary exposure as of such date of the guarantor under such Guarantee (as determined, in the case of clause (i), pursuant to such terms or, in the case of clause (ii), reasonably and in good faith by a Financial Officer of the Company)). The term “Guarantee” used as a verb has a corresponding meaning.

“Guarantee Agreement” means the Guarantee Agreement dated as of the Closing Date among the Company, the Domestic Subsidiary Loan Parties and the Administrative Agent.

“Hazardous Materials” means petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, mercury, lime solids, radon gas and all other substances, wastes or other pollutants (including explosive, radioactive, hazardous or toxic substances or wastes) that are regulated pursuant to any Environmental Law due to their potential harmful or deleterious effects on human health or the environment.

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“Hedging Agreement” means any agreement with respect to any swap, forward, future or derivative transaction, or any option or similar agreement, involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt securities or instruments, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value, or any similar transaction or any combination of the foregoing transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Company or any Subsidiary shall be a Hedging Agreement.

“Hedging Obligations” means, with respect to any Person, the obligations of such Person under any Hedging Agreements.

“Incremental Acquisition Term Facility” means Incremental Term Commitments designated as an “Incremental Acquisition Term Facility” by the Company, the Administrative Agent and the applicable Incremental Term Lenders in the applicable Incremental Facility Amendment, the making of which is conditioned upon the consummation of, and the proceeds of which will be used to finance, a Permitted Acquisition or other acquisition or Investment permitted hereunder (including the refinancing of Indebtedness in connection therewith (to the extent required in connection with such Permitted Acquisition, acquisition or Investment) and the payment of related fees and expenses).

“Incremental Commitments” means the Incremental Term Commitments and the Incremental Revolving Commitments.

“Incremental Equivalent Debt” has the meaning set forth in Section 6.01(h).

“Incremental Facility Amendment” means an amendment to this Agreement, in form and substance reasonably satisfactory to the Administrative Agent, among the Company, the Administrative Agent and one or more Incremental Lenders, establishing Incremental Commitments and effecting such other amendments hereto and to the other Loan Documents as are contemplated by Section 2.22.

“Incremental Junior Debt” has the meaning set forth in Section 6.01(h).

“Incremental Lenders” means the Incremental Term Lenders and the Incremental Revolving Lenders.

“Incremental Pari Passu Debt” has the meaning set forth in Section 6.01(h).

“Incremental Revolving Commitment” means, with respect to any Lender, the commitment, if any, of such Lender, established pursuant to an Incremental Facility Amendment and Section 2.22, to make additional Revolving Commitments available hereunder, expressed as an amount representing the maximum principal amount of the Revolving Loans to be made by such Lender in respect thereof.

“Incremental Revolving Lender” means a Lender providing Incremental Revolving Commitments.

“Incremental Term Commitment” means, with respect to any Lender, the commitment, if any, of such Lender, established pursuant to an Incremental Facility Amendment and Section 2.22, to make Incremental Term Loans of any Series hereunder, expressed as an amount representing the maximum principal amount of the Incremental Term Loans of such Series to be made by such Lender.

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“Incremental Term Facility” means an incremental facility established hereunder pursuant to an Incremental Facility Amendment providing for Incremental Term Commitments.

“Incremental Term Lender” means a Lender with an Incremental Term Commitment or an outstanding Incremental Term Loan.

“Incremental Term Loan” means a Loan made by an Incremental Term Lender to a Borrower pursuant to Section 2.22.

“Incremental Term Maturity Date” means, with respect to Incremental Term Loans of any Series, the scheduled date on which such Incremental Term Loans shall become due and payable in full hereunder, as specified in the applicable Incremental Facility Amendment.

“Indebtedness” of any Person means, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person (excluding, for the avoidance of doubt, trade accounts payable incurred in the ordinary course of business), (d) all obligations of such Person in respect of the deferred purchase price of property or services (excluding trade accounts payable, deferred compensation arrangements for employees, directors and officers and other accrued obligations, in each case in the ordinary course of business), (e) all Capital Lease Obligations of such Person, (f) the maximum aggregate amount that would be available for drawing under all letters of credit issued for the account of such Person, together without duplication, the amount of all honored but unpaid drawings and/or unreimbursed payments thereunder and all obligations, contingent or otherwise, of such Person as an account party in respect of letters of guaranty, (g) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances, (h) all Disqualified Equity Interests in such Person, valued, as of the date of determination, at the greater of (x) the maximum aggregate amount that would be payable upon maturity, redemption, repayment or repurchase thereof (or of Disqualified Equity Interests or Indebtedness into which such Disqualified Equity Interests are convertible or exchangeable) and (y) the maximum liquidation preference of such Disqualified Equity Interests, (i) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed by such Person, and (j) all Guarantees by such Person of Indebtedness of others. The Indebtedness of any Person shall include the Indebtedness of any other Person (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such other Person, except to the extent the terms of such Indebtedness expressly provide that such Person is not liable therefor. Notwithstanding the foregoing, the term “Indebtedness” shall not include (i) purchase price adjustments, earnouts, holdbacks or deferred payments of a similar nature (including deferred compensation representing consideration or other contingent obligations incurred in connection with an acquisition), except in each case to the extent that such amount payable is more than 90 days overdue and such amount would otherwise be required to be reflected on a balance sheet prepared in accordance with GAAP; (ii) current accounts payable incurred in the ordinary course of business; (iii) obligations in respect of non-competes and similar agreements; (iv) Hedging Obligations; (v) obligations in respect of Cash Management Services; and (vi) licenses and operating leases. The amount of Indebtedness of any Person for purposes of clause (i) above shall (unless such Indebtedness has been assumed by such Person or such Person has otherwise become liable for the payment thereof) be deemed to be equal to the lesser of (x) the aggregate unpaid amount of such Indebtedness and (y) the fair market value of the property encumbered thereby as determined by such Person in good faith.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in clause (a), Other Taxes.

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“Indemnitee” has the meaning set forth in Section 9.03(b).

“Initial Term Facility” means the term loan facility established pursuant to Section 2.02(a).

“Initial Term Loan” means a Loan made pursuant to Section 2.02(a).

“Initial Term Loan Commitment” means, with respect to each Lender, the commitment, if any, of such Lender to make an Initial Term Loan on the Closing Date, expressed as an amount representing the maximum principal amount of the Initial Term Loan to be made by such Lender, as such commitment may be (a) reduced from time to time pursuant to Section 2.09 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The initial amount of each Lender’s Initial Term Loan Commitment is set forth in Schedule 1.01(a) or in the Assignment and Assumption pursuant to which such Lender shall have assumed its Initial Term Loan Commitment, as applicable. The initial aggregate amount of the Lenders’ Initial Term Loan Commitments is $800,000,000.

“Initiative” means any Specified Transaction, restructuring, business optimization activity, cost savings initiative or other similar initiative (including restructuring charges and any charges and expenses incurred in connection with Capital Expenditures for future expansion and business optimization projects).

“Intellectual Property” has the meaning set forth in the Collateral Agreement.

“Intercompany Note” means an intercompany note among the Loan Parties and the Subsidiaries party thereto, substantially in the form of Exhibit M or any other form approved by the Administrative Agent.

“Intercreditor Agreement” means (a) in respect of Indebtedness intended to be secured by some or all of the Collateral on a pari passu basis with the Obligations, an intercreditor agreement reasonably acceptable to the Administrative Agent the terms of which are consistent with market terms governing security arrangements for the sharing of Liens on a pari passu basis at the time such intercreditor agreement is proposed to be established in light of the type of Indebtedness to be secured by such Liens, as reasonably determined by the Administrative Agent and the Company, and (b) in respect of Indebtedness intended to be secured by some or all of the Collateral on a junior priority basis with the Obligations, an intercreditor agreement reasonably acceptable to the Administrative Agent the terms of which are consistent with market terms governing security arrangements for the sharing of Liens on a junior basis at the time such intercreditor agreement is proposed to be established in light of the type of Indebtedness to be secured by such Liens, as reasonably determined by the Administrative Agent and the Company (including a customary standstill provision and a customary waiver by the junior priority creditors of any right to object to the manner in which the Administrative Agent or the Secured Parties enforce or collect the Obligations or the liens granted on any of the Collateral).

“Interest Election Request” means a request by the applicable Borrower to convert or continue a Borrowing in accordance with Section 2.08, which shall be, in the case of any such written request, substantially in the form of Exhibit E or any other form approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), appropriately completed and signed by an Authorized Officer of a Borrower).

“Interest Payment Date” means, (a) as to any Loan other than a Base Rate Loan, the last day of each Interest Period applicable to such Loan and the Maturity Date; provided, however, that if any Interest Period for a Eurocurrency Rate Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest Payment Dates; and (b) as to any Base Rate Loan (including a Swingline Loan), the last Business Day of each March, June, September and December and the Maturity Date.

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“Interest Period” means as to each Eurocurrency Rate Loan, the period commencing on the date such Eurocurrency Rate Loan is disbursed or converted to or continued as a Eurocurrency Rate Loan and ending on the date one week or one, two, three or six months thereafter (in each case, subject to availability for the interest rate applicable the relevant currency), as selected by the applicable Borrower in its Borrowing Request, or such other period that is twelve months or less requested by the applicable Borrower and consented to by all the Lenders; provided that:

(i)          any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

(ii)         any Interest Period (other than an Interest Period with a duration of less than one month) that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

(iii)        no Interest Period shall extend beyond the Maturity Date.

Notwithstanding the foregoing, an Interest Period with a duration of one week may only be selected by the applicable Borrower for Eurocurrency Rate Loans under the Revolving Facilities.

“Investment” means, with respect to a specified Person, (a) any purchase of Equity Interests, bonds, notes, debentures or other securities (including any option, warrant or other right to acquire any of the foregoing) of, or any capital contribution or loans or advances (other than advances made in the ordinary course of business that would be recorded as accounts receivable on the balance sheet of the specified Person prepared in accordance with GAAP) to, Guarantees of any Indebtedness of or other obligations of, or any other investment in, any other Person that are held or made by the specified Person and (b) the purchase or acquisition (in one transaction or a series of related transactions) of all or substantially all the property and assets or business of another Person or assets constituting a business unit, line of business, division or product line of such other Person. The amount, as of any date of determination, of (i) any Investment in the form of a loan or an advance shall be the principal amount thereof outstanding on such date (excluding any portion thereof representing paid-in-kind interest or principal accretion), without any adjustment for write-downs or write-offs (including as a result of forgiveness of any portion thereof) with respect to such loan or advance after the date thereof, (ii) any Investment in the form of a Guarantee shall be determined in accordance with the definition of the term “Guarantee”, (iii) any Investment in the form of a transfer of Equity Interests or other non-cash property by the investor to the investee, including any such transfer in the form of a capital contribution, shall be the fair value (as determined reasonably and in good faith by the Company in accordance with GAAP) of such Equity Interests or other property as of the time of the transfer, minus any payments actually received in cash, or other property that has been converted into cash or is readily marketable for cash, by such specified Person representing a return of capital of such Investment, but without any adjustment for increases or decreases in value of, or write-ups, write-downs or write-offs with respect to, such Investment after the date of such transfer, (iv) any Investment (other than any Investment referred to in clause (i), (ii) or (iii) above) by the specified Person in the form of a purchase or other acquisition for value of any Equity Interests, evidences of Indebtedness, other securities or assets of any other Person shall be the original cost of such Investment (including any Indebtedness assumed in connection therewith), plus the cost of all additions, as of such date, thereto, and minus the amount, as of such date, of any portion of such Investment repaid to the investor in cash as a repayment of principal or a return of capital, as the case may be, but without any other adjustment for increases or decreases in value of, or write-ups, write-downs or write-offs with respect to, such Investment after the date of such Investment, and (v) any Investment (other than any Investment referred to in clause (i), (ii), (iii) or (iv) above) by the specified Person in any other Person resulting from the issuance by such other Person of its Equity Interests to the specified Person shall be the fair value (as determined reasonably and in good faith by a Financial Officer of the Company) of such Equity Interests at the time of the issuance thereof. For purposes of Section 6.04, if an Investment involves the acquisition of more than one Person, the amount of such Investment shall be allocated among the acquired Persons in accordance with GAAP; provided that pending the final determination of the amounts to be so allocated in accordance with GAAP, such allocation shall be as reasonably determined by a Financial Officer of the Company. Any basket in this Agreement used to make an Investment by any Loan Party on or after the Closing Date in any Person that is not a Loan Party on the date such Investment is made but subsequently becomes a Loan Party in accordance with the terms of this Agreement shall be refreshed by the amount of the Investment so made on the date such Person so becomes a Loan Party.

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“Investment Company Act” means the U.S. Investment Company Act of 1940, as amended.

“IP Security Agreement” has the meaning set forth in the Collateral Agreement.

“IRS” means the United States Internal Revenue Service.

“ISP” means, with respect to any Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice, Inc. (or such later version thereof as may be in effect at the time of issuance).

“Issuer Documents” means with respect to any Letter of Credit, the Application, and any other document, agreement and instrument entered into by the relevant Issuing Lender and the Company (or any Subsidiary) or in favor of the relevant Issuing Lender and relating to such Letter of Credit.

“Issuing Lender” means each of Bank of America (through itself or through one of its branch offices or Affiliates) and any other Dollar Tranche Revolving Lender (through itself or through one of its branch offices or Affiliates) approved by the Administrative Agent and the Company that has agreed in its sole discretion to act as an “Issuing Lender” hereunder pursuant to an Notice of Additional Issuing Lender executed by the Company, the Administrative Agent and such Dollar Tranche Revolving Lender, in each case in its capacity as issuer of any Letter of Credit.

“Joint Bookrunner” each of JPMorgan Chase Bank, N.A. and Merrill Lynch, Pierce, Fenner & Smith Incorporated (or any other registered broker-dealer wholly-owned by Bank of America Corporation to which all or substantially all of Bank of America Corporation’s or any of its subsidiaries’ investment banking, commercial lending services or related businesses may be transferred following the date of this Agreement) in its capacity as a joint bookrunner for the Facilities.

“Joint Lead Arranger” each of JPMorgan Chase Bank, N.A., Merrill Lynch, Pierce, Fenner & Smith Incorporated (or any other registered broker-dealer wholly-owned by Bank of America Corporation to which all or substantially all of Bank of America Corporation’s or any of its subsidiaries’ investment banking, commercial lending services or related businesses may be transferred following the date of this Agreement), PNC Capital Markets LLC, The Bank of Tokyo-Mitsubishi UFJ, Ltd., U.S. Bank National Association and Wells Fargo Securities, LLC in its capacity as a joint lead arranger for the Facilities.

“Joint Venture” means a partnership, limited liability company, joint venture or other similar legal arrangement (whether created by contract or conducted through a separate legal entity) now or hereafter formed by the Company or any of its Subsidiaries with another Person in order to conduct a common venture or enterprise with such Person.

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“Judgment Currency” has the meaning set forth in Section 9.18(b).

“L/C Commitment” means an amount equal to the lesser of the aggregate Dollar Tranche Revolving Commitments and $300,000,000. The L/C Commitment is part of, and not in addition to, the Dollar Tranche Revolving Commitments.

“L/C Exposure” means, at any time, the total L/C Obligations. The L/C Exposure of any Dollar Tranche Revolving Lender at any time shall be its Dollar Tranche Applicable Percentage of the total L/C Exposure at such time; provided that, in the case of Section 2.04(a) when a Defaulting Lender that is also a Dollar Tranche Lender shall exist, the L/C Exposure of any Dollar Tranche Revolving Lender shall be adjusted to give effect to any reallocation effected pursuant to Section 2.21.

“L/C Obligations” means, at any time, an amount equal to the sum of (a) the aggregate then undrawn and unexpired amount of the then outstanding Letters of Credit and (b) the aggregate amount of drawings under Letters of Credit that have not then been reimbursed pursuant to Section 2.06(e). For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn.

“L/C Participants” means, the collective reference to all the Dollar Tranche Revolving Lenders other than the applicable Issuing Lender.

“Latest Maturity Date” means, at any date of determination, the latest Maturity Date applicable to any Loan or Commitment hereunder at such time, including in respect of any Incremental Term Facility and including any Maturity Date that has been extended from time to time in accordance with this Agreement.

“LCA Action” has the meaning set forth in Section 1.06.

“LCA Election” has the meaning set forth in Section 1.06.

“LCA Test Date” has the meaning set forth in Section 1.06.

“Lender Parent” means, with respect to any Lender, any Person in respect of which such Lender is a Subsidiary.

“Lenders” means the Persons listed in Schedule 1.01(a) and any other Person that shall have become a party hereto pursuant to an Assignment and Assumption, an Incremental Facility Amendment or a Refinancing Facility Agreement, other than any such Person that shall have ceased to be a party hereto pursuant to an Assignment and Assumption. Unless the context otherwise requires, the term “Lenders” includes the Swingline Lender. The term “Lender” shall include any Designated Lender.

“Letter of Credit Expiration Date” means the day that is five days prior to the Revolving Termination Date then in effect (or, if such day is not a Business Day, the next preceding Business Day).

“Letters of Credit” has the meaning set forth in Section 2.06(a).

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“Letter of Credit Report” means a certificate substantially in the form of Exhibit N or any other form approved by the Administrative Agent.

“LIBOR” has the meaning specified in the definition of Eurocurrency Rate.

“LIBOR Quoted Currency” means each of the following currencies: Dollars; Euro and Sterling; in each case as long as there is a published LIBOR rate with respect thereto.

“LIBOR Rate” has the meaning specified in the definition of Eurocurrency Rate.

“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, charge, assignment by way of pledge, security interest or other encumbrance on, in or of such asset, including any agreement to provide any of the foregoing, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

“Limited Condition Acquisition” means any acquisition by the Company or one or more of its Subsidiaries permitted pursuant to this Agreement whose consummation is not conditioned on the availability of, or on obtaining, third-party financing and which is designated as a Limited Condition Acquisition by the Company or such Subsidiary in writing to the Administrative Agent.

“Loan Document Obligations” means (a) the due and punctual payment by the Borrowers of (i) the principal of and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Loans and Reimbursement Obligations, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise and (ii) all other monetary obligations of the Borrowers under this Agreement and each of the other Loan Documents, including obligations to pay fees, expense reimbursement obligations (including with respect to attorneys’ fees) and indemnification obligations, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), (b) the due and punctual performance of all other obligations of the Borrowers under or pursuant to this Agreement and each of the other Loan Documents and (c) the due and punctual payment and performance of all the obligations of each other Loan Party under or pursuant to each of the Loan Documents (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding).

“Loan Documents” means this Agreement, each Designated Borrower Request and Assumption Agreement, the Guarantee Agreement, any Incremental Facility Amendment, any Refinancing Facility Agreement, any Intercreditor Agreement, any Loan Modification Agreement, the Collateral Agreements, the other Security Documents, and, except for purposes of Section 9.02, any promissory notes delivered pursuant to Section 2.10(c) (and, in each case, any amendment, restatement, waiver, supplement or other modification to any of the foregoing).

“Loan Modification Agreement” means a Loan Modification Agreement, in form and substance reasonably satisfactory to the Administrative Agent and the Company, among the Borrowers and the Administrative Agent and one or more Accepting Lenders, effecting one or more Permitted Amendments and such other amendments hereto and to the other Loan Documents as are contemplated by Section 2.24.

“Loan Modification Offer” has the meaning set forth in Section 2.24(a).

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“Loan Parties” means the Borrowers and each Subsidiary that is a party to the Guarantee Agreement.

“Loans” means the loans made by the Lenders to the Borrowers pursuant to this Agreement, including pursuant to any Incremental Facility Amendment or any Refinancing Facility Agreement.

“London Banking Day” means any day on which dealings in Dollar deposits are conducted by and between banks in the London interbank Eurodollar market.

“Majority in Interest”, when used in reference to Lenders of any Class, means, at any time, Lenders other than Defaulting Lenders holding outstanding Loans of such Class (or, in respect of any Class of revolving commitments, Commitments of such Class) representing more than 50% of the aggregate principal amount of all Loans (or the aggregate amount of Commitments) of such Class outstanding at such time (other than (i) Loans or Commitments of Defaulting Lenders and (ii) in respect of Section 2.08(d) and Section 2.15, Loans or Commitments of Defaulting Lenders).

“Material Adverse Effect” means an event or condition that has resulted, or could reasonably be expected to result, in a material adverse effect on (a) the business, assets, operations or financial condition of the Company and the Subsidiaries, in each case, taken as a whole, (b) the ability of the Loan Parties, taken as a whole, to perform their payment obligations under the Loan Documents or (c) the rights and remedies of the Administrative Agent and the Lenders under the Loan Documents.

“Material Indebtedness” means Indebtedness (other than the Loans and Guarantees under the Loan Documents) or Hedging Obligations of any one or more of the Company and the Subsidiaries in an aggregate principal amount of $50,000,000 or more. For purposes of determining Material Indebtedness, the “principal amount” of any Hedging Obligation at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that the Company or such Subsidiary would be required to pay if the applicable Hedging Agreement were terminated at such time.

“Material Real Property” means any and all parcels of real property owned in fee by any Loan Party located in the United States, other than any Excluded Asset.

“Maturity Date” means the Term Maturity Date, the Incremental Term Maturity Date with respect to Incremental Term Loans of any Series, the Revolving Termination Date or any extended maturity date with respect to all or a portion of any Class of Loans or Commitments hereunder pursuant to a Refinancing Facility Agreement or a Loan Modification Agreement, as the context requires.

“Maximum Incremental Amount” means an amount represented by Incremental Commitments to be incurred pursuant to Section 2.22 that would not, immediately after giving effect to the incurrence thereof (excluding from such pro forma calculation the Net Proceeds of any Loans made in respect thereof and assuming that the full amount of such Incremental Commitments is drawn), cause the Total Leverage Ratio, calculated on a Pro Forma Basis as of the date of incurrence of such Indebtedness, to exceed 2.50 to 1.00.

“Maximum Rate” has the meaning set forth in Section 9.13.

“Minimum Collateral Amount” means, at any time, an amount equal to 105% of the Fronting Exposure of the Issuing Lender with respect to Letters of Credit issued by it and outstanding at such time.

“Minimum Extension Condition” has the meaning set forth in Section 2.24(a).

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“MNPI” means material information concerning the Company, GCA, any Subsidiary or any Affiliate of any of the foregoing or their securities that has not been disseminated in a manner making it available to investors generally, within the meaning of Regulation FD under the Securities Act and the Exchange Act. For purposes of this definition, “material information” means information concerning the Company, GCA, any Subsidiary or any Affiliate of any of the foregoing, or any of their securities, that could reasonably be expected to be material for purposes of the United States Federal and State securities laws.

“Moody’s” means Moody’s Investors Service, Inc., and any successor to its rating agency business.

“Mortgage” means a mortgage, deed of trust, deed to secure debt, trust deed or other similar security document granting a Lien on any Mortgaged Property to secure the Obligations. Each Mortgage shall be in form and substance reasonably satisfactory to the Administrative Agent.

“Mortgaged Property” means collectively, any and all parcels of or interests in real property owned in fee by any Loan Party and covered by a Mortgage delivered pursuant to Section 5.11 or Section 5.13 (subject to the limitations in the definition of the term “Collateral and Guarantee Requirement”), together with, in each case, all easements, hereditaments and appurtenances relating thereto, all improvements and appurtenant fixtures and equipment, all general intangibles and contract rights and other property and rights incidental to the ownership thereof. For the avoidance of doubt, no Excluded Asset shall be Mortgaged Property.

“Multicurrency Tranche Applicable Percentage” means, with respect to each Lender, the percentage (carried out to the ninth decimal place) of the aggregate Multicurrency Tranche Revolving Commitments represented by such Lender’s Multicurrency Tranche Revolving Commitment at such time. If the commitment of each Lender to make Multicurrency Tranche Revolving Loans has been terminated or if the Multicurrency Tranche Revolving Commitments have expired, then the Multicurrency Tranche Applicable Percentage of each Lender with respect to Revolving Credit Extensions shall be determined based on the Multicurrency Tranche Applicable Percentage of such Lender most recently in effect, giving effect to any subsequent assignments. The initial Multicurrency Tranche Applicable Percentage of each Lender is set forth opposite the name of such Lender on Schedule 1.01(a) or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable. Notwithstanding the foregoing, when a Defaulting Lender shall exist, in the case of Section 2.21, Multicurrency Tranche Applicable Percentages shall be determined without regard to any Defaulting Lender’s Multicurrency Tranche Revolving Commitment.

“Multicurrency Tranche Revolving Borrowing” means a Borrowing comprised of Multicurrency Tranche Revolving Loans.

“Multicurrency Tranche Revolving Commitment” means, with respect to each Lender, the obligation of such Lender, if any, to make Multicurrency Tranche Revolving Loans, as such commitment may be reduced from time to time pursuant to Section 2.09 and Section 9.02(b) or reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The initial amount of each Lender’s Multicurrency Tranche Revolving Commitment is set forth on Schedule 1.01(a) or in the Assignment and Assumption pursuant to which such Lender shall have assumed its Multicurrency Tranche Revolving Commitment, as applicable. The initial aggregate amount of the Lenders’ Multicurrency Tranche Revolving Commitments is $200,000,000.

“Multicurrency Tranche Revolving Credit Exposure” means, as to any Multicurrency Tranche Revolving Lender at any time, the aggregate Revolving Outstanding Amount at such time of its Multicurrency Tranche Revolving Loans.

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“Multicurrency Tranche Revolving Facility” means the Multicurrency Tranche Revolving Commitments and the extensions of credit made thereunder.

“Multicurrency Tranche Revolving Lender” means each Lender that has a Multicurrency Tranche Revolving Commitment or that holds Multicurrency Tranche Revolving Loans.

“Multicurrency Tranche Revolving Loans” has the meaning assigned to such term in Section 2.01(b).

“Multiemployer Plan” means a multiemployer plan as defined in Section 3(37) or Section 4001(a)(3) of ERISA.

“Net Proceeds” means, with respect to any event, (a) the cash proceeds (including, in the case of any casualty, condemnation or similar proceeding, insurance, condemnation or similar proceeds) received in respect of such event, including any cash received in respect of any noncash proceeds, but only as and when received, net of (b) the sum, without duplication, of (i) all fees and out-of-pocket expenses paid in connection with such event by the Company and the Subsidiaries, (ii) in the case of a Disposition (including pursuant to a Sale/Leaseback Transaction or a casualty or a condemnation or similar proceeding) of an asset, (A) the amount of all payments required to be made by the Company and the Subsidiaries as a result of such event to repay Indebtedness (other than Loans, any Permitted First Priority Refinancing Indebtedness, any Permitted Second Priority Refinancing Indebtedness and any Permitted Unsecured Refinancing Indebtedness) secured by such asset, (B) the pro rata portion of net cash proceeds thereof (calculated without regard to this subclause (B)) attributable to minority interests and not available for distribution to or for the account of the Company and the Subsidiaries as a result thereof, and (C) the amount of any liabilities directly associated with such asset and retained by the Company or any Subsidiary and (iii) the amount of all taxes paid (or reasonably estimated to be payable) by the Company and the Subsidiaries (including any taxes paid or payable in connection with transferring or distributing any such amounts to the Company or any other Loan Party), and the amount of any reserves established by the Company and the Subsidiaries in accordance with GAAP to fund purchase price adjustment, indemnification and similar contingent liabilities (other than any earnout, holdback or similar obligations) reasonably estimated to be payable, that in each case are directly attributable to the occurrence of such event (as determined reasonably and in good faith by a Financial Officer of the Company). For purposes of this definition, in the event any taxes estimated to be payable with respect to any event as described in clause (b)(iii) above are determined by the Company or the applicable Subsidiary not to be payable or any contingent liability reserve established with respect to any event as described in clause (b)(iii) above shall be reduced, in an aggregate amount equal to or greater than $500,000, the amount of such estimated taxes not payable or reduction shall, except to the extent such reduction is made as a result of a payment having been made in respect of the contingent liabilities with respect to which such reserve has been established, be deemed to be receipt, on the date of such determination or reduction, of cash proceeds in respect of such event.

“Non-Cash Charges” means any non-cash charges, including (a) any write-off for impairment of long lived assets (including goodwill, intangible assets and fixed assets such as property, plant and equipment), or of deferred financing fees or investments in debt and equity securities, in each case, pursuant to GAAP, (b) non-cash expenses resulting from the grant of stock options, restricted stock awards or other equity-based incentives to any director, officer or employee of the Company or any Subsidiary (excluding, for the avoidance of doubt, any cash payments of income taxes made for the benefit of any such Person in consideration of the surrender of any portion of such options, stock or other incentives upon the exercise or vesting thereof), (c) any non-cash charges resulting from (i) the application of purchase accounting or (ii) investments in minority interests in a Person, to the extent that such investments are subject to the equity method of accounting; provided that Non-Cash Charges shall not include additions to bad debt reserves or bad debt expense and any noncash charge that results from the write-down or write-off of accounts receivable, (d) the non-cash impact of accounting changes or restatements, (e) non-cash charges and expenses resulting from pension adjustments and (f) any non-cash expenses and costs that result from the issuance of stock-based awards, partnership interest-based awards and similar incentive based compensation awards or arrangements.

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“Non-Consenting Lender” has the meaning set forth in Section 9.02(c).

“Non-LIBOR Quoted Currency” means any currency other than a LIBOR Quoted Currency.

“Notice of Loan Prepayment” means a notice of prepayment with respect to a Loan, which shall be substantially in the form of Exhibit C or such other form as may be approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), appropriately completed and signed by an Authorized Officer.

“Obligations” means, collectively, (a) the Loan Document Obligations, (b) the Secured Cash Management Obligations and (c) the Secured Hedging Obligations.

“Organizational Documents” means (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction), (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction), and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and, if applicable, any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan Document).

“Other Revolving Commitments” means one or more Classes of Revolving Commitments hereunder or extended Revolving Commitments that result from a Refinancing Facility Agreement.

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 2.20).

“Overnight Rate” means, for any day, (a) with respect to any amount denominated in Dollars, the greater of (i) the Federal Funds Rate and (ii) an overnight rate determined by the Administrative Agent, the Issuing Lenders, or the Swingline Lender, as the case may be, in accordance with banking industry rules on interbank compensation, and (b) with respect to any amount denominated in an Alternative Currency, an overnight rate determined by the Administrative Agent or the applicable Issuing Lender, as the case may be, in accordance with banking industry rules on interbank compensation.

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“Participant” has the meaning set forth in Section 9.04(c).

“Participant Register” has the meaning set forth in Section 9.04(c).

“Participating Member State” means any member state of the European Union that has the Euro as its lawful currency in accordance with legislation of the European Union relating to Economic and Monetary Union.

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA or any successor entity performing similar functions.

“Perfection Certificate” means a certificate substantially in the form of Exhibit F or any other form approved by the Administrative Agent.

“Permitted Acquisition” means the purchase or other acquisition, by merger or otherwise, by the Company or any Subsidiary of substantially all the Equity Interests in, or all or substantially all the assets of (or all or substantially all the assets constituting a business unit, division, product line or line of business of), any Person; provided that, in each case, (i) the business of such Person, or such assets, as the case may be, constitute a business permitted under Section 6.03(b), (ii) with respect to each such purchase or other acquisition, all actions required to be taken (if any) with respect to each newly created or acquired Subsidiary or assets in order to satisfy the requirements set forth in the definition of the term “Collateral and Guarantee Requirement” shall be taken within the required time periods for satisfaction of such requirements set forth therein, (iii) at the time of the entry into the definitive documentation with respect to such purchase or acquisition, no Event of Default shall have occurred and be continuing and on the effective date of such purchase or acquisition, no Event of Default under clause (a), (b), (h) or (i) of Article VII shall have occurred and is continuing, in each case, immediately after giving Pro Forma Effect to such purchase or other acquisition as if it were consummated on such date, including the incurrence of Indebtedness in connection therewith and (iv) at the time of the entry into the definitive documentation with respect to such purchase or acquisition, the Company and its Subsidiaries shall be in Pro Forma Compliance with the then-applicable financial covenant level set forth in Section 6.13; provided further that until the occurrence of a Collateral Release Event, the aggregate consideration paid by the Company or any of its Subsidiaries in respect of Permitted Acquisitions consisting of the purchase or other acquisition of Equity Interests in a Person that does not become a Loan Party or the purchase or other acquisition of assets by a Subsidiary that is not a Loan Party shall not exceed the greater of (i) $125,000,000 and (ii) 30% of Consolidated EBITDA computed on a Pro Forma Basis for the most recently ended Test Period as of the time of such acquisition. For the avoidance of doubt, the GCA Acquisition shall be deemed to be a Permitted Acquisition for all purposes under this Agreement.

“Permitted Amendment” means an amendment to this Agreement and the other Loan Documents, effected in connection with a Loan Modification Offer pursuant to Section 2.24, providing for an extension of the Maturity Date and/or amortization applicable to the Loans and/or Commitments of the Accepting Lenders of a relevant Class and, in connection therewith, may also provide for (a)(i) a change in the Applicable Rate with respect to the Loans and/or Commitments of the Accepting Lenders subject to such Permitted Amendment and/or (ii) a change in the fees payable to, or the inclusion of new fees to be payable to, the Accepting Lenders in respect of such Loans and/or Commitments, (b) in the case of Term Loans, changes to any prepayment premiums with respect to the applicable Loans and Commitments of a relevant Class, (c) such amendments to this Agreement and the other Loan Documents as shall be appropriate, in the reasonable judgment of the Administrative Agent, to provide the rights and benefits of this Agreement and other Loan Documents to each new “Class” of loans and/or commitments resulting therefrom and (d) additional amendments to the terms of this Agreement applicable only to the applicable Loans and/or Commitments of the Accepting Lenders that either are (i) less favorable to such Accepting Lenders than the terms of this Agreement prior to giving effect to such Permitted Amendments or (ii) only apply after the Latest Maturity Date in effect immediately prior to giving effect to such Permitted Amendments and, in each case, that are reasonably acceptable to the Administrative Agent.

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“Permitted Amount” means, as of any date, (a) the greater of (i) $75,000,000 and (ii) 25% of Consolidated EBITDA computed on a Pro Forma Basis for the most recently ended Test Period as of such date less (b) the sum of, without duplication, (i) the aggregate amount of Investments by Loan Parties in Subsidiaries (including Unrestricted Subsidiaries) that are not Loan Parties outstanding under Section 6.04(d) as of such date, (ii) the aggregate outstanding amount of loans or advances made by Loan Parties to Subsidiaries (including Unrestricted Subsidiaries) that are not Loan Parties under Section 6.04(e) as of such date, (iii) the aggregate outstanding amount of Indebtedness of Subsidiaries (including Unrestricted Subsidiaries) that are not Loan Parties guaranteed by Loan Parties under Section 6.04(f) as of such date and (iv) the aggregate amount of Dispositions by Loan Parties to Subsidiaries (including Unrestricted Subsidiaries) that are not Loan Parties under Section 6.05(b)(ii) as of such date.

“Permitted Encumbrances” means:

(a)          Liens imposed by law for Taxes that are not yet due or delinquent or are being contested in compliance with Section 5.05;

(b)          carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s, landlords’ and other like Liens imposed by law (other than any Lien imposed pursuant to Section 430(k) of the Code or Section 303(k) of ERISA or a violation of Section 436 of the Code or any analogous laws), arising in the ordinary course of business that secure amounts not overdue for a period of more than 60 days or, if more than 60 days overdue, that are being contested in compliance with Section 5.05;

(c)          (i) Liens (including pledges and deposits) arising in the ordinary course of business in connection with worker’s compensation, unemployment insurance, old age pensions and social security benefits and similar statutory obligations and (ii) pledges and deposits in respect of letters of credit, bank guarantees or similar instruments issued for the account of the Company or any Subsidiary in the ordinary course of business supporting obligations of the type set forth in clause (c)(i) above;

(d)          Liens (including pledges and deposits) made (i) to secure the performance of bids, trade and commercial contracts (other than for payment of Indebtedness), leases (other than Capital Lease Obligations), statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business and (ii) in respect of letters of credit, bank guarantees or similar instruments issued for the account of the Company or any Subsidiary in the ordinary course of business supporting obligations of the type set forth in clause (d)(i) above;

(e)          judgment liens in respect of judgments that do not constitute an Event of Default under clause (k) of Article VII;

(f)          encroachments, easements, zoning restrictions, rights-of-way and similar encumbrances on real property, and other minor title imperfections and defects with respect to real property, that in any case do not secure any monetary obligations and do not materially interfere with the use, occupancy or ordinary conduct of business of the Company or any Subsidiary at such real property;

(g)          Liens deemed to arise from repurchase agreements that constitute Permitted Investments;

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(h)          Liens arising solely by virtue of any contractual, statutory or common law provisions, banker’s liens, rights of setoff or similar rights and remedies as to deposit accounts or other funds maintained with depository institutions and securities accounts and other financial assets maintained with a securities intermediary; provided that such deposit accounts or funds and securities accounts or other financial assets are not established or deposited for the purpose of providing collateral for any Indebtedness;

(i)          Liens arising by virtue of Uniform Commercial Code financing statement filings (or similar filings under applicable law) regarding operating leases or consignment of goods entered into by the Company and the Subsidiaries in the ordinary course of business or relating to the purchase of accounts receivables by a Captive Insurance Company;

(j)          Liens of a collecting bank arising in the ordinary course of business under Section 4-208 (or the applicable corresponding section) of the Uniform Commercial Code in effect in the relevant jurisdiction covering only the items being collected upon (or similar provisions under applicable law);

(k)          Liens representing any interest or title of a licensor, lessor or sublicensor or sublessor, or a licensee, lessee or sublicensee or sublessee, in the personal property subject to any lease, license or sublicense or concession agreement, in each case which are entered into in the ordinary course of business;

(l)          Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(m)          Liens that are contractual rights of setoff;

(n)          with respect to any Mortgaged Property, such exceptions appearing in Schedule B to the title insurance policies delivered to the Administrative Agent pursuant to the terms of this Agreement, all of which exceptions must be acceptable to the Administrative Agent in its reasonable judgment or expressly permitted pursuant to the terms of this Agreement;

(o)          Liens representing any interest or title of a lessor under any real property lease entered into by the Company or its Subsidiaries in the ordinary course of business or any Lien on such lessor’s interest;

(p)          customary rights of first refusal or first offer, and tag, drag and similar rights in joint venture agreements;

(q)          Liens arising from grants of non-exclusive licenses or non-exclusive sublicenses in Intellectual Property made in the ordinary course of business and that do not interfere in any material respect with the business of the Company and its Subsidiaries, taken as a whole; provided that such Liens do not secure any Indebtedness; and

(r)          with respect to any non-Domestic Subsidiary, other Liens and privileges arising mandatorily by any Requirements of Law in the ordinary course of business;

provided that the term “Permitted Encumbrances” shall not include any Lien securing Indebtedness, other than Liens referred to in clauses (c) and (d) above securing obligations under letters of credit, bank guarantees or similar instruments.

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“Permitted First Priority Refinancing Indebtedness” means Indebtedness of the Company or any other Loan Party in the form of bonds, debentures, notes or similar instruments (but not loans) (a) that is secured by Liens on the Collateral on a pari passu basis (but without regard to the control of remedies except to the extent set forth in the Incremental Facility Amendment) to the Liens on the Collateral securing the Obligations and any other Permitted First Priority Refinancing Indebtedness and is not secured by any property or assets of the Company or any of the Subsidiaries other than the Collateral (or property or assets that substantially concurrently become Collateral), (b) the proceeds of which, substantially concurrently with the incurrence thereof, are applied to the repayment or prepayment of then outstanding Term Loan Borrowings of any Class; provided that the principal amount of such Permitted First Priority Refinancing Indebtedness shall not exceed the amount of the Term Loan Borrowings so refinanced (plus the aggregate amount of accrued and unpaid interest with respect to such outstanding Term Loan Borrowings, fees, expenses, commissions, underwriting discounts and premiums payable in connection therewith), (c) that does not mature earlier than the Maturity Date of the Class of Term Loans so refinanced, and has a weighted average life to maturity no shorter than the Class of Term Loans so refinanced, (d) that, as determined by the Company, contains covenants, events of default and other terms that are customary for similar Indebtedness in light of then-prevailing market conditions or, when taken as a whole (other than interest rates, rate floors, fees and optional prepayment or redemption terms), are no more restrictive with respect to the Company or any Subsidiary than those set forth in the Loan Documents (other than covenants or other provisions applicable only to periods after the Maturity Date of the Loans and Commitments being refinanced by such Permitted First Priority Refinancing Indebtedness); provided that such Permitted First Priority Refinancing Indebtedness may contain financial maintenance covenants, so long as any such financial maintenance covenant shall not be more restrictive with respect to the Company and its Subsidiaries than (or in addition to) the financial maintenance covenant set forth in Section 6.13 (unless such financial maintenance covenants are also added to this Agreement for the benefit of the Lenders), (e) the security agreements relating to which are substantially the same as the Security Documents (with such differences as are reasonably satisfactory to the Administrative Agent), (f) that is not guaranteed by any Persons other than the Loan Parties and (g) in respect of which a trustee, collateral agent, security agent or similar Person, acting on behalf of the holders thereof, shall have become party to an Intercreditor Agreement. Permitted First Priority Refinancing Indebtedness will include any Registered Equivalent Notes issued in exchange therefor. Notwithstanding the foregoing, it is hereby understood and agreed that, on and after the Collateral Release Event, no secured Indebtedness shall constitute “Permitted First Priority Refinancing Indebtedness” unless the Obligations are equally and ratably secured and such secured Indebtedness is subject to an Intercreditor Agreement.

“Permitted Investments” means:

(a)          direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency or instrumentality thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within one year from the date of acquisition thereof;

(b)          investments in commercial paper or corporate demand notes maturing within 270 days from the date of acquisition thereof and having, at such date of acquisition, (i) a short-term credit rating of “P-1” or higher from Moody’s or “A-1” or higher from S&P or (ii) a long-term rating of “A2” or higher from Moody’s or “A” or higher from S&P;

(c)          investments in certificates of deposit, banker’s acceptances and demand or time deposits, in each case maturing within 365 days from the date of acquisition thereof, issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, (i) any commercial bank that is a Lender or (ii) any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof that has a combined capital and surplus and undivided profits of not less than $500,000,000;

(d)          repurchase agreements with a term of not more than 90 days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria described in clause (c) above;

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(e)          “money market funds” that (i) comply with the criteria set forth in Rule 2a-7 under the Investment Company Act, (ii) with (A) a short-term credit rating of “P-1” or higher from Moody’s or “A-1” or higher from S&P or (B) a long-term rating of “A2” or higher from Moody’s or “A” or higher from S&P and (iii) have portfolio assets of at least $5,000,000,000;

(f)          investments in Indebtedness that is (x) issued by Persons with (i) a short-term credit rating of “P-1” or higher from Moody’s or “A-1” or higher from S&P or (ii) a long-term rating of “A2” or higher from Moody’s or “A” or higher from S&P, in each case for clauses (i) and (ii) with maturities not more than 12 months after the date of acquisition and (y) of a type customarily used by companies for cash management purposes;

(g)          investments in accordance with the Company’s cash management and investment policy or guidelines as provided to the Administrative Agent and as in effect on the Closing Date (as may be modified by the Company after the Closing Date in a manner reasonably satisfactory to the Administrative Agent); and

(h)          in the case of the Company or any Foreign Subsidiary, other short-term investments that are analogous to the foregoing, are of comparable credit quality and are customarily used by companies in the jurisdiction of such Foreign Subsidiary for cash management purposes.

“Permitted Joint Venture” means an Investment in a Joint Venture (a) that is not a Loan Party and does not own any Equity Interests in a Loan Party and (b) in respect of which all Indebtedness, if any, assumed by any Loan Party in respect thereof can be quantified.

“Permitted Receivables Facility” means a receivables facility or facilities created under the Permitted Receivables Facility Documents, providing for the sale, transfer and/or pledge by the Company and/or one or more other Receivables Sellers of Permitted Receivables Facility Assets (thereby providing financing to the Company and the Receivables Sellers) to a Receivables Entity (either directly or through another Receivables Seller), which in turn shall sell, transfer and/or pledge interests in the respective Permitted Receivables Facility Assets to third-party lenders or investors pursuant to the Permitted Receivables Facility Documents (with the Receivables Entity permitted to issue or convey purchaser interests, investor certificates, purchased interest certificates or other similar documentation evidencing interests in the Permitted Receivables Facility Assets) in return for the cash used by such Receivables Entity to acquire the Permitted Receivables Facility Assets from the Company and/or the respective Receivables Sellers, in each case as more fully set forth in the Permitted Receivables Facility Documents.

“Permitted Receivables Facility Assets” means Receivables (whether now existing or arising in the future) of the Receivables Sellers which are transferred, sold and/or pledged to a Receivables Entity pursuant to a Permitted Receivables Facility and any related Permitted Receivables Related Assets which are also so transferred, sold and/or pledged to the Receivables Entity and all proceeds thereof.

“Permitted Receivables Facility Documents” means each of the documents and agreements entered into in connection with any Permitted Receivables Facility, including all documents and agreements relating to the issuance, funding and/or purchase of certificates and purchased interests or the incurrence of loans, as applicable, all of which documents and agreements shall be in form and substance reasonably satisfactory to the Administrative Agent, in each case as such documents and agreements may be amended, modified, supplemented, refinanced or replaced from time to time so long as (i) any such amendments, modifications, supplements, refinancings or replacements do not impose any conditions or requirements on the Company or any Subsidiary that are more restrictive in any material respect than those in existence immediately prior to any such amendment, modification, supplement, refinancing or replacement unless otherwise consented to by the Administrative Agent, (ii) any such amendments, modifications, supplements, refinancings or replacements are not adverse in any material respect to the interests of the Lenders unless otherwise consented to by the Administrative Agent and (iii) any such amendments, modifications, supplements, refinancings or replacements are otherwise in form and substance reasonably satisfactory to the Administrative Agent.

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“Permitted Receivables Related Assets” means any assets that are customarily sold, transferred and/or pledged or in respect of which security interests are customarily granted in connection with asset securitization transactions involving receivables similar to Receivables and any collections or proceeds of any of the foregoing (including, without limitation, lock-boxes, deposit accounts, records in respect of Receivables and collections in respect of Receivables).

“Permitted Reorganization” means any re-organization or other similar activities among the Company and its Subsidiaries (including Unrestricted Subsidiaries) related to Tax planning and re-organization, so long as, after giving effect thereto, (a) the Loan Parties are in compliance with the Collateral and Guarantee Requirement and Section 5.11, (b) taken as a whole, the value of the Collateral securing the Obligations and the Guarantees by the Guarantors of the Obligations are not materially reduced, (c) the Loans shall not be treated as deemed reissued for U.S. federal income tax purposes, unless either (i) the Lenders are not required to recognize income or gain, for U.S. federal income tax purposes pursuant to such deemed reissuance, or (ii) the Company agrees to indemnify the Lenders for such taxes, and (d) the Liens in favor of the Administrative Agent for the benefit of the Secured Parties under the Security Documents are not materially impaired; provided that, no Loan Party shall become an Unrestricted Subsidiary or an Excluded Subsidiary, and no asset of any Loan Party shall become an asset of an Unrestricted Subsidiary or an Excluded Subsidiary, in each case, as a result of such Permitted Reorganization and such related activities and investments, unless otherwise permitted under this Agreement.

“Permitted Second Priority Refinancing Indebtedness” means Indebtedness of the Company or any other Loan Party in the form of term loans (other than, for the avoidance of doubt, Incremental Term Loans or other Term Loans under this Agreement) or bonds, debentures, notes or similar instruments (a) that is secured by Liens on the Collateral on a junior basis to the Liens on the Collateral securing the Obligations and any Permitted First Priority Refinancing Indebtedness and is not secured by any property or assets of the Company or any of the Subsidiaries other than the Collateral (or property or assets that substantially concurrently become Collateral), (b) the proceeds of which, substantially concurrently with the incurrence thereof, are applied to the repayment or prepayment of then outstanding Term Loan Borrowings of any Class; provided that the principal amount of such Permitted Second Priority Refinancing Indebtedness shall not exceed the amount of the Term Loan Borrowings so refinanced (plus the aggregate amount of accrued and unpaid interest with respect to such outstanding Term Loan Borrowings, fees, expenses, commissions, underwriting discounts and premiums payable in connection therewith), (c) that does not mature earlier than the Maturity Date of the Class of Term Loans so refinanced, and has a weighted average life to maturity no shorter than the Class of Term Loans so refinanced, (d) that, as determined by the Company, contains covenants, events of default and other terms that are customary for similar Indebtedness in light of then-prevailing market conditions or, when taken as a whole (other than interest rates, rate floors, fees and optional prepayment or redemption terms), are no more restrictive with respect to the Company or any Subsidiary than those set forth in the Loan Documents (other than covenants or other provisions applicable only to periods after the Maturity Date of the Loans and Commitments being refinanced by such Permitted Second Priority Refinancing Indebtedness); provided that such Permitted Second Priority Refinancing Indebtedness may contain financial maintenance covenants, so long as any such financial maintenance covenant shall not be more restrictive with respect to the Company and its Subsidiaries than (or in addition to) the financial maintenance covenant set forth in Section 6.13 (unless such financial maintenance covenants are also added to this Agreement for the benefit of the Lenders), (e) the security agreements relating to which are substantially the same as the Security Documents (with such differences as are satisfactory to the Administrative Agent), (f) that is not guaranteed by any Persons other than the Loan Parties and (g) in respect of which a trustee, collateral agent, security agent or similar Person, acting on behalf of the holders thereof, shall have become party to an Intercreditor Agreement. Permitted Second Priority Refinancing Indebtedness will include any Registered Equivalent Notes issued in exchange therefor. Notwithstanding the foregoing, it is hereby understood and agreed that, on and after the Collateral Release Event, no secured Indebtedness shall constitute “Permitted Second Priority Refinancing Indebtedness” unless the Obligations are secured on a senior basis and such secured Indebtedness is subject to an Intercreditor Agreement.

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“Permitted Unsecured Refinancing Indebtedness” means Indebtedness of the Company or any other Loan Party in the form of unsecured term loans (other than, for the avoidance of doubt, Incremental Term Loans or other Term Loans under this Agreement) or unsecured bonds, debentures, notes or similar instruments (a) the proceeds of which, substantially concurrently with the incurrence thereof, are applied to the repayment or prepayment of then outstanding Term Loan Borrowings of any Class; provided that the principal amount of such Permitted Unsecured Refinancing Indebtedness shall not exceed the amount of the Term Loan Borrowings so refinanced (plus the aggregate amount of accrued and unpaid interest with respect to such outstanding Term Loan Borrowings, fees, expenses, commissions, underwriting discounts and premiums payable in connection therewith), (b) that does not mature earlier than the Maturity Date of the Class of Term Loans so refinanced, and has a weighted average life to maturity no shorter than the Class of Term Loans so refinanced, (c) that, as determined by the Company, contains covenants, events of default and other terms that are customary for similar Indebtedness in light of then- prevailing market conditions or, when taken as a whole (other than interest rates, rate floors, fees and optional prepayment or redemption terms), are no more restrictive with respect to the Company or any Subsidiary than those set forth in the Loan Documents (other than covenants or other provisions applicable only to periods after the Maturity Date of the Loans and Commitments being refinanced by such Permitted Unsecured Refinancing Indebtedness); provided that such Permitted Unsecured Refinancing Indebtedness may contain financial maintenance covenants, so long as any such financial maintenance covenant shall not be more restrictive with respect to the Company and its Subsidiaries than (or in addition to) the financial maintenance covenant set forth in Section 6.13 (unless such financial maintenance covenants are also added to this Agreement for the benefit of the Lenders); and (d) that is not guaranteed by any Persons other than the Loan Parties. Permitted Unsecured Refinancing Indebtedness will include any Registered Equivalent Notes issued in exchange therefor.

“Person” means any natural person, corporation, company, limited liability company, trust, joint venture, association, partnership, Governmental Authority or other entity.

“Plan” means any “employee pension benefit plan,” as defined in Section 3(2) of ERISA (other than a Multiemployer Plan), that is subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Company or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Platform” has the meaning set forth in Section 9.01(d).

“Post-Transaction Period” means, (a) with respect to any Specified Transaction, the period beginning on the date such Specified Transaction is consummated and ending on the last day of the fourth full consecutive fiscal quarter immediately following the date on which such Specified Transaction is consummated and (b) with respect to any other Initiative, the period beginning on the date on which such Initiative commences and ending on the last day of the fourth full consecutive fiscal quarter following the date on which such Initiative commences.

“Prepayment Event” means:

(a)          so long as the Obligations are secured, any Disposition (including pursuant to a sale and leaseback transaction and by way of merger or consolidation) (for purposes of this defined term, collectively, “dispositions”) of any asset of the Company or any Subsidiary, other than dispositions described in clauses (a) through (k) and (m) through (o) of Section 6.05;

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(b)          any casualty or other insured damage to, or any taking under power of eminent domain or by condemnation or similar proceeding of (for purposes of this defined term, collectively, “casualty events”), any asset of the Company or any Subsidiary; or

(c)          the incurrence by the Company or any Subsidiary of any Indebtedness, other than any Indebtedness permitted to be incurred under Section 6.01.

“Prepayment Proceeds” means (a) in respect of Above-Threshold Prepayment Events, the Net Proceeds thereof, (b) in respect of Below-Threshold Prepayment Events, the Net Proceeds thereof in excess of $25,000,000 and (c) in respect of any Prepayment Event described in clause (c) of the definition thereof, the Net Proceeds of such Indebtedness.

“Private Side Lender Representatives” means, with respect to any Lender, representatives of such Lender that are not Public Side Lender Representatives.

“Pro Forma Adjustment” means, with respect to any Initiative, for any Test Period, the pro forma increase or decrease (for the avoidance of doubt, net of any such increase or decrease actually realized) in Consolidated EBITDA (including the portion thereof attributable to any assets (including Equity Interests) sold or acquired) from cost savings, operating expense reductions, business optimization projects and other synergies (in each case net of amounts actually realized and costs incurred to achieve the same), in each case, related to such Initiative that are reasonably identifiable, factually supportable and projected by the Company in good faith to result within the Post-Transaction Period from actions taken or with respect to which substantial steps have been taken or are expected to be taken (in the good faith determination of the Company) within (x) in the case of any Specified Transaction, 12 months after the date of consummation of such Specified Transaction and (y) in the case of any other Initiative, 12 months after commencement of such Initiative, as applicable; provided that, the cost savings and synergies related to such actions or such additional costs, as applicable, may be assumed, for purposes of projecting such pro forma increase or decrease to such Consolidated EBITDA to be realized on a “run-rate” basis during the entirety, or, in the case of, additional costs, as applicable, to be incurred during the entirety of any fiscal quarters of the Company included in such Test Period; provided further that any such pro forma increase or decrease to Consolidated EBITDA shall be (i) without duplication for cost savings, synergies or additional costs already included in Consolidated EBITDA for such Test Period and (ii) made in any fiscal quarter that does not commence after the Post-Transaction Period.

“Pro Forma Basis” and “Pro Forma Compliance” means, with respect to compliance with any test or covenant hereunder required by the terms of this Agreement to be made on a Pro Forma Basis, that (a) to the extent applicable, the Pro Forma Adjustment shall have been made (subject, for the avoidance of doubt, to the limitations set forth in clause (b) of the definition of the term “Consolidated EBITDA”) and (b) all Initiatives and the following transactions in connection therewith shall be deemed to have occurred as of (or commencing with) the first day of the applicable period of measurement in such test or covenant: (i) income statement items (whether positive or negative) attributable to the property or Person subject to such Initiative (A) in the case of a Disposition of all or substantially all Equity Interests in any Subsidiary or any division, product line, or facility used for operations of the Company or any of the Subsidiaries or the designation of a Subsidiary as an Unrestricted Subsidiary, shall be excluded, and (B) in the case of an acquisition or Investment described in the definition of the term “Specified Transaction” or designation of an Unrestricted Subsidiary as a Subsidiary, shall be included, (ii) any prepayment, repayment, retirement, redemption or satisfaction of Indebtedness, and (iii) any Indebtedness incurred or assumed by the Company or any of the Subsidiaries in connection therewith; provided that, without limiting the application of the Pro Forma Adjustment pursuant to clause (a) above, the foregoing pro forma adjustments may be applied to any such test or covenant solely to the extent that such adjustments are consistent with (and subject to applicable limitations included in) the definition of the term “Consolidated EBITDA” and give effect to operating expense reductions that are (i) (x) directly attributable to such transaction, (y) expected to have a continuing impact on the Company and the Subsidiaries and (z) factually supportable or (ii) otherwise consistent with the definition of the term “Pro Forma Adjustment”.

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“Prohibited Transaction” has the meaning assigned to such term in Section 406 of ERISA and Section 4975(c) of the Code.

“Proposed Change” has the meaning set forth in Section 9.02(c).

“Public Side Lender Representatives” means, with respect to any Lender, representatives of such Lender that do not wish to receive MNPI.

“Qualified Equity Interests” means Equity Interests of the Company other than Disqualified Equity Interests.

“Rate Determination Date” means two (2) Business Days prior to the commencement of such Interest Period (or such other day as is generally treated as the rate fixing day by market practice in such interbank market, as determined by the Administrative Agent; provided that to the extent such market practice is not administratively feasible for the Administrative Agent, such other day as otherwise reasonably determined by the Administrative Agent).

“Receivables” means any right to payment created by or arising from sales of goods, leases of goods or the rendition of services rendered no matter how evidenced whether or not earned by performance (whether constituting accounts, general intangibles, chattel paper or otherwise).

“Receivables Entity” means a wholly-owned Subsidiary which engages in no activities other than in connection with the financing of accounts receivable of the Receivables Sellers and which is designated (as provided below) as a “Receivables Entity” (a) no portion of the Indebtedness or any other obligations (contingent or otherwise) of which (i) is guaranteed by the Company or any Subsidiary, (ii) is recourse to or obligates the Company or any Subsidiary in any way (other than pursuant to Standard Securitization Undertakings) or (iii) subjects any property or asset of the Company or any Subsidiary, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings, (b) with which neither the Company nor any Subsidiary has any contract, agreement, arrangement or understanding (other than pursuant to the Permitted Receivables Facility Documents (including with respect to fees payable in the ordinary course of business in connection with the servicing of accounts receivable and related assets)) on terms less favorable to the Company or such Subsidiary than those that might be obtained at the time from persons that are not Affiliates of the Company, and (c) to which neither the Company nor any Subsidiary has any obligation to maintain or preserve such entity’s financial condition or cause such entity to achieve certain levels of operating results (other than pursuant to Standard Securitization Undertakings). Any such designation shall be evidenced to the Administrative Agent by delivering to the Administrative Agent an officer’s certificate of the Company certifying that, to the best of such officer’s knowledge and belief after consultation with counsel, such designation complied with the foregoing conditions

“Receivables Sellers” means the Company and those Subsidiaries that are from time to time party to the Permitted Receivables Facility Documents (other than any Receivables Entity).

“Recipient” means the Administrative Agent and any Lender, or any combination thereof (as the context requires).

“Refinancing Commitments” has the meaning set forth in Section 2.23(a).

“Refinancing Facility Agreement” means an amendment to this Agreement, in form and substance reasonably satisfactory to the Administrative Agent and the Company, among the Borrowers, the Administrative Agent and one or more Refinancing Lenders, establishing Refinancing Commitments and effecting such other amendments hereto and to the other Loan Documents as are contemplated by Section 2.23.

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“Refinancing Indebtedness” means, in respect of any Indebtedness (the “Original Indebtedness”), any Indebtedness that extends, renews or refinances such Original Indebtedness (or any Refinancing Indebtedness in respect thereof); provided that (a) the principal amount (or accreted value or committed amount, if applicable) of such Refinancing Indebtedness shall not exceed the principal amount (or accreted value or committed amount, if applicable) of such Original Indebtedness except by an amount no greater than accrued and unpaid interest with respect to such Original Indebtedness and any reasonable fees, premiums and expenses relating to such extension, renewal or refinancing; (b) the stated final maturity of such Refinancing Indebtedness shall not be earlier than that of such Original Indebtedness; (c) such Refinancing Indebtedness shall not be required to be repaid, prepaid, redeemed, repurchased or defeased, whether on one or more fixed dates, upon the occurrence of one or more events or at the option of any holder thereof (except, in each case, upon the occurrence of an event of default or a change in control, fundamental change, or upon conversion or exchange in the case of convertible or exchangeable Indebtedness or as and to the extent such repayment, prepayment, redemption, repurchase or defeasance would have been required pursuant to the terms of such Original Indebtedness) prior to the maturity of such Original Indebtedness; provided that, notwithstanding the foregoing, scheduled amortization payments (however denominated) of such Refinancing Indebtedness shall be permitted so long as the weighted average life to maturity of such Refinancing Indebtedness shall be longer than the shorter of the weighted average life to maturity of such Original Indebtedness remaining as of the date of such extension, renewal or refinancing; (d) such Refinancing Indebtedness shall not constitute an obligation (including pursuant to a Guarantee) of any Subsidiary, in each case that shall not have been (or, in the case of after-acquired Subsidiaries, shall not have been required to become pursuant to the terms of the Original Indebtedness) an obligor in respect of such Original Indebtedness, and shall not constitute an obligation of the Company if the Company shall not have been an obligor in respect of such Original Indebtedness, and, in each case, shall constitute an obligation of such Subsidiary or of the Company only to the extent of their obligations in respect of such Original Indebtedness; (e) if such Original Indebtedness shall have been subordinated in right of payment or otherwise to the Loan Document Obligations, such Refinancing Indebtedness shall also be subordinated to the Loan Document Obligations on terms not less favorable in any material respect to the Lenders; and (f) such Refinancing Indebtedness shall not be secured by any Lien on any asset other than the assets that secured such Original Indebtedness (or would have been required to secure such Original Indebtedness pursuant to the terms thereof) or, in the event Liens securing such Original Indebtedness shall have been contractually subordinated to any Lien securing the Loan Document Obligations, by any Lien that shall not have been contractually subordinated to at least the same extent.

“Refinancing Lenders” means the Refinancing Term Lenders and the Refinancing Revolving Lenders.

“Refinancing Loans” means the Refinancing Term Loans and the Refinancing Revolving Loans.

“Refinancing Revolving Commitments” has the meaning set forth in Section 2.23(a).

“Refinancing Revolving Lender” has the meaning set forth in Section 2.23(a).

“Refinancing Revolving Loans” means any Loans made under the Refinancing Revolving Commitments.

“Refinancing Term Lender” has the meaning set forth in Section 2.23(a).

“Refinancing Term Loan” has the meaning set forth in Section 2.23(a).

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“Refinancing Term Loan Commitments” has the meaning set forth in Section 2.23(a).

“Refunded Swingline Loans” has the meaning set forth in Section 2.05(b).

“Register” has the meaning set forth in Section 9.04(b)(iv).

“Registered Equivalent Notes” means, with respect to any bonds, notes, debentures or similar instruments originally issued in a Rule 144A or other private placement transaction under the Securities Act, substantially identical notes (having the same Guarantees) issued in a dollar-for-dollar exchange therefor pursuant to an exchange offer registered with the SEC.

“Reimbursement Obligation” means the obligation of the Borrowers to reimburse the Issuing Lenders pursuant to Section 2.06(e) for amounts drawn under Letters of Credit.

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the directors, officers, partners, trustees, employees, agents, administrators, managers, representatives and advisors of such Person and of such Person’s Affiliates.

“Release” means any release, spill, emission, leaking, dumping, injection, pouring, deposit, disposal, discharge, dispersal, leaching or migration into or through the indoor or outdoor environment.

“Reportable Event” means any “reportable event,” as defined in Section 4043(c) of ERISA or the regulations issued thereunder, with respect to a Plan, other than those events as to which notice is waived pursuant to DOL Reg. § 4043.

“Required Financials” has the meaning set forth in Section 3.04(a).

“Required Lenders” means, at any time, the holders of more than 50% of (a) until the Closing Date, the Commitments then in effect and (b) thereafter, the sum of (i) the aggregate principal amount of the Term Loans then outstanding and (ii) the Total Revolving Commitments then in effect or, if the Revolving Commitments have been terminated, the Total Revolving Extensions of Credit then outstanding (provided that if the Revolving Commitments of any Class hereunder have been terminated at a time when there are other Revolving Commitments outstanding, but the Lenders in respect thereof have Revolving Extensions of Credit outstanding, for purposes of this definition only, such Lenders shall be deemed to have Revolving Commitments in the amount of their Revolving Extensions of Credit).

“Requirements of Law” means, with respect to any Person, (a) the Organizational Documents of such Person and (b) any law (including common law), statute, ordinance, treaty, rule, regulation, code, judgment, order, decree, writ, injunction, settlement agreement or determination of any arbitrator or court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Restricted Indebtedness” has the meaning set forth in Section 6.08(b).

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interests in the Company or any Subsidiary, or any payment or distribution (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, exchange, conversion, cancelation or termination of, or any other return of capital with respect to, any Equity Interests in the Company or any Subsidiary.

“Restricted Subsidiary” means any Subsidiary that is not an Unrestricted Subsidiary.

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“Revaluation Date” means (a) with respect to any Loan, each of the following: (i) each date of a Borrowing of a Eurocurrency Rate Loan denominated in an Alternative Currency, (ii) each date of a continuation of a Eurocurrency Rate Loan denominated in an Alternative Currency pursuant to Section 2.08, and (iii) such additional dates as the Administrative Agent shall determine or the Majority in Interest of the Multicurrency Tranche Revolving Lenders shall require; and (b) with respect to any Letter of Credit, each of the following: (i) each date of issuance, amendment or extension of a Letter of Credit denominated in an Alternative Currency, (ii) each date of any payment by the applicable Issuing Lender under any Letter of Credit by it denominated in an Alternative Currency, (iii) in the case of all Existing Letters of Credit denominated in Alternative Currencies, the Closing Date, and (iv) such additional dates as the Administrative Agent or the applicable Issuing Lender shall determine or the Majority in Interest of the Dollar Tranche Revolving Lenders shall require.

“Revolving Commitment” means, with respect to each Lender, its Dollar Tranche Revolving Commitment and/or Multicurrency Tranche Revolving Commitment, as the context may require.

“Revolving Commitment Period” means the period from and including the Closing Date to the Revolving Termination Date.

“Revolving Credit Exposure” means, as to any Lender at any time, its Dollar Tranche Revolving Credit Exposure and/or Multicurrency Tranche Revolving Credit Exposure, as the context may require.

“Revolving Extensions of Credit” means, as to any Revolving Lender at any time, an amount equal to (a) in the case of a Dollar Tranche Revolving Lender, the sum of (i) the aggregate principal amount of all Dollar Tranche Revolving Loans held by such Lender then outstanding, (ii) such Lender’s Dollar Tranche Applicable Percentage of the L/C Obligations then outstanding and (iii) such Lender’s Dollar Tranche Applicable Percentage of the aggregate principal amount of Swingline Loans then outstanding and (b) in the case of a Multicurrency Tranche Revolving Lender, the sum of the aggregate principal amount of all Multicurrency Tranche Revolving Loans held by such Lender then outstanding.

“Revolving Facilities” means, collectively, the Dollar Tranche Revolving Facility and the Multicurrency Tranche Revolving Facility.

“Revolving Lender” means each Lender that has a Revolving Commitment or that holds Revolving Loans.

“Revolving Loans” means Dollar Tranche Revolving Loans and/or Multicurrency Tranche Revolving Loans, as the context may require.

“Revolving Outstanding Amount” means (i) with respect to Loans (other than Swingline Loans) on any date, the Dollar Equivalent amount of the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of such Loans occurring on such date; (ii) with respect to Swingline Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of such Swingline Loans occurring on such date; and (iii) with respect to any L/C Obligations on any date, the Dollar Equivalent amount of the aggregate outstanding amount of such L/C Obligations on such date after giving effect to any issuance, extension of the expiry date, or increase in the amount of, any Letter of Credit occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements by the Company of Unreimbursed Amounts.

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“Revolving Percentage” means, as to any Revolving Lender at any time, its Dollar Tranche Applicable Percentage and/or Multicurrency Tranche Applicable Percentage, as the context may require.

“Revolving Termination Date” means the date that is five years after the Closing Date.

“S&P” means Standard & Poor’s Financial Services LLC.

“Same Day Funds” means (a) with respect to disbursements and payments in Dollars, immediately available funds, and (b) with respect to disbursements and payments in an Alternative Currency, same day or other funds as may be determined by the Administrative Agent or the applicable Issuing Lender, as the case may be, to be customary in the place of disbursement or payment for the settlement of international banking transactions in the relevant Alternative Currency.

“Sanctioned Country” means, at any time, a country, region or territory which is itself the subject or target of any Sanctions.

“Sanctioned Person” means, at any time, (a) any Person listed in OFAC’s Specially Designated Nationals and Blocked Persons List or Her Majesty’s Treasury of the United Kingdom’s Consolidated List of Financial Sanctions Targets or any similar list of designated Persons enforced by any other relevant sanctions authority, (b) any Person that is currently the subject or target of any Sanctions, (c) any Person located, organized or resident in a Sanctioned Country or (d) any Person owned 50 percent or more by any Person or Persons described in clause (a), (b) or (c).

“Sanctions” means all economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State or (n) the United Nations Security Council, the European Union or Her Majesty’s Treasury of the United Kingdom or any other relevant sanctions authority.

“Sale/Leaseback Transaction” means an arrangement relating to property owned by the Company or any Subsidiary whereby the Company or such Subsidiary sells or transfers such property to any Person that is not the Company or any Subsidiary and the Company or any Subsidiary leases such property, or other property that it intends to use for substantially the same purpose or purposes as the property sold or transferred, from such Person or its Affiliates.

“SEC” means the United States Securities and Exchange Commission, any successor thereto and any analogous Governmental Authority.

“Secured Cash Management Obligations” means the due and punctual payment and performance of any and all obligations of the Company and each Subsidiary (whether absolute or contingent and however and whenever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor)) arising in respect of Cash Management Services that (a) are owed pursuant to a Cash Management Agreement in effect on the Closing Date, entered into with a party that was a Lender as of the Closing Date or an Affiliate thereof, (b) are owed pursuant to a Cash Management Agreement entered into after the Closing Date with a party that was a Lender or the Administrative Agent or an Affiliate of a Lender or the Administrative Agent, in each case at the time such Cash Management Agreement was entered into, and, in the case of any such Cash Management Agreement referred to in clause (a) or (b) above, has been designated by the Company in a written notice given to the Administrative Agent as a Cash Management Agreement the obligations under which are to constitute Secured Cash Management Obligations for purposes of the Loan Documents.

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“Secured Hedging Obligations” means the due and punctual payment and performance of any and all obligations of the Company and each Subsidiary arising under each Hedging Agreement that (a) was in effect on the Closing Date with a counterparty that was a Lender as of the Closing Date or an Affiliate thereof, (b) is entered into after the Closing Date with a counterparty that was a Lender or the Administrative Agent or an Affiliate of a Lender or the Administrative Agent, in each case at the time such Hedging Agreement was entered into and, in the case of any such Hedging Agreement referred to in clause (a) or (b) above, has been designated by the Company in a written notice given to the Administrative Agent as a Hedging Agreement the obligations under which are to constitute Secured Hedging Obligations for purposes of the Loan Documents (it being understood that one notice with respect to a specified ISDA Master Agreement may designate all transactions thereunder as being “Secured Hedging Obligations”, without the need for separate notices for each individual transaction thereunder); provided that for purposes of determining any Secured Hedging Obligations of a Loan Party, “Secured Hedging Obligations” shall not create any guarantee by a Loan Party of any Excluded Swap Obligation of such Loan Party.

“Secured Parties” means, collectively, (a) the Lenders, (b) the Administrative Agent, (c) the Arrangers, (d) the Issuing Lenders, (e) the Swingline Lender, (f) each provider of Cash Management Services under a Cash Management Agreement the obligations under which constitute Secured Cash Management Obligations, (g) each counterparty to any Hedging Agreement the obligations under which constitute Secured Hedging Obligations, (h) the beneficiaries of each indemnification obligation undertaken by any Loan Party under this Agreement or any other Loan Document and (i) the successors and permitted assigns of each of the foregoing.

“Securities Act” means the United States Securities Act of 1933.

“Security Documents” means the Collateral Agreement, the Mortgages, the Intercompany Note and each other security agreement or other instrument or document executed and delivered pursuant to Section 5.03, 5.11 or 5.16 or clauses (a)(i)(B), (a)(ii)(B) or (c) of the definition of the term “Collateral and Guarantee Requirement” to secure the Obligations.

“Series” has the meaning set forth in Section 2.22(b).

“Significant Subsidiary” means (a) each Subsidiary (i) with total assets (including the value of Equity Interests of its Subsidiaries and excluding intercompany assets), for the Test Period most recently ended, equal to or greater than 2.5% of Total Assets (or, solely for purposes of clauses (h), (i) and (j) of Article VII, equal to or greater than 10.0% of Total Assets) and/or (ii) the gross revenues (net of payroll, taxes, benefits and other deductions permitted under GAAP and excluding intercompany gross revenues) of which, for the Test Period most recently ended, are equal to or greater than 2.5% of such gross revenues of the Company and its Subsidiaries (or, solely for purposes of clauses (h), (i) and (j) of Article VII, equal to or greater than 10.0% of such gross revenues of the Company and its Subsidiaries) and (b) each Subsidiary that owns any Equity Interests of any Subsidiary that would be deemed a Significant Subsidiary under clause (a)(i) or (a)(ii) above; provided that, if at the end of any Test Period during the term of this Agreement, the combined aggregate amount of total assets (excluding intercompany assets) as of the last day of any fiscal quarter for which financial statements have been delivered pursuant to Section 5.01(a) or 5.01(b) or combined aggregate amount of gross revenues (net of payroll, taxes, benefits and other deductions permitted under GAAP and excluding intercompany gross revenues) for the Test Period most recently ended of all Subsidiaries that are not Significant Subsidiaries shall have exceeded 10.0% of the Total Assets of the Company and its Subsidiaries or 10.0% of such gross revenues of the Company and its Subsidiaries, in each case, for the Test Period most recently ended, then one or more of the Subsidiaries that are not Significant Subsidiaries shall be designated by the Company in writing to the Administrative Agent as a Significant Subsidiary until such excess has been eliminated (it being understood that no Subsidiary that is not wholly-owned or is otherwise an Excluded Subsidiary pursuant to the operation of clauses (b)-(i) of the definition thereof shall be designated a Significant Subsidiary pursuant to this proviso).

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“Special Notice Currency” means at any time an Alternative Currency, other than the currency of a country that is a member of the Organization for Economic Cooperation and Development at such time located in North America or Europe.

“Specified GCA Acquisition Agreement Representations” means such of the representations and warranties made by, or with respect to, GCA and its Subsidiaries in the GCA Acquisition Agreement as are material to the interests of the Lenders, but only to the extent that the Company (or its applicable Affiliates) has the right to terminate its (or their) obligations under the GCA Acquisition Agreement or to decline to consummate the GCA Acquisition as a result of a breach of any one or more of such representations and warranties in the GCA Acquisition Agreement.

“Specified Permitted Acquisition Agreement Representations” means, with respect to any Permitted Acquisition or other acquisition or Investment permitted hereunder, such of the representations and warranties made by, or with respect to, the applicable entity to be acquired and its Subsidiaries in the applicable acquisition or investment agreement as are material to the interests of the Lenders, but only to the extent that the Company (or its applicable Affiliates) have the right to terminate its (or their) obligations under such agreement or to decline to consummate such transaction as a result of a breach of any one or more of such representations and warranties in such agreement.

“Specified Permitted Amount” means, as of any date, (a) the greater of (i) $75,000,000 and (ii) 25% of Consolidated EBITDA computed on a Pro Forma Basis for the most recently ended Test Period as of such date less (b) the sum of, without duplication, (i) the aggregate outstanding principal amount of Indebtedness incurred under Section 6.01(n) as of such date and (ii) the aggregate amount of Investments by the Company and the Subsidiaries in Unrestricted Subsidiaries outstanding under Section 6.04(p) as of such date.

“Specified Representations” means the representations and warranties made in Sections 3.01 (as it relates solely to the Loan Parties), 3.02, 3.03(b) (as it relates to the entering into and the performance of the Loan Documents, the establishment of the Commitments, the incurrence of the Loans and granting of Liens hereunder), 3.09, 3.14, 3.16 (after giving effect to the last sentence of Section 4.01(f)), 3.17, 3.18, 3.19 and 3.20.

“Specified Transaction” means, with respect to any period, any Investment, acquisition, Disposition, incurrence, assumption or repayment of Indebtedness (including the incurrence of Incremental Term Facilities), Restricted Payment, designation of a Subsidiary as an Unrestricted Subsidiary or of an Unrestricted Subsidiary as a Subsidiary or other event that by the terms of this Agreement requires Pro Forma Compliance with a test or covenant hereunder or requires such test or covenant to be calculated on a Pro Forma Basis.

“Spot Rate” for a currency means the rate determined by the Administrative Agent or the applicable Issuing Lender, as applicable, to be the rate quoted by the Person acting in such capacity as the spot rate for the purchase by such Person of such currency with another currency through its principal foreign exchange trading office at approximately 11:00 a.m. on the date two Business Days prior to the date as of which the foreign exchange computation is made; provided that the Administrative Agent or the applicable Issuing Lender may obtain such spot rate from another financial institution designated by the Administrative Agent or the applicable Issuing Lender if the Person acting in such capacity does not have as of the date of determination a spot buying rate for any such currency; and provided further that the applicable Issuing Lender may use such spot rate quoted on the date as of which the foreign exchange computation is made in the case of any Letter of Credit denominated in an Alternative Currency.

“Standard Securitization Undertakings” means representations, warranties, covenants and indemnities entered into by the Company or any Subsidiary thereof in connection with the Permitted Receivables Facility which are reasonably customary in an accounts receivable financing transaction.

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“Sterling” and “£” mean the lawful currency of the United Kingdom.

“Subordinated Indebtedness” of any Person means any Indebtedness of such Person that is contractually subordinated in right of payment to any other Indebtedness of such Person.

“Subsidiary” means, with respect to any Person (the “parent”) at any date, (a) any Person the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP and (b) any other Person (i) of which Equity Interests representing more than 50% of the equity value or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (ii) that is, as of such date, otherwise Controlled, by the parent or one or more Subsidiaries of the parent or by the parent and one or more Subsidiaries of the parent. Unless otherwise qualified, all references to a “Subsidiary” or to “Subsidiaries” in this Agreement shall refer to a Subsidiary or Subsidiaries of the Company; provided, however, that Unrestricted Subsidiaries shall be deemed not to be Subsidiaries for any purpose of this Agreement or the other Loan Documents, unless otherwise specified in this Agreement.

“Subsidiary Designation” has the meaning set forth in Section 1.04(c).

“Supplemental Perfection Certificate” means a certificate substantially in the form of Exhibit G or any other form approved by the Administrative Agent.

“Swap” means any agreement, contract, or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.

“Swap Obligation” means, with respect to any Loan Party, any obligation to pay or perform under any Swap.

“Swingline Commitment” means the obligation of the Swingline Lender to make Swingline Loans pursuant to Section 2.04 in an aggregate principal amount at any one time outstanding not to exceed the lesser of $75,000,000 and the amount of the aggregate Dollar Tranche Revolving Commitments. The Swingline Commitment is part of, and not in addition to, the Dollar Tranche Revolving Commitments.

“Swingline Exposure” means, at any time, the sum of the aggregate amount of all outstanding Swingline Loans at such time. The Swingline Exposure of any Dollar Tranche Revolving Lender at any time shall be the sum of, after giving effect to any repayments of Swingline Loans upon the borrowing of a Revolving Loan, (a) its Dollar Tranche Applicable Percentage of the total Swingline Exposure at such time related to Swingline Loans other than any Swingline Loans made by such Lender in its capacity as a Swingline Lender and (b) if such Lender shall be a Swingline Lender, the principal amount of all Swingline Loans made by such Lender outstanding at such time (to the extent that the other Dollar Tranche Revolving Lenders shall not have funded their participations in such Swingline Loans); provided that in the case of Section 2.01(b) and Section 2.04(a) when a Defaulting Lender shall exist, the Swingline Exposure of any Dollar Tranche Revolving Lender shall be adjusted to give effect to any reallocation effected pursuant to Section 2.21(c).

“Swingline Lender” means Bank of America in its capacity as the lender of Swingline Loans.

“Swingline Loans” has the meaning set forth in Section 2.04.

“Swingline Participation Amount” has the meaning set forth in Section 2.05(c).

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“Syndication Agent” means JPMorgan Chase Bank, N.A., in its capacity as syndication agent for the Facilities provided for herein.

“TARGET2” means the Trans-European Automated Real-time Gross Settlement Express Transfer payment system which utilizes a single shared platform and which was launched on November 19, 2007.

“TARGET Day” means any day on which TARGET2 (or, if such payment system ceases to be operative, such other payment system, if any, determined by the Administrative Agent to be a suitable replacement) is open for the settlement of payments in Euro.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term Commitment” means an Initial Term Loan Commitment or an Incremental Term Commitment of any Series.

“Term Lender” means a Lender with a Term Commitment or an outstanding Term Loan.

“Term Loan” means an Initial Term Loan or an Incremental Term Loan of any Series.

“Term Loan Commitment” means (a) as to any Term Lender, the aggregate commitment of such Term Lender to make Term Loans as set forth on Schedule 1.01(a) or in the most recent Assignment Agreement or other documentation contemplated hereby executed by such Term Lender and (b) as to all Term Lenders, the aggregate commitment of all Term Lenders to make Term Loans, which aggregate commitment shall be $800,000,000 on the date of this Agreement. After advancing the Term Loan, each reference to a Term Lender’s Term Loan Commitment shall refer to that Term Lender’s Applicable Percentage of the Term Loans.

“Term Maturity Date” means the date that is five years after the Closing Date.

“Test Period” means each period of four consecutive fiscal quarters of the Company for which financial statements are available.

“Total Assets” means, as of any date, the total assets of the Company and its Subsidiaries on a consolidated basis, as shown on the most recent consolidated balance sheet of the Company and its Subsidiaries, determined on a Pro Forma Basis.

“Total Credit Exposure” means, as to any Lender at any time, the unused Commitments and Revolving Credit Exposure of such Lender at such time.

“Total Indebtedness” means, on any date, the aggregate principal amount of Indebtedness of the Company and its Subsidiaries outstanding as of such date, in the amount that would be reflected on a balance sheet prepared as of such date on a consolidated basis in accordance with GAAP (but without giving effect to any election to value any Indebtedness at “fair value,” as described in Section 1.04(a), or any other accounting principle that results in the amount of any such Indebtedness (other than zero coupon Indebtedness) as reflected on such balance sheet to be below the stated principal amount of such Indebtedness) consisting of indebtedness for borrowed money, all obligations (contingent or otherwise) under letters of credit and the principal portion of obligations in respect of Capital Leases.

“Total Leverage Ratio” means, on any date of determination, the ratio of (a) an amount equal to Total Indebtedness as of the last day of the Test Period most recently ended on or prior to such date to (b) Consolidated EBITDA for the Test Period most recently ended on or prior to such date.

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“Total Revolving Commitments” means, at any time, the aggregate amount of the Revolving Commitments then in effect.

“Total Revolving Extensions of Credit” means, at any time, the aggregate amount of the Revolving Extensions of Credit of the Revolving Lenders outstanding at such time.

“Tranche” means a category of Revolving Commitments and extensions of credit hereunder. For purposes hereof, each of the following comprises a separate Tranche: (a) Multicurrency Tranche Revolving Commitments and Multicurrency Tranche Revolving Loans and (b) Dollar Tranche Revolving Commitments, Dollar Tranche Revolving Loans, Letters of Credit and Swingline Loans.

“Transaction Costs” means the (i) consideration in connection with the GCA Acquisition, (ii) the fees, costs and expenses incurred in connection with the Transactions, (iii) the GCA Refinancing and (iv) the refinancing of the Existing Credit Agreement contemplated in Section 4.01(g).

“Transactions” means, collectively, (a) the execution, delivery and performance by each Loan Party of the Loan Documents (including this Agreement) to which it is to be a party, (b) the creation and perfection of the security interests provided for in the Security Documents, (c) the consummation of the GCA Acquisition, (d) the GCA Refinancing, (e) the refinancing of the Existing Credit Agreement contemplated in Section 4.01(g) and (e) the payment of the Transaction Costs.

“Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Base Rate or the Eurocurrency Rate.

“UCP” means, with respect to any Letter of Credit, the Uniform Customs and Practice for Documentary Credits, International Chamber of Commerce (“ICC”) Publication No. 600 (or such later version thereof as may be in effect at the time of issuance).

“U.K. Borrower” means a Borrower incorporated or organized in the United Kingdom of Great Britain and Northern Ireland.

“U.K. Borrower DTTP Filing” means an HM Revenue & Customs’ Form DTTP2 duly completed and filed by the relevant Borrower, which: (i) where it relates to a U.K. Treaty Lender that is a Lender on the date of this Agreement, contains the scheme reference number and jurisdiction of tax residence stated opposite that Lender’s name in Schedule 1.01(a), and (a) where the Borrower is an Borrower on the date of this Agreement, is filed with HM Revenue & Customs within 30 days of the date of this Agreement; or (b) where the Borrower becomes a Borrower after the date of this Agreement, is filed with HM Revenue & Customs within 30 days of the date on which that Borrower becomes a Borrower under this Agreement; or (ii) where it relates to a U.K. Treaty Lender that is not an Lender on the date of this Agreement, contains the scheme reference number and jurisdiction of tax residence stated in respect of that Lender in the relevant Assignment or Assumption (or, if such Lender becomes Lender otherwise than pursuant to an Assignment and Assumption, in the relevant documentation which it executes on becoming a Lender under this Agreement); and (a) where the Borrower is a Borrower as at the date on which that U.K. Treaty Lender becomes a Lender under this Agreement, is filed with HM Revenue & Customs within 30 days of that date; or (b) where the Borrower is not a Borrower as at the date on which that U.K. Treaty Lender becomes a Lender under this Agreement, is filed with HM Revenue & Customs within 30 days of the date on which that Borrower becomes a Borrower under this Agreement; provided that, in the event that a Borrower uses a HM Revenue & Customs’ Form DTTP2A to make a filing in respect of more than one Lender, such Form DTTP2A shall be deemed to be a HM Revenue & Customs’ Form DTTP2 in respect of each U.K. Treaty Lender specified therein.

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“U.K. CTA” means the U.K. Corporation Tax Act 2009.

“U.K. ITA” means the U.K. Income Tax Act 2007.

“U.K. Non-Bank Lender” means: (i) where a Lender becomes a party to this Agreement on the date of this Agreement, a Lender which is designated as a U.K. Non-Bank Lender in Schedule 1.01(a); and (ii) where a Lender becomes a party to this Agreement after the date of this Agreement, a Lender which gives a U.K. Tax Confirmation in the relevant Assignment or Assumption (or, if such Lender becomes Lender otherwise than pursuant to an Assignment and Assumption, in the relevant documentation which it executes on becoming a Lender under this Agreement).

“U.K. Qualifying Lender” means a Lender which is beneficially entitled to interest payable to that Lender in respect of an advance under a Loan Document and is (a) a Lender: (i) which is a bank (as defined for the purpose of section 879 of the U.K. ITA) making an advance under a Loan Document and is within the charge to U.K. corporation tax as respects any payments of interest made in respect of that advance or would be within such charge as respects such payments apart from section 18A of the U.K. CTA; or (ii) in respect of an advance made under a Loan Document by a person that was a bank (as defined for the purpose of section 879 of the U.K. ITA) at the time that that advance was made and within the charge to U.K. corporation tax as respects any payments of interest made in respect of that advance; or (b) a Lender which is: (i) a company resident in the United Kingdom for U.K. tax purposes; or (ii) a partnership each member of which is: (1) a company so resident in the United Kingdom; or (2) a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account in computing its chargeable profits (within the meaning of section 19 of the U.K. CTA) the whole of any share of interest payable in respect of that advance that falls to it by reason of Part 17 of the U.K. CTA; or (iii) a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account interest payable in respect of that advance in computing the chargeable profits (within the meaning of section 19 of the CTA) of that company; (c) a U.K. Treaty Lender or (d) a building society (as defined for the purposes of section 880 of the U.K. ITA) making an advance under a Loan Document.

“U.K. Tax Confirmation” means a confirmation by a Lender that the person beneficially entitled to interest payable to that Lender in respect of an advance under a Loan Document is either: (a) a company resident in the United Kingdom for United Kingdom tax purposes; or (b) a partnership each member of which is: (i) a company so resident in the United Kingdom; or (ii) a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account in computing its chargeable profits (within the meaning of section 19 of the U.K. CTA) the whole of any share of interest payable in respect of that advance that falls to it by reason of Part 17 of the U.K. CTA; or (c) a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account interest payable in respect of that advance in computing the chargeable profits (within the meaning of section 19 of the U.K. CTA) of that company.

“U.K. Tax Deduction” means a deduction or withholding for or on account of Tax imposed by the United Kingdom from a payment under a Loan Document, other than a deduction or withholding required by FATCA.

“U.K. Treaty State” means a jurisdiction having a double taxation agreement (a “U.K. Treaty”) with the United Kingdom which makes provision for full exemption from tax imposed by the United Kingdom on interest.

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“U.K. Treaty Lender” means a Lender which: (1) is treated as a resident of a U.K. Treaty State for the purposes of a U.K. Treaty; (2) does not carry on a business in the United Kingdom through a permanent establishment with which that Lender’s participation in the Loan is effectively connected; and (3) fulfils any conditions which must be fulfilled under that U.K. Treaty to obtain full exemption from United Kingdom tax on interest payable to that Lender in respect of an advance under a Loan Document, subject to the completion of any necessary procedural formalities.

“United States” and “U.S.” mean the United States of America.

“Unreimbursed Amount” has the meaning specified in Section 2.03(c)(i).

“Unrestricted Cash” means cash and Permitted Investments of the Company and its Subsidiaries which are not subject to any Liens (other than Permitted Encumbrances of the type described in clause (a) or (h) of the definition thereof and Liens permitted by Sections 6.02(a) or (k)).

“Unrestricted Subsidiary” means (a) any Subsidiary of the Company that is designated as an Unrestricted Subsidiary by the Company on the Closing Date or pursuant to Section 5.15 subsequent to the Closing Date and (b) any Subsidiary of an Unrestricted Subsidiary.

“U.S. Person” means any Person that is a “United States person” as defined in Section 7701(a)(30) of the Code.

“U.S. Tax Compliance Certificate” has the meaning set forth in Section 2.18(g)(ii)(B)(3).

“USA PATRIOT Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001.

“VAT” means (a) any tax imposed in compliance with the Council Directive of 28 November 2006 on the common system of value added tax (EC Directive 2006/112); and (b) any other tax of a similar nature, whether imposed in a member state of the European Union in substitution for, or levied in addition to, such tax referred to in paragraph (a) above, or imposed elsewhere.

“Voluntary Prepayment Amount” means, as of any date, an amount equal to (a) the sum of (i) the aggregate principal amount of all optional prepayments of Term Loans and Incremental Equivalent Debt in the form of term loans made prior to such date (excluding prepayments made with the proceeds of long-term Indebtedness) and (ii) the aggregate principal amount all optional prepayments of Revolving Loans or Incremental Equivalent Debt in the form of revolving loans made prior to such date (excluding prepayments made with the proceeds of long-term Indebtedness), solely to the extent accompanied by an equivalent permanent reduction of Revolving Commitments or the revolving commitments under such Incremental Equivalent Debt, as applicable, less (b) the sum of (i) the aggregate amount of all Incremental Commitments extended prior to such date in reliance on the Voluntary Prepayment Amount and (ii) the aggregate principal amount of all Incremental Equivalent Debt incurred prior to such date in reliance on the Voluntary Prepayment Amount.

“wholly-owned”, when used in reference to a Subsidiary of any Person, means that all the Equity Interests in such Subsidiary (other than directors’ qualifying shares and other nominal amounts of Equity Interests that are required to be held by other Persons under applicable law) are owned, beneficially and of record, by such Person, another wholly-owned Subsidiary of such Person or any combination thereof.

“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

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“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

Section 1.02         Classification of Loans and Borrowings. For purposes of this Agreement, Loans and Borrowings may be classified and referred to by Class (e.g., a “Term Loan” or “Term Loan Borrowing”) or by Type (e.g., a “Eurocurrency Loan” or “Eurocurrency Borrowing”) or by Class and Type (e.g., a “Eurocurrency Term Loan” or “Eurocurrency Term Borrowing”).

Section 1.03         Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” The words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all real and personal, tangible and intangible assets and properties, including cash, securities, accounts and contract rights. The word “law” shall be construed as referring to all statutes, rules, regulations, codes and other laws (including official rulings and interpretations thereunder having the force of law or with which affected Persons customarily comply), and all judgments, orders, writs and decrees, of all Governmental Authorities. Unless the context requires otherwise, (a) any definition of or reference to any agreement, instrument or other document (including this Agreement and the other Loan Documents) shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, amended and restated, extended, supplemented or otherwise modified (subject to any restrictions on such amendments, restatements, amendment and restatements, extensions, supplements or modifications set forth herein), (b) any definition of or reference to any statute, rule or regulation shall be construed as referring thereto as from time to time amended, consolidated, replaced, interpreted, supplemented or otherwise modified (including by succession of comparable successor laws), (c) any reference herein to any Person shall be construed to include such Person’s successors and assigns (subject to any restrictions on assignment set forth herein) and, in the case of any Governmental Authority, any other Governmental Authority that shall have succeeded to any or all functions thereof, (d) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof and (e) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement. In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including,” the words “to” and “until” each mean “to but excluding,” and the word “through” means “to and including.”

Section 1.04         Accounting Terms; GAAP; Pro Forma Calculations. (a) Except as otherwise expressly provided herein, all terms of an accounting or financial nature used herein shall be construed in accordance with GAAP as in effect from time to time; provided that (i) if the Company, by notice to the Administrative Agent, shall request an amendment to any provision hereof to eliminate the effect of any change occurring after the Closing Date in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent or the Required Lenders, by notice to the Company, shall request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith and (ii) notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made, without giving effect to (A) any election under Accounting Standards Codification 825-10-25 (previously referred to as Statement of Financial Accounting Standards 159, The Fair Value Option for Financial Assets and Financial Liabilities), or any successor thereto (including pursuant to the Accounting Standards Codification), to value any Indebtedness of the Company or any Subsidiary at “fair value,” as defined therein and (B) any treatment of Indebtedness relating to convertible or equity-linked securities under Accounting Standards Codification 470-20 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) requiring the valuation of any such Indebtedness in a reduced or bifurcated manner as described therein, and such Indebtedness shall at all times be valued at the full stated principal amount thereof. For purposes of the foregoing, any change by the Company in its accounting principles and standards to adopt International Financial Reporting Standards, regardless of whether required by applicable laws and regulations, will be deemed a change in GAAP.

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(b)          Notwithstanding any change in GAAP after the Closing Date that would require obligations that would be classified and accounted for as an operating lease under GAAP as existing on the Closing Date to be classified and accounted for as capital leases or otherwise reflected on the consolidated balance sheet of the Company and its Subsidiaries (including its Unrestricted Subsidiaries), such obligations shall continue to be treated as operating leases for all purposes under this Agreement.

(c)          For purposes of determining compliance with any test or covenant contained in this Agreement with respect to any period during which any Initiative occurs or during which any designation of any Subsidiary as an Unrestricted Subsidiary and any Unrestricted Subsidiary as a Subsidiary in accordance with Section 5.15 occurs (a “Subsidiary Designation”), or for purposes of determining whether any Initiative or Subsidiary Designation is permitted hereunder, Consolidated EBITDA, the Total Leverage Ratio, Adjusted Consolidated EBITDAR and the Fixed Charge Coverage Ratio shall be calculated with respect to such period on a Pro Forma Basis, giving effect to such Initiative or Subsidiary Designation.

Section 1.05         Excluded Swap Obligations. Notwithstanding any provision of this Agreement or any other Loan Document, no Guarantee by any Loan Party under any Loan Document shall include a Guarantee of any Obligation that, as to such Loan Party, is an Excluded Swap Obligation and no Collateral provided by any Loan Party shall secure any Obligation that, as to such Loan Party, is an Excluded Swap Obligation. In the event that any payment is made by, or any collection is realized from, any Loan Party as to which any Obligations are Excluded Swap Obligations, or from any Collateral provided by such Loan Party, the proceeds thereof shall be applied to pay the Obligations of such Loan Party as otherwise provided herein without giving effect to such Excluded Swap Obligations and each reference in this Agreement or any other Loan Document to the ratable application of such amounts as among the Obligations or any specified portion of the Obligations that would otherwise include such Excluded Swap Obligations shall be deemed so to provide, but appropriate adjustments shall be made with respect to payments from the other Loan Parties (or on account of their assets) to preserve the ratable application thereof as set forth in this Agreement.

Section 1.06         Limited Condition Acquisitions. In connection with the incurrence of any Indebtedness or Liens or the making of any Investments, Restricted Payments, prepayments of Restricted Indebtedness, Dispositions or fundamental changes or the designation of any Subsidiaries or Unrestricted Subsidiaries, in each case, in connection with a Limited Condition Acquisition (any of the foregoing, an “LCA Action” and collectively, the “LCA Actions”), for purposes of determining compliance with any provision of this Agreement which requires that no Default or Event of Default has occurred, is continuing or would result from any such LCA Action or that the representations and warranties shall be true and correct (or true and correct in all material respects), as applicable, such condition shall, at the option of the Company (the Company’s election to exercise such option in connection with any Limited Condition Acquisition, an “LCA Election”), be deemed satisfied, so long as no Default or Event of Default exists and the representations and warranties are true and correct (or true and correct in all material respects, as applicable) on the date the definitive agreements for such Limited Condition Acquisition are entered into (the “LCA Test Date”) and no Event of Default under clause (a), (b), (h) or (i) of Article VII shall have occurred and is continuing on the effective date of such LCA Action. For the avoidance of doubt, if the Company has exercised the LCA Election, and any Default or Event of Default occurs (including as a result of the representations and warranties not being true and correct) following the LCA Test Date and prior to the consummation of such Limited Condition Acquisition, any such Default or Event of Default shall be deemed to not have occurred or be continuing for purposes of determining whether any action being taken in connection with such Limited Condition Acquisition is permitted hereunder.

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(a)          In connection with any LCA Action, for purposes of:

(i)          determining compliance with any provision of this Agreement which requires the calculation of the Total Leverage Ratio; or

(ii)         testing baskets set forth in this Agreement;

in each case, upon the LCA Election, the date of determination of whether any such action is permitted hereunder, shall be the LCA Test Date, and if, after giving effect to the Limited Condition Acquisition and the other transactions to be entered into in connection therewith (including any incurrence of Indebtedness and the use of proceeds thereof) on a Pro Forma Basis as if they had occurred at the beginning of the most recent four consecutive fiscal quarters ending prior to the LCA Test Date for which consolidated financial statements of the Company are available, the Company could have taken such action on the relevant LCA Test Date in compliance with such ratio or basket, such ratio or basket shall be deemed to have been complied with. For the avoidance of doubt, if the Company has made an LCA Election and any of the ratios or baskets for which compliance was determined or tested as of the LCA Test Date are exceeded as a result of fluctuations in any such ratio or basket, including due to fluctuations in Consolidated EBITDA of the Company or the Person subject to such Limited Condition Acquisition, at or prior to the consummation of the relevant transaction or action, such baskets or ratios will not be deemed to have been exceeded as a result of such fluctuations. If the Company has made an LCA Election for any Limited Condition Acquisition, then in connection with any subsequent calculation of any ratio or basket availability with respect to the incurrence of any Indebtedness or Liens or the making of any Investments, Restricted Payments, prepayments of Restricted Indebtedness, Dispositions or fundamental changes or the designation of any Subsidiaries or Unrestricted Subsidiaries, in each case on or following the relevant LCA Test Date and prior to the earlier of the date on which such Limited Condition Acquisition is consummated or the definitive agreement for such Limited Condition Acquisition is terminated or expires without consummation of such Limited Condition Acquisition, any such ratio or basket shall be calculated both (y) on a Pro Forma Basis assuming such Limited Condition Acquisition and other transactions in connection therewith (including any incurrence of Indebtedness and the use of proceeds thereof) have been consummated and (z) assuming such Limited Condition Acquisition and other transactions in connection therewith have not been consummated.

Section 1.07         Exchange Rates; Currency Equivalents; Rates. (a) The Administrative Agent or the applicable Issuing Lender, as applicable, shall determine the Spot Rates as of each Revaluation Date to be used for calculating Dollar Equivalent amounts of Revolving Extensions of Credit and Revolving Outstanding Amounts denominated in Alternative Currencies. Such Spot Rates shall become effective as of such Revaluation Date and shall be the Spot Rates employed in converting any amounts between the applicable currencies until the next Revaluation Date to occur. Except for purposes of financial statements delivered by the Company hereunder or calculating financial covenants hereunder or except as otherwise provided herein, the applicable amount of any currency (other than Dollars) for purposes of the Loan Documents shall be such Dollar Equivalent amount as so determined by the Administrative Agent or the applicable Issuing Lender, as applicable.

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(b)          Wherever in this Agreement in connection with a Borrowing, conversion, continuation or prepayment of a Eurocurrency Rate Loan or the issuance, amendment or extension of a Letter of Credit, an amount, such as a required minimum or multiple amount, is expressed in Dollars, but such Borrowing, Eurocurrency Rate Loan or Letter of Credit is denominated in an Alternative Currency, such amount shall be the relevant Alternative Currency Equivalent of such Dollar amount (rounded to the nearest unit of such Alternative Currency, with 0.5 of a unit being rounded upward), as determined by the Administrative Agent or the applicable Issuing Lender, as the case may be.

(c)          The Administrative Agent does not warrant, nor accept responsibility, nor shall the Administrative Agent have any liability with respect to the administration, submission or any other matter related to the rates in the definition of “Eurocurrency Rate” or with respect to any comparable or successor rate thereto.

Section 1.08         Additional Alternative Currencies. (a) The Company may from time to time request that Eurocurrency Rate Loans be made and/or Letters of Credit be issued in a currency other than those specifically listed in the definition of “Alternative Currency;” provided that (i) such requested currency is an Eligible Currency and (ii) such requested currency shall be treated as a “LIBOR Quoted Currency” only to the extent that there is a published LIBOR Rate for such currency. In the case of any such request with respect to the making of Eurocurrency Rate Loans, such request shall be subject to the approval of the Administrative Agent and the Multicurrency Tranche Revolving Lenders; and in the case of any such request with respect to the issuance of Letters of Credit, such request shall be subject to the approval of the Administrative Agent and the applicable Issuing Lender.

(b)          Any such request shall be made to the Administrative Agent not later than 11:00 a.m., 20 Business Days prior to the date of the desired Borrowing or issuance of a Letter of Credit (or such other time or date as may be agreed by the Administrative Agent and, in the case of any such request pertaining to Letters of Credit, the applicable Issuing Lender, in its or their sole discretion). In the case of any such request pertaining to Eurocurrency Rate Loans, the Administrative Agent shall promptly notify each Multicurrency Tranche Revolving Lender thereof; and in the case of any such request pertaining to Letters of Credit, the Administrative Agent shall promptly notify the applicable Issuing Lender thereof. Each Multicurrency Tranche Revolving Lender (in the case of any such request pertaining to Eurocurrency Rate Loans) or the applicable Issuing Lender (in the case of a request pertaining to Letters of Credit) shall notify the Administrative Agent, not later than 11:00 a.m., ten Business Days after receipt of such request whether it consents, in its sole discretion, to the making of Eurocurrency Rate Loans or the issuance of Letters of Credit, as the case may be, in such requested currency.

(c)          Any failure by a Multicurrency Tranche Revolving Lender or an Issuing Lender, as the case may be, to respond to such request within the time period specified in the preceding sentence shall be deemed to be a refusal by such Lender or such Issuing Lender, as the case may be, to permit Eurocurrency Rate Loans to be made or Letters of Credit to be issued in such requested currency. If the Administrative Agent and all the Multicurrency Tranche Revolving Lenders consent to making Eurocurrency Rate Loans in such requested currency and the Administrative Agent and the Multicurrency Tranche Revolving Lenders determine that there is an appropriate interest rate to be used for such requested currency, the Administrative Agent shall so notify the Company and (i) the Administrative Agent and such Lenders may amend the definition of Eurocurrency Rate for any Non-LIBOR Quoted Currency to the extent necessary to add the applicable Eurocurrency Rate for such currency and (ii) to the extent the definition of Eurocurrency Rate reflects the appropriate interest rate for such currency or has been amended to reflect the appropriate rate for such currency, such currency shall thereupon be deemed for all purposes to be an Alternative Currency for purposes of any Borrowings of Eurocurrency Rate Loans; and if the Administrative Agent and the applicable Issuing Lender consent to the issuance of Letters of Credit in such requested currency, the Administrative Agent shall so notify the Company and (A) the Administrative Agent and the applicable Issuing Lender may amend the definition of Eurocurrency Rate for any Non-LIBOR Quoted Currency to the extent necessary to add the applicable Eurocurrency Rate for such currency and (B) to the extent the definition of Eurocurrency Rate reflects the appropriate interest rate for such currency or has been amended to reflect the appropriate rate for such currency, such currency shall thereupon be deemed for all purposes to be an Alternative Currency, for purposes of any Letter of Credit issuances by such Issuing Lender. If the Administrative Agent shall fail to obtain consent to any request for an additional currency under this Section 1.08, the Administrative Agent shall promptly so notify the Company. Any specified currency of an Existing Letter of Credit that is neither Dollars nor one of the Alternative Currencies specifically listed in the definition of “Alternative Currency” shall be deemed an Alternative Currency with respect to such Existing Letter of Credit only.

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Section 1.09         Change of Currency. (a) Each obligation of the Borrowers to make a payment denominated in the national currency unit of any member state of the European Union that adopts the Euro as its lawful currency after the date hereof shall be redenominated into Euro at the time of such adoption. If, in relation to the currency of any such member state, the basis of accrual of interest expressed in this Agreement in respect of that currency shall be inconsistent with any convention or practice in the London interbank market for the basis of accrual of interest in respect of the Euro, such expressed basis shall be replaced by such convention or practice with effect from the date on which such member state adopts the Euro as its lawful currency; provided that if any Borrowing in the currency of such member state is outstanding immediately prior to such date, such replacement shall take effect, with respect to such Borrowing, at the end of the then current Interest Period.

(b)          Each provision of this Agreement shall be subject to such reasonable changes of construction as the Administrative Agent may from time to time specify to be appropriate to reflect the adoption of the Euro by any member state of the European Union and any relevant market conventions or practices relating to the Euro.

(c)          Each provision of this Agreement also shall be subject to such reasonable changes of construction as the Administrative Agent may from time to time specify to be appropriate to reflect a change in currency of any other country and any relevant market conventions or practices relating to the change in currency.

Section 1.10         Times of Day. Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).

Section 1.11         Letter of Credit Amounts. Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the Dollar Equivalent of the stated amount of such Letter of Credit in effect at such time; provided, however, that with respect to any Letter of Credit that, by its terms or the terms of any Issuer Document related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the Dollar Equivalent of the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.

Article II

The Credits

Section 2.01         Commitments. (a) Subject to the terms and conditions set forth herein, each Term Lender agrees to make a Term Loan in Dollars to the Company on the Closing Date in a principal amount not exceeding its Initial Term Loan Commitment. Amounts repaid or prepaid in respect of Term Loans may not be reborrowed.

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(b)          Subject to the terms and conditions set forth herein, (i) each Dollar Tranche Revolving Lender agrees to make revolving credit loans (“Dollar Tranche Revolving Loans”) in Dollars to the Borrowers from time to time during the Revolving Commitment Period in an aggregate principal amount that will not result (after giving effect to any application of proceeds of such Revolving Loans pursuant to Section 2.04) in (x) the sum of the total Dollar Tranche Revolving Credit Exposures exceeding the aggregate Dollar Tranche Revolving Commitments or (y) the Dollar Tranche Revolving Credit Exposure of any Lender exceeding such Lender’s Dollar Tranche Revolving Commitment and (ii) each Multicurrency Tranche Revolving Lender agrees to make revolving credit loans (“Multicurrency Tranche Revolving Loans”) in Dollars or in one or more Alternative Currencies to the Borrowers from time to time during the Revolving Commitment Period in an aggregate principal amount that will not result in (x) the sum of the total Multicurrency Tranche Revolving Credit Exposures exceeding the aggregate Multicurrency Tranche Revolving Commitments, (y) the Multicurrency Tranche Revolving Credit Exposure of any Lender exceeding such Lender’s Multicurrency Tranche Revolving Commitment or (z) the sum of the total Revolving Credit Exposures denominated in an Alternative Currency exceeding the Alternative Currency Sublimit. During the Revolving Commitment Period the Borrowers may use the Revolving Commitments by borrowing, prepaying the Revolving Loans in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof.

Section 2.02         Loans and Borrowings. (a) (i) Each Term Loan shall be made as part of a Borrowing made by the Lenders ratably in accordance with their Term Commitments of the applicable Class. The failure of any Term Lender to make any Term Loan required to be made by it shall not relieve any other Term Lender of its obligations hereunder; provided that the Term Commitments of the Term Lenders are several and no Term Lender shall be responsible for any other Term Lender’s failure to make Loans as required.

(ii)         Each Revolving Loan shall be made as part of a Borrowing consisting of Revolving Loans of the same Class and Type made by the applicable Lenders ratably in accordance with their Revolving Commitments of the applicable Class. The failure of any Revolving Lender to make any Revolving Loan required to be made by it shall not relieve any other Revolving Lender of its obligations hereunder; provided that the Revolving Commitments of the Revolving Lenders are several and no Revolving Lender shall be responsible for any other Revolving Lender’s failure to make Loans as required.

(b)          Subject to Section 2.15, each Borrowing shall be comprised entirely of Base Rate Loans or Eurocurrency Loans as the relevant Borrower may request in accordance herewith; provided that each Base Rate Loan shall only be made in Dollars. Each Lender at its option may make any Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the relevant Borrower to repay such Loan in accordance with the terms of this Agreement.

(c)          At the commencement of each Interest Period for any Eurocurrency Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of the Borrowing Multiple and not less than the Borrowing Minimum; provided that a Eurocurrency Borrowing that results from a continuation of an outstanding Eurocurrency Borrowing may be in an aggregate amount that is equal to such outstanding Borrowing. At the time that each Base Rate Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of the Borrowing Multiple and not less than $1,000,000 (provided that the Swingline Lender may request, on behalf of the Borrowers, borrowings under the Dollar Tranche Revolving Commitments that are Base Rate Loans in other amounts pursuant to Section 2.05(a)). Borrowings of more than one Type and Class may be outstanding at the same time; provided that there shall not at any time be more than ten (10) Interest Periods in effect in respect of the Initial Term Facility and ten (10) Interest Periods in effect in respect of the Revolving Facilities.

(d)          Notwithstanding any other provision of this Agreement, no Borrower shall be entitled to request, or to elect to convert to or continue, any Eurocurrency Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date applicable thereto.

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Section 2.03         Requests for Borrowings. (a) To request a Borrowing (other than a Borrowing of Swingline Loans), the applicable Borrower (or the Company on behalf of the applicable Borrower) shall notify the Administrative Agent, which notice may be given by a Borrowing Request or telephone (provided that any telephonic notice must be confirmed immediately by delivery to the Administrative Agent of a Borrowing Request), not later than 11:00 a.m., (a) in the case of a Eurocurrency Borrowing denominated in Dollars, three Business Days (or, in the case of the Term Loan Borrowing to be made on the Closing Date, such shorter period as may be agreed by the Administrative Agent) before the date of the proposed Borrowing (or such shorter period of time as may be agreed to by the Administrative Agent and the Lenders), (b) in the case of a Eurocurrency Borrowing denominated in an Alternative Currency (other than a Special Notice Currency), four Business Days before the date of the proposed Borrowing (or such shorter period of time as may be agreed to by the Administrative Agent and the Multicurrency Tranche Revolving Lenders), (c) in the case of a Eurocurrency Borrowing denominated in a Special Notice Currency, five Business Days before the date of the proposed Borrowing (or such shorter period of time as may be agreed to by the Administrative Agent and the Multicurrency Tranche Revolving Lenders), and (d) on the requested date of any Base Rate Borrowing (or such shorter period of time as may be agreed to by the Administrative Agent and the Lenders); provided that if any Borrower wishes to request Eurocurrency Rate Loans having an Interest Period other than one week or one, two, three or six months in duration as provided in the definition of “Interest Period,” the applicable notice must be received by the Administrative Agent at least one Business Day earlier than that otherwise provided in this Section 2.03(a), whereupon the Administrative Agent shall give prompt notice to the Lenders of such request and determine whether the requested Interest Period is acceptable to all of them. Not later than 11:00 a.m., (i) three Business Days before the requested date of such Borrowing, conversion or continuation of Eurocurrency Rate Loans denominated in Dollars, or (ii) four Business Days (or five Business days in the case of a Special Notice Currency) prior to the requested date of such Borrowing of Eurocurrency Rate Loans denominated in Alternative Currencies, the Administrative Agent shall notify the applicable Borrower (which notice may be by telephone) whether or not the requested Interest Period has been consented to by all the Lenders. Each such Borrowing Request shall be irrevocable, except that a Borrowing Request may be conditioned on the occurrence of any subsequent event (including a Permitted Acquisition or other Investment), in which case, such notice may be revoked by the applicable Borrower (by written notice to the Administrative Agent on or prior to the date of such funding) if such event does not occur. Each such written Borrowing Request shall specify the following information in compliance with Section 2.02:

(i)          the name of the applicable Borrower;

(ii)         whether the requested Borrowing is to be a Term Loan Borrowing, an Incremental Term Loan Borrowing of a particular Series or a Revolving Loan Borrowing;

(iii)        the aggregate amount of such Borrowing;

(iv)        the date of such Borrowing, which shall be a Business Day;

(v)         whether such Borrowing is to be a Base Rate Borrowing or a Eurocurrency Borrowing and, in the case of a Revolving Loan Borrowing in Dollars, whether such Borrowing is to be a Dollar Tranche Revolving Borrowing or a Multicurrency Tranche Revolving Borrowing;

(vi)        in the case of a Eurocurrency Borrowing, the currency of such Borrowing and the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period,” and

(vii)       the Applicable Funding Account.

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If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be a Base Rate Borrowing and if no election as to the currency of Borrowing is specified, then the requested Borrowing shall be made in Dollars made under the Dollar Tranche Revolving Commitments. If no Interest Period is specified with respect to any requested Eurocurrency Borrowing, then the relevant Borrower shall be deemed to have selected an Interest Period of one month’s duration. Promptly following receipt of a Borrowing Request in accordance with this Section 2.03, the Administrative Agent shall advise each Lender of the applicable Class of the details thereof and of the amount (and currency) of such Lender’s Loan to be made as part of the requested Borrowing.

Section 2.04         Swingline Commitments. (a) Subject to the terms and conditions set forth herein, from time to time during the Revolving Commitment Period, the Swingline Lender may, in its discretion, make a portion of the credit otherwise available to the Company under the Dollar Tranche Revolving Commitments by making swing line loans (“Swingline Loans”) in Dollars to the Company; provided that (i) the sum of (x) the Swingline Exposure of such Swingline Lender (in its capacity as a Dollar Tranche Revolving Lender), (y) the aggregate principal amount of outstanding Dollar Tranche Revolving Loans made by such Swingline Lender (in its capacity as a Dollar Tranche Revolving Lender) and (z) the L/C Exposure of such Swingline Lender (in its capacity as a Dollar Tranche Revolving Lender) shall not exceed its Dollar Tranche Revolving Commitment then in effect, (ii) the sum of the outstanding Swingline Loans shall not exceed the Swingline Commitment, (iii) the Company shall not request, and no Swingline Lender shall make, any Swingline Loan if, after giving effect to the making of such Swingline Loan, the aggregate amount of the Available Revolving Commitments with respect to the Dollar Tranche Lenders would be less than zero and (iv) the Swingline Lender shall not be under any obligation to make any Swingline Loan if it shall determine (which determination shall be conclusive and binding absent manifest error) that it has, or by such Swingline Loan may have, Fronting Exposure. During the Revolving Commitment Period, the Company may use the Swingline Commitment by borrowing, repaying and reborrowing, all in accordance with the terms and conditions hereof. Swingline Loans shall be Base Rate Loans only.

(b)          The Company shall repay to the Swingline Lender the then unpaid principal amount of each Swingline Loan on the earlier of the Revolving Termination Date and five Business Days after such Swingline Loan is made; provided that on each date that a Dollar Tranche Revolving Loan is borrowed, the Company shall repay all Swingline Loans then outstanding and the proceeds of any such Dollar Tranche Revolving Loans shall be applied by the Administrative Agent to repay any Swingline Loans outstanding.

Section 2.05         Procedure for Swingline Borrowing; Refunding of Swingline Loans. (a) Whenever the Company desires that the Swingline Lender make Swingline Loans it shall give the Swingline Lender irrevocable telephonic notice confirmed promptly in writing (which telephonic notice must be received by the Swingline Lender not later than 1:00 p.m. on the date of the proposed Borrowing), substantially in the form of Exhibit B-2 or any other form approved by the Swingline Lender, specifying (i) the amount to be borrowed and (ii) the requested date of Borrowing (which shall be a Business Day during the Revolving Commitment Period). Each borrowing under the Swingline Commitment shall be in an amount equal to $500,000 or a whole multiple of $100,000 in excess thereof. Not later than 3:00 p.m. on the proposed Borrowing date specified in a notice in respect of Swingline Loans, the Swingline Lender shall make available to the Administrative Agent at the Funding Office an amount in immediately available funds equal to the requested Swingline Loan. The Administrative Agent shall make the proceeds of such Swingline Loan available to the Company on such Borrowing date by depositing such proceeds in the account of the Company with the Administrative Agent on such Borrowing date in immediately available funds.

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(b)          The Swingline Lender, at any time and from time to time in its sole and absolute discretion may, on behalf of the Company (which hereby irrevocably directs the Swingline Lender to act on its behalf), on one Business Day’s notice given by such Swingline Lender no later than 12:00 Noon request each Dollar Tranche Revolving Lender to make, and each Dollar Tranche Revolving Lender hereby agrees to make, a Dollar Tranche Revolving Loan, in an amount equal to such Dollar Tranche Revolving Lender’s Dollar Tranche Applicable Percentage of the aggregate amount of the Swingline Loans (the “Refunded Swingline Loans”) outstanding on the date of such notice, to repay the Swingline Lender. Each Dollar Tranche Revolving Lender shall make the amount of such Dollar Tranche Revolving Loan available to the Administrative Agent at the Funding Office in Same Day Funds (and the Administrative Agent may apply Cash Collateral available with respect to the applicable Swingline Loan) not later than 10:00 a.m. one Business Day after the date of such notice. The proceeds of such Dollar Tranche Revolving Loans shall be immediately made available by the Administrative Agent to the Swingline Lender for application by the Swingline Lender to the repayment of the Refunded Swingline Loans. The Company irrevocably authorizes the Swingline Lender to charge the Company’s accounts with the Administrative Agent (up to the amount available in each such account) in order to immediately pay the amount of such Refunded Swingline Loans to the extent amounts received from the Dollar Tranche Revolving Lenders are not sufficient to repay in full such Refunded Swingline Loans.

(c)          If prior to the time a Dollar Tranche Revolving Loan would have otherwise been made pursuant to Section 2.05(b), one of the events described in clause (h) or (i) of Article VII shall have occurred and be continuing with respect to the Company or if for any other reason, as determined by any Swingline Lender in its sole discretion, Dollar Tranche Revolving Loans may not be made as contemplated by Section 2.05(b), each Dollar Tranche Revolving Lender shall, on the date such Dollar Tranche Revolving Loan was to have been made pursuant to the notice referred to in Section 2.05(b), purchase for cash an undivided participating interest in the then outstanding Swingline Loans by paying to the Swingline Lender an amount (the “Swingline Participation Amount”) equal to (i) such Dollar Tranche Revolving Lender’s Dollar Tranche Applicable Percentage times (ii) the sum of the aggregate principal amount of Swingline Loans of the Swingline Lender then outstanding that were to have been repaid with such Dollar Tranche Revolving Loans.

(d)          Whenever, at any time after the Swingline Lender has received from any Dollar Tranche Revolving Lender such Lender’s Swingline Participation Amount, the Swingline Lender receives any payment on account of the Swingline Loans, the Swingline Lender will distribute to such Lender its ratable portion of such payment (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender’s participating interest was outstanding and funded and, in the case of principal and interest payments, to reflect such Lender’s pro rata portion of such payment if such payment is not sufficient to pay the principal of and interest on all Swingline Loans then due); provided, however, that in the event that such payment received by the Swingline Lender is required to be returned, such Dollar Tranche Revolving Lender will return to the Swingline Lender any portion thereof previously distributed to it by the Swingline Lender.

(e)          Each Dollar Tranche Revolving Lender’s obligation to make the Loans referred to in Section 2.05(b) and to purchase participating interests pursuant to Section 2.05(c) shall be absolute and unconditional and shall not be affected by any circumstance, including (i) any setoff, counterclaim, recoupment, defense or other right that such Dollar Tranche Revolving Lender or the Company may have against the Swingline Lender, the Company or any other Person for any reason whatsoever, (ii) the occurrence or continuance of a Default or an Event of Default or the failure to satisfy any of the other conditions specified in Article IV, (iii) any adverse change in the condition (financial or otherwise) of the Company, (iv) any breach of this Agreement or any other Loan Document by the Company, any other Loan Party or any other Revolving Lender or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

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Section 2.06         Letters of Credit. (a) L/C Commitment.

(i) Subject to the terms and conditions hereof, each Issuing Lender, in reliance on the agreements of the other Dollar Tranche Revolving Lenders set forth in Section 2.06(d)(i), agrees, from time to time on any Business Day during the period from the Closing Date until the Letter of Credit Expiration Date, to issue standby letters of credit (“Letters of Credit”) for the account of the Company or any Subsidiary (including, to the extent not prohibited by Section 6.04, Unrestricted Subsidiaries) and to amend or extend Letters of Credit previously issued by it, in accordance with subsection (b) below, on any Business Day during the Revolving Commitment Period in such form as may be approved from time to time by such Issuing Lender; provided that, after giving effect to any issuance, amendment, increase or extension of any Letter of Credit, (w) the sum of the total Dollar Tranche Revolving Credit Exposures shall not exceed the aggregate Dollar Tranche Revolving Commitments, (x) the Dollar Tranche Revolving Credit Exposure of any Lender shall not exceed such Lender’s Dollar Tranche Revolving Commitment, (y) the sum of the total Revolving Credit Exposures denominated in an Alternative Currency shall not exceed the Alternative Currency Sublimit and (z) the L/C Exposure shall not exceed the L/C Commitment. Each request by the Company for the issuance, amendment, increase or extension of any Letter of Credit shall be deemed to be a representation by the Company that such requested issuance, amendment, increase or extension, as applicable, complies with the conditions set forth in the proviso to the preceding sentence. Each Letter of Credit shall be denominated in Dollars or one or more Alternative Currencies. All letters of credit identified on Schedule 2.06 (the “Existing Letters of Credit”) shall be deemed to have been issued pursuant hereto, and from and after the Closing Date shall be subject to and governed by the terms and conditions hereof.

(ii)         No Issuing Lender shall issue any Letter of Credit, if:

(A)         subject to Section 2.06(b)(iii), the expiry date of the requested Letter of Credit would occur more than twelve months after the date of issuance or last extension, unless the Majority in Interest of the Dollar Tranche Revolving Lenders have approved such expiry date; or

(B)         the expiry date of the requested Letter of Credit would occur more than 12 months after the Revolving Termination Date, unless all the Dollar Tranche Revolving Lenders have approved such expiry date.

(iii)        No Issuing Lender shall be under any obligation to issue any Letter of Credit if:

(A)         any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain such Issuing Lender from issuing the Letter of Credit, or any Requirement of Law applicable to such Issuing Lender or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over such Issuing Lender shall prohibit, or request that such Issuing Lender refrain from, the issuance of letters of credit generally or the Letter of Credit in particular or shall impose upon such Issuing Lender with respect to the Letter of Credit any restriction, reserve or capital requirement (for which such Issuing Lender is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon such Issuing Lender any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which such Issuing Lender in good faith deems material to it;

(B)         the issuance of the Letter of Credit would violate one or more policies of such Issuing Lender applicable to letters of credit generally;

(C)         except as otherwise agreed by the Administrative Agent and such Issuing Lender, the Letter of Credit is in an initial stated amount less than $250,000;

(D)         except as otherwise agreed by the Administrative Agent and such Issuing Lender, the Letter of Credit is to be denominated in a currency other than Dollars or an Alternative Currency;

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(E)         such Issuing Lender does not as of the issuance date of the requested Letter of Credit issue Letters of Credit in the requested currency;

(F)         any Lender is at that time a Defaulting Lender, unless such Issuing Lender has entered into arrangements, including the delivery of Cash Collateral, satisfactory to the Issuing Lender (in its sole discretion) with the Company or such Lender to eliminate the Issuing Lender’s actual or potential Fronting Exposure (after giving effect to Section 2.18(a)(iv)) with respect to the Defaulting Lender arising from either the Letter of Credit then proposed to be issued or that Letter of Credit and all other L/C Obligations as to which such Issuing Lender has actual or potential Fronting Exposure, as it may elect in its sole discretion; or

(G)         the Letter of Credit contains any provisions for automatic reinstatement of the stated amount after any drawing thereunder.

(iv)        No Issuing Lender shall amend any Letter of Credit if such Issuing Lender would not be permitted at such time to issue the Letter of Credit in its amended form under the terms hereof.

(v)         No Issuing Lender shall be under any obligation to amend any Letter of Credit if (A) such Issuing Lender would have no obligation at such time to issue the Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of the Letter of Credit does not accept the proposed amendment to the Letter of Credit.

(vi)        Each Issuing Lender shall act on behalf of the Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and such Issuing Lender shall have all of the benefits and immunities (A) provided to the Administrative Agent in Article VIII with respect to any acts taken or omissions suffered by such Issuing Lender in connection with Letters of Credit issued by it or proposed to be issued by it and Issuer Documents pertaining to such Letters of Credit as fully as if the term “Administrative Agent” as used in Article VIII included such Issuing Lender with respect to such acts or omissions, and (B) as additionally provided herein with respect to such Issuing Lender.

(b)          Procedure for Issuance and Amendment of Letters of Credit; Auto-Extension Letters of Credit.

(i)          Each Letter of Credit shall be issued or amended, as the case may be, upon the request of the Company delivered to the applicable Issuing Lender (with a copy to the Administrative Agent) in the form of an Application, appropriately completed and signed by a Responsible Officer of the Company. Such Application may be sent by facsimile, by United States mail, by overnight courier, by electronic transmission using the system provided by the applicable Issuing Lender, by personal delivery or by any other means acceptable to such Issuing Lender. Such Application must be received by the applicable Issuing Lender and the Administrative Agent not later than 11:00 a.m. at least two Business Days (or such later date and time as the Administrative Agent and such Issuing Lender may agree in a particular instance in their sole discretion) prior to the proposed issuance date or date of amendment, as the case may be. In the case of a request for an initial issuance of a Letter of Credit, such Application shall specify in form and detail satisfactory to the applicable Issuing Lender: (A) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (B) the amount and currency thereof and in the absence of specification of currency shall be deemed a request for a Letter of Credit denominated in Dollars; (C) the expiry date thereof; (D) the name and address of the beneficiary thereof; (E) the documents to be presented by such beneficiary in case of any drawing thereunder; (F) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; (G) the purpose and nature of the requested Letter of Credit; and (H) such other matters as such Issuing Lender may require. In the case of a request for an amendment of any outstanding Letter of Credit, such Application shall specify in form and detail satisfactory to the applicable Issuing Lender (A) the Letter of Credit to be amended; (B) the proposed date of amendment thereof (which shall be a Business Day); (C) the nature of the proposed amendment; and (D) such other matters as such Issuing Lender may require. Additionally, the Company shall furnish to the applicable Issuing Lender and the Administrative Agent such other documents and information pertaining to such requested Letter of Credit issuance or amendment, including any Issuer Documents, as such Issuing Lender or the Administrative Agent may require.

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(ii)         Promptly after receipt of any Application, the applicable Issuing Lender will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such Application from the Company and, if not, such Issuing Lender will provide the Administrative Agent with a copy thereof. Unless the applicable Issuing Lender has received written notice from any Lender, the Administrative Agent or any Loan Party, at least one Business Day prior to the requested date of issuance or amendment of the applicable Letter of Credit, that one or more applicable conditions contained in Article IV shall not then be satisfied, then, subject to the terms and conditions hereof, such Issuing Lender shall, on the requested date, issue a Letter of Credit for the account of the Company (or the applicable Subsidiary) or enter into the applicable amendment, as the case may be, in each case in accordance with such Issuing Lender’s usual and customary business practices.

(iii)        If the Company so requests in any applicable Application, an Issuing Lender may, in its sole discretion, agree to issue a Letter of Credit that has automatic extension provisions (each, an “Auto-Extension Letter of Credit”); provided that any such Auto-Extension Letter of Credit must permit the applicable Issuing Lender to prevent any such extension at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the “Non-Extension Notice Date”) in each such twelve-month period to be agreed upon at the time such Letter of Credit is issued. Unless otherwise directed by the applicable Issuing Lender, the Company shall not be required to make a specific request to such Issuing Lender for any such extension. Once an Auto-Extension Letter of Credit has been issued, the Lenders shall be deemed to have authorized (but may not require) the applicable Issuing Lender to permit the extension of such Letter of Credit at any time to an expiry date not later than twelve months after the Revolving Termination Date; provided, however, that the applicable Issuing Lender shall not permit any such extension if (A) such Issuing Lender has determined that it would not be permitted, or would have no obligation, at such time to issue such Letter of Credit in its revised form (as extended) under the terms hereof (by reason of the provisions of clause (ii) or (iii) of Section 2.06(a) or otherwise), or (B) it has received notice (which may be by telephone or in writing) on or before the day that is seven Business Days before the Non-Extension Notice Date (1) from the Administrative Agent that the Majority in Interest of the Dollar Tranche Revolving Lenders have elected not to permit such extension or (2) from the Administrative Agent, any Lender or the Company that one or more of the applicable conditions specified in Section 4.02 is not then satisfied, and in each such case directing the applicable Issuing Lender not to permit such extension.

(iv)        If the Company so requests in any applicable Application, the applicable Issuing Lender may, in its sole discretion, agree to issue a Letter of Credit that permits the automatic reinstatement of all or a portion of the stated amount thereof after any drawing thereunder (each, an “Auto-Reinstatement Letter of Credit”). Unless otherwise directed by the an Issuing Lender, the Company shall not be required to make a specific request to such Issuing Lender to permit such reinstatement. Once an Auto-Reinstatement Letter of Credit has been issued, except as provided in the following sentence, the Lenders shall be deemed to have authorized (but may not require) the applicable Issuing Lender to reinstate all or a portion of the stated amount thereof in accordance with the provisions of such Letter of Credit. Notwithstanding the foregoing, if such Auto-Reinstatement Letter of Credit permits the applicable Issuing Lender to decline to reinstate all or any portion of the stated amount thereof after a drawing thereunder by giving notice of such non-reinstatement within a specified number of days after such drawing (the “Non-Reinstatement Deadline”), such Issuing Lender shall not permit such reinstatement if it has received a notice (which may be by telephone or in writing) on or before the day that is seven Business Days before the Non-Reinstatement Deadline (A) from the Administrative Agent that the Majority in Interest of the Dollar Tranche Revolving Lenders have elected not to permit such reinstatement or (B) from the Administrative Agent, any Lender or the Company that one or more of the applicable conditions specified in Section 4.02 is not then satisfied (treating such reinstatement as a Revolving Extension of Credit for purposes of this clause) and, in each case, directing the applicable Issuing Lender not to permit such reinstatement.

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(v)         Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the applicable Issuing Lender will also deliver to the Company and the Administrative Agent a true and complete copy of such Letter of Credit or amendment.

(c)          Fees and Other Charges. (i) The Company will pay a fee on the maximum amount available to be drawn under each Letter of Credit that is issued and outstanding at a per annum rate equal to (i) 1.00% with respect to the first $75,000,000 of issued and outstanding Letters of Credit and (ii) the Applicable Rate then in effect with respect to Eurocurrency Loans with respect to the remaining amount of issued and outstanding Letters of Credit, shared ratably among the Dollar Tranche Revolving Lenders and payable quarterly in arrears on each Fee Payment Date after the issuance date. In addition, the Company shall pay to each Issuing Lender for its own account a fronting fee of 0.125% per annum on the undrawn and unexpired amount of each Letter of Credit, payable quarterly in arrears on each Fee Payment Date after the issuance date.

(ii)         In addition to the foregoing fees, the Company shall pay or reimburse each Issuing Lender for such normal and customary costs and expenses as are incurred or charged by such Issuing Lender in issuing, negotiating, effecting payment under, amending or otherwise administering any Letter of Credit.

(d)          L/C Participations. (i) Each Issuing Lender irrevocably agrees to grant and hereby grants to each L/C Participant, and, to induce such Issuing Lender to issue Letters of Credit, each L/C Participant irrevocably agrees to accept and purchase and hereby accepts and purchases from such Issuing Lender, on the terms and conditions set forth below, immediately upon the issuance of a Letter of Credit, for such L/C Participant’s own account and risk an undivided interest equal to such L/C Participant’s Dollar Tranche Applicable Percentage in such Issuing Lender’s obligations and rights under and in respect of each Letter of Credit and the amount of each draft paid by such Issuing Lender thereunder. Each L/C Participant agrees with each such Issuing Lender that, if a draft is paid under any Letter of Credit for which such Issuing Lender is not reimbursed in full by the Company in accordance with the terms of this Agreement (or in the event that any reimbursement received by such Issuing Lender shall be required to be returned by it at any time), such L/C Participant shall pay upon demand an amount in Dollars, to the Administrative Agent, at the Administrative Agent’s office for Dollar-denominated payments, equal to such L/C Participant’s Dollar Tranche Applicable Percentage of the amount that is not so reimbursed (or is so returned) not later than 1:00 p.m. on the Business Day specified in the demand therefore. The Administrative Agent shall remit the funds so received to the applicable Issuing Lender in Dollars. Each L/C Participant’s obligation to pay such amount shall be absolute and unconditional and shall not be affected by any circumstance, including (i) any setoff, counterclaim, recoupment, defense or other right that such L/C Participant may have against such Issuing Lender, the Company or any other Person for any reason whatsoever, (ii) the occurrence or continuance of a Default or an Event of Default or the failure to satisfy any of the other conditions specified in Article IV, (iii) any adverse change in the condition (financial or otherwise) of the Company, (iv) any breach of this Agreement or any other Loan Document by the Company, any other Loan Party or any other L/C Participant or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing. If any Lender fails to make available to the Administrative Agent for the account of the applicable Issuing Lender any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.06(d) by the time specified herein, then, without limiting the other provisions of this Agreement, the applicable Issuing Lender shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to such Issuing Lender at a rate per annum equal to the applicable Overnight Rate from time to time in effect, plus any administrative, processing or similar fees customarily charged by such Issuing Lender in connection with the foregoing.

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(ii)         If any payment received by the Administrative Agent for the account of the applicable Issuing Lender pursuant to Section 2.06(d)(i) is required to be returned under any of the circumstances (including pursuant to any settlement entered into by such Issuing Lender in its discretion), each Lender shall pay to the Administrative Agent for the account of such Issuing Lender its Applicable Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Lender, at a rate per annum equal to the applicable Overnight Rate from time to time in effect. The obligations of the Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.

(iii)        Whenever, at any time after an Issuing Lender has made payment under any Letter of Credit and has received from any L/C Participant its pro rata share of such payment in accordance with Section 2.06(d)(i), such Issuing Lender receives any payment related to such Letter of Credit (whether directly from the Company or otherwise, including proceeds of collateral applied thereto by such Issuing Lender), or any payment of interest on account thereof, such Issuing Lender will distribute to such L/C Participant its pro rata share thereof; provided, however, that in the event that any such payment received by such Issuing Lender shall be required to be returned by such Issuing Lender, such L/C Participant shall return to such Issuing Lender the portion thereof previously distributed by such Issuing Lender to it.

(e)          Reimbursement Obligation of the Company. If any draft is paid under any Letter of Credit, the Company shall reimburse the applicable Issuing Lender for the amount of (i) the draft so paid and (ii) any taxes, fees, charges or other costs or expenses incurred by such Issuing Lender in connection with such payment, not later than 11:00 a.m. on the date of any payment by the applicable Issuing Lender under a Letter of Credit to be reimbursed in Dollars, or the Applicable Time on the date of any payment by the applicable Issuing Lender under a Letter of Credit to be reimbursed in an Alternative Currency (each such date, an “Honor Date”). Each such payment shall be made to the applicable Issuing Lender at its address for notices referred to herein in immediately available funds. In the case of a Letter of Credit denominated in an Alternative Currency, the Company shall reimburse the applicable Issuing Lender in such Alternative Currency, unless (A) such Issuing Lender (at its option) shall have specified in such notice that it will require reimbursement in Dollars, or (B) in the absence of any such requirement for reimbursement in Dollars, the Company shall have notified such Issuing Lender promptly following receipt of the notice of drawing that the Company will reimburse such Issuing Lender in Dollars. In the case of any such reimbursement in Dollars of a drawing under a Letter of Credit denominated in an Alternative Currency, the applicable Issuing Lender shall notify the Company of the Dollar Equivalent of the amount of the drawing promptly following the determination thereof. In the event that (A) a drawing denominated in an Alternative Currency is to be reimbursed in Dollars pursuant to the immediately preceding sentence and (B) the Dollar amount paid by the Company, whether on or after the Honor Date, shall not be adequate on the date of that payment to purchase in accordance with normal banking procedures a sum denominated in the Alternative Currency equal to the drawing, the Company agrees, as a separate and independent obligation, to indemnify the applicable Issuing Lender for the loss resulting from its inability on that date to purchase the Alternative Currency in the full amount of the drawing. If the Company fails to timely reimburse the applicable Issuing Lender on the Honor Date, the Administrative Agent shall promptly notify each Lender of the Honor Date, the amount of the unreimbursed drawing (expressed in Dollars in the amount of the Dollar Equivalent thereof in the case of a Letter of Credit denominated in an Alternative Currency) (the “Unreimbursed Amount”), and the amount of such Lender’s Applicable Percentage thereof. In such event, the Company shall be deemed to have requested a Dollar Tranche Revolving Borrowing of Base Rate Loans to be disbursed on the Honor Date in an amount equal to the Unreimbursed Amount, without regard to the minimum and multiples specified in Section 2.02 for the principal amount of Base Rate Loans, but subject to the amount of the unutilized portion of the aggregate Dollar Tranche Revolving Commitments and the conditions set forth in Section 4.02 (other than the delivery of a Borrowing Request). Any notice given by an Issuing Lender or the Administrative Agent pursuant to this Section 2.06(e) may be given by telephone if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice. Interest shall be payable on any such amounts from the date on which the relevant draft is paid until payment in full at the rate set forth in (A) until the Business Day next succeeding the date of the relevant notice, Section 2.14(a) and (B) thereafter, Section 2.14(c).

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(f)          Obligations Absolute. The Company’s obligations under this Section 2.06 shall be absolute, unconditional and irrevocable under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment that the Company may have or have had against any Issuing Lender, any beneficiary of a Letter of Credit or any other Person. The Company also agrees with the Issuing Lenders that no Issuing Lenders shall be responsible for, and the Company’s Reimbursement Obligations under Section 2.06(e) shall not be affected by, among other things, (i) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be invalid, fraudulent or forged in any respect or any statement therein being untrue or inaccurate in any respect, (iii) any dispute between or among the Company and any beneficiary of any Letter of Credit or any other party to which such Letter of Credit may be transferred or any claims whatsoever of the Company against any beneficiary of such Letter of Credit or any such transferee, (iv) payment by an Issuing Lender under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit or any payment by an Issuing Lender under a Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law or (v) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, the Company’s obligations hereunder. No Issuing Lender shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or message or advice, however transmitted, in connection with any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of any Issuing Lender; provided that the foregoing shall not be construed to excuse any Issuing Lender from liability to the Company to the extent of any direct damages (as opposed to special, indirect, consequential or punitive damages, claims in respect of which are hereby waived by the Company to the extent permitted by applicable law) suffered by the Company that are caused by such Issuing Lender’s failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of any Issuing Lender (as finally determined by a court of competent jurisdiction), such Issuing Lender shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, an Issuing Lender may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

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The Company shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with the Company’s instructions or other irregularity, the Company will immediately notify the applicable Issuing Lender. The Company shall be conclusively deemed to have waived any such claim against any Issuing Lender and its correspondents unless such notice is given as aforesaid.

(g)          Role of Issuing Lender. Each Lender and the Company agree that, in paying any drawing under a Letter of Credit, the applicable Issuing Lender shall not have any responsibility to obtain any document (other than any sight or time draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. None of the Issuing Lender, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of the Issuing Lender shall be liable to any Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Majority in Interest of the Dollar Tranche Revolving Lenders, all of the Dollar Tranche Revolving Lenders, the Required Lenders or all of the Lenders, as applicable; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Issuer Document. The Company hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude the Company’s pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. None of the applicable Issuing Lender, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of the Issuing Lender shall be liable or responsible for any of the matters described in Section 2.06(f); provided, however, that anything in such clauses to the contrary notwithstanding, the Company may have a claim against the applicable Issuing Lender, and the applicable Issuing Lender may be liable to the Company, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the Company which the Company proves, as determined by a final nonappealable judgment of a court of competent jurisdiction, were caused by such Issuing Lender’s willful misconduct or gross negligence or such Issuing Lender’s willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight or time draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit. In furtherance and not in limitation of the foregoing, the Issuing Lender may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and the applicable Issuing Lender shall not be responsible for the validity or sufficiency of any instrument transferring, endorsing or assigning or purporting to transfer, endorse or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason. The applicable Issuing Lender may send a Letter of Credit or conduct any communication to or from the beneficiary via the Society for Worldwide Interbank Financial Telecommunication (“SWIFT”) message or overnight courier, or any other commercially reasonable means of communicating with a beneficiary.

(h)          Letter of Credit Payments. If any draft shall be presented for payment under any Letter of Credit, the applicable Issuing Lender shall promptly notify the Company of the date and amount thereof. The responsibility of any Issuing Lender to the Company in connection with any draft presented for payment under any Letter of Credit shall, in addition to any payment obligation expressly provided for in such Letter of Credit, be limited to determining that the documents (including each draft) delivered under such Letter of Credit in connection with such presentment are substantially in conformity with such Letter of Credit.

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(i)          Applications. To the extent that any provision of any Application related to any Letter of Credit is inconsistent with the provisions of this Section 2.06, the provisions of this Section 2.06 shall apply.

(j)          Replacement of an Issuing Lender. An Issuing Lender may be replaced at any time by written agreement among the Company, the Administrative Agent, the replaced Issuing Lender and the successor Issuing Lender. The Administrative Agent shall notify the Dollar Tranche Revolving Lenders of any such replacement of the Issuing Lender. At the time any such replacement shall become effective, the Company shall pay all unpaid fees accrued for the account of the replaced Issuing Lender pursuant to Section 2.06(c). From and after the effective date of any such replacement, (i) the successor Issuing Lender shall have all the rights and obligations of the Issuing Lender under this Agreement with respect to Letters of Credit to be issued thereafter and (ii) references herein to the term “Issuing Lender” shall be deemed to refer to such successor or to any previous Issuing Lender, or to such successor and all previous Issuing Lenders, as the context shall require. After the replacement of an Issuing Lender hereunder, the replaced Issuing Lender shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Lender under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit.

(k)          Letters of Credit Issued for Subsidiaries. Notwithstanding that a Letter of Credit issued or outstanding hereunder is in support of obligations of, or is for the account of, a Subsidiary (including, to the extent not prohibited by Section 6.04, Unrestricted Subsidiaries) of the Company shall be obligated to reimburse the applicable Issuing Lender for any and all such drawings under such Letter of Credit. The Company hereby acknowledges that the issuance of Letters of Credit for the account of Subsidiaries inures to the benefit of the Company, and that the Company’s business derives substantial benefits from the business of such Subsidiaries.

(l)          Applicability of ISP and UCP; Limitation of Liability. Unless otherwise expressly agreed by the applicable Issuing Lender and the Company when a Letter of Credit is issued (including any such agreement applicable to an Existing Letter of Credit), (i) the rules of the ISP shall apply to each Letter of Credit. Notwithstanding the foregoing, no Issuing Lender shall be responsible to the Company for, and each Issuing Lender’s rights and remedies against the Company shall not be impaired by, any action or inaction of such Issuing Lender required or permitted under any law, order, or practice that is required or permitted to be applied to any Letter of Credit or this Agreement, including the Requirement of Law or any order of a jurisdiction where the applicable Issuing Lender or the beneficiary is located, the practice stated in the ISP or UCP, as applicable, or in the decisions, opinions, practice statements, or official commentary of the ICC Banking Commission, the Bankers Association for Finance and Trade - International Financial Services Association (BAFT-IFSA), or the Institute of International Banking Law & Practice, whether or not any Letter of Credit chooses such law or practice. In addition, any Issuing Lender may send a Letter of Credit or conduct any communication to or from the beneficiary via the Society for Worldwide Interbank Financial Telecommunication (“SWIFT”) message or overnight courier, or any other commercially reasonable means of communicating with a beneficiary.

(m)          Issuing Lender Reports to the Administrative Agent.  Unless otherwise agreed by the Administrative Agent, each Issuing Lender shall, in addition to its notification obligations set forth elsewhere in this Section, provide the Administrative Agent a Letter of Credit Report (i) reasonably prior to the time that such Issuing Lender issues, amends, renews, increases or extends a Letter of Credit, the date of such issuance, amendment, renewal, increase or extension and the stated amount of the applicable Letters of Credit after giving effect to such issuance, amendment, renewal or extension (and whether the amounts thereof shall have changed); (ii) on each Business Day on which such Issuing Lender makes a payment pursuant to a Letter of Credit, the date and amount of such payment; (iii) on any Business Day on which the Company fails to reimburse a payment made pursuant to a Letter of Credit required to be reimbursed to such Issuing Lender on such day, the date of such failure and the amount of such payment; (iv) on any other Business Day, such other information as the Administrative Agent shall reasonably request as to the Letters of Credit issued by such Issuing Lender; and (v) for so long as any Letter of Credit issued by an Issuing Lender is outstanding, such Issuing Lender shall deliver to the Administrative Agent (A) on the last Business Day of each calendar month, (B) at all other times a Letter of Credit Report is required to be delivered pursuant to this Agreement, and (C) on each date that (1) such Issuing Lender issues, amends, renews, increases or extends a Letter of Credit or (2) there is any expiration, cancellation and/or disbursement, in each case, with respect to any such Letter of Credit, a Letter of Credit Report appropriately completed with the information for every outstanding Letter of Credit issued by such Issuing Lender.

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Section 2.07         Funding of Borrowings.

(a)          Each Lender shall make the amount of each Loan to be made by it hereunder available to the Administrative Agent in Same Day Funds at the Administrative Agent’s Office for the applicable currency no later than 1:00 p.m., in the case of any Loan denominated in Dollars, and not later than the Applicable Time specified by the Administrative Agent in the case of any Loan in an Alternative Currency, in each case on the proposed date thereof (or in the case of the Loans to be made on the Closing Date, 11:00 a.m.). The Administrative Agent will make such Loans available to the relevant Borrower by promptly remitting the amounts so received, in like funds, to the Applicable Funding Account.

(b)          Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section 2.07 and may, in reliance on such assumption, make available to the relevant Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and such Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to such Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of a payment to be made by such Lender, applicable Overnight Rate from time to time in effect, plus any administrative, processing or similar fees customarily charged by the Administrative Agent in connection with the foregoing or (ii) in the case of a payment to be made by such Borrower, the interest rate applicable to Base Rate Term Loans or, in the case of Alternative Currencies in accordance with such market practice, in each case, as applicable. If any Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to such Borrower the amount of such interest paid by such Borrower for such period. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing. Any payment by any Borrower shall be without prejudice to any claim such Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.

(c)          Notwithstanding anything to the contrary in this Agreement, any Lender may exchange, continue or rollover all or the portion of its Loans in connection with any refinancing, extension, loan modification or similar transaction permitted by the terms of this Agreement, pursuant to a cashless settlement mechanism approved by the Company, the Administrative Agent and such Lender.

Section 2.08         Interest Elections. (a) Each Borrowing (other than a Borrowing of Swingline Loans) initially shall be of the Type and, in the case of a Eurocurrency Borrowing, shall have an initial Interest Period as specified in the applicable Borrowing Request or as otherwise provided in Section 2.03. Thereafter, the relevant Borrower may elect to convert such Borrowing to a Borrowing of a different Type or to continue such Borrowing and, in the case of a Eurocurrency Borrowing, may elect Interest Periods therefor, all as provided in this Section 2.08. A Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing.

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(b)          To make an election pursuant to this Section 2.08, a Borrower, or the Company on its behalf, shall notify the Administrative Agent of such election by telephone by the time that a Borrowing Request would be required under Section 2.03 if such Borrower, or the Company on its behalf, was requesting a Borrowing of the Type resulting from such election to be made on the effective date of such election (it being understood and agreed that such an election may be made prior to the Closing Date). Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by delivery to the Administrative Agent of an executed written Interest Election Request in accordance with the notice provisions set forth in Section 9.01. Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.02:

(i)          the name of the applicable Borrower and the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

(ii)         the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

(iii)        whether the resulting Borrowing is to be a Base Rate Borrowing or a Eurocurrency Borrowing and, in the case of a Revolving Borrowing in Dollars, whether such Borrowing is to be a Dollar Tranche Revolving Borrowing or a Multicurrency Tranche Revolving Borrowing; and

(iv)        if the resulting Borrowing is to be a Eurocurrency Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period”.

If any such Interest Election Request requests a Eurocurrency Borrowing but does not specify an Interest Period, then the applicable Borrower shall be deemed to have selected an Interest Period of one month’s duration.

(c)          Promptly following receipt of an Interest Election Request in accordance with this Section 2.08, the Administrative Agent shall advise each Lender of the applicable Class of the details thereof and of such Lender’s portion of each resulting Borrowing.

(d)          If the relevant Borrower fails to deliver a timely Interest Election Request with respect to a Eurocurrency Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be continued as a Eurocurrency Borrowing for an additional Interest Period of one month. Notwithstanding any contrary provision hereof, if an Event of Default under clause (h) or (i) of Article VII has occurred and is continuing with respect to the Company or any Borrower, or if any other Event of Default has occurred and is continuing and the Administrative Agent, at the request of a Majority in Interest of Lenders of any Class, has notified the Company of the election to give effect to this sentence on account of such other Event of Default, then, in each such case, so long as such Event of Default is continuing, (i) no outstanding Borrowing of such Class may be converted to or continued as a Eurocurrency Borrowing and (ii) unless repaid, each Eurocurrency Borrowing of such Class shall be converted to a Base Rate Borrowing at the end of the Interest Period applicable thereto; provided that in the case of a failure to deliver a timely Interest Election Request with respect to a Eurocurrency Borrowing in an Alternative Currency, such Loans shall be continued as Eurocurrency Rate Loans in their original currency with an Interest Period of one month. No Borrowing or Loan may be converted into or continued as a Borrowing denominated in a different currency, but instead must be prepaid in the original currency of such Borrowing and reborrowed in the other currency.

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(e)          After giving effect to all Interest Election Requests, the number of Interest Periods in effect shall not at any time exceed the maximum number of Interest Periods permitted pursuant to Section 2.02(c).

Section 2.09         Termination and Reduction of Commitments. (a) Unless previously terminated, (i) the Initial Term Loan Commitments shall automatically terminate on the Closing Date (upon funding of the Initial Term Loans), (ii) the Multicurrency Tranche Revolving Commitments and Dollar Tranche Revolving Commitments shall automatically terminate on the Revolving Termination Date and (iii) the Aggregate Revolving Commitments shall automatically be reduced on the first anniversary of the Closing Date to an amount equal to the lesser of (x) $800,000,000 and (y) the Aggregate Revolving Commitments at such time immediately prior to giving effect to this clause (iii), it being understood and agreed that such reduction of the Aggregate Revolving Commitments pursuant to this clause (iii) shall be applied ratably between the Multicurrency Tranche Revolving Commitments and the Dollar Tranche Revolving Commitments based on the respective Revolving Commitments in each Tranche on the first anniversary of the Closing Date.

(b)          The Company may at any time terminate, or from time to time permanently reduce, the Commitments of any Class; provided that each partial reduction of the Commitments of any Class shall be in an amount that is an integral multiple of $1,000,000 and not less than $5,000,000; provided further, that (i) no such termination or reduction of Multicurrency Tranche Revolving Commitments shall be permitted if, after giving effect thereto and to any prepayments of the Multicurrency Tranche Revolving Loans made on the effective date thereof, the Revolving Extensions of Credit of any Multicurrency Tranche Revolving Lender would exceed its Multicurrency Tranche Revolving Commitments, (ii) no such termination or reduction of Dollar Tranche Revolving Commitments shall be permitted if, after giving effect thereto and to any prepayments of the Dollar Tranche Revolving Loans and Swingline Loans made on the effective date thereof, the Revolving Extensions of Credit of any Dollar Tranche Revolving Lender would exceed its Dollar Tranche Revolving Commitments, (iii) if after giving effect to any reduction of the Dollar Tranche Revolving Commitments, the L/C Commitment exceeds the amount of the Dollar Tranche Revolving Commitments, such commitment shall be automatically reduced by such excess, (iv) if after giving effect to any reduction of the Dollar Tranche Revolving Commitments, the Swingline Commitment exceeds the amount of the Dollar Tranche Revolving Commitments, such commitment shall be automatically reduced by such excess, (v) if after giving effect to any reduction of the Aggregate Revolving Commitments, the Alternative Currency Sublimit exceeds the amount of the Aggregate Revolving Commitments, such sublimit shall be automatically reduced by such excess and (vi) no such termination or reduction of any Revolving Commitments shall be permitted if, after giving effect thereto and to any prepayments of the Revolving Loans and Swingline Loans made on the effective date thereof, the sum of the total Revolving Credit Exposures denominated in an Alternative Currency exceeds the Alternative Currency Sublimit.

(c)          The Company shall notify the Administrative Agent of any election to terminate or reduce the Commitments under paragraph (b) of this Section 2.09 by 11:00 a.m. at least five Business Days prior to the effective date of such termination or reduction, specifying the effective date thereof. Promptly following receipt of any such notice, the Administrative Agent shall advise the Lenders of the applicable Class of the contents thereof. Each notice delivered by the Company pursuant to this Section 2.09 shall be irrevocable. Any termination or reduction of the Commitments of any Class shall be permanent. A notice of termination of the Commitments delivered by the Company may state that such notice is conditioned upon the effectiveness of other credit facilities being funded, the occurrence of a Specified Transaction or other contingent event, in which case such notice may be revoked by the Company (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied.

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Section 2.10         Repayment of Loans; Evidence of Debt. (a) Each Borrower hereby unconditionally promises to pay (i) to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Initial Term Loan of such Lender made to such Borrower as provided in Section 2.11, (ii) to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Incremental Term Loan of such Lender on the Maturity Date applicable to such Incremental Term Loans made to such Borrower and (iii) to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Revolving Loan of such Lender made to such Borrower on the Revolving Termination Date.

(b)          The records maintained by the Administrative Agent and the Lenders shall be prima facie evidence of the existence and amounts of the obligations of each Borrower in respect of Loans, interest and fees due or accrued hereunder; provided that the failure of the Administrative Agent or any Lender to maintain such records or any error therein shall not in any manner affect the obligation of any Borrower to pay any amounts due hereunder in accordance with the terms of this Agreement.

(c)          Any Lender may request that Loans of any Class made by it to any Borrower be evidenced by a promissory note. In such event, the relevant Borrower shall prepare, execute and deliver to such Lender a promissory note payable to such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form approved by the Administrative Agent. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 9.04) be represented by one or more promissory notes in such form payable to the payee named therein (or to such payee and its registered assigns).

Section 2.11         Amortization of Term Loans. (a) The Company shall repay Initial Term Loan Borrowings on the last Business Day of each April, July, October and January, commencing with the last Business Day of the first full fiscal quarter of the Company following the Closing Date and ending with the last such Business Day to occur prior to the Term Maturity Date, in an aggregate principal amount for each such date equal to the percentage set forth below opposite the applicable date of the aggregate principal amount of the Initial Term Loan Borrowings outstanding on the Closing Date (as such amount shall be adjusted pursuant to paragraph (d) of this Section 2.11).

Repayment Date – Last Business Day of the Applicable Month	Repayment Percentage

January 2018	0.625%

April 2018	0.625%

July 2018	0.625%

October 2018	0.625%

January 2019	1.25%

April 2019	1.25%

July 2019	1.25%

October 2019	1.25%

January 2020	1.875%

April 2020	1.875%

July 2020	1.875%

October 2020	1.875%

January 2021	3.75%

April 2021	3.75%

July 2021	3.75%

October 2021	3.75%

January 2022	3.75%

April 2022	3.75%

July 2022	3.75%

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(b)          The applicable Borrower shall repay Incremental Term Loans of any Series in such amounts and on such date or dates as shall be specified therefor in the Incremental Facility Amendment establishing the Incremental Term Commitments of such Series (as such amount shall be adjusted pursuant to paragraph (d) of this Section 2.11 or pursuant to such Incremental Facility Amendment).

(c)          To the extent not previously paid, (i) all Initial Term Loans shall be due and payable on the Term Maturity Date and (ii) all Incremental Term Loans of any Series shall be due and payable on the applicable Incremental Term Maturity Date.

(d)          Any optional prepayment of Term Loans of any Class pursuant to Section 2.12(a) shall be applied to reduce the subsequent scheduled repayments of the Term Loans of such Class to be made pursuant to this Section 2.11 as directed by the Company (and absent such direction, in direct order of maturity thereof) and may be applied to the Initial Term Loans or any Incremental Term Loans, in any case, as directed by the Company (and absent such direction, in direct order of maturity thereof). All mandatory prepayments of Term Loans pursuant to Section 2.12(b) shall be applied to reduce the subsequent scheduled repayments of the Term Loans to be made pursuant to this Section 2.11 to the scheduled installments in direct order of maturity.

Section 2.12         Prepayment of Loans. (a) The Company shall have the right at any time and from time to time to prepay any Borrowing, in whole or in part, subject to the requirements of this Section 2.12.

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(b)          In the event and on each occasion that any Prepayment Proceeds are received by or on behalf of the Company or any Subsidiary in respect of any Prepayment Event, the Company shall, not later than the fifth Business Day following the day such Prepayment Proceeds are received, prepay Term Loan Borrowings in an aggregate amount equal to 100% of the amount of such Prepayment Proceeds; provided that the Company may use a portion of such Prepayment Proceeds to prepay or repurchase Permitted First Priority Refinancing Indebtedness, Incremental Pari Passu Debt or Incremental Equivalent Debt secured on a pari passu basis with the Obligations to the extent any applicable credit agreement, indenture or other agreement governing such Permitted First Priority Refinancing Indebtedness, Incremental Pari Passu Debt or Incremental Equivalent Debt so requires, in each case in an amount not to exceed the product of (x) the amount of such Prepayment Proceeds and (y) a fraction, the numerator of which is the outstanding principal amount of such Permitted First Priority Refinancing Indebtedness, Incremental Pari Passu Debt or Incremental Equivalent Debt, as applicable, and the denominator of which is the sum of the outstanding principal amount of such Permitted First Priority Refinancing Indebtedness, Incremental Pari Passu Debt or Incremental Equivalent Debt, as applicable, and the outstanding principal amount of Term Loans; provided further that, in the case of any event described in clause (a) or (b) of the definition of the term “Prepayment Event,” if the Company shall, prior to the date of the required prepayment, deliver to the Administrative Agent a certificate of a Financial Officer of the Company to the effect that the Company or the applicable Subsidiary intends to cause the Prepayment Proceeds from such event (or a portion thereof specified in such certificate) to be applied within 365 days after receipt of such Prepayment Proceeds to make an Investment in the business of the Company or the Subsidiaries permitted hereunder, then no prepayment shall be required pursuant to this paragraph in respect of the Prepayment Proceeds in respect of such event (or the portion of such Prepayment Proceeds specified in such certificate, if applicable) except to the extent of any such Prepayment Proceeds that have not been so applied by the end of such 365-day period (or within a period of 180 days thereafter if by the end of such initial 365-day period the Company or one or more Subsidiaries shall have entered into an agreement with a third party to consummate an Investment with such Prepayment Proceeds), at which time a prepayment shall be required in an amount equal to such Prepayment Proceeds that have not been so applied.

(c)          Prior to any optional or mandatory prepayment of Borrowings under this Section 2.12, the Company shall, subject to the next sentence, specify the Borrowing or Borrowings to be prepaid in the notice of such prepayment delivered pursuant to paragraph (d) of this Section 2.12. In the event of any mandatory prepayment of Term Loans made at a time when Term Loans of more than one Class are outstanding, the Company shall select Term Loans to be prepaid so that the aggregate amount of such prepayment is allocated among the Term Loans pro rata based on the aggregate principal amounts of outstanding Borrowings of each such Class; provided that the amounts so allocable to Incremental Term Loans of any Series may be applied to other Term Loan Borrowings as provided in the applicable Incremental Facility Amendment.

(d)          The relevant Borrower shall notify the Administrative Agent by telephone (confirmed by hand delivery or facsimile of a Notice of Loan Prepayment) of any optional prepayment and, to the extent practicable, any mandatory prepayment hereunder not later than 11:00 a.m., (i) three Business Days before the date of prepayment in the case of prepayment of a Eurocurrency Borrowing denominated in Dollars, (ii) four Business Days before the date of prepayment in the case of prepayment of prepayment of a Eurocurrency Borrowing denominated in an Alternative Currency (or five, in the case of prepayment of a Eurocurrency Borrowing denominated in a Special Notice Currency) or (iii) on the Business Day of the date of prepayment in the in the case of prepayment of a Base Rate Borrowing. Each such notice shall be irrevocable and shall specify the prepayment date, the principal amount of each Borrowing or portion thereof to be prepaid, the applicable currency of such Borrowing and, in the case of a mandatory prepayment, a reasonably detailed calculation of the amount of such prepayment; provided that a notice of optional prepayment of Loans pursuant to paragraph (a) of this Section 2.12 may state that such notice is conditioned upon the occurrence of one or more events specified therein, in which case such notice of prepayment may be revoked by such Borrower (by notice to the Administrative Agent on or prior to the specified date of prepayment) if such condition is not satisfied. Promptly following receipt of any such notice, the Administrative Agent shall advise the Lenders of the applicable Class of the contents thereof. Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of an advance of a Borrowing of the same Type as provided in Section 2.02, except (i) as necessary to apply fully the required amount of a mandatory prepayment and (ii) partial prepayments of Swingline Loans shall be in an aggregate principal amount of $100,000 or a whole multiple thereof. Each prepayment of a Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.14.

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(e)          If the Administrative Agent notifies the Company at any time that the sum of the total Multicurrency Tranche Revolving Credit Exposures at such time exceeds an amount equal to the aggregate Multicurrency Tranche Revolving Commitments then in effect, then, within two Business Days after receipt of such notice, the Borrowers shall prepay Multicurrency Tranche Revolving Loans amount at least equal to such excess. If the Administrative Agent notifies the Company at any time that the sum of the total Dollar Tranche Revolving Credit Exposures at such time exceeds an amount equal to the aggregate Dollar Tranche Revolving Commitments then in effect, then, within two Business Days after receipt of such notice, the Borrowers shall prepay Dollar Tranche Revolving Loans and/or the Company shall Cash Collateralize the L/C Obligations in an aggregate in an aggregate amount at least equal to such excess; provided, however, that, the Company shall not be required to Cash Collateralize the L/C Obligations pursuant to this Section 2.12(e) unless after the prepayment in full of the Dollar Tranche Revolving Loans the total Dollar Tranche Revolving Credit Exposures at such time exceed the Dollar Tranche Revolving Commitments then in effect. The Administrative Agent may, at any time and from time to time after the initial deposit of such Cash Collateral, request that additional Cash Collateral be provided in order to protect against the results of exchange rate fluctuations.

(f)          If the Administrative Agent notifies the Company at any time that the Revolving Outstanding Amount of all Loans denominated in Alternative Currencies at such time exceeds an amount equal to 105% of the Alternative Currency Sublimit then in effect, then, within two Business Days after receipt of such notice, the Borrowers shall prepay Loans in an aggregate amount sufficient to reduce such Revolving Outstanding Amount as of such date of payment to an amount not to exceed 100% of the Alternative Currency Sublimit then in effect.

(g)          Notwithstanding any other provisions of this Section 2.12, to the extent that any of or all the Prepayment Proceeds of any Disposition by the Company or any non-U.S. Subsidiary or of any casualty event from the Company or any non-U.S. Subsidiary either (A) is prohibited, restricted or delayed by applicable local law from being repatriated to the United States or (B) would, in the good faith judgment of the Company, result in a material adverse tax consequence to the Company or any of its Subsidiaries if applied to repay the Term Loans, in each case, the portion of such Prepayment Proceeds so affected will not be required to be applied to repay Term Loans at the times provided in Section 2.12(b). Instead, such amounts may be retained by the Company or the applicable Subsidiary so long, but only so long, as the applicable local law will not permit repatriation to the United States (the Company hereby agreeing to promptly take, or to cause the applicable Subsidiary to promptly take, all actions reasonably required by the applicable local law to permit such repatriation as long as such repatriation does not create a material adverse tax consequence) or, in the good faith judgment of the Company, a material adverse tax consequence to the Company or any of its Subsidiaries would result if such Prepayment Proceeds are applied to repay the Term Loans, and once such repatriation of any of such affected Prepayment Proceeds is permitted under the applicable local law and, in the good faith judgment of the Company, no material adverse tax consequence to the Company or any of its Subsidiaries would result if such Prepayment Proceeds are applied to repay the Term Loans, such repatriation will be promptly effected and such Prepayment Proceeds will be promptly (and in any event not later than five Business Days) applied (net of additional taxes payable or reserved against as a result thereof) to the repayment of the Term Loans pursuant to this Section 2.12 to the extent provided herein.

Section 2.13         Fees.

(a)          The Company agrees to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between the Company and the Administrative Agent.

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(b)          The Company agrees to pay to the Administrative Agent in Dollars for the account of each Revolving Lender a commitment fee for the period from and including the Closing Date to the last day of the Revolving Commitment Period, computed at the Commitment Fee Rate on the average daily amount of the Available Revolving Commitment of such Lender during the period for which payment is made, payable quarterly in arrears on each Fee Payment Date, commencing on the first such date to occur after the Closing Date. All commitment fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

(c)          All fees payable hereunder shall be paid in Dollars on the dates due, in immediately available funds, to the Administrative Agent. Fees paid shall not be refundable under any circumstances.

Section 2.14         Interest. (a) The Loans comprising each Base Rate Borrowing shall bear interest at the Base Rate plus the Applicable Rate.

(b)          The Loans comprising each Eurocurrency Borrowing shall bear interest at the Eurocurrency Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate.

(c)          Notwithstanding the foregoing, if any principal of or interest on any Loan or Reimbursement Obligation or any fee or other amount payable by any Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2.00% per annum plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section 2.14, (ii) in the case of Reimbursement Obligations, 2.00% per annum plus the rate applicable to Base Rate Loans under the Dollar Tranche Revolving Facility or (iii) in the case of interest payable on any Loan or Reimbursement Obligation or any fee or other amount payable hereunder, 2.00% per annum plus the rate applicable to Base Rate Loans under the relevant Facility (or, in the case of any such other amounts that do not relate to a particular Facility, 2.00% per annum plus the rate applicable to Base Rate Loans under the Revolving Facilities).

(d)          Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan; provided that (i) interest accrued pursuant to paragraph (c) of this Section 2.14 shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than any Revolving Loan that is a Base Rate Loan and any Swingline Loan), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of a Eurocurrency Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion. All interest shall be payable in Dollars.

(e)          All computations of interest for Base Rate Loans (including Base Rate Loans determined by reference to the Eurocurrency Rate) shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year) or, in the case of interest in respect of Loans denominated in Alternative Currencies as to which market practice differs from the foregoing, in accordance with such market practice. Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid, provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.19(a), bear interest for one day. Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error. With respect to all Non-LIBOR Quoted Currencies, the calculation of the applicable interest rate shall be determined in accordance with market practice.

(f)          To the extent any calculation of interest or any fee required to be paid under this Agreement shall be based on (or result in) a calculation that is less than zero, such calculation shall be deemed zero for purposes of this Agreement.

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(g)          If, as a result of any restatement of or other adjustment to the financial statements of the Company or for any other reason, the Company or the Lenders determine that (i) the Total Leverage Ratio as calculated by the Company as of any applicable date was inaccurate and (ii) a proper calculation of the Total Leverage Ratio would have resulted in higher pricing for such period, each Borrower shall immediately and retroactively be obligated to pay to the Administrative Agent for the account of the applicable Lenders or the applicable Issuing Lenders, as the case may be, promptly on demand by the Administrative Agent (or, after the occurrence of an actual or deemed entry of an order for relief with respect to any Borrower under the Bankruptcy Code, automatically and without further action by the Administrative Agent, any Lender or any Issuing Lender), an amount equal to the excess of the amount of interest and fees that should have been paid for such period over the amount of interest and fees actually paid for such period. This paragraph shall not limit the rights of the Administrative Agent, any Lender or any Issuing Lender, as the case may be, hereunder or under the other Loan Documents. The Company’s obligations under this paragraph shall survive the termination of the Aggregate Commitments and the repayment of all other Obligations hereunder.

Section 2.15         Inability to Determine Rates. If in connection with any request for a Eurocurrency Rate Loan or a conversion to or continuation thereof, (a) (i) the Administrative Agent determines that deposits (whether in Dollars or an Alternative Currency) are not being offered to banks in the applicable offshore interbank market for such currency for the applicable amount and Interest Period of such Eurocurrency Rate Loan, or (ii) adequate and reasonable means do not exist for determining the Eurocurrency Rate for any requested Interest Period with respect to a proposed Eurocurrency Rate Loan (whether denominated in Dollars or an Alternative Currency) or in connection with an existing or proposed Base Rate Loan (in each case with respect to clause (a) above, “Impacted Loans”), (b) the Administrative Agent or the Required Lenders determine that for any reason the Eurocurrency Rate for any requested Interest Period with respect to a proposed Eurocurrency Rate Loan does not adequately and fairly reflect the cost to such Lenders of funding such Eurocurrency Rate Loan or (c) a fundamental change has occurred in the foreign exchange or interbank markets with respect to such Alternative Currency (including changes in national and international financial, political or economic conditions or currency exchange ratios or exchange controls), the Administrative Agent will promptly so notify the Company and each Lender. Thereafter, (x) the obligation of the Lenders to make or maintain Eurocurrency Rate Loans in the affected currency or currencies shall be suspended, (to the extent of the affected Eurocurrency Rate Loans or Interest Periods), and (y) in the event of a determination described in the preceding sentence with respect to the Eurocurrency Rate component of the Base Rate, the utilization of the Eurocurrency Rate component in determining the Base Rate shall be suspended, in each case until the Administrative Agent (upon the instruction of the Required Lenders) revokes such notice. Upon receipt of such notice, the Company may revoke any pending request for a Borrowing of, conversion to or continuation of Eurocurrency Rate Loans in the affected currency or currencies (to the extent of the affected Eurocurrency Rate Loans or Interest Periods) or, failing that, will be deemed to have converted such request into a request for a Committed Borrowing of Base Rate Loans in the amount specified therein.

Notwithstanding the foregoing, if the Administrative Agent has made the determination described in clause (a)(i) of this section, the Administrative Agent, in consultation with the Company and the Required Lenders, may establish an alternative interest rate for the Impacted Loans, in which case, such alternative rate of interest shall apply with respect to the Impacted Loans until (1) the Administrative Agent revokes the notice delivered with respect to the Impacted Loans under clause (a) of the first sentence of this section, (2) the Administrative Agent or the Required Lenders notify the Administrative Agent and the Company that such alternative interest rate does not adequately and fairly reflect the cost to such Lenders of funding the Impacted Loans, or (3) any Lender determines that any Requirement of Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for such Lender or its applicable Lending Office to make, maintain or fund Loans whose interest is determined by reference to such alternative rate of interest or to determine or charge interest rates based upon such rate or any Governmental Authority has imposed material restrictions on the authority of such Lender to do any of the foregoing and provides the Administrative Agent and the Company written notice thereof.

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Section 2.16         Increased Costs; Reserves on Eurocurrency Rate Loans. (a) If any Change in Law shall:

(i)          impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender or other Credit Party (except any such reserve requirement contemplated by Section 2.16(f));

(ii)         impose on any Lender or other Credit Party or the London interbank market any other condition, cost or expense (other than Taxes) affecting this Agreement or Eurocurrency Loans made by such Lender or such other Credit Party; or

(iii)        subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of the term “Excluded Taxes”, (C) Connection Income Taxes; and (D) any Taxes attributable to a U.K. Tax Deduction required to be made by a Loan Party) on its loans, loan principal, letters of credit, commitments or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto;

and the result of any of the foregoing shall be to increase the cost to such Lender or such other Credit Party or other Recipient of making, converting to, continuing or maintaining any Loan or of maintaining its obligation to make any such Loan or issuing or participating in Letters of Credit, or to increase the cost to such Lender or such other Credit Party, or to reduce the amount of any sum received or receivable by such Lender or such other Credit Party (whether of principal, interest or any other amount) then, from time to time upon request of such Lender, the applicable Borrower will pay to such Lender or such other Credit Party such additional amount or amounts as will compensate such Lender or such other Credit Party for such additional costs or expenses incurred or reduction suffered.

(b)          If any Lender determines that any Change in Law affecting such Lender or any lending office of such Lender or such Lender’s holding company, if any, regarding capital or liquidity requirements has had or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement or its obligations under any Letter of Credit, the Commitments of such Lender or the Loans made by such Lender to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy or liquidity), then, from time to time upon request of such Lender, the applicable Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered.

(c)          A certificate of a Lender or any other Credit Party setting forth the amount or amounts necessary to compensate such Lender or such other Credit Party or such Lender’s or such other Credit Party’s holding company, as the case may be, as specified in paragraph (a) or (b) of this Section 2.16 delivered to any Borrower shall be conclusive absent manifest error. The Company shall pay such Lender or such other Credit Party, as the case may be, the amount shown as due on any such certificate within 30 Business Days after receipt thereof.

(d)          Failure or delay on the part of any Lender or any other Credit Party to demand compensation pursuant to this Section 2.16 shall not constitute a waiver of such Lender’s or such other Credit Party’s right to demand such compensation; provided that the Company shall not be required to compensate a Lender or such other Credit Party pursuant to this Section 2.16 for any increased costs or expenses incurred or reductions suffered more than 180 days prior to the date that such Lender or such other Credit Party notifies the Company of the Change in Law giving rise to such increased costs or expenses or reductions and of such Lender’s or such other Credit Party’s intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or expenses or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

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(e)          [Intentionally Omitted]

(f)          Additional Reserve Requirements. The Company shall pay (or cause the applicable Designated Borrower to pay) to each Lender, (i) as long as such Lender shall be required to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency funds or deposits (currently known as “Eurocurrency liabilities”), additional interest on the unpaid principal amount of each Eurocurrency Rate Loan equal to the actual costs of such reserves allocated to such Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive), and (ii) as long as such Lender shall be required to comply with any reserve ratio requirement or analogous requirement of any other central banking or financial regulatory authority imposed in respect of the maintenance of the Commitments or the funding of the Eurocurrency Rate Loans, such additional costs (expressed as a percentage per annum and rounded upwards, if necessary, to the nearest five decimal places) equal to the actual costs allocated to such Commitment or Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive), which in each case shall be due and payable on each date on which interest is payable on such Loan, provided the Company shall have received at least 10 days’ prior notice (with a copy to the Administrative Agent) of such additional interest or costs from such Lender. If a Lender fails to give notice 10 days prior to the relevant Interest Payment Date, such additional interest or costs shall be due and payable 10 days from receipt of such notice.

Section 2.17         Break Funding Payments. In the event of (a) the payment of any principal of any Eurocurrency Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Eurocurrency Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert or continue any Eurocurrency Loan on the date specified in any notice delivered pursuant hereto, (d) the failure to prepay any Eurocurrency Loan on a date specified therefor in any notice of prepayment given by the Company (whether or not such notice may be revoked in accordance with the terms hereof), (e) the assignment of any Eurocurrency Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Company pursuant to Section 2.20 or 9.02(c) or (f) any failure by any Borrower to make payment of any Loan or drawing under any Letter of Credit (or interest due thereon) denominated in an Alternative Currency on its scheduled due date or any payment thereof in a different currency then, in any such event, the Borrowers shall compensate each Lender for the loss, cost and expense attributable to such event including foreign exchange losses. Such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest that would have accrued on the principal amount of such Loan had such event not occurred, at the Eurocurrency Rate that would have been applicable to such Loan (but not including the Applicable Rate applicable thereto), for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest that would accrue on such principal amount for such period at the interest rate such Lender would bid if it were to bid, at the commencement of such period, for deposits in the applicable currency of a comparable amount and period from other banks in the London interbank market. A certificate of any Lender delivered to the applicable Borrower and setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section 2.17 shall be conclusive absent manifest error. The applicable Borrower shall pay such Lender the amount shown as due on any such certificate within 30 Business Days after receipt thereof.

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Section 2.18         Taxes. (a) Payments Free of Taxes. Any and all payments by or on account of any obligation of any Loan Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable law.

(i) If the Code (as determined in the good faith discretion of the Administrative Agent) requires the deduction or withholding of any Tax from any such payment by a Loan Party or withholding agent, then the Administrative Agent shall make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with the Code and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Loan Party shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 2.18) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(ii) If any applicable law other than the Code (as determined in the good faith discretion of an applicable withholding agent) requires the deduction or withholding of any Tax from any such payment by a Loan Party or withholding agent, then the applicable Loan Party or withholding agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax (but subject to subsection (b) below), then the sum payable by the applicable Loan Party shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 2.18) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(b)          U.K. Tax Deduction. A payment by a Loan Party incorporated in the United Kingdom shall not be increased under paragraph (a) above by reason of a U.K. Tax Deduction if, on the date on which the payment falls due:

(i)	the payment could have been made to the relevant Lender without a Tax Deduction if the Lender had been a U.K. Qualifying Lender, but on that date that Lender is not or has ceased to be a U.K. Qualifying Lender other than as a result of any change after the date it became a Lender under this Agreement in (or in the interpretation, administration, or application of) any law or U.K. Treaty or any published practice or published concession of any relevant taxing authority; or

(ii)	the relevant Lender is a U.K. Qualifying Lender solely by virtue of paragraph (b) of the definition of “U.K. Qualifying Lender” and:

(a)          an officer of HM Revenue & Customs has given (and not revoked) a direction (a “Direction”) under section 931 of the U.K. ITA which relates to the payment and that Lender has received from the Loan Party making the payment or from the Company a certified copy of that Direction; and

(b)          the payment could have been made to the Lender without any U.K. Tax Deduction if that Direction had not been made; or

(iii)	the relevant Lender is a U.K. Qualifying Lender solely by virtue of paragraph (b) of the definition of “U.K. Qualifying Lender” and:

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(a)          the relevant Lender has not given a U.K. Tax Confirmation to the Company; and

(b)          the payment could have been made to the Lender without any U.K. Tax Deduction if the Lender had given a U.K. Tax Confirmation to the relevant Loan Party, on the basis that the U.K. Tax Confirmation would have enabled such Loan Party to have formed a reasonable belief that the payment was an “excepted payment” for the purpose of section 930 of the U.K. ITA; or

(iv)	the relevant Lender is a U.K. Treaty Lender and the Loan Party making the payment is able to demonstrate that the payment could have been made to the Lender without the U.K. Tax Deduction had that Lender complied with its obligations under paragraphs 2.18(g)(iii)(A), 2.18(g)(iii)(B) or 2.18(g)(iii)(C) (as applicable) below.

(c)          Payment of Other Taxes by the Loan Parties. The Loan Parties shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.

(d)          Evidence of Payment. As soon as practicable after any payment of Taxes by any Loan Party to a Governmental Authority pursuant to this Section 2.18, such Loan Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(e)          Indemnification by the Loan Parties. The Loan Parties shall indemnify each Recipient, within 30 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 2.18) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority; provided that the foregoing indemnity shall not apply to any Indemnified Taxes which would have been compensated for by an increased payment under Section 2.18(a) but was not so compensated solely because one or more of the exclusions in Section 2.18(b) applied. After a Recipient learns of the imposition of Indemnified Taxes or Other Taxes, such Recipient will act in good faith to promptly notify the loan Parties of its obligations hereunder. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error. Each of the Loan Parties shall, and does hereby, indemnify the Administrative Agent, and shall make payment in respect thereof within 30 days after demand therefor, for any amount which a Lender for any reason fails to pay indefeasibly to the Administrative Agent as required pursuant to Section 2.18(f) below, and such Lender shall indemnify each Loan Party, within 30 days after demand therefor, for any amount that such Loan Party pays to the Administrative Agent pursuant to this sentence that is attributable to clause (ii) or (iii) of Section 2.18(f) (including any incremental fees, charges and disbursements of any counsel for such Loan Party).

(f)          Indemnification by the Lenders. Each Lender shall severally indemnify the Administrative Agent, within 30 days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that any Loan Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Loan Parties to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 9.04(c) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes (or any Indemnified Tax which would have given rise to an increased payment under Section 2.18(a) but did not give rise to such an increased payment solely because one or more of the exclusions in Section 2.18(b) applied) attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (f).

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(g)          Status of Lenders. (i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document (other than with respect to a U.K. Tax Deduction to which the provisions of Section 2.18(g)(iii) shall apply, as applicable) shall deliver to the Company and the Administrative Agent, at the time or times reasonably requested by the Company or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Company or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, (other than with respect to a U.K. Tax Deduction to which the provisions of Section 2.18(g)(iii) shall apply, as applicable) if reasonably requested by the Company or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Company or the Administrative Agent as will enable the Company or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 2.18(g)(ii)(A), (ii)(B), (ii)(D) and (ii)(E)) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender. Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Company and the Administrative Agent in writing of its legal inability to do so.

(ii)         Without limiting the generality of the foregoing:

(A)         any Lender that is a U.S. Person shall deliver to any Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of such Borrower or the Administrative Agent), copies of executed IRS Form W-9 certifying that such Lender is exempt from U.S. Federal backup withholding tax;

(B)         any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to any Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of such Borrower or the Administrative Agent), whichever of the following is applicable:

(1)         in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, copies of executed IRS Form W-8BEN or Form W-8BEN-E establishing an exemption from, or reduction of, U.S. Federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or Form W-8BEN-E establishing an exemption from, or reduction of, U.S. Federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

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(2)         copies of executed IRS Form W-8ECI;

(3)         in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit I-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the relevant Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) copies of executed IRS Form W-8BEN or Form W-8BEN-E; or

(4)         to the extent a Foreign Lender is not the beneficial owner, copies of executed IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN or IRS Form W-8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit I-2 or Exhibit I-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit I-4 on behalf of each such direct and indirect partner;

(C)         any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to any Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of such Borrower or the Administrative Agent), executed copies of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. Federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit such Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and

(D)         if a payment made to a Lender under any Loan Document would be subject to U.S. Federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to any Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by such Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by such Borrower or the Administrative Agent as may be necessary for such Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the Closing Date.

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(iii)        Without limiting the effect of Sections 2.18(g)(i) and (ii) above:

(A)         subject to paragraph (B) below, a U.K. Treaty Lender and each Loan Party which makes a payment to which that U.K. Treaty Lender is entitled shall co-operate in completing any procedural formalities necessary for that Loan Party to obtain authorization to make that payment without a U.K. Tax Deduction;

(B)

(1)         a U.K. Treaty Lender which is a Lender on the date of this Agreement and that holds a passport under the HMRC DT Treaty Passport scheme, and which wishes that scheme to apply to this Agreement, shall confirm its scheme reference number and its jurisdiction of tax residence opposite its name in Schedule 1.01(a); and

(2)         a U.K. Treaty Lender which is not a Lender on the date of this Agreement and that holds a passport under the HMRC DT Treaty Passport scheme, and which wishes that scheme to apply to this Agreement, shall confirm its scheme reference number and its jurisdiction of tax residence in the relevant Assignment and Assumption (or, if such Lender becomes Lender otherwise than pursuant to an Assignment and Assumption, in the relevant documentation which it executes on becoming a Lender under this Agreement), and, having done so, that Lender shall be under no obligation pursuant to paragraph (A) above.

(C)         if a U.K. Treaty Lender has confirmed its scheme reference number and its jurisdiction of tax residence in accordance with paragraph (B) above and: (a) a U.K. Borrower making a payment to that Lender has not made a U.K. Borrower DTTP Filing in respect of that Lender; or (b) a U.K. Borrower making a payment to that Lender has made a U.K. Borrower DTTP Filing but (1) that U.K. Borrower DTTP Filing has been rejected by HM Revenue & Customs; or (2) HM Revenue & Customs have not given the U.K. Borrower authority to make payments to that Lender without a U.K. Tax Deduction within 60 days of the date of the U.K. Borrower DTTP Filing, and in each case, the U.K. Borrower has notified that Lender in writing, that Lender and the U.K. Borrower shall co-operate in completing any procedural formalities necessary for that U.K. Borrower to obtain authorization to make that payment without a U.K. Tax Deduction.

(D)         If a U.K. Treaty Lender has not confirmed its scheme reference number and jurisdiction of tax residence in accordance with paragraph (B) above, no U.K. Borrower shall make a U.K. Borrower DTTP Filing or file any other form relating to the HM Revenue & Customs DT Treaty Passport scheme in respect of that Lender’s Loan(s) unless that Lender otherwise agrees.

(E)         A U.K. Borrower shall, promptly on making a U.K. Borrower DTTP Filing, deliver a copy of that U.K. Borrower DTTP Filing to the Administrative Agent for delivery to the relevant U.K. Treaty Lender.

(F)         A U.K. Non-Bank Lender which becomes a party to this Agreement on the day on which this agreement is entered into gives a U.K. Tax Confirmation by entering into this Agreement. A U.K. Non-Bank Lender shall promptly notify the Borrowers and the Administrative Agent if there is any change in the position from that set out in the U.K. Tax Confirmation.

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(G)         Each Lender in respect of a Borrower incorporated in the U.K. which becomes a party to this Agreement after the date of this Agreement shall indicate in the Assignment and Assumption (or, if such Lender becomes Lender otherwise than pursuant to an Assignment and Assumption, in the relevant documentation which it executes on becoming a Lender under this Agreement) which of the following categories it falls in: (A) not a U.K. Qualifying Lender; (B) a U.K. Qualifying Lender (other than a U.K. Treaty Lender); or (C) a U.K. Treaty Lender. If a Lender fails to indicate its status in accordance with this paragraph (G) then such Lender shall be treated for the purposes of this Agreement (including by each Borrower) as if it is not a U.K. Qualifying Lender until such time as it notifies the Administrative Agent which category applies (and the Administrative Agent, upon receipt of such notification, shall inform each Borrowers). For the avoidance of doubt, any such Assignment and Assumption or other relevant documentation shall not be invalidated by any such failure of a Lender to comply with this paragraph (G).

(H)         The Company shall promptly on becoming aware that a Loan Party incorporated in the United Kingdom must make a U.K. Tax Deduction (or that there is any change in the rate or basis of a U.K.Tax Deduction) notify the Administrative Agent accordingly. Similarly, a Lender shall notify the Administrative Agent on becoming so aware in respect of a payment payable to that Lender. If the Administrative Agent receives such notification from a Lender it shall promptly notify the Company and that Loan Party.

(h)          Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 2.18 (including by the payment of additional amounts pursuant to this Section 2.18), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 2.18 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph, in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed, and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(i)          For purposes of this Section 2.18, the term “Lender” includes each Issuing Lender and the Swingline Lender.

(j)          VAT.

(A)          All amounts expressed to be payable under any Loan Document by any Party to a Recipient, Syndication Agent, Co-Documentation Agent, Joint Lead Arranger or Joint Bookrunner (each, for the purposes of this paragraph 2.18(j), a “Finance Party”) which (in whole or in part) constitute the consideration for any supply for VAT purposes are deemed to be exclusive of any VAT which is chargeable on that supply, and accordingly, subject to subsection (B) below, if VAT is or becomes chargeable on any supply made by any Finance Party to any Party under a Loan Document and such Finance Party is required to account to the relevant tax authority for the VAT, that Party must pay to such Finance Party (in addition to and at the same time as paying any other consideration for such supply) an amount equal to the amount of the VAT (and such Finance Party must promptly provide an appropriate VAT invoice to that Party).

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(B)         If VAT is or becomes chargeable on any supply made by any Finance Party (the “Supplier”) to any other Finance Party (the “VAT Recipient”) under a Loan Document, and any Party other than the VAT Recipient (the “Relevant Party”) is required by the terms of any Loan Document to pay an amount equal to the consideration for that supply to the Supplier (rather than being required to reimburse or indemnify the VAT Recipient in respect of that consideration):

(1)         (where the Supplier is the person required to account to the relevant tax authority for the VAT) the Relevant Party must also pay to the Supplier (at the same time as paying that amount) an additional amount equal to the amount of the VAT. The VAT Recipient must (where this paragraph (1) applies) promptly pay to the Relevant Party an amount equal to any credit or repayment the VAT Recipient receives from the relevant tax authority which the VAT Recipient reasonably determines relates to the VAT chargeable on that supply; and

(2)         (where the VAT Recipient is the person required to account to the relevant tax authority for the VAT) the Relevant Party must promptly, following demand from the VAT Recipient, pay to the VAT Recipient an amount equal to the VAT chargeable on that supply but only to the extent that the VAT Recipient reasonably determines that it is not entitled to credit or repayment from the relevant tax authority in respect of that VAT.

(C)         Where a Loan Document requires any Party to reimburse or indemnify a Finance Party for any cost or expense, that Party shall reimburse or indemnify (as the case may be) such Finance Party for the full amount of such cost or expense, including such part thereof as represents VAT, save to the extent that such Finance Party reasonably determines that it is entitled to credit or repayment in respect of such VAT from the relevant tax authority.

(D)         In relation to any supply made by a Finance Party to any Party under a Loan Document, if reasonably requested by such Finance Party, that Party must promptly provide such Finance Party with details of that Party’s VAT registration and such other information as is reasonably requested in connection with such Finance Party’s VAT reporting requirements in relation to such supply.

(E)         Any reference in this section 2.18(j) to any party shall, at any time when such party is treated as a member of a group for VAT purposes, include (where appropriate and unless the context otherwise requires) a reference to the person who is treated as making the supply or (as appropriate) receiving the supply under the grouping rules (as provided for in Article 11 of the Council Directive 2006/112/EC (or as implemented by the relevant member state of the European Union or any other similar provision in any jurisdiction which is not a member state of the European Union)).

Section 2.19         Payments Generally; Pro Rata Treatment; Sharing of Setoffs. (a) (i) Each borrowing by a Borrower from the Lenders hereunder, each payment by a Borrower on account of any commitment fee and any reduction of the Commitments of the Lenders shall be made ratably among the Lenders in accordance with their respective Commitments of the applicable Class.

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(ii)         Each payment (including each prepayment) by the Company on account of principal and interest on the Term Loans of any Class shall be made pro rata according to the respective outstanding principal amounts of the Term Loans of such Class then held by the Term Lenders.

(iii)        Each payment (including each prepayment) by a Borrower on account of principal of and interest on the Revolving Loans shall be made pro rata according to the respective outstanding amounts of the Revolving Loans then held by the Revolving Lenders.

(b)          All payments to be made by the Borrowers shall be made free and clear of and without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein and except with respect to principal of and interest on Loans denominated in an Alternative Currency, all payments by the Borrowers hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the applicable Administrative Agent’s Office in Dollars and in Same Day Funds not later than 2:00 p.m. on the date specified herein. Except as otherwise expressly provided herein, all payments by the Borrowers hereunder with respect to principal and interest on Loans denominated in an Alternative Currency shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the applicable Administrative Agent’s Office in such Alternative Currency and in Same Day Funds not later than the Applicable Time specified by the Administrative Agent on the dates specified herein. Without limiting the generality of the foregoing, the Administrative Agent may require that any payments due under this Agreement be made in the United States. If, for any reason, any Borrower is prohibited by any Requirement of Law from making any required payment hereunder in an Alternative Currency, such Borrower shall make such payment in Dollars in the Dollar Equivalent of the Alternative Currency payment amount. All such payments shall be made to the Administrative Agent at the Funding Office, except payments pursuant to Sections 2.16, 2.17, 2.18 and 9.03 shall be made directly to the Persons entitled thereto and payments pursuant to other Loan Documents shall be made to the Persons specified therein. Any amounts received after the time required to be received hereunder on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. The Administrative Agent shall distribute any such payment received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. Each Lender at its option may change its branch office for purposes of such distribution of payments hereunder to any domestic or foreign branch of such Lender by providing written notice of such change to the Administrative Agent no later than the date that is three Business Days prior to the date of the applicable payment; provided that such Lender shall have delivered to the Administrative Agent and the Company properly completed and executed documentation as required under Section 2.18 as will permit such payments to be made to such branch office without deduction or withholding for any Tax in excess of the deduction or withholding for any Tax that would be imposed if the Lender did not change its branch office. Except as otherwise expressly set forth herein, if any payment under any Loan Document shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments required to be made by any Loan Party under any Loan Document shall be made in Dollars except that any amounts payable under Section 2.16, 2.17 or 9.03 (or any indemnification or expense reimbursement provision of any other Loan Document) that are invoiced in a currency other than Dollars shall be payable in the currency so invoiced.

(c)          If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, interest and fees then due hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal then due to such parties.

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(d)          Except to the extent that this Agreement provides for payments to be disproportionately allocated to or retained by a particular Lender or group of Lenders (including Lenders as opposed to Defaulting Lenders or in connection with the payment of interest or fees at different rates and the repayment of principal amounts of Term Loans at different times as a result of Refinancing Agreements pursuant to Section 2.23), each Lender agrees that if it shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any Obligations owing to it resulting in such Lender receiving payment of a greater proportion of its Obligations than the proportion received by any other Lender, then the Lender receiving such greater proportion shall notify the Administrative Agent of such fact and shall purchase (for cash at face value) participations in the Obligations of other Lenders to the extent necessary so that the aggregate amount of all such payments shall be shared by the Lenders ratably in accordance with the aggregate Obligations owing to the Lenders (calculated prior to giving effect to such payment); provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by a Borrower pursuant to and in accordance with the express terms of this Agreement (for the avoidance of doubt, as in effect from time to time), or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or Commitments to any Person that is an Eligible Assignee (as such term is defined from time to time). Each Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Borrower rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Borrower in the amount of such participation. Notwithstanding the foregoing, to the extent prohibited by applicable law as described in the definition of the term “Excluded Swap Obligation,” no amounts received from, or set off with respect to, any Loan Party shall be applied to any Excluded Swap Obligations of such Loan Party.

(e)          Unless the Administrative Agent shall have received notice from the applicable Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or an Issuing Lender hereunder that such Borrower will not make such payment, the Administrative Agent may assume that such Borrower have made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders and such Issuing Lender the amount due. In such event, if the relevant Borrower has not in fact made such payment, then each of the Lenders and such Issuing Lender severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or Issuing Lender in Same Day Funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the Overnight Rate from time to time in effect.

(f)          The obligations of the Lenders hereunder to make Loans, to fund participations in Letters of Credit and Swingline Loans and to make payments pursuant to Section 9.03(c) are several and not joint. The failure of any Lender to make any Loan, to fund any such participation or to make any payment under Section 9.03(c) on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan, to purchase its participation or to make its payment under Section 9.03(c).

(g)          If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Article II, and such funds are not made available to the Borrower by the Administrative Agent because the conditions to the applicable Loan set forth in Article IV are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.

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Section 2.20         Mitigation Obligations; Replacement of Lenders. (a) If any Lender requests compensation under Section 2.16, or if any Loan Party is required to pay any Indemnified Taxes or additional amounts to any Lender or to any Governmental Authority for the account of any Lender pursuant to Section 2.18, then such Lender shall (at the request of the Company) use commercially reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign and delegate its rights and obligations hereunder to another of its offices, branches or Affiliates if, in the judgment of such Lender, such designation or assignment and delegation (i) would eliminate or reduce amounts payable pursuant to Section 2.16 or 2.18, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous in any material respect to such Lender. The Company hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment and delegation.

(b)          If (i) any Lender requests compensation under Section 2.16, (ii) any Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.18 or (iii) any Lender has become a Defaulting Lender or Non-Consenting Lender, then the Company may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights (other than its existing rights to payments pursuant to Section 2.16 or 2.18) and obligations under this Agreement and the other Loan Documents to an Eligible Assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment and delegation); provided that (A) the Company shall have paid to the Administrative Agent the processing and recordation fee (if any) specified in Section 9.04(b)(ii)(C), (B) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts (including, for all such Lenders other than Defaulting Lenders, any amounts under Section 2.17) payable to it hereunder and under the other Loan Documents (if applicable, in each case only to the extent such amounts relate to its interest as a Lender of a particular Class) from the assignee (in the case of such principal and accrued interest and fees) or the Company (in the case of all other amounts), (C) in the case of any such assignment and delegation resulting from a claim for compensation under Section 2.16 or payments required to be made pursuant to Section 2.17, such assignment will result in a reduction in such compensation or payments and (D) such assignment does not conflict with applicable law. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver or consent by such Lender or otherwise, the circumstances entitling the Company to require such assignment and delegation have ceased to apply.

Section 2.21         Defaulting Lenders.

(a)	Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by applicable Law:

(i)          Waivers and Amendments. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of “Majority in Interest”, the definition of “Required Lenders” and Section 9.01.

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(ii)         Defaulting Lender Waterfall. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, in connection with the exercise of remedies or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 9.08 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to the Issuing Lenders or Swingline Lender hereunder; third, if such Defaulting Lender is a Dollar Tranche Revolving Lender, to Cash Collateralize the Issuing Lenders’ Fronting Exposure with respect to such Defaulting Lender in accordance with clause (c) below; fourth, as the Company may request (so long as no Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Company, to be held in a deposit account and released pro rata in order to (x) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement and (y) if such Defaulting Lender is a Dollar Tranche Revolving Lender, Cash Collateralize the Issuing Lenders’ future Fronting Exposure with respect to such Defaulting Lender with respect to future Letters of Credit issued under this Agreement, in accordance with clause (c) below; sixth, to the payment of any amounts owing to the Lenders, the Issuing Lenders or the Swingline Lender as a result of any judgment of a court of competent jurisdiction obtained by any Lender, the Issuing Lenders or the Swingline Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default exists, to the payment of any amounts owing to the Company as a result of any judgment of a court of competent jurisdiction obtained by the Company against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or any L/C Obligations in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made or the related Letters of Credit were issued at a time when the conditions set forth in Section 4.02 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and L/C Obligations owed to, all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or L/C Obligations owed to, such Defaulting Lender until such time as all Loans and funded and unfunded participations in L/C Obligations and Swingline Loans are held by the Lenders pro rata in accordance with the Commitments hereunder without giving effect to Section 2.21(a)(iv). Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 2.21(a)(ii) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

(iii)        Certain Fees.

(A)         No Defaulting Lender shall be entitled to receive any fee payable under Section 2.13(b) for any period during which that Lender is a Defaulting Lender (and the Company shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender).

(B)         Each Defaulting Lender shall be entitled to receive fees payable under Section 2.06(c) for any period during which that Lender is a Defaulting Lender only to the extent allocable to its Applicable Percentage of the stated amount of Letters of Credit for which it has provided Cash Collateral pursuant to clause (c) below.

(C)         With respect to any fees payable under Section 2.06(c) or Section 2.13(b) not required to be paid to any Defaulting Lender pursuant to clause (A) or (B) above, the Company shall (x) pay to each Non-Defaulting Lender that portion of any such fee otherwise payable to such Defaulting Lender with respect to such Defaulting Lender’s participation in L/C Obligations or Swing Line Loans that has been reallocated to such Non-Defaulting Lender pursuant to clause (iv) below, (y) pay to applicable Issuing Lender and Swingline Lender, as applicable , the amount of any such fee otherwise payable to such Defaulting Lender to the extent allocable to such Issuing Lender’s or Swingline Lender’s Fronting Exposure to such Defaulting Lender, and (z) not be required to pay the remaining amount of any such fee.

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(iv)        Reallocation of Applicable Percentages to Reduce Fronting Exposure. If such Defaulting Lender is a Dollar Tranche Revolving Lender, all or any part of such Defaulting Lender’s participation in L/C Obligations and Swingline Loans shall be reallocated among the Non-Defaulting Lenders of the same Class in accordance with their respective Applicable Percentages (calculated without regard to such Defaulting Lender’s Commitment) but only to the extent that such reallocation does not cause the aggregate Dollar Tranche Revolving Credit Exposure of any Non-Defaulting Lender to exceed such Non-Defaulting Lender’s Dollar Tranche Revolving Commitment. Subject to Section 9.21, no reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation.

(v)         Cash Collateral, Repayment of Swing Line Loans. If the reallocation described in clause (a)(iv) above cannot, or can only partially, be effected, the Company shall, without prejudice to any right or remedy available to it hereunder or under applicable Requirement of Law, (x) first, prepay Swingline Loans in an amount equal to the Swingline Lenders’ Fronting Exposure and (y) second, Cash Collateralize the Issuing Lenders’ Fronting Exposure in accordance with the procedures set forth in clause (c) below.

(b)	Defaulting Lender Cure. If the Company and the Administrative Agent and, if such Defaulting Lender is a Dollar Tranche Revolving Lender, the Swingline Lender and the Issuing Lenders agree in writing that such Defaulting Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Revolving Loans and funded and unfunded participations in Letters of Credit and Swingline Loans to be held on a pro rata basis by the Lenders in accordance with their Applicable Percentages (without giving effect to Section 2.21(a)(iv)), whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Company while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

(c)	Cash Collateral.

(i)          If (A) there shall exist a Defaulting Lender or (B) as of the Maturity Date, any L/C Obligation for any reason remains outstanding, the Company shall within one Business Day following any request by the Administrative Agent or any Issuing Lender, provide Cash Collateral in an amount not less than the applicable Minimum Collateral Amount (determined after giving effect to Section 2.18(a)(iv) and any Cash Collateral provided by the Defaulting Lender). Additionally, if the Administrative Agent notifies the Company at any time that the outstanding amount of all L/C Obligations at such time exceeds 105% of the L/C Commitment then in effect, then within two Business Days after receipt of such notice, the Company shall provide Cash Collateral for the outstanding amount of the L/C Obligations in an amount not less than the amount by which the outstanding amount of all L/C Obligations exceeds the L/C Commitment.

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(ii)         The Company, and to the extent provided by any Defaulting Lender, such Defaulting Lender, hereby grants to (and subjects to the control of) the Administrative Agent, for the benefit of the Administrative Agent, the Issuing Lenders and the Lenders, and agrees to maintain, a first priority security interest in all such cash, deposit accounts and all balances therein, and all other property so provided as collateral pursuant hereto, and in all proceeds of the foregoing, all as security for the obligations to which such Cash Collateral may be applied pursuant to clause (iii) below at any time the Administrative Agent determines that Cash Collateral is subject to any right or claim of any Person other than the Administrative Agent or the Issuing Lenders as herein provided, or that the total amount of such Cash Collateral is less than the Minimum Collateral Amount, the Company will, promptly upon demand by the Administrative Agent, pay or provide to the Administrative Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency. All Cash Collateral (other than credit support not constituting funds subject to deposit) shall be maintained in at Bank of America. The Company shall pay on demand therefor from time to time all customary account opening, activity and other administrative fees and charges in connection with the maintenance and disbursement of Cash Collateral.

(iii)        Notwithstanding anything to the contrary contained in this Agreement, Cash Collateral provided under any of this Section 2.21(c) shall be held and applied to the satisfaction of the specific L/C Obligations, obligations to fund participations therein (including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligation) and other obligations for which the Cash Collateral was so provided, prior to any other application of such property as may otherwise be provided for herein.

(iv)        Cash Collateral (or the appropriate portion thereof) shall be released promptly following the termination of Defaulting Lender status of the applicable Defaulting Lender.

Section 2.22         Incremental Facilities. (a) The Company may on one or more occasions after the Closing Date, by written notice to the Administrative Agent, request the establishment of Incremental Commitments; provided that the aggregate amount of the Incremental Commitments incurred under this Section 2.22 on any date shall not exceed the sum of (x) an amount equal to the Base Incremental Amount in effect on such date, (y) an amount subject to the Maximum Incremental Amount as of such date and (z) an amount equal to the Voluntary Prepayment Amount as of such date (it being understood that (A) the Company shall be deemed to have used amounts under clause (y) above prior to utilization of amounts under clause (x) or (z) above and (B) the proceeds from any such incurrence under such clauses may be utilized in a single transaction by first calculating the incurrence under clause (y) above and then calculating the incurrence under clauses (x) and/or (z) above). Each such notice shall specify (A) whether the Company is requesting Incremental Term Commitments or Incremental Revolving Commitments, (B) the date on which the Company proposes that the Incremental Commitments shall be effective, which shall be a date not less than five (5) Business Days (or such shorter period as may be agreed to by the Administrative Agent) after the date on which such notice is delivered to the Administrative Agent and (C) the amount of the Incremental Commitments being requested (it being agreed that (x) any Lender approached to provide any Incremental Commitments may elect or decline, in its sole discretion, to provide such Incremental Commitments and (y) any Person that the Company proposes to become an Incremental Lender, if such Person is not then a Lender, must be an Eligible Assignee).

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(b)          The terms and conditions of any Incremental Term Facility and the Incremental Term Loans to be made thereunder shall be, except as otherwise set forth herein or in the applicable Incremental Facility Amendment, substantially consistent to those of the Term Commitments and the Term Loans and, to the extent such terms and conditions are not substantially consistent with the terms and conditions applicable to the Term Commitments and the Term Loans, such terms and conditions shall not be more favorable, taken as a whole, to the Incremental Term Lenders providing such Incremental Term Facility than the terms of the existing Term Commitments and the Term Loans, as applicable (other than with respect to terms and conditions applicable only after the Maturity Date); provided that (i) the upfront fees, interest rates and amortization schedule applicable to any Incremental Term Facility and Incremental Term Loans shall be determined by the Company and the Incremental Term Lenders providing the relevant Incremental Term Commitments, (ii) except in the case of an Incremental Term Facility effected as an increase to an existing Class of Term Loans, the weighted average life to maturity of any Incremental Term Loans shall be no shorter than the remaining weighted average life to maturity of the Initial Terms Loans, (iii) no Incremental Term Maturity Date shall be earlier than the Term Maturity Date and (iv) any Incremental Term Facility, for purposes of prepayments (either mandatory or optional), shall be treated substantially the same as (and in any event no more favorably than) the Initial Term Loans. Any Incremental Term Commitments established pursuant to an Incremental Facility Amendment that have identical terms and conditions, and any Incremental Term Loans made thereunder, shall be designated as a separate series (each a “Series”) of Incremental Term Commitments and Incremental Term Loans for all purposes of this Agreement. Any Incremental Revolving Commitments established pursuant to an Incremental Facility Amendment shall have substantially the same terms as and be deemed to be Revolving Commitments for all purposes of this Agreement. Each Incremental Facility and all extensions of credit thereunder (i) shall be secured by the same Collateral securing the other Loan Document Obligations on a pari passu basis with the Liens on the Collateral securing the other Loan Document Obligations, (ii) shall not be secured by any property or assets of the Company or any of the Subsidiaries other than the Collateral (or property or assets that substantially concurrently become Collateral), unless otherwise permitted by this Agreement, (iii) shall be Guaranteed by the same Loan Parties that Guarantee the other Loan Document Obligations and (iv) shall not be Guaranteed by any Persons other than the Loan Parties, unless otherwise permitted by this Agreement.

(c)          The Incremental Term Commitments and Incremental Term Facilities relating thereto and the Incremental Revolving Commitments shall be effected pursuant to one or more Incremental Facility Amendments executed and delivered by the Company, each Incremental Lender providing such Incremental Commitments and the Administrative Agent; provided that no Incremental Commitments shall become effective unless (i) no Event of Default shall have occurred and be continuing on the date of effectiveness thereof, both immediately prior to and immediately after giving effect to such Incremental Commitments (and assuming that the full amount of such Incremental Commitments shall have been funded as Loans on such date); provided that in case of any Incremental Acquisition Term Facility if agreed by all applicable Incremental Term Lenders, the foregoing shall be satisfied if no Event of Default shall have occurred and be continuing on the date of execution of the applicable acquisition or investment documentation and no Event of Default under clause (a), (b), (h) or (i) of Article VII shall have occurred and is continuing on the effective date of such Incremental Acquisition Term Facility, in each case determined after giving effect to such Incremental Commitments (and assuming that the full amount of such Incremental Commitments shall have been funded as Loans on the applicable date), (ii) on the date of effectiveness thereof, the representations and warranties of each Loan Party set forth in the Loan Documents (or, in the case of any Incremental Acquisition Term Facility if agreed by all applicable Incremental Term Lenders, the Specified Representations and the Specified Permitted Acquisition Agreement Representations) shall be true and correct (A) in the case of such representations and warranties qualified as to materiality or Material Adverse Effect, in all respects and (B) otherwise, in all material respects, in each case on and as of such date, except in the case of any such representation and warranty that expressly relates to a prior date, in which case such representation and warranty shall be so true and correct on and as of such prior date, (iii) the Company shall be in compliance on a Pro Forma Basis with the financial maintenance covenants set forth in Section 6.13, (iv) the relevant Borrower shall make any payments required to be made pursuant to Section 2.17 in connection with such Incremental Commitments and the related transactions under this Section 2.22 and (v) the Company shall have delivered to the Administrative Agent such legal opinions, board resolutions, secretary’s certificates, officer’s certificates and, other than in connection with a Limited Condition Acquisition, consents and approvals and other documents as shall be requested by the Administrative Agent in connection with any such transaction. Each Incremental Facility Amendment may, without the consent of any Lender, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the opinion of the Administrative Agent, to give effect to the provisions of this Section 2.22.

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(d)          Upon the effectiveness of an Incremental Commitment of any Incremental Lender, such Incremental Lender shall be deemed to be a “Lender” (and a Lender in respect of Commitments and Loans of the applicable Class) hereunder, and henceforth shall be entitled to all the rights of, and benefits accruing to, Lenders (or Lenders in respect of Commitments and Loans of the applicable Class) hereunder and shall be bound by all agreements, acknowledgements and other obligations of Lenders (or Lenders in respect of Commitments and Loans of the applicable Class) hereunder and under the other Loan Documents.

(e)          Subject to the terms and conditions set forth herein and in the applicable Incremental Facility Amendment, each Lender holding an Incremental Term Commitment of any Series shall make an Incremental Term Loan to the Company in an amount equal to such Incremental Term Commitment on the date specified in such Incremental Facility Amendment.

(f)          On the date of effectiveness of any Incremental Revolving Commitments, each Revolving Lender of the applicable Class shall assign to each Incremental Revolving Lender holding such Incremental Revolving Commitment, and each such Incremental Revolving Lender shall purchase from each such Revolving Lender, at the principal amount thereof (together with accrued interest), such interests in the applicable Class of Revolving Loans and, in the case of the Dollar Tranche Revolving Commitments, participations in Letters of Credit and Swingline Loans outstanding on such date as shall be necessary in order that, after giving effect to all such assignments and purchases, such Revolving Loans and, if applicable, participations in Letters of Credit and Swingline Loans will be held by all of the Revolving Lenders of the applicable Class (including such Incremental Revolving Lenders) ratably in accordance with their Revolving Percentages after giving effect to the effectiveness of such Incremental Revolving Commitments. The Administrative Agent and the Lenders hereby agree that the minimum borrowing, pro rata borrowing and pro rata payment requirements contained elsewhere in this Agreement shall not apply to the transactions effected pursuant to the immediately preceding sentence.

(g)          The Administrative Agent shall notify the Lenders promptly upon receipt by the Administrative Agent of any notice from the Company referred to in Section 2.22(a) and of the effectiveness of any Incremental Commitments in each case advising the Lenders of the details thereof.

(h)          If an Incremental Term Loan borrowed by a Borrower (other than a Foreign Obligor) hereunder would otherwise constitute an “applicable high yield discount obligation” within the meaning of Section 163(i)(1) of the Code, before the close of each accrual period ending after the fifth anniversary of the issue date of such Loan, the applicable Borrower shall make such payments on the Incremental Term Loan as required to prevent the Incremental Term Loan from being treated as an “applicable high yield discount obligation”.

Section 2.23         Refinancing Facilities. (a) The Company may, on one or more occasions after the Closing Date, by written notice to the Administrative Agent, the applicable Refinancing Lenders and, to the extent that the rights, duties or privileges of the Administrative Agent, the Issuing Lenders or the Swingline Lender are affected, the Administrative Agent, the Issuing Lenders or the Swingline Lender, respectively (such consent, in each case, not to be unreasonably withheld or delayed), request the establishment hereunder of one or more additional Classes of (i) term loan commitments (the “Refinancing Term Loan Commitments”) pursuant to which each Person providing such a commitment (a “Refinancing Term Lender”) will make term loans to the Company (the “Refinancing Term Loans”) and (ii) revolving commitments (the “Refinancing Revolving Commitments;” together with Refinancing Term Loan Commitments, the “Refinancing Commitments”) pursuant to which each Person providing such a commitment (a “Refinancing Revolving Lender”) will provide revolving commitments to the Borrowers; provided that each Refinancing Lender shall be an Eligible Assignee and shall otherwise be reasonably acceptable to the Administrative Agent to the extent that the Administrative Agent’s consent would be required in connection with an assignment to such Refinancing Lender of a Term Loan or a Revolving Commitment, as applicable, pursuant to Section 9.04.

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(b)          The Refinancing Commitments shall be effected pursuant to one or more Refinancing Facility Agreements executed and delivered by the Borrowers, each Refinancing Lender providing the applicable Refinancing Commitments and the Administrative Agent; provided that no Refinancing Commitments shall become effective unless (i) no Event of Default shall have occurred and be continuing on the date of effectiveness thereof, (ii) on the date of effectiveness thereof, the representations and warranties of each Loan Party set forth in the Loan Documents shall be true and correct (A) in the case of the representations and warranties qualified as to materiality or Material Adverse Effect, in all respects and (B) otherwise, in all material respects, in each case on and as of such date, except in the case of any such representation and warranty that specifically relates to an earlier date, in which case such representation and warranty shall be so true and correct on and as of such earlier date, (iii) the Borrowers shall have delivered to the Administrative Agent such legal opinions, board resolutions, secretary’s certificates, officer’s certificates, consent and approvals and other documents as shall reasonably be requested by the applicable Refinancing Lender in connection with any such transaction, (iv) with respect to Refinancing Term Loan Commitments, substantially concurrently with the effectiveness thereof, the Company shall obtain Refinancing Term Loans thereunder and shall repay or prepay then outstanding Term Borrowings of one or more Classes in an aggregate principal amount equal to the aggregate amount of such Refinancing Term Loan Commitments; provided that the principal amount of such Refinancing Term Loans shall not exceed the amount of the Term Borrowings so refinanced (plus the aggregate amount of accrued and unpaid interest with respect to such outstanding Term Borrowings, fees, expenses, commissions, underwriting discounts and premiums payable in connection therewith) and (v) with respect to Refinancing Revolving Commitments, substantially concurrently with the effectiveness thereof, the Borrowers shall terminate an equivalent amount of Revolving Commitments and shall, to the extent necessary, repay or prepay then outstanding Revolving Borrowings in an aggregate principal amount such that after giving effect to such prepayment, the Revolving Lenders and the Refinancing Revolving Lenders hold outstanding Loans ratably in accordance with the outstanding Revolving Commitments and the outstanding Refinancing Revolving Commitments; provided further that (x) at no time shall there be more than three Classes of revolving Commitments hereunder unless otherwise agreed by the Administrative Agent and (y) in the case of any Refinancing Commitments to be provided in connection with an LCA Action, at the sole option of the Company, the conditions in clauses (i) and/or (ii) above may be tested at the time that the definitive agreement with respect to such LCA Action is entered into (except, in the case of (i), no Event of Default under clause (a), (b), (h) or (i) of Article VII shall have occurred and is continuing on the effective date of such Refinancing Commitments) and the consents, approvals and other documents referred to in clause (iii) may be provided after the Refinancing Commitments have become effective, in each case so long as agreed to by the lenders providing such Refinancing Commitments (but without the consent of any existing Lenders or the Administrative Agent). With respect to any prepayment of Term Loans in accordance with clause (iv) above, the Company shall determine the amount of such prepayments allocated to each Class of outstanding Term Loans, and any such prepayment of Term Borrowings of any Class shall be applied to reduce the subsequent scheduled repayments of Term Borrowings of such Class to be made pursuant to Section 2.11(a) as directed by the Company.

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(c)          The Refinancing Facility Agreement shall set forth, with respect to the Refinancing Commitments established thereby and the Refinancing Loans and other extensions of credit to be made thereunder, to the extent applicable, the following terms thereof: (i) the designation of such Refinancing Commitments and Refinancing Loans as a new “Class” for all purposes hereof (provided that with the consent of the Administrative Agent, any Refinancing Commitments and Refinancing Loans may be treated as a single “Class” with any then-outstanding existing Commitments or Loans), (ii) the stated termination and maturity dates applicable to the Refinancing Commitments or Refinancing Loans of such Class, provided that (A) such stated termination and maturity dates shall not be earlier than the Maturity Date applicable to the Class of Loans or Revolving Commitments, as applicable, so refinanced and (B) any Refinancing Term Loans shall not have a weighted average life to maturity shorter than the Class of Term Loans so refinanced, (iii) in the case of any Refinancing Term Loans, any amortization applicable thereto and the effect thereon of any prepayment of such Refinancing Term Loans, (iv) the interest rate or rates applicable to the Refinancing Loans of such Class, (v) the fees applicable to the Refinancing Commitments or Refinancing Loans of such Class, (vi) in the case of any Refinancing Term Loans, any original issue discount or upfront fees applicable thereto and in the case of any Refinancing Revolving Commitments, any upfront fees applicable thereto, (vii) the initial Interest Period or Interest Periods applicable to Refinancing Loans of such Class, (viii) any voluntary or mandatory commitment reduction or prepayment requirements applicable to Refinancing Commitments or Refinancing Loans of such Class (which prepayment requirements, in the case of any Refinancing Term Loans, may provide that such Refinancing Term Loans may participate in any mandatory prepayment on a pro rata basis with any Class of existing Term Loans, but may not provide for prepayment requirements that are more favorable to the Lenders holding such Refinancing Term Loans than to the Lenders holding such Class of Term Loans) and any restrictions on the voluntary or mandatory reductions or prepayments of Refinancing Commitments or Refinancing Loans of such Class and (ix) any financial maintenance covenant with which the Company shall be required to comply (provided that if any Refinancing Term Loans or Refinancing Revolving Commitments, as applicable, have a financial maintenance covenant at any time prior to the Maturity Date of the Loans or Commitments being refinanced, such financial maintenance covenant shall not be more restrictive with respect to the Company and its Subsidiaries than (or in addition to) the financial maintenance covenant set forth in Section 6.13 (unless such financial maintenance covenant is also added to this Agreement for the benefit of all Lenders)). Except as contemplated by the preceding sentence, the terms of the Refinancing Term Loan Commitments and Refinancing Term Loans or the Refinancing Revolving Commitments and Refinancing Revolving Loans, as applicable, shall be substantially the same as the terms of the existing Term Commitments and the existing Term Loans or the existing Revolving Commitments and the existing Revolving Loans, as applicable, and in any event no more restrictive, taken as a whole, with respect to the Company or any Subsidiary than those set forth in the Loan Documents with respect to the existing Term Commitments and the existing Term Loans or the existing Revolving Commitments and the existing Revolving Loans, as applicable (other than covenants or other provisions applicable only to periods after the Maturity Date of the Loans and Commitments being refinanced by such Refinancing Commitments and Refinancing Loans). With the consent of the Issuing Lenders or the Swingline Lender, as applicable, any Refinancing Facility Agreement may provide for the issuance of Letters of Credit for the account of the Company or its Subsidiaries, or the provision to the Company of Swingline Loans, pursuant to any Revolving Commitments established thereby, in each case on terms substantially equivalent to the terms applicable to Letters of Credit and Swingline Loans under the Revolving Commitments. The Administrative Agent shall promptly notify each Lender as to the effectiveness of each Refinancing Facility Agreement. Each Refinancing Facility Agreement may, without the consent of any Lender other than the applicable Refinancing Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the opinion of the Administrative Agent, to give effect to the provisions of this Section 2.23, including any amendments necessary to treat the applicable Refinancing Commitments and Refinancing Loans as a new “Class” of loans and/or commitments hereunder; provided that as between the Revolving Commitments and Refinancing Revolving Commitments, all Borrowings, all prepayments of Loans and all reductions of Commitments shall continue to be made on a ratable basis among the Lenders with Revolving Commitments and Refinancing Revolving Commitments, based on the relative amounts of their Commitments; provided further that the allocation of the participation exposure with respect to Swingline Loans and Letters of Credit as between the Refinancing Revolving Commitments and the remaining Revolving Commitments shall be made on a ratable basis in accordance with the relative amounts thereof (if any) until the Maturity Date in respect of the earlier maturing Commitments (it being understood that no reallocation of such exposure to later maturing Commitments shall occur on such Maturity Date if such reallocation would cause the Revolving Extensions of Credit of any Lender to exceed its applicable Commitment). The Administrative Agent and the Lenders hereby acknowledge that the minimum borrowing, pro rata borrowing and pro rata payment requirements contained elsewhere in this Agreement are not intended to apply to the transactions effected pursuant to this Section 2.23.

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(d)          Notwithstanding the foregoing, it is hereby understood and agreed that, on and after the Collateral Release Event, the Company shall not obtain any secured Refinancing Term Loans or secured Refinancing Commitments unless the Obligations are equally and ratably secured and such secured Refinancing Term Loans or secured Refinancing Commitments, as applicable, are subject to an Intercreditor Agreement.

(e)          This Section 2.23 shall supersede any provisions in Section 2.19 or Section 9.02 to the contrary.

Section 2.24         Loan Modification Offers. (a) The Borrowers may on one or more occasions after the Closing Date, by written notice to the Administrative Agent, make one or more offers (each, a “Loan Modification Offer”) to all (and not fewer than all) the Lenders of one or more Classes (each Class subject to such a Loan Modification Offer, an “Affected Class”) to make one or more Permitted Amendments pursuant to procedures reasonably specified by the Administrative Agent and reasonably acceptable to the Company. Such notice shall set forth (i) the terms and conditions of the requested Loan Modification Offer and (ii) the date on which such Loan Modification Offer is requested to become effective. Permitted Amendments shall become effective only with respect to the Loans and Commitments of the Lenders of the Affected Class that accept the applicable Loan Modification Offer (such Lenders, the “Accepting Lenders”) and, in the case of any Accepting Lender, only with respect to such Lender’s Loans and Commitments of such Affected Class as to which such Lender’s acceptance has been made. With respect to all Permitted Amendments consummated by the Borrowers pursuant to this Section 2.24, (i) such Permitted Amendments shall not constitute voluntary or mandatory payments or prepayments for purposes of Section 2.12 and (ii) any Loan Modification Offer, unless contemplating a Maturity Date already in effect hereunder pursuant to a previously consummated Permitted Amendment, must be in a minimum amount of $25,000,000 (or such lesser amount as may be approved by the Administrative Agent in its reasonable discretion); provided that the Borrowers may at their election specify as a condition (a “Minimum Extension Condition”) to consummating any such Permitted Amendment that a minimum amount (to be determined and specified in the relevant Loan Modification Offer in the Borrowers’ sole discretion and which may be waived by the Borrowers) of Commitments or Loans of any or all Affected Classes be extended. If the aggregate principal amount of Commitments or Loans of any Affected Class in respect of which Lenders shall have accepted the relevant Loan Modification Offer shall exceed the maximum aggregate principal amount of Commitments or Loans of such Affected Class offered to be extended by the Borrowers pursuant to such Loan Modification Offer, then the Commitments and Loans of such Lenders shall be extended ratably up to such maximum amount based on the relative principal amounts (but not to exceed actual holdings of record) with respect to which such Lenders have accepted such Loan Modification Offer.

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(b)          A Permitted Amendment shall be effected pursuant to a Loan Modification Agreement executed and delivered by the Borrowers, each Accepting Lender and the Administrative Agent; provided that in the case of any Permitted Amendment relating to the Revolving Commitments and affecting the rights, duties or privileges of the Issuing Lenders or the Swingline Lender, each Issuing Lender and the Swingline Lender, respectively, shall have approved such Permitted Amendment; provided that no Permitted Amendment shall become effective unless (i) no Event of Default shall have occurred and be continuing on the date of effectiveness thereof, (ii) on the date of effectiveness thereof, the representations and warranties of each Loan Party set forth in the Loan Documents shall be true and correct (A) in the case of the representations and warranties qualified as to materiality or Material Adverse Effect, in all respects and (B) otherwise, in all material respects, in each case on and as of such date, except in the case of any such representation and warranty that specifically relates to an earlier date, in which case such representation and warranty shall be so true and correct on and as of such earlier date, (iii) the Borrowers shall have delivered, or agreed to deliver by a date following the effectiveness of such Permitted Amendment reasonably acceptable to the Administrative Agent, to the Administrative Agent such legal opinions, board resolutions, secretary’s certificates, officer’s certificates and other documents (including reaffirmation agreements, supplements and/or amendments to Mortgages or other Security Documents, in each case to the extent applicable) as shall reasonably be requested by the Administrative Agent in connection therewith and (iv) any applicable Minimum Extension Condition shall be satisfied (unless waived by the Borrowers). The Administrative Agent shall promptly notify each Lender as to the effectiveness of each Loan Modification Agreement. Each Loan Modification Agreement may, without the consent of any Lender other than the applicable Accepting Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent, to give effect to the provisions of this Section 2.24, including any amendments necessary to treat the applicable Loans and/or Commitments of the Accepting Lenders as a new Class of loans and/or commitments hereunder (and the Lenders hereby irrevocably authorize the Administrative Agent to enter into any such amendments); provided that all Borrowings, all prepayments of Loans and all reductions of Commitments shall continue to be made on a ratable basis among all Lenders, based on the relative amounts of their Commitments (i.e., both extended and non-extended), until the repayment of the Loans attributable to the non-extended Commitments (and the termination of the non-extended Commitments) on the relevant Maturity Date; provided further that in the case of any Loan Modification Offer relating to Revolving Commitments or Revolving Loans, the allocation of the participation exposure with respect to Swingline Loans and Letters of Credit as between the commitments extended hereunder and the remaining Revolving Commitments shall be made on a ratable basis as between such extended Commitments (if any) and the remaining Revolving Commitments until the Maturity Date in respect of the non-extended Commitments (it being understood that no reallocation of such exposure to extended Commitments shall occur on such Maturity Date if such reallocation would cause the Revolving Extensions of Credit of any Lender to exceed its extended Commitments); provided further that at no time shall there be more than three Classes of revolving Commitments hereunder unless otherwise agreed by the Administrative Agent. The Administrative Agent and the Lenders hereby acknowledge that the minimum borrowing, pro rata borrowing and pro rata payment requirements contained elsewhere in this Agreement are not intended to apply to the transactions effected pursuant to this Section 2.24. This Section 2.24 shall supersede any provisions in Section 2.19 or Section 9.02 to the contrary.

Section 2.25         Illegality.         (a)          If any Lender determines that any Requirement of Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable lending office to perform any of its obligations hereunder or make, maintain or fund or charge interest with respect to any Borrowing or to determine or charge interest rates based upon the Eurocurrency Rate, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, Dollars or any Alternative Currency in the applicable interbank market, then, on notice thereof by such Lender to the Company through the Administrative Agent, (i) any obligation of such Lender to issue, make, maintain, fund or charge interest with respect to any such Borrowing or to make or continue Eurocurrency Rate Loans in the affected currency or currencies or, in the case of Eurocurrency Rate Loans in Dollars, to convert Base Rate Loans to Eurocurrency Rate Loans, shall be suspended, and (ii) if such notice asserts the illegality of such Lender making or maintaining Base Rate Loans the interest rate on which is determined by reference to the Eurocurrency Rate component of the Base Rate, the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Eurocurrency Rate component of the Base Rate, in each case until such Lender notifies the Administrative Agent and the Company that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, (x) the Borrowers shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable and such Loans are denominated in Dollars, convert all Eurocurrency Rate Loans of such Lender to Base Rate Loans (the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Eurocurrency Rate component of the Base Rate), either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Eurocurrency Rate Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Eurocurrency Rate Loans and (y) if such notice asserts the illegality of such Lender determining or charging interest rates based upon the Eurocurrency Rate, the Administrative Agent shall during the period of such suspension compute the Base Rate applicable to such Lender without reference to the Eurocurrency Rate component thereof until the Administrative Agent is advised in writing by such Lender that it is no longer illegal for such Lender to determine or charge interest rates based upon the Eurocurrency Rate. Upon any such prepayment or conversion, the Borrowers shall also pay accrued interest on the amount so prepaid or converted.

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(b)          If, in any applicable jurisdiction, the Administrative Agent, any Issuing Lender or any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for the Administrative Agent, such Issuing Lender or any Lender to (i) perform any of its obligations hereunder or under any other Loan Document, (ii) to fund or maintain its participation in any Loan or Letter of Credit or (iii) issue, make, maintain, fund or charge interest or fees with respect to any Loan or Letter of Credit to any Designated Borrower who is organized under the laws of a jurisdiction other than the United States, a State thereof or the District of Columbia such Person shall promptly notify the Administrative Agent, then, upon the Administrative Agent notifying the Company, and until such notice by such Person is revoked, any obligation of such Person to issue, make, maintain, fund or charge interest or fees with respect to any such Loan or Letter of Credit shall be suspended, and to the extent required by applicable Law, cancelled. Upon receipt of such notice, the Loan Parties shall, (A) repay that Person’s participation in the Loans or other applicable Obligations on the last day of the Interest Period for each Loan or other Obligation occurring after the Administrative Agent has notified the Company or, if earlier, the date specified by such Person in the notice delivered to the Administrative Agent (being no earlier than the last day of any applicable grace period permitted by applicable Law), (B) to the extent applicable to such Issuing Lender, Cash Collateralize that portion of applicable L/C Obligations comprised of the aggregate undrawn amount of Letters of Credit to the extent not otherwise Cash Collateralized and (C) take all reasonable actions requested by such Person to mitigate or avoid such illegality.

Section 2.26         Designated Borrowers. (a)           Effective as of the date hereof Omni Serv Limited, a company incorporated and registered in England as a private company limited by shares, shall be a “Designated Borrower” hereunder and may receive Revolving Loans for its account on the terms and conditions set forth in this Agreement.

(b)          The Company may at any time, upon not less than fifteen (15) Business Days’ notice from the Company to the Administrative Agent (or such shorter period as may be agreed by the Administrative Agent in its sole discretion), request to designate any additional Subsidiary of the Company (an “Applicant Borrower”) as a Designated Borrower to receive Revolving Loans hereunder by delivering to the Administrative Agent (which shall promptly deliver counterparts thereof to each Revolving Lender) a duly executed notice and agreement in substantially the form of Exhibit K (a “Designated Borrower Request and Assumption Agreement”). The parties hereto acknowledge and agree that prior to any Applicant Borrower becoming entitled to utilize the credit facilities provided for herein (i) such Applicant Borrower shall be reasonably acceptable to each of the Administrative Agent and the Revolving Lenders, (ii) the Administrative Agent and the Revolving Lenders shall have received all documentation and other information that the Administrative Agent or any such Revolving Lender has requested in order to comply with its obligations under applicable “know your customer” and anti-money laundering rules and regulations and (iii) the Administrative Agent shall have received such supporting resolutions, incumbency certificates, opinions of counsel and other documents or information, in form, content and scope reasonably satisfactory to the Administrative Agent, as may be required by the Administrative Agent or the Majority in Interest of the Revolving Facilities in their sole discretion, and Notes signed by such new Borrowers to the extent any Revolving Lenders so require. If the Administrative Agent and each Revolving Lender agrees that an Applicant Borrower shall be entitled to become a Designated Borrower and receive Revolving Loans hereunder, then promptly following receipt of all such requested resolutions, incumbency certificates, opinions of counsel and other documents or information, the Administrative Agent shall send a notice in substantially the form of Exhibit L (a “Designated Borrower Notice”) to the Company and the Revolving Lenders specifying the effective date upon which the Applicant Borrower shall constitute a Designated Borrower for purposes hereof, whereupon each of the Lenders agrees to permit such Designated Borrower to receive Revolving Loans hereunder, on the terms and conditions set forth herein, and each of the parties agrees that such Designated Borrower otherwise shall be a Borrower for all purposes of this Agreement; provided that no Borrowing Request or Application may be submitted by or on behalf of such Designated Borrower until the date five Business Days after such effective date.

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(c)          The Obligations of the Company and each Designated Borrower that is a Domestic Subsidiary (other than a CFC Holding Company) shall be joint and several in nature. The Obligations of all other Designated Borrowers shall be several in nature.

(d)          Each Subsidiary of the Company that is or becomes a “Designated Borrower” pursuant to this Section 2.26 hereby irrevocably appoints the Company as its agent for all purposes relevant to this Agreement and each of the other Loan Documents, including (i) the giving and receipt of notices, (ii) the execution and delivery of all documents, instruments and certificates contemplated herein and all modifications hereto, and (iii) the receipt of the proceeds of any Revolving Loans made by the Lenders to any such Designated Borrower hereunder. Any acknowledgment, consent, direction, certification or other action which might otherwise be valid or effective only if given or taken by all Borrowers, or by each Borrower acting singly, shall be valid and effective if given or taken only by the Company, whether or not any such other Borrower joins therein. Any notice, demand, consent, acknowledgement, direction, certification or other communication delivered to the Company in accordance with the terms of this Agreement shall be deemed to have been delivered to each Designated Borrower.

(e)          The Company may from time to time, upon not less than fifteen (15) Business Days’ notice from the Company to the Administrative Agent (or such shorter period as may be agreed by the Administrative Agent in its sole discretion), terminate a Designated Borrower’s status as such, provided that there are no outstanding Loans payable by such Designated Borrower, or other amounts payable by such Designated Borrower on account of any Loans made to it, as of the effective date of such termination. The Administrative Agent will promptly notify the Lenders of any such termination of a Designated Borrower’s status.

Section 2.27         Designated Lenders.

Each of the Administrative Agent, the Issuing Lenders, the Swingline Lender and each Lender at its option may make any Loan or Letter of Credit or otherwise perform its obligations hereunder through any Funding Office (each, a “Designated Lender”); provided that any exercise of such option shall not affect the obligation of such Borrower to repay any Loan or Letter of Credit drawing in accordance with the terms of this Agreement. Any Designated Lender shall be considered a Lender; provided that in the case of an Affiliate or branch of a Lender, all provisions applicable to a Lender shall apply to such Affiliate or branch of such Lender to the same extent as such Lender; provided that for the purposes only of voting in connection with any Loan Document, any participation by any Designated Lender in any outstanding Loan or Letter of Credit shall be deemed a participation of such Lender.

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Article III

Representations and Warranties

The Company and, as applicable, the other Borrowers represent and warrant to the Lenders that:

Section 3.01         Organization; Powers. The Company and each Subsidiary (a) is duly incorporated, organized, validly existing and, to the extent that such concept is applicable in the relevant jurisdiction, in good standing under the laws of the jurisdiction of its organization, (b) has all requisite power and authority, and the legal right (i) to carry on its business as now conducted and as proposed to be conducted and to own and lease its property and (ii) to execute, deliver and perform its obligations under each Loan Document (with respect to each Loan Party) to which it is a party and to effect the Transactions and (c) is qualified to do business in, and, to the extent that such concept is applicable in the relevant jurisdiction, is in good standing in every jurisdiction where such qualification is required, except, in the case of clauses (b)(i) and (c), where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

Section 3.02         Authorization; Enforceability. The execution, delivery and performance by each Loan Party of each Loan Document to which it is a party, and the consummation by each Loan Party of the Transactions to which it is a party, are within such Loan Party’s powers and has been duly authorized by all necessary corporate or other organizational action. This Agreement has been duly executed and delivered by the Company and the other Borrowers and constitutes, and each other Loan Document to which any Loan Party is to be a party, when executed and delivered by such Loan Party, will constitute, a legal, valid and binding obligation of the Company or such other Loan Party, as applicable, enforceable against such Person in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

Section 3.03         Governmental Approvals; No Conflicts. The Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except (i) as contemplated by the definition of the term “Collateral and Guarantee Requirement,” (ii) such as have been obtained or made and are in full force and effect and (iii) filings necessary to perfect Liens created under the Loan Documents, (b) will not violate any Requirement of Law applicable to the Company or any Subsidiary, (c) will not violate or result (alone or with notice or lapse of time or both) in a default under any indenture or agreement governing any Indebtedness, any material agreement or any other material instrument binding upon the Company or any Subsidiary or their respective assets, or give rise to a right thereunder to require any payment, repurchase or redemption to be made by the Company or any Subsidiary or give rise to a right of, or result in, termination, cancelation or acceleration of any obligation thereunder, except, in the case of clauses (a) – (c), to the extent any such violations, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect and (d) will not result in the creation or imposition of any Lien on any asset now owned or hereafter acquired by the Company or any Subsidiary, except Liens permitted under the Loan Documents.

Section 3.04         Financial Condition; No Material Adverse Change. (a) The Company has heretofore furnished to the Lenders (i) (x) the audited consolidated balance sheets of Company and its Subsidiaries on a consolidated basis, and related statements of income, changes in equity and cash flows of the Company and its Subsidiaries on a consolidated basis for the periods ended October 31, 2014, October 31, 2015 and October 31, 2016, audited by and accompanied by the opinion of KPMG, LLP, independent registered public accounting firm, and the related unaudited consolidating financial statements and (y) unaudited consolidated balance sheets and related statements of income, changes in equity and cash flows of the Company for the fiscal quarters ended January 31, 2017 and April 30, 2017 (the financial statements set forth in clauses (a)(i)(x) and (y), the “Company Required Financials”) and (ii) (x) audited consolidated balance sheets of GCA and related statements of income, changes in equity and cash flows of GCA for the periods ended December 31, 2014, December 31, 2015 and December 31, 2016 and the related unaudited consolidating financial statements and (y) unaudited consolidated balance sheets and related statements of income, changes in equity and cash flows of GCA for the fiscal quarter ended March 31, 2017 (the financial statements set forth in clauses (a)(ii)(x) and (y), the “GCA Required Financials,” and together with the Company Required Financials, the “Required Financials”). The Required Financials present fairly, in all material respects, the financial position, results of operations and cash flows of the Company and its Subsidiaries, respectively, as of such date and for such period in conformity with GAAP, subject, with respect to any quarterly financial statements, to the absence of footnotes and to normal year-end audit adjustments. Each reference in this Section 3.04(a) to a “Subsidiary” shall include any Unrestricted Subsidiary.

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(b)          Since October 31, 2016 there has been no event or condition that has resulted, or would reasonably be expected to result, in a Material Adverse Effect.

Section 3.05         Properties. (a) Each of the Company and each Subsidiary has good title to, or valid leasehold interests in, all its real and personal property material to its business (including Mortgaged Properties, if any), except as would not reasonably be expected to have a Material Adverse Effect.

(b)          Each of the Company and any applicable Subsidiary owns, or is licensed to use, all Intellectual Property used in the conduct of the business of the Company or such Subsidiary, as applicable, and the use thereof and the conduct of its business by the Company or such Subsidiary does not infringe in any respect upon the rights of any other Person, except in each case for any such infringements that, individually or in the aggregate, would not be reasonably expected to result in a Material Adverse Effect, and provided that the foregoing representations are made to the knowledge of the Company with respect to infringement of patents owned by third parties. The Company and its Subsidiaries have made all maintenance payments and taken all other actions necessary to maintain in full force and effect all registrations and applications for Intellectual Property owned by the Company and any applicable Subsidiary that are material to the business of the Company or such Subsidiary, as applicable. Each such registration and application is subsisting and, to the knowledge of the Company or such Subsidiary, as applicable, valid and enforceable. No claim, litigation or proceeding is pending or, to the knowledge of the Company or such Subsidiary, as applicable, overtly threatened against the Company or such Subsidiary in which any Person is alleging that the Company or such Subsidiary, as applicable, is infringing, misappropriating, diluting or otherwise violating the Intellectual Property of any Person in any respect, that, individually or in the aggregate, would reasonably be expected to result in a Material Adverse Effect. To the knowledge of the Company or such Subsidiary, no Person is infringing the Intellectual Property owned by the Company or any applicable Subsidiary, except as would not reasonably be expected to result in a Material Adverse Effect.

Section 3.06         Litigation. There are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of the Company or any other Loan Party, overtly threatened in writing against or affecting the Company or any Subsidiary that would reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

Section 3.07         Environmental Matters. Except with respect to any matters that, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect, (a) there are no actions, suits or proceedings with respect to any Environmental Liability by or before any arbitrator or Governmental Authority pending against or, to the knowledge of any Loan Party, threatened in writing against or affecting the Company or any Subsidiary; and (b) none of the Company or any Subsidiary (i) has violated any Environmental Law or, to the knowledge of any Loan Party, is subject to any Environmental Liability, (ii) has failed to obtain, maintain or comply with any Environmental Permit required for the Company or any Subsidiary to operate as currently operated, or knows of any reason such Environmental Permit may be revoked, not renewed, or adversely modified, (iii) has used, handled, stored or disposed of Hazardous Materials in a manner that would reasonably be expected to result in Environmental Liability, (iv) has received notice of any claim alleging the Company or any Subsidiary is responsible for any Environmental Liability, or (v) knows of any basis for, or is subject to any judgment or consent order pertaining to, any Environmental Liability of the Company or any Subsidiary.

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Section 3.08         Compliance with Laws and Agreements. Each of the Company and each Subsidiary is in compliance with (i) all Requirements of Law and (ii) all indentures, agreements and other instruments binding upon it or its property, except, in each case, where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

Section 3.09         Investment Company Status. None of the Company or any other Loan Party is required to be registered as an “investment company” under the Investment Company Act.

Section 3.10         Taxes. Each of the Company and each Subsidiary (a) has timely filed or caused to be filed all Tax returns and reports required to have been filed by it, except to the extent the failure to do so would not reasonably be expected to result in a Material Adverse Effect and (b) has paid or caused to be paid all Taxes required to have been paid by it, except where (i)(x) the validity or amount thereof is being contested in good faith by appropriate proceedings and (y) the Company or such Subsidiary, as applicable, has set aside on its books adequate reserves with respect thereto to the extent required by GAAP or (ii) the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

Section 3.11         ERISA and Labor Matters. (a) No ERISA Events have occurred or are reasonably expected to occur that would, in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(b)          No Loan Party is or will be (1) an employee benefit plan subject to Title I of ERISA, (2) a plan or account subject to Section 4975 of the Code; (3) an entity deemed to hold “plan assets” of any such plans or accounts for purposes of ERISA or the Code; or (4) a “governmental plan” within the meaning of ERISA.

(c)          Except as, in the aggregate, would not reasonably be expected to have a Material Adverse Effect, (i) there are no strikes, lockouts, work stoppages or similar labor disputes against the Company or any Subsidiary pending or, to the knowledge of the Company or any Subsidiary, overtly threatened, (ii) hours worked by and payment made to employees of the Company and the Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable Federal, state, local or foreign law dealing with such matters and (iii) all payments due from the Company or any Subsidiary on account of employee health and welfare insurance have been paid or accrued as a liability on the books of the Company or relevant Subsidiary.

Section 3.12         Subsidiaries. Schedule 3.12 sets forth the name and jurisdiction of organization of, and the ownership interest of the Company and each Subsidiary in, each Subsidiary and each class of Equity Interest of each Loan Party and each direct Subsidiary thereof and identifies each Subsidiary that is a Loan Party or an Excluded Subsidiary, in each case as of the Closing Date. The Equity Interests in each Subsidiary have been duly authorized and validly issued and are fully paid and nonassessable, and such Equity Interests are owned by the Company, directly or indirectly, free and clear of all Liens (other than Liens permitted by Section 6.02). Except as set forth in Schedule 3.12, as of the Closing Date, there is no existing option, warrant, call, right, commitment or other agreement to which any Subsidiary is a party requiring, and there are no Equity Interests in any Subsidiary outstanding that upon exercise, conversion or exchange would require, the issuance by any Subsidiary of any additional Equity Interests or other securities exercisable for, convertible into, exchangeable for or evidencing the right to subscribe for or purchase any Equity Interests in any Subsidiary.

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Section 3.13         Insurance. Schedule 3.13 sets forth a description of all material insurance maintained by or on behalf of the Company and the Subsidiaries as of the Closing Date.

Section 3.14         Solvency. Immediately after giving effect to the Transactions on the Closing Date, the Company and its Subsidiaries (on a consolidated basis) (a) have property with fair value greater than the total amount of their debts and liabilities, contingent (it being understood that the amount of contingent liabilities at any time shall be computed as the amount that, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability), subordinated or otherwise, (b) have assets with present fair salable value not less than the amount that will be required to pay their liability on their debts as they become absolute and matured, (c) will be able to pay their debts and liabilities, subordinated, contingent or otherwise, as they become absolute and matured and (d) are not engaged in business or a transaction, and are not about to engage in business or a transaction, for which their property would constitute an unreasonably small capital.

Section 3.15         Disclosure. No written reports, financial statements, certificates or other written information (taken as a whole) furnished by or on behalf of any Loan Party to any Arranger, the Administrative Agent or any Lender on or prior to the Closing Date in connection with the negotiation of this Agreement or any other Loan Document, included herein or therein or furnished hereunder or thereunder (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not materially misleading; provided that, with respect to forecasts and projected financial information, the Company represents only that such information was prepared in good faith based upon assumptions believed by it to be reasonable at the time so prepared and, if such projected financial information was furnished prior to the Closing Date, as of the Closing Date (it being understood and agreed that any such projected financial information may vary from actual results and that such variations may be material).

Section 3.16         Collateral Matters. Subject to the Collateral and Guarantee Requirement:

(a)          Each Collateral Agreement, upon execution and delivery thereof by the parties thereto, will create in favor of the Administrative Agent, for the benefit of the Secured Parties, under the laws of the jurisdiction governing such Collateral Agreement, a legal, valid and enforceable security interest in the Collateral and (i) when the Collateral (as defined in the Collateral Agreement) constituting certificated securities (as defined in the Uniform Commercial Code) is delivered to the Administrative Agent in the State of New York, together with instruments of transfer duly endorsed in blank, the security interest created under the Collateral Agreement will constitute a fully perfected security interest in all right, title and interest of the pledgors thereunder in such Collateral to the extent such security interest may be perfected by delivery of certificated securities, prior and superior in right to any other Person (other than Permitted Encumbrances that by operation of law or contract would have priority over the Obligations) and (ii) when financing statements in appropriate form are filed in the applicable filing offices, the security interest created under the Collateral Agreement will constitute a fully perfected security interest in all right, title and interest of the pledgors in the remaining Collateral (as defined therein) to the extent perfection can be obtained by filing Uniform Commercial Code financing statements, prior and superior to the rights of any other Person (other than Liens permitted under Section 6.02).

(b)          If and when executed and delivered, each Mortgage, upon execution and delivery thereof by the parties thereto, will create in favor of the Administrative Agent, for the benefit of the Secured Parties, a legal, valid and enforceable lien on, or security interest in, as applicable, all the applicable mortgagor’s right, title and interest in and to the Mortgaged Properties subject thereto and the proceeds thereof, and when the Mortgages have been filed in the jurisdictions specified therein, the Mortgages will constitute a valid first priority lien on, or fully perfected security interest in, as applicable, all right, title and interest of the mortgagors in the Mortgaged Properties and the proceeds thereof, prior and superior in right to any other Person, other than Liens permitted under Section 6.02.

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(c)          Upon the recordation of the Collateral Agreement (or an IP Security Agreement in form and substance reasonably satisfactory to the Company and the Administrative Agent) with the United States Patent and Trademark Office or the United States Copyright Office, as applicable, and the filing of the financing statements referred to in paragraph (a) of this Section 3.16, the security interest created under the Collateral Agreement will constitute a fully perfected security interest in all right, title and interest of the Loan Parties in the Intellectual Property in which a security interest may be perfected by filing or recording in the United States of America, in each case prior and superior in right to any other Person, other than Liens permitted under Section 6.02 (it being understood and agreed that subsequent recordings in the United States Patent and Trademark Office or the United States Copyright Office will be necessary to perfect a security interest in such Intellectual Property applied for, acquired or developed by the applicable Loan Parties after the Closing Date).

(d)          Each Security Document, upon execution and delivery thereof by the parties thereto and the making of the filings and registrations with the applicable Governmental Authorities and taking of the other actions provided for therein, will be effective under applicable law to create in favor of the Administrative Agent, for the benefit of the Secured Parties, a legal, valid and enforceable Lien on, and security interest in, the Collateral subject thereto, and will constitute a fully perfected security interest in all right, title and interest of the Loan Parties in the Collateral subject thereto, prior and superior to the rights of any other Person, except for rights secured by Liens permitted under Section 6.02.

Section 3.17         Federal Reserve Regulations. None of the Company or any other Subsidiary is engaged or will engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U of the Board of Governors), or extending credit for the purpose of purchasing or carrying margin stock. No part of the proceeds of the Loans will be used, directly or indirectly, for any purpose that entails a violation (including on the part of any Lender) of any of the regulations of the Board of Governors, including Regulations U and X. Not more than 25% of the value of the assets subject to any restrictions on the sale, pledge or other disposition of assets under this Agreement, any other Loan Document or any other agreement to which any Lender or Affiliate of a Lender is party will at any time be represented by margin stock (within the meaning of Regulation U of the Board of Governors).

Section 3.18         Anti-Corruption Laws and Sanctions. The Company has implemented and maintains in effect policies and procedures reasonably designed to promote compliance with Anti-Corruption Laws and applicable Sanctions, and the Company, its Subsidiaries and, to the knowledge of the Company, its directors, officers, employees and agents are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects. None of (a) the Company, any Subsidiary or, to the knowledge of Company, any of their respective directors, officers or employees or (b) to the knowledge of the Company, any agent of the Company or any Subsidiary that will act in any capacity in connection with or benefit from the credit facility established hereby, is a Sanctioned Person.

Section 3.19         Use of Proceeds. The Company and the other Borrowers will use the proceeds of the Term Loans, Revolving Loans, Swingline Loans and the Letters of Credit in compliance with Section 5.10.

Section 3.20         USA PATRIOT Act. To the extent applicable, the Company and its Subsidiaries are in compliance in all material respects with the USA PATRIOT Act.

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Section 3.21         Representations as to Foreign Obligors.

(a)          Such Foreign Obligor is subject to civil and commercial Requirements of Law with respect to its obligations under this Agreement and the other Loan Documents to which it is a party (collectively as to such Foreign Obligor, the “Applicable Foreign Obligor Documents”), and the execution, delivery and performance by such Foreign Obligor of the Applicable Foreign Obligor Documents constitute and will constitute private and commercial acts and not public or governmental acts. Neither such Foreign Obligor nor any of its property has any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) under the laws of the jurisdiction in which such Foreign Obligor is organized and existing in respect of its obligations under the Applicable Foreign Obligor Documents.

(b)          The Applicable Foreign Obligor Documents are in proper legal form under the Requirements of Law of the jurisdiction in which such Foreign Obligor is organized and existing for the enforcement thereof against such Foreign Obligor under the Requirements of Law of such jurisdiction, and to ensure the legality, validity, enforceability, priority or admissibility in evidence of the Applicable Foreign Obligor Documents. It is not necessary to ensure the legality, validity, enforceability, priority or admissibility in evidence of the Applicable Foreign Obligor Documents that the Applicable Foreign Obligor Documents be filed, registered or recorded with, or executed or notarized before, any court or other authority in the jurisdiction in which such Foreign Obligor is organized and existing or that any registration charge or stamp or similar tax be paid on or in respect of the Applicable Foreign Obligor Documents or any other document, except for (i) any such filing, registration, recording, execution or notarization as has been made or is not required to be made until the Applicable Foreign Obligor Document or any other document is sought to be enforced and (ii) any charge or tax as has been timely paid.

(c)          There is no tax, levy, impost, duty, fee, assessment or other governmental charge, or any deduction or withholding, imposed by any Governmental Authority in or of the jurisdiction in which such Foreign Obligor is organized and existing either (i) on or by virtue of the execution or delivery of the Applicable Foreign Obligor Documents or (ii) other than the U.K. in the case of any U.K. Borrower, on any payment to be made by such Foreign Obligor pursuant to the Applicable Foreign Obligor Documents, except, in each case, as has been disclosed to the Administrative Agent.

(d)          The execution, delivery and performance of the Applicable Foreign Obligor Documents executed by such Foreign Obligor are, under applicable foreign exchange control regulations of the jurisdiction in which such Foreign Obligor is organized and existing, not subject to any notification or authorization except (i) such as have been made or obtained or (ii) such as cannot be made or obtained until a later date (provided that any notification or authorization described in clause (ii) shall be made or obtained as soon as is reasonably practicable).

(e)          For the purposes of The Council of the European Union Regulation No. 1346/2000 on Insolvency Proceedings (the “Regulation”), each Loan Party that is subject to the Regulation’s centre of main interest (as that term is used in Article 3(1) of the Regulation) is situated in its jurisdiction of incorporation or establishment and it has no “establishment” (as that term is used in Article 2(h) of the Regulation) in any other jurisdiction.

Section 3.22         Regulation H. No Mortgaged Property is a Flood Hazard Property unless the Administrative Agent shall have received (for distribution to the Lenders) the following: (a) the applicable Loan Party’s written acknowledgment of receipt of written notification from the Administrative Agent (i) as to the fact that such Mortgaged Property is a Flood Hazard Property, (ii) as to whether the community in which each such Flood Hazard Property is located is participating in the National Flood Insurance Program and (iii) such other flood hazard determination forms, notices and confirmations thereof as requested by the Administrative Agent and (b) copies of insurance policies or certificates of insurance of the applicable Loan Party evidencing flood insurance as required by the Flood Insurance Regulations or as otherwise required by the Administrative Agent (but at a minimum in amounts and otherwise in compliance with Flood Insurance Regulations) and naming the Administrative Agent as loss payee on behalf of the Lenders. All flood hazard insurance policies required hereunder have been obtained (or will be obtained prior to the delivery of a Mortgage relating to such Mortgaged Property pursuant to the terms of this Agreement) and remain in full force and effect, and the premiums thereon have been paid in full.

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Section 3.23         EEA Financial Institutions. No Loan Party is an EEA Financial Institution.

Article IV

Conditions

Section 4.01         Conditions to Closing Date. The obligations of each Lender to make any extension of credit hereunder on the Closing Date shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 9.02):

(a)          The Administrative Agent shall have received from each Loan Party either (i) a counterpart of this Agreement signed on behalf of such party or (ii) evidence satisfactory to the Administrative Agent (which may include a facsimile or other electronic transmission) that such party has signed a counterpart of this Agreement.

(b)          The Administrative Agent and the Arrangers shall have received at least three (3) Business Days prior to the Closing Date all documentation and other information about the Loan Parties as has been reasonably requested in writing at least ten (10) days prior to the Closing Date by the Administrative Agent or the Arrangers that they reasonably determine is required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the PATRIOT Act.

(c)          The Administrative Agent shall have received a certificate relating to the organization, existence and good standing of the Company and each other Loan Party, the authorization of the Transactions and other legal matters relating to the Company and each other Loan Party, the Loan Documents or the Transactions (as applicable), substantially in the form attached hereto as (x) in the case of the Designated Borrower as of the Closing Date, Exhibit J-1, and (y) in the case of the Company and the other Loan Parties (other than such Designated Borrower), Exhibit J-2.

(d)          The Administrative Agent shall have received a customary favorable written opinions (addressed to the Administrative Agent and the Lenders and dated the Closing Date) of Davis Polk & Wardwell LLP, counsel for the Loan Parties, as to matters of New York law and English law, in each case in form and substance reasonably satisfactory to the Administrative Agent.

(e)          The Administrative Agent and the Arrangers shall have received (including, if requested by the Company, by way of off-set against the proceeds of the Loans) all fees and other reasonable out-of-pocket amounts required to be paid on or prior to the Closing Date, including, to the extent invoiced at least three (3) Business Days prior to the Closing Date (except as otherwise agreed to by the Company), payment or reimbursement of all fees and reasonable out-of-pocket expenses (including the reasonable and documented fees, charges and disbursements of counsel) required to be paid or reimbursed by any Loan Party on or prior to the Closing Date.

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(f)          The Collateral and Guarantee Requirement shall have been satisfied and the Administrative Agent shall have received a completed Perfection Certificate, dated the Closing Date and signed by an Authorized Officer of the Company, together with all attachments contemplated thereby, including the IP Security Agreements and the results of a search of the Uniform Commercial Code (or equivalent) filings made with respect to the Loan Parties in the jurisdictions contemplated by the Perfection Certificate and copies of the financing statements (or similar documents) disclosed by such search. Notwithstanding anything to the contrary in this Agreement, to the extent any security interest in any Collateral is not or cannot be provided or perfected on the Closing Date (including the requirement of clause (e) of the definition of “Collateral and Guarantee Requirement”) (other than the pledge and perfection of the security interest in (A) the Equity Interests of any Loan Party’s direct wholly-owned Significant Subsidiaries (to the extent required to be pledged pursuant to the definition of the term “Collateral and Guarantee Requirement”) or (B) other assets pursuant to which a Lien may be perfected by the filing of a financing statement under the Uniform Commercial Code) after the use of commercially reasonable efforts to do so or without undue burden or expense, then the provision or perfection of a security interest in such Collateral shall not constitute a condition precedent to the availability of the Facilities on the Closing Date but instead shall be required to be provided or delivered not later than ninety (90) days after the Closing Date (or such later date as agreed by the Administrative Agent) pursuant to arrangements to be mutually agreed by the Administrative Agent and the Company acting reasonably.

(g)          The Administrative Agent shall have received a certificate, dated as of the Closing Date, and signed by an Authorized Officer of the Company, certifying that:

(i) the Specified Representations shall be true and correct in all material respects as of the Closing Date (except in the case of any Specified Representation which expressly relates to a given date or period, such representation and warranty shall be true and correct in all material respects as of the respective date or for the respective period, as the case may be); provided that, to the extent that any Specified Representation is qualified by or subject to a “material adverse effect”, “material adverse change” or similar term or qualification, the same shall be true and correct in all respects;

(ii) the Specified GCA Acquisition Agreement Representations shall be true and correct as of the Closing Date;

(iii) since July 11, 2017, there shall not have been a “Material Adverse Effect” (as defined in the GCA Acquisition Agreement as in effect on July 11, 2017); and

(iv) the GCA Acquisition shall have been consummated pursuant to the GCA Acquisition Agreement, substantially concurrently with the initial funding of the Facilities, and no provision thereof shall have been amended or waived, and no consent shall have been given thereunder, in any manner materially adverse to the interests of the Arrangers or the Lenders without the prior written consent of the Arrangers (such consent not to be unreasonably withheld, delayed or conditioned).

(h)          The Administrative Agent shall have received (i) a certificate in the form attached hereto as Exhibit H, dated as of the Closing Date and signed by the chief financial officer or other officer with similar duties (including the corporate vice president of finance) of the Company, as to the solvency of the Company and the Subsidiaries on a consolidated basis after giving effect to the GCA Acquisition and (ii) a duly completed and executed Borrowing Request from the applicable Borrowers.

(i)          The Arrangers shall have received (i) the Required Financials and (ii) a pro forma consolidated balance sheet and related pro forma consolidated statement of income of the Company as of and for the twelve month period ending on the last day of the most recently completed four-fiscal quarter period ended at least 75 days prior to the Closing Date (or ninety (90) days in case such four-fiscal quarter period is the end of GCA’s fiscal year), prepared after giving effect to the Transactions as if the Transactions had occurred as of such date (in the case of such balance sheet) or at the beginning of such period (in the case of such statement of income).

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(j)          The Administrative Agent shall have received a pay-off letter in form and substance reasonably satisfactory to the Administrative Agent in respect of the Existing Credit Agreement, confirming that all Liens upon any of the property of the Loan Parties constituting Collateral will be terminated concurrently with the payment of existing Indebtedness thereunder from the proceeds of the initial Borrowing (and, if applicable, all issued and outstanding letters of credit thereunder shall have been cash collateralized, supported by a Letter of Credit or reevidenced as “Letters of Credit” hereunder issued on the Closing Date).

(k)          The Administrative Agent shall have received reasonably satisfactory evidence that prior to or substantially concurrently with the Closing Date, the GCA Refinancing shall be consummated.

The Administrative Agent shall promptly notify the Lenders of the Closing Date, and such notice shall be conclusive and binding.

Section 4.02         Conditions to Each Extension of Credit after the Closing Date. The obligation of each Lender to make a Loan on the occasion of any Borrowing (other than the Initial Term Loans and any Revolving Loans made on the Closing Date), and of any Issuing Lender to issue, amend, renew or extend any Letter of Credit (other than any Letter of Credit being issued (or, in the case of any Existing Letter of Credit, deemed to be issued pursuant hereto) on the Closing Date), is subject to the satisfaction of the following conditions (subject to Section 2.22 and Section 2.23 in the case of Incremental Facilities and Refinancing Commitments in connection with Limited Condition Acquisitions):

(a)          Each of the representations and warranties made by any Loan Party in or pursuant to the Loan Documents shall be true and correct (i) in the case of the representations and warranties qualified as to materiality or Material Adverse Effect, in all respects and (ii) otherwise, in all material respects, in each case on and as of such date, except in the case of any such representation and warranty that specifically relates to an earlier date, in which case such representation and warranty shall be so true and correct on and as of such earlier date.

(b)          No Default or Event of Default has occurred, shall have occurred and be continuing on such date or after giving effect to the extensions of credit requested to be made on such date.

(c)          The Administrative Agent shall have received a fully executed and delivered Borrowing Request or an Application for a Letter of Credit, as the case may be as and when required by the terms hereof.

(d)          In the case of a Revolving Extension of Credit to be denominated in an Alternative Currency, such current remains an Eligible Currency.

(e)          In the case of a Revolving Extension of Credit to a Foreign Borrower, there shall be no impediment (without taking into account any Taxes), restriction, limitation or prohibition imposed under any Requirement of Law or by any Governmental Authority, as to the proposed financing under this Agreement or the repayment thereof or as to rights created under any Loan Document or as to application of the proceeds of the realization of any such rights.

Each borrowing by and issuance, amendment, renewal or extension of a Letter of Credit on behalf of any Borrower hereunder shall constitute a representation and warranty by the Borrowers as of the date of such extension of credit that the conditions contained in this Section 4.02 have been satisfied.

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Article V

Affirmative Covenants

Until the Commitments shall have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full (excluding contingent indemnification or other contingent obligation as to which no claim has been asserted, or Letters of Credit that have been backstopped or cash collateralized on terms satisfactory to the applicable Issuing Lender), the Company and, as applicable, the other Borrowers covenant and agree with the Lenders that:

Section 5.01         Financial Statements and Other Information. The Company will furnish to the Administrative Agent, on behalf of each Lender (or in the case of clause (h) below, conduct):

(a)         within 120 days after the end of each fiscal year of the Company (or, for so long as the Company shall be subject to periodic reporting obligations under the Exchange Act, by the date that the Annual Report on Form 20-F of the Company for such fiscal year would be required to be filed under the rules and regulations of the SEC, giving effect to any automatic extension available thereunder for the filing of such forms), its audited consolidated balance sheet and statements of income, comprehensive income, shareholders’ equity and cash flows as of the end of and for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by KPMG LLP or another independent registered public accounting firm of recognized national standing (without a “going concern” or like qualification or exception and without any qualification or exception as to the scope of such audit (other than any such exception, explanatory paragraph or qualification that is expressly solely with respect to, or expressly resulting solely from, an upcoming maturity date of the credit facilities hereunder occurring within one year from the time such report is delivered)) to the effect that such financial statements present fairly in all material respects the financial condition, results of operations and cash flow of the Company and its Subsidiaries (including Unrestricted Subsidiaries) on a consolidated basis as of the end of and for such fiscal year in accordance with GAAP and accompanied by a narrative report containing management’s discussion and analysis of the financial position and financial performance for such fiscal year in reasonable form and detail;

(b)         within 60 days after the end of each of the first three fiscal quarters of each fiscal year of the Company, its unaudited consolidated balance sheet and unaudited statements of income and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by a Financial Officer of the Company as presenting fairly in all material respects the financial condition, results of operations and cash flows of the Company and its Subsidiaries (including Unrestricted Subsidiaries) on a consolidated basis as of the end of and for such fiscal quarter and such portion of the fiscal year in accordance with GAAP, subject to normal year-end audit adjustments and the absence of certain footnotes, and accompanied by a narrative report containing management’s discussion and analysis of the financial position and financial performance for such fiscal quarter in reasonable form and detail;

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(c)         if any Subsidiary has been designated as an Unrestricted Subsidiary, concurrently with each delivery of financial statements under clause (a) or (b) above, financial statements (in substantially the same form as the financial statements delivered pursuant to clauses (a) and (b) above) prepared on the basis of consolidating the accounts of the Company and its Subsidiaries and treating any Unrestricted Subsidiaries as if they were not consolidated with the Company or accounted for on the basis of the equity method but rather account for an investment and otherwise eliminating all accounts of Unrestricted Subsidiaries, together with an explanation of reconciliation adjustments in reasonable detail; provided that the financial statements pursuant to this clause (c) shall not be required to be delivered so long as the combined aggregate amount of Total Assets as of the last day of any fiscal quarter for which financial statements have been delivered pursuant to Section 5.01(a) or 5.01(b) or combined aggregate amount of gross revenues (net of payroll, taxes, benefits and other deductions permitted under GAAP) for the Test Period most recently ended in each case of all Unrestricted Subsidiaries but excluding intercompany assets and revenues does not exceed 10% of the Total Assets of the Company and its Subsidiaries (including Unrestricted Subsidiaries) or 10.0% of the combined aggregate amount of such gross revenues of the Company and its Subsidiaries (including Unrestricted Subsidiaries), in each case, excluding intercompany assets and revenues for the Test Period most recently ended;

(d)         not later than the date of delivery of financial statements under clause (a) or (b) above, a completed Compliance Certificate of an Authorized Officer of the Company (i) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) demonstrating compliance with the financial maintenance covenant contained in Section 6.13 by calculation thereof as of the end of the fiscal period covered by such financial statements, (iii) in the case of the Compliance Certificate relating to annual financial statements delivered pursuant to clause (a) above, identifying as of the date of such Compliance Certificate each Subsidiary that (A) is a Loan Party as of such date but has not been identified as a Loan Party in Schedule 3.12 or in any prior Compliance Certificate or (B) has previously been identified as a Loan Party but has ceased to be a Loan Party as a result of its status as an Excluded Subsidiary and (iv) if any change in GAAP or in the application thereof has occurred since the date of the consolidated balance sheet of the Company most recently theretofore delivered under clause (a) or (b) above (or, prior to the first such delivery, referred to in Section 3.04) that is required to be disclosed in the financial statements that are delivered concurrently with such Compliance Certificate, stating the occurrence of such change in GAAP or in the application thereof; provided that the requirement in this clause (iv) may be satisfied by referencing in the Compliance Certificate the specific notes to the financial statements containing such disclosure;

(e)         promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by the Company or any Subsidiary with the SEC or with any national securities exchange, or distributed by the Company to its shareholders generally, as the case may be; and

(f)         promptly following any request therefor, such other information regarding the operations, business affairs, assets, liabilities (including contingent liabilities) and financial condition of the Company or any Subsidiary, or compliance with the terms of this Agreement or any other Loan Document, as the Administrative Agent or any Lender (acting through the Administrative Agent) may reasonably request.

Notwithstanding anything to the contrary in this Section 5.01, (a) none of the Company or any of its Subsidiaries will be required to disclose any document, information or other matter that (i) constitutes non-financial trade secrets or non-financial proprietary information, (ii) in respect of which disclosure to the Administrative Agent or any Lender (or their respective representative or contractors) is prohibited or restricted by Requirements of Law or any binding agreement with a third party not entered into in contemplation hereof, (iii) is subject to attorney-client or similar privilege or constitutes attorney work product or (iv) constitutes classified information and (b) all such material that is so disclosed will be subject to Sections 9.12 and 9.17.

Information required to be furnished pursuant to this Section 5.01 shall be deemed to have been furnished if such information, or one or more annual or quarterly reports containing such information, shall have been posted by the Administrative Agent on a Platform to which the Lenders have been granted access or shall be available on the website of the SEC at http://www.sec.gov or the website of the Company. Information required to be furnished pursuant to this Section 5.01 or Section 5.02 may also be furnished by electronic communications pursuant to procedures approved by the Administrative Agent.

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Section 5.02         Notices of Material Events. Within five Business Days after obtaining knowledge thereof, the Company will furnish to the Administrative Agent notice of the following:

(a)         the occurrence of any Default; provided that giving such notice shall not shorten any grace period that applies to such Default pursuant to Article VII;

(b)         the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority (including with respect to any Environmental Liability) against the Company or any Subsidiary or any adverse development in any such pending action, suit or proceeding not previously disclosed in writing by the Company to the Administrative Agent, that in each case would reasonably be expected to result in a Material Adverse Effect;

(c)         the occurrence of any ERISA Event or any fact or circumstance that gives rise to a reasonable expectation that any ERISA Event will occur that, in either case, alone or together with any other ERISA Events that have occurred or are reasonably expected to occur, would reasonably be expected to result in a Material Adverse Effect;

(d)         any material change in accounting policies or financial reporting practices of the Company or any Subsidiary (it being understood and agreed that such notice shall be deemed provided to the extent described in any financial statement delivered to the Administrative Agent pursuant to the terms of this Agreement); and

(e)         any other development that has resulted, or would reasonably be expected to result, in a Material Adverse Effect.

Each notice delivered under this Section 5.02 shall be accompanied by a statement of a Financial Officer or other executive officer of the Company setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

Section 5.03         Information Regarding Collateral. (a) The Company will furnish to the Administrative Agent prompt written notice (which shall in any event be provided by the earlier of (x) 30 days after such change and (y) 10 days prior to the date on which the perfection of the Liens under the Collateral Agreements would (absent additional filings or other actions) lapse, in whole or in part, by reason of such change) of: (i) any change in any Loan Party’s legal name, as set forth in such Loan Party’s Organizational Documents, (ii) any change in the jurisdiction of incorporation or organization of any Loan Party, (iii) any change in the form of organization of any Loan Party and (iv) any change in any Loan Party’s organizational identification number or Federal Taxpayer Identification Number, if such Loan Party is organized under the laws of a jurisdiction that requires a Loan Party’s organizational identification number or Federal Taxpayer Identification Number to be set forth on the face of a Uniform Commercial Code financing statement. Upon request, the Company agrees to deliver all executed or authenticated financing statements and other filings under the Uniform Commercial Code (or analogous law in a non-U.S. jurisdiction) or otherwise that are required in order for the Administrative Agent to continue to have a valid, legal and perfected security interest in all the Collateral following any such change.

(b)         At the time of delivery of financial statements pursuant to Section 5.01(a), the Company shall deliver to the Administrative Agent a completed Supplemental Perfection Certificate, signed by a Financial Officer of the Company, (i) setting forth the information required pursuant to the Supplemental Perfection Certificate and indicating, in a manner reasonably satisfactory to the Administrative Agent, any changes in such information from the most recent Supplemental Perfection Certificate delivered pursuant to this Section 5.03 (or, prior to the first delivery of a Supplemental Perfection Certificate, from the Perfection Certificate delivered on the Closing Date) or (ii) certifying that there has been no change in such information from the most recent Supplemental Perfection Certificate delivered pursuant to this Section 5.03 (or, prior to the first delivery of a Supplemental Perfection Certificate, from the Perfection Certificate delivered on the Closing Date).

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Section 5.04         Existence; Conduct of Business. The Company and each Subsidiary will do or cause to be done all things necessary to preserve, renew and keep in full force and effect (i) its legal existence and (ii) the rights, licenses, permits, privileges, franchises, and Intellectual Property material to the conduct of its business, in each case with respect to clause (i) (other than the preservation of the existence of the Borrowers) and clause (ii) to the extent that the failure to do any of the foregoing would reasonably be expected to result in a Material Adverse Effect; provided that the foregoing shall not prohibit any transaction permitted under Section 6.03 or 6.05, including any merger, consolidation, liquidation or dissolution permitted under Section 6.03.

Section 5.05         Payment of Taxes. Each of the Company and each Subsidiary will pay its Tax liabilities, before the same shall become delinquent or in default, except where (a)(i) the validity or amount thereof is being contested in good faith by appropriate proceedings and (ii) the Company or such Subsidiary has set aside on its books adequate reserves with respect thereto to the extent required by GAAP or (b) the failure to make payment would not reasonably be expected to result in a Material Adverse Effect.

Section 5.06         Maintenance of Properties. Each of the Company and each Subsidiary will keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear and casualty and condemnation excepted, in each case except where the failure to so keep and maintain would not reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect.

Section 5.07         Insurance. Each of the Company and each Subsidiary will maintain, with financially sound and reputable insurance companies (including any Captive Insurance Company), as determined by the Company in good faith, insurance in such amounts (with no greater risk retention) and against such risks as are customarily maintained by companies engaged in the same or similar businesses operating in the same or similar locations. From and after the date that is 90 days after the Closing Date (or such later date as the Administrative Agent agrees to in writing), each such policy of liability or property insurance maintained by or on behalf of Loan Parties shall (a) in the case of each liability insurance policy (other than workers’ compensation, director and officer liability, errors and omissions liability (to the extent endorsement of such policy is not permitted) or other policies in which such endorsements are not customary), name the Administrative Agent, on behalf of the Secured Parties, as an additional insured thereunder, and (b) in the case of each property insurance policy, contain a customary lender’s loss payable or mortgagee clause or endorsement that names the Administrative Agent, on behalf of the Secured Parties, as the lender’s loss payee or mortgagee thereunder. With respect to each Mortgaged Property that is located in an area determined by the Federal Emergency Management Agency to have special flood hazards, the applicable Loan Party has obtained, and will maintain, with financially sound and reputable insurance companies, such flood insurance in form, substance and amount required under applicable law, including the Flood Insurance Regulations or as otherwise required by the Administrative Agent (but at a minimum in amounts and otherwise in compliance with Flood Insurance Regulations) and provide evidence in form and substance satisfactory to Administrative Agent of such flood insurance. Notwithstanding the foregoing, if the Administrative Agent receives any payment under any insurance policy of the Company or of any Subsidiary, or otherwise receives any amount in respect of any casualty or condemnation event with respect to any property of the Company or any Subsidiary, in each case at a time when no Event of Default has occurred and is continuing, the Administrative Agent shall promptly remit such amount to an account specified by the Company.

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Section 5.08         Books and Records; Inspection and Audit Rights. The Company will, and will cause each Subsidiary to, keep proper books of record and account in which full, true and correct entries in conformity with GAAP and in material conformity with all Requirements of Law are made of all dealings and transactions in relation to its business and activities. The Company will, and will cause each Subsidiary to, permit any representatives designated by the Administrative Agent or any Lender (in the case of such Lender, coordinated through the Administrative Agent), upon reasonable prior notice, to visit and inspect its properties, to examine and make extracts from its books and records, and, subject to Sections 9.12 and 9.17, to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times during regular business hours and as often as reasonably requested; provided, however, that, excluding any such visits and inspections during the continuation of an Event of Default, (i) only the Administrative Agent, acting individually or on behalf of the Lenders, may exercise rights under this Section 5.08 and (ii) the Administrative Agent shall not exercise the rights under this Section 5.08 more often than one time during any calendar year.

Section 5.09         Compliance with Laws. (a) Each of the Company and each Subsidiary will comply with all Requirements of Law with respect to it or its assets, except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

(b)         The Company will maintain in effect policies and procedures reasonably designed to promote compliance with Anti-Corruption Laws and applicable Sanctions.

(c)         Each of the Company and each Subsidiary will comply with all minimum funding requirements and all other material requirements of ERISA, if applicable, so as not to give rise to any liability thereunder, except to the extent a failure to do so would not reasonably be expected to result in a Material Adverse Effect.

(d)         Each Loan Party whose jurisdiction of incorporation is in a member state of the European Union shall maintain its “centre of main interests” (as that term is used in the Regulation) in its jurisdiction of incorporation.

Section 5.10         Use of Proceeds. The proceeds of the Initial Term Loans made on the Closing Date will be used, together with common stock of the Company, solely to pay Transaction Costs. The proceeds of the Incremental Term Loans will be used solely for the purpose or purposes set forth in the applicable Incremental Facility Amendment. The Letters of Credit and proceeds of Revolving Loans and Swingline Loans will be used by the Company and the other Borrowers for working capital and other general corporate purposes or for any other purpose not prohibited by this Agreement, including capital expenditures and the financing of Permitted Acquisitions and other Permitted Investments. No Borrower will request any Borrowing or Letter of Credit, and the Company shall not use and shall not permit its Subsidiaries or its or their respective directors, officers, employees and agents to use, the proceeds of any Borrowing or Letter of Credit (A) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (B) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, to the extent such activities, business or transaction would be prohibited by Sanctions if conducted by a Person required to comply with Sanctions, or (C) in any manner that would result in the violation of any Sanctions applicable to any party hereto.

Section 5.11         Additional Subsidiaries. If any additional Subsidiary (other than an Excluded Subsidiary if the Equity Interests in such Excluded Subsidiary and any Indebtedness of such Excluded Subsidiary are, in each case, excluded from the Collateral and Guarantee Requirement) is formed or acquired or any existing Subsidiary ceases to be an Excluded Subsidiary after the Closing Date, then the Company will, as promptly as practicable and, in any event, within sixty (60) days (or such longer period as the Administrative Agent may, in its sole discretion, agree to in writing) after such Subsidiary is formed or acquired or ceases to be an Excluded Subsidiary, notify the Administrative Agent thereof and (a) with respect to any such Subsidiary (other than an Excluded Subsidiary), cause such Subsidiary to satisfy the Collateral and Guarantee Requirement, to the extent applicable and (b) cause each Loan Party to satisfy the Collateral and Guarantee Requirement with respect to any Equity Interest in or Indebtedness of such Subsidiary owned by such Loan Party. Notwithstanding the foregoing no Receivables Entity shall be required to satisfy the Collateral and Guarantee Requirement.

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Section 5.12         Further Assurances. Each of the Company and each other Loan Party will execute any and all further documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements, fixture filings, mortgages, deeds of trust and other documents), that may be required under any applicable law, or that the Administrative Agent may reasonably request, to cause the Collateral and Guarantee Requirement to be satisfied, all at the expense of the Loan Parties. The Company also agrees to provide to the Administrative Agent (i) from time to time upon request, evidence reasonably satisfactory to the Administrative Agent as to the perfection and priority of the Liens created or intended to be created by the Security Documents and (ii) promptly after reasonable request therefor, all documentation and other information reasonably requested by the Administrative Agent or any Lender that is required to satisfy applicable “know your borrower” and anti-money laundering rules and regulations, including the USA PATRIOT Act and the Prohibition on Money Laundering Law.

Section 5.13         After-Acquired Real Property. Within ninety (90) days after the acquisition of any Material Real Property by a Loan Party (or such later date as the Administrative Agent may agree in its sole discretion) such Loan Party shall deliver to the Administrative Agent (for distribution to the Lenders) a Mortgage on such Material Real Property and shall cause clause (e) of the Collateral and Guarantee Requirement to be satisfied with respect thereto. Notwithstanding the foregoing, none of the Loan Parties shall deliver an executed counterpart to any Mortgage for any real property prior to the date on which the Administrative Agent shall have notified the Company in writing that the Administrative Agent has completed flood insurance due diligence and flood insurance compliance with respect to such real property; provided that, such Loan Party shall not be in default under this Section 5.13 for failure to (i) deliver a Mortgage and/or (ii) cause clause (c) of the Collateral and Guarantee Requirement to be satisfied within such 90-day period if such failure is due to the lack of receipt of the aforementioned written notification from the Administrative Agent. Notwithstanding anything contained in this Agreement to the contrary, no Mortgage shall be executed and delivered by a Loan Party in accordance with the terms of this Section 5.13 unless and until each Lender has received at least twenty (20) days prior notice thereof from the Administrative Agent, together with (at least twenty (20) days in advance of such execution and delivery) the documents described in subclauses (iii) and (iv) of clause (e) of the definition of “Collateral and Guarantee Requirement”; provided that, the applicable Loan Party shall not be in default under this Section 5.13 for failure to deliver a Mortgage within such ninety (90) day period if such failure is due to the Administrative Agent’s failure to deliver twenty (20) days’ prior notice to each Lender and such accompanying documents as required hereunder.

Section 5.14         Environmental Compliance. (a) Each of the Company and each Subsidiary will (i) comply with all Environmental Laws, and obtain, comply with and maintain any and all Environmental Permits necessary for its operations as conducted; and (ii) take all reasonable efforts to ensure that all of its tenants, subtenants, contractors, subcontractors, and invitees comply with all Environmental Laws, and obtain, comply with and maintain any and all Environmental Permits, applicable to them; provided that, for purposes of this Section 5.14(a), noncompliance with any of the foregoing shall be deemed not to constitute a breach of this covenant so long as, with respect to any such noncompliance, the Company or its relevant Subsidiary is undertaking all reasonable efforts to achieve compliance (or to ensure that the relevant tenant, subtenant, contractor, subcontractor or invitee is achieving compliance), or (y) to the extent such noncompliance, individually or in the aggregate, would not reasonably be expected to give rise to a Material Adverse Effect.

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(b)         Without in any way limiting the Company and each Subsidiary’s obligations under Section 5.14(a), each of the Company and each Subsidiary will promptly comply with all orders and directives of all Governmental Authorities regarding Environmental Laws, other than such orders and directives (i) that are being disputed in good faith in the applicable manner and forum, or (ii) that are not being complied with, provided that the pendency of such disputes and the noncompliance with such orders and directives would not reasonably be expected, individually or in the aggregate, to give rise to a Material Adverse Effect.

Section 5.15         Designation of Subsidiaries. The Company may at any time designate any Subsidiary as an Unrestricted Subsidiary or any Unrestricted Subsidiary as a Subsidiary by delivering to the Administrative Agent a certificate of an Authorized Officer of the Company specifying such designation and certifying that the conditions to such designation set forth in this Section 5.15 are satisfied; provided that:

(i)         both immediately before and immediately after any such designation, no Event of Default shall have occurred and be continuing;

(ii)         both immediately before and immediately after any such designation, the Company and its Subsidiaries shall be in Pro Forma Compliance with the then-applicable financial maintenance covenant levels set forth in Section 6.13; and

(iii)        in the case of a designation of a Subsidiary as an Unrestricted Subsidiary, each Subsidiary of such Subsidiary has been, or concurrently therewith will be, designated as an Unrestricted Subsidiary in accordance with this Section 5.15.

The designation of any Subsidiary as an Unrestricted Subsidiary shall constitute an Investment by the Company in such Subsidiary on the date of designation in an amount equal to the fair market value of the Company’s Investment therein (as determined reasonably and in good faith by a Financial Officer of the Company). The designation of any Unrestricted Subsidiary as a Subsidiary shall constitute the incurrence at the time of designation of any Investment, Indebtedness or Liens of such Subsidiary existing at such time.

Section 5.16         Certain Post-Closing Collateral Obligations. As promptly as practicable, and in any event within the applicable time period set forth in Schedule 5.16 (or such longer time as the Administrative Agent may reasonably agree), the Company and each other Loan Party will deliver all documents and take all actions set forth on Schedule 5.16.

Section 5.17         Collateral Release Event. Notwithstanding the foregoing provisions of this definition or anything in this Agreement or any other Loan Document to the contrary, upon the occurrence of a Collateral Release Event, (i) any Liens granted to the Administrative Agent pursuant to the Collateral and Guarantee Requirement which remain in effect at such time shall be promptly released by the Administrative Agent upon receipt by the Administrative Agent of a certificate of an Authorized Officer of the Company that the Collateral Release Event has occurred (and the Administrative Agent may rely conclusively on any such certificate, without further inquiry), and the Administrative Agent agrees to execute and deliver any documents or instruments reasonably requested by the Company and in form and substance reasonably satisfactory to the Administrative Agent to evidence the release of all applicable Collateral, all at the expense of the Company and without recourse to or warranty by the Administrative Agent and (ii) no Liens shall thereafter be required to be granted to the Administrative Agent pursuant to the Collateral and Guarantee Requirements.

Article VI

Negative Covenants

Until the Commitments shall have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full (excluding contingent indemnification or other contingent obligation as to which no claim has been asserted, or Letters of Credit that have been backstopped or cash collateralized on terms satisfactory to the applicable Issuing Lender), the Company covenants and agrees with the Lenders that:

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Section 6.01         Indebtedness; Certain Equity Securities. None of the Company or any Subsidiary will create, incur, assume or permit to exist any Indebtedness, except:

(a)         Indebtedness created under the Loan Documents;

(b)         Indebtedness existing on the Closing Date and set forth on Schedule 6.01 and Refinancing Indebtedness in respect of any of the foregoing;

(c)         intercompany Indebtedness among the Company and its Subsidiaries; provided that (A) any such Indebtedness owing by any Loan Party to a Subsidiary that is not a Loan Party shall be subordinated in right of payment to the Loan Document Obligations pursuant to the Intercompany Note or on terms (x) at least as favorable to the Lenders as those set forth in the form of Intercompany Note attached as Exhibit L or (y) customary for intercompany subordinated Indebtedness or reasonably acceptable to the Administrative Agent; provided that a written subordination agreement shall not be required if the Company and its Subsidiaries are not required to evidence such Indebtedness by an Intercompany Note or a promissory note pursuant to the terms of the Collateral and Guarantee Requirement and the aggregate amount of all such Indebtedness that is not subject to a written subordination agreement satisfying the requirements of this clause (A) shall not exceed $20,000,000 at any time outstanding, (B) any such Indebtedness owing to any Loan Party shall be evidenced by an Intercompany Note or a promissory note which shall have been pledged pursuant to the Collateral Agreements to the extent required by the Collateral and Guarantee Requirement and (C) any such Indebtedness owing by any Subsidiary that is not a Loan Party to any Loan Party shall be incurred in compliance with Section 6.04;

(d)         Guarantees incurred in compliance with Section 6.04;

(e)         Permitted First Priority Refinancing Indebtedness, Permitted Second Priority Refinancing Indebtedness, Permitted Unsecured Refinancing Indebtedness and any Refinancing Indebtedness in respect of any of the foregoing;

(f)         (i) Indebtedness of the Company or any Subsidiary incurred to finance the acquisition, construction or improvement of any fixed or capital assets, including Capital Lease Obligations, purchase money Indebtedness and any Indebtedness assumed by the Company or any Subsidiary in connection with the acquisition of any such assets or secured by a Lien on any such assets prior to or within 270 days after the acquisition, construction, repair, lease or improvement of the applicable asset; provided that the aggregate principal amount of Indebtedness permitted by this clause (f) shall not exceed at any time outstanding the greater of (A) $15,000,000 and (B) 5% of Consolidated EBITDA computed on a Pro Forma Basis for the most recently ended Test Period as of the time such Indebtedness is incurred and (ii) Refinancing Indebtedness in respect of Indebtedness incurred or assumed pursuant to clause (i) above;

(g)         (i) Indebtedness of any Person that becomes a Restricted Subsidiary (or of any Person not previously a Restricted Subsidiary that is merged or consolidated with or into a Subsidiary in a transaction permitted hereunder, including the re-designation of an Unrestricted Subsidiary as a Restricted Subsidiary) after the Closing Date, or Indebtedness of any Person that is assumed by any Subsidiary in connection with an acquisition of assets by such Subsidiary in a Permitted Acquisition; provided that such Indebtedness exists at the time such Person becomes a Restricted Subsidiary (or is so merged or consolidated) or such assets are acquired and is not created in contemplation of or in connection with such Person becoming, as the case may be, a Subsidiary or Restricted Subsidiary (or such merger or consolidation) or such assets being acquired and (ii) Refinancing Indebtedness in respect of Indebtedness assumed pursuant to clause (i) above; provided further that the aggregate principal amount of Indebtedness permitted by this clause (g) shall not exceed at any time outstanding the greater of (A) $25,000,000 and (B) 8% of Consolidated EBITDA computed on a Pro Forma Basis for the most recently ended Test Period as of the time such Indebtedness is incurred;

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(h)         secured or unsecured loans, bonds or notes so long as such Indebtedness shall not exceed the sum of (i) an amount equal to the Base Incremental Amount in effect on such date, (ii) an amount equal to the Voluntary Prepayment Amount and (iii) an additional amount that would not cause the Total Leverage Ratio, calculated on a Pro Forma Basis as of the date of incurrence thereof (excluding from such pro forma calculation the Net Proceeds of such Indebtedness and assuming the full amount of any undrawn commitment is drawn), to exceed 2.50 to 1.00 (any Indebtedness incurred in reliance on this clause (h), “Incremental Equivalent Debt”); provided, that (A) the Company shall be deemed to have used amounts under clause (iii) above prior to utilization of amounts under clause (i) or (ii) above and (B) the proceeds from any such incurrence under such clauses may be utilized in a single transaction by first calculating the incurrence under clause (iii) above and then calculating the incurrence under clauses (i) and/or (ii) above); provided, further, that any such Incremental Equivalent Debt (1) to the extent secured (including, for the avoidance of doubt, on and after the Collateral Release Event), (x) shall not be secured by any Lien on any asset of the Company or any Subsidiary that does not also secure the Obligations at least on an equal and ratable basis and (y) shall be subject to an Intercreditor Agreement, (2) shall not be Guaranteed by any Subsidiary other than the Loan Parties, (3) shall mature no earlier than the Maturity Date of the Initial Term Loans, (4) shall have a weighted average life to maturity not shorter than the Initial Term Loans, (5) in the case of Incremental Equivalent Debt in the form of bonds or notes, does not provide for any amortization, mandatory prepayment, redemption or repurchase (other than upon a change of control or fundamental change and customary acceleration rights after an event of default and, for the avoidance of doubt, rights to convert or exchange in the case of convertible or exchangeable Indebtedness) prior to the Maturity Date of the Initial Term Loans, (6) contains covenants, events of default, guarantees and other terms that are customary for similar Indebtedness in light of then-prevailing market conditions or, when taken as a whole (other than interest rates, rate floors, fees and optional prepayment or redemption terms), are not more favorable to the lenders or investors providing such Incremental Equivalent Debt, as the case may be, than those set forth in the Loan Documents are with respect to the Lenders (other than covenants or other provisions applicable only to periods after the Maturity Date of the Initial Term Loans) and (7) may not be secured, to the extent incurred on or after the Collateral Release Event, unless the Obligations are equally and ratably secured and such secured Incremental Equivalent Debt is subject to an Intercreditor Agreement;

(i)         Indebtedness incurred in the ordinary course of business and owed in respect of Cash Management Services or any overdrafts and related liabilities arising from treasury, depository and cash management services or in connection with any automated clearinghouse transfers of funds;

(j)         Indebtedness in respect of letters of credit, bank guarantees and similar instruments issued for the account of the Company or any Subsidiary in the ordinary course of business supporting obligations under (i) workers’ compensation, health, disability or other employee benefits, casualty or liability insurance, unemployment insurance and other social security laws and local state and federal payroll taxes, (ii) obligations in connection with self-insurance arrangements in the ordinary course of business and (iii) bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance and reclamation bonds and obligations of a like nature;

(k)         Indebtedness consisting of client advances or deposits received in the ordinary course of business;

(l)         Indebtedness consisting of short-term credit facilities, including, among others, bank guarantees and letters of credit, collectively in an aggregate at any time outstanding not to exceed the greater of (A) $15,000,000 and (B) 5% of Consolidated EBITDA computed on a Pro Forma Basis for the most recently ended Test Period as of the time such credit facility is entered into;

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(m)         Indebtedness of the Company or any Subsidiary in the form of purchase price adjustments (including in respect of working capital), earnouts, seller notes deferred compensation, indemnification or other arrangements representing acquisition consideration or deferred payments of a similar nature incurred in connection with any Permitted Acquisition or other Investments permitted under Section 6.04 or Dispositions permitted under Section 6.05;

(n)         Indebtedness of Subsidiaries that are not Loan Parties; provided that no Subsidiary that is not a Loan Party shall incur any Indebtedness under this Section 6.01(n) if, at the time of, and after giving effect to, the incurrence of such Indebtedness (and any substantially simultaneous use of the Specified Permitted Amount) and the use of proceeds thereof, the Specified Permitted Amount would be less than zero;

(o)         Indebtedness relating to (i) premium financing arrangements for insurance plans (including property and health insurance plans) and health and welfare benefit plans (including health and workers compensation insurance, employment practices liability insurance and directors and officers insurance), if incurred in the ordinary course of business or (ii) take-or-pay obligations contained in supply agreements, in the ordinary course of business;

(p)         additional Indebtedness in an aggregate amount at any time outstanding not in excess of the greater of (A) $50,000,000 and (B) 17% of Consolidated EBITDA computed on a Pro Forma Basis for the most recently ended Test Period as of the time such Indebtedness is incurred;

(q)         Indebtedness in respect of Hedging Agreements permitted under Section 6.07;

(r)         Indebtedness supported by a Letter of Credit, in a principal amount not to exceed the face amount of such Letter of Credit;

(s)         Indebtedness representing deferred compensation or stock-based compensation owed to employees of the Company and its Subsidiaries incurred in the ordinary course of business or consistent with past practice;

(t)         to the extent constituting Indebtedness, Guarantees in the ordinary course of business of the obligations of suppliers, customers, franchisees and licensees of the Company and its Subsidiaries;

(u)         all premiums (if any), interest (including post-petition interest), fees, expenses, charges and additional or contingent interest on obligations described above;

(v)         Indebtedness of the Company or any Subsidiary incurred pursuant to Permitted Receivables Facilities; provided that the Attributable Receivables Indebtedness thereunder shall not exceed an aggregate amount of $150,000,000 at any time outstanding;

(w)         secured Indebtedness (in addition to any secured Indebtedness described above) incurred to finance ESPCs; provided that (i) the aggregate outstanding principal amount of all Indebtedness permitted solely by this clause (w) shall not at any time exceed $50,000,000; and (ii) at the time of the incurrence, assumption or creation of any such Indebtedness, no Default shall have occurred and be continuing or would result therefrom; and

(x)         loans and advances made by any Captive Insurance Company to the Company or any Subsidiary pursuant to arrangements consistent with those in effect on the Closing Date.

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For purposes of determining compliance with this Section 6.01, (i) in the event that an item of Indebtedness (or any portion thereof) meets the criteria of more than one of the categories of Indebtedness described in clauses (a) through (v) above, the Company may, in its sole discretion, at the time of incurrence, divide, classify or reclassify, or at any later time divide, classify or reclassify, such item of Indebtedness (or any portion thereof) and will only be required to include the amount and type of such Indebtedness in one or more of the above clauses; provided that all Indebtedness outstanding under the Loan Documents will be deemed to have been incurred in reliance only on the exception in clause (a) above.

Section 6.02         Liens. None of the Company or any Subsidiary will create, incur, assume or permit to exist any Lien on any asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except:

(a)         Liens created under the Loan Documents;

(b)         Permitted Encumbrances;

(c)         any Lien on any asset of the Company or any Subsidiary existing on the Closing Date and set forth on Schedule 6.02; provided that (i) such Lien shall not apply to any other asset of the Company or any Subsidiary other than after-acquired property that is affixed or incorporated into the asset covered by such Lien on the Closing Date and the proceeds and products of the foregoing and (ii) such Lien shall secure only those obligations that it secures on the Closing Date and extensions, renewals, replacements and refinancings thereof so long as the principal amount of such extensions, renewals, replacements and refinancings does not exceed the principal amount of the obligations being extended, renewed, replaced or refinanced or, in the case of any such obligations constituting Indebtedness, that are permitted under Section 6.01(b) as Refinancing Indebtedness in respect thereof;

(d)         any Lien existing on any asset prior to the acquisition thereof by the Company or any Subsidiary or existing on any asset of any Person that becomes a Subsidiary (or of any Person not previously a Subsidiary that is merged or consolidated with or into a Subsidiary in a transaction permitted hereunder) after the Closing Date prior to the time such Person becomes a Subsidiary (or is so merged or consolidated); provided that (i) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Subsidiary (or such merger or consolidation), (ii) such Lien shall not apply to any other asset of the Company or any Subsidiary (other than (x) in the case of any such merger or consolidation, the assets of any Subsidiary without significant assets that was formed solely for the purpose of effecting such acquisition and (y) after-acquired property that is affixed or incorporated into the asset initially covered by such Lien and the proceeds and products of the foregoing) and (iii) such Lien shall secure only those obligations that it secures on the date of such acquisition or the date such Person becomes a Subsidiary (or is so merged or consolidated) and extensions, renewals, replacements and refinancings thereof so long as the principal amount of such extensions, renewals and replacements does not exceed the principal amount of the obligations being extended, renewed or replaced or, in the case of any such obligations constituting Indebtedness, that are permitted under Section 6.01(g);

(e)         Liens on fixed or capital assets acquired, constructed or improved (including any such assets made the subject of a Capital Lease Obligation incurred) by the Company or any Subsidiary; provided that (i) such Liens secure Indebtedness incurred to finance such acquisition, construction or improvement and permitted by clause (f)(i) of Section 6.01 or any Refinancing Indebtedness in respect thereof permitted by clause (f)(ii) of Section 6.01, and (ii) such Liens shall not apply to any other property or assets of the Company or any Subsidiary, other than after-acquired property affixed or incorporated into such asset initially covered by such Lien and the proceeds and products of the foregoing;

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(f)         in connection with the sale or transfer of any Equity Interests or other assets in a transaction permitted under Section 6.05, customary rights and restrictions contained in agreements relating to such sale or transfer pending the completion thereof;

(g)         in the case of (i) any Subsidiary that is not a wholly-owned Subsidiary or (ii) the Equity Interests in any Person that is not a Subsidiary, any encumbrance or restriction, including any put and call arrangements, related to Equity Interests in such Subsidiary or such other Person set forth in the Organizational Documents of such Subsidiary or such other Person or any related joint venture, shareholders’ or similar agreement;

(h)         Liens solely on any cash earnest money deposits, escrow arrangements or similar arrangements made by the Company or any Subsidiary in connection with any letter of intent or purchase agreement for a Permitted Acquisition or other transaction permitted hereunder;

(i)         Liens granted by a Subsidiary that is not a Loan Party in respect of Indebtedness permitted to be incurred by such Subsidiary under Section 6.01(n);

(j)         Liens securing judgments for the payment of money not constituting an Event of Default under Article VII;

(k)         Liens on the Collateral securing (i) Permitted First Priority Refinancing Indebtedness permitted under Section 6.01(e) on a pari passu or junior basis with the Liens on the Collateral securing the Loan Document Obligations, and Refinancing Indebtedness in respect thereof; provided that a trustee, collateral agent, security agent or other Person acting on behalf of the holders of such Indebtedness has entered into an Intercreditor Agreement and (ii) Permitted Second Priority Refinancing Indebtedness permitted under Section 6.01(e) on a junior basis to the Liens on the Collateral securing the Loan Document Obligations and Refinancing Indebtedness in respect thereof; provided that a trustee, collateral agent, security agent or other Person acting on behalf of the holders of such Indebtedness has entered into an Intercreditor Agreement;

(l)         Liens on cash and other assets owned by a Person that has incurred Indebtedness permitted pursuant to Section 6.01(l) to secure such Indebtedness of such Person or on cash and other assets owned by a Person that has entered into a Hedging Agreement permitted by Section 6.07 to secure Hedging Obligations in respect thereof; provided that such Liens in respect of Indebtedness incurred pursuant to Section 6.01(l) shall not apply to any other assets of the Company or any Subsidiary other than after-acquired property that is affixed or incorporated into the assets initially covered by such Lien and the proceeds and products of the foregoing; provided further that such Liens shall not secure Indebtedness or Hedging Obligations in an aggregate outstanding amount in excess of the greater of (A) $30,000,000 and (B) 10% of Consolidated EBITDA computed on a Pro Forma Basis for the most recently ended Test Period as of the time such Liens are incurred;

(m)         Liens on the Collateral securing Incremental Equivalent Debt that are pari passu with or junior to the Liens on the Collateral securing the Obligations; provided that a trustee, collateral agent, security agent or other Person acting on behalf of the holders of such Indebtedness has entered into an Intercreditor Agreement;

(n)         additional Liens securing Indebtedness or other obligations in an aggregate principal amount not to exceed at any time outstanding the greater of (A) $25,000,000 and (B) 8% of Consolidated EBITDA computed on a Pro Forma Basis for the most recently ended Test Period as of the time such Liens are incurred;

(o)         Liens on assets of Foreign Subsidiaries securing obligations of Foreign Subsidiaries permitted hereunder;

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(p)         Liens on Permitted Receivables Facility Assets arising under Permitted Receivables Facilities;

(q)         Liens securing Indebtedness permitted by Section 6.01(c); and

(r)         Liens securing Indebtedness permitted by 6.01(w); provided that, such Liens shall not apply to any property or assets of the Company or any Subsidiary other than Receivables arising pursuant to ESPCs.

Section 6.03         Fundamental Changes. (a) None of the Company or any Subsidiary will merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or liquidate or dissolve (which, for the avoidance of doubt, shall not restrict the Company or any Subsidiary from changing its organizational form), except that:

(i)         any Person (other than the Company) may merge into or consolidate with the Company in a transaction in which the Company is the surviving entity;

(ii)         any Person (other than the Company) may merge or consolidate with any Subsidiary in a transaction in which the surviving entity is a Subsidiary (and, if any party to such merger or consolidation is a Loan Party, the surviving entity is a Loan Party);

(iii)        any Subsidiary (other than the Company) may merge into or consolidate with any Person (other than the Company) in a transaction permitted under Section 6.05 (other than pursuant to Section 6.05(n)) in which, after giving effect to such transaction, the surviving entity is not a Subsidiary;

(iv)        any Subsidiary (other than the Company) may merge, consolidate or amalgamate with any other Person in order to effect an Investment permitted pursuant to Section 6.04; provided that if such Subsidiary is a Loan Party the continuing or surviving Person shall be a Loan Party;

(v)         any Subsidiary (other than the Company) may liquidate or dissolve if the Company determines in good faith that such liquidation or dissolution is in the best interests of the Company and is not materially disadvantageous to the Lenders; provided that any such merger or consolidation involving a Person that is not a wholly-owned Subsidiary immediately prior thereto shall not be permitted unless it is also permitted under Section 6.04 or 6.05 (other than pursuant to Section 6.05(n)); and

(vi)        the Company or any Subsidiary may consummate any Permitted Reorganization.

(b)         None of the Company or any Subsidiary will engage to any material extent in any business other than businesses of the type conducted by the Company and the Subsidiaries on the Closing Date and businesses reasonably related, ancillary, adjacent or incidental thereto.

Section 6.04         Investments, Loans, Advances, Guarantees and Acquisitions. None of the Company or any Subsidiary will purchase, hold, acquire (including pursuant to any merger or consolidation with any Person that was not a wholly-owned Subsidiary prior thereto), make or otherwise permit to exist any Investment in any other Person, except:

(a)         the GCA Acquisition;

(b)         Permitted Investments;

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(c)         (i) Investments existing in Subsidiaries on the Closing Date and (ii) other Investments existing or contemplated by investment agreements existing on the Closing Date as set forth on Schedule 6.04;

(d)         (i) Investments by any Loan Party in another Loan Party, (ii) Investments by any Subsidiary that is not a Loan Party in any other Subsidiary that is not a Loan Party, (iii) Investments by Loan Parties in any Subsidiary (including any Unrestricted Subsidiary) that is not a Loan Party, (iv) Investments by Loan Parties in any Subsidiary that is not a Loan Party so long as such Investment is part of a series of simultaneous Investments by Subsidiaries in other Subsidiaries (including Unrestricted Subsidiaries) that result in the proceeds of the initial Investment being invested in one or more Loan Parties and (v) Investments (including by way of capital contributions) by the Company and the Subsidiaries in Equity Interests in their Subsidiaries; provided, in the case of clause (iii), that (x) any such Equity Interests held by a Loan Party shall be pledged in accordance with the requirements of (and to the extent required by) the Collateral and Guarantee Requirement and (y) no Investment by any Loan Party in any Subsidiary that is not a Loan Party shall be permitted pursuant to this clause (iii) if, at the time of the making of, and after giving effect to, such Investment (and any substantially simultaneous use of the Permitted Amount), the Permitted Amount would be less than zero;

(e)         loans or advances made among the Company and its Subsidiaries (including Unrestricted Subsidiaries); provided that no loan or advance made by any Loan Party to a Subsidiary (including any Unrestricted Subsidiary) that is not a Loan Party shall be permitted pursuant to this Section 6.04(e) if, at the time of, and after giving effect to, the making of such loan or advance (and any substantially simultaneous use of the Permitted Amount) and the use of proceeds thereof, the Permitted Amount would be less than zero;

(f)         Guarantees by the Company or any Subsidiary of Indebtedness or other obligations of the Company or any Subsidiary, including any Unrestricted Subsidiary (including any such Guarantees arising as a result of any such Person being a joint and several co-applicant with respect to any letter of credit or letter of guaranty); provided that (i) (A) a Subsidiary (including any Unrestricted Subsidiary) that has not Guaranteed the Obligations pursuant to the Guarantee Agreement shall not Guarantee any Indebtedness of any Loan Party (other than Indebtedness of a Loan Party owed to the Company or a Subsidiary) in an amount not to exceed at any time outstanding the greater of (A) $25,000,000 and (B) 8% of Consolidated EBITDA computed on a Pro Forma Basis for the most recently ended Test Period as of the time such Indebtedness is guaranteed and (B) if the Guarantee is of Indebtedness that is required to be subordinated to the Loan Document Obligations, such Guarantee shall be subordinated to the Loan Document Obligations on terms no less favorable to the Lenders, taken as a whole, than the subordination terms of such Subordinated Indebtedness, (ii) any such Guarantee constituting Indebtedness is permitted by Section 6.01 (other than clause (d) thereof) and (iii) no Guarantee by any Loan Party of Indebtedness (excluding, for the avoidance of doubt, Guarantees of obligations not constituting Indebtedness) of any Subsidiary (including any Unrestricted Subsidiary) that is not a Loan Party shall be permitted pursuant to this Section 6.04(f) if, at the time of the making of, and after giving effect to, such Guarantee (and any substantially simultaneous use of the Permitted Amount), the Permitted Amount would be zero;

(g)         (i) loans or advances to officers, directors or employees of the Company or any Subsidiary made in the ordinary course of business, including those to finance the purchase of Equity Interests of the Company pursuant to employee plans and (ii) payroll, travel, entertainment, relocation and similar advances to officers, directors and employees of the Company or any Subsidiary that are made in the ordinary course of business; provided that the aggregate principal amount of such loans and advances under this clause (g) outstanding at any time shall not exceed $5,000,000;

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(h)         Investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with, customers and suppliers, or consisting of securities acquired in connection with the satisfaction or enforcement of claims due or owing to the Company or any Subsidiary, in each case in the ordinary course of business;

(i)         Permitted Acquisitions (it being understood the definition thereof contains certain separate requirements that must be complied with in order for an Investment to qualify as a Permitted Acquisition) and Investments consisting of cash earnest money deposits in connection with a Permitted Acquisition or other Investment permitted hereunder;

(j)         Investments held by a Subsidiary acquired after the Closing Date or of a Person merged or consolidated with or into the Company or a Subsidiary after the Closing Date, in each case as permitted hereunder, to the extent that such Investments were not made in contemplation of or in connection with such acquisition, merger or consolidation and were in existence on the date of such acquisition, merger or consolidation;

(k)         Investments made as a result of the receipt of non-cash consideration from a sale, transfer, lease or other disposition of any asset in compliance with Section 6.05;

(l)         Investments by the Company or any Subsidiary that result solely from the receipt by the Company or such Subsidiary from any of its Subsidiaries of a dividend or other Restricted Payment in the form of Equity Interests, evidences of Indebtedness or other securities (but not any additions thereto made after the date of the receipt thereof);

(m)        Investments in the form of Hedging Agreements permitted under Section 6.07;

(n)         Investments consisting of (i) extensions of trade credit, (ii) deposits made in connection with the purchase of goods or services or the performance of leases, licenses or contracts, in each case, in the ordinary course of business, (iii) notes receivable of, or prepaid royalties and other extensions of credit to, customers and suppliers that are not Affiliates of the Company and that are made in the ordinary course of business and (iv) Guarantees made in the ordinary course of business in support of obligations of the Company or any of its Subsidiaries not constituting Indebtedness for borrowed money, including operating leases and obligations owing to suppliers, customers and licensees;

(o)         mergers and consolidations permitted under Section 6.03 that do not involve any Person other than the Company and Subsidiaries that are wholly-owned Subsidiaries;

(p)         Investments (including by way of capital contributions, loans and advances and Guarantees of Indebtedness) by the Company and the Subsidiaries in Unrestricted Subsidiaries; provided that no Investment may be made under this clause (p) if, at time of the making of, and after giving effect to, such Investment (and any substantially simultaneous use of the Specified Permitted Amount), the Specified Permitted Amount would be less than zero;

(q)         Investments consisting of Guarantees in the ordinary course of business to support the obligations of any Subsidiary under its worker’s compensation and general insurance agreements;

(r)         (i) contributions of Permitted Receivables Facility Assets and cash deemed received from proceeds of Permitted Receivables Facility Assets to any Receivables Entity to the extent required or made pursuant to Permitted Receivables Facility Documents or to the extent necessary to keep such Receivables Entity properly capitalized to avoid insolvency or consolidation with a Loan Party or any of the Subsidiaries and (ii) loans or advances made by the Company or any Receivables Seller to the Receivables Entity for the purchase price of the Receivables and the Permitted Receivables Facility Assets;

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(s)         intercompany loans or other intercompany Investments made by the Loan Parties in the ordinary course of business to or in any Subsidiary that is not a Loan Party to provide funds as necessary to enable the applicable Subsidiary that is not a Loan Party to comply with changes in statutory or contractual capital requirements (other than any contractual requirement that constitutes a Guarantee);

(t)         any Investment to the extent procured in exchange for the issuance of Qualified Equity Interests;

(u)         Investments to the extent consisting of the redemption, purchase, repurchase or retirement of any common Equity Interests expressly permitted under Section 6.08;

(v)         Guarantees by the Company or any Subsidiary of operating leases or of other obligations (for the avoidance of doubt, excluding any Capital Lease Obligations) that do not constitute Indebtedness, in each case, entered into by the Company or any such Subsidiary in the ordinary course of business;

(w)         Investments consisting of the non-exclusive licensing of Intellectual Property pursuant to joint marketing arrangements with other Persons, in the ordinary course of business;

(x)         additional Investments; provided that the Total Leverage Ratio immediately after giving effect to any such Investment, calculated on a Pro Forma Basis at the time such Investment is made, is not in excess of 2.75 to 1.00; provided, however, that at the time any such Investment is made pursuant to this clause (x), no Event of Default shall have occurred and be continuing or would result therefrom;

(y)         (i) Investments made in connection with the cash management of the Company and the Subsidiaries; provided that such Investments are made in the ordinary course of business or are consistent with past practice and (ii) intercompany loans, advances, payables and receivables made among the Company and its Subsidiaries in connection with the cash management of such entities in the ordinary course of business or consistent with past practice;

(z)         Investments (including debt obligations and Equity Interests) received in connection with the bankruptcy or reorganization of suppliers and customers and in settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business and upon the foreclosure with respect to any secured Investment or other transfer of title with respect to any secured Investment;

(aa)         any Permitted Reorganization;

(bb)         to the extent constituting Investments, Indebtedness permitted by Section 6.01, guarantees of obligations that do not constitute Indebtedness and are otherwise not prohibited hereunder and Liens permitted by Section 6.02;

(cc)         accounts receivable arising and trade credit granted in the ordinary course of business;

(dd)         additional Investments in an aggregate amount not to exceed, in any fiscal year, the greater of (A) $25,000,000 and (B) 8% of Consolidated EBITDA computed on a Pro Forma Basis for the most recently ended Test Period as of the time such Investments are made;

(ee)         Investments which, when made, constitute Permitted Joint Ventures; provided that such investments shall only be permitted hereunder if the Dollar Equivalent of all consideration paid (including any Indebtedness assumed), and any contractually binding commitment to pay any additional consideration or make any future capital contributions incurred in connection therewith does not exceed, together with all other amounts so paid, assumed or incurred, or with respect to which the Company or any Subsidiary has any commitment, in connection with all other Permitted Joint Ventures outstanding at such time, $40,000,000;

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(ff)         Investments in Captive Insurance Companies (i) in an aggregate amount not to exceed $75,000,000 at any time and (ii) to the extent necessary to cause such Captive Insurance Companies to comply with applicable legal and/or regulatory requirements; provided that, the aggregate amount of Investments permitted in reliance on this clause (ff)(ii) shall not exceed $25,000,000 at any time; and

(gg)         Investments by any Captive Insurance Company in accounts receivable of or in the form of loans to the Company or any Subsidiary.

Notwithstanding anything contrary set forth above, (i) if any Investment is denominated in a foreign currency, no fluctuation in currency values shall result in a breach of this Section 6.04 and (ii) if any Investment is made in reliance on any “basket” determined by reference to Consolidated EBITDA, no fluctuation in the amount of Consolidated EBITDA shall result in a breach of this Section 6.04. In addition, in the event that a Loan Party makes an Investment in an Excluded Subsidiary for purposes of permitting such Excluded Subsidiary or any other Excluded Subsidiary to apply the amounts received by it to make a substantially concurrent Investment (which may be made through any other Excluded Subsidiary) permitted hereunder, such substantially concurrent Investment by such Excluded Subsidiary shall not be included as an Investment for purposes of this Section 6.04 to the extent that the initial Investment by the Loan Party reduced amounts available to make Investments hereunder.

Section 6.05         Asset Sales. None of the Company or any Subsidiary will sell, transfer, lease, license, sublicense or otherwise dispose of any asset, including any Equity Interest owned by it (but other than, for the avoidance of doubt, treasury shares of the Company held by the Company), nor will any Subsidiary issue any additional Equity Interest in such Subsidiary (other than issuing directors’ qualifying shares and other than issuing Equity Interests to the Company or another Subsidiary in compliance with Section 6.04(d)) (each, a “Disposition”), except:

(a)         Dispositions of (i) inventory or other tangible property, (ii) used, obsolete, damaged or surplus equipment and (iii) cash and Permitted Investments, in each case in the ordinary course of business;

(b)         Dispositions to the Company or a Subsidiary; provided that any such Disposition involving a Subsidiary that is not a Loan Party shall be made in compliance with Sections 6.04 and 6.09;

(c)         Dispositions of accounts receivable in connection with the compromise, settlement or collection thereof in the ordinary course of business consistent with past practice and not as part of any accounts receivables financing transaction;

(d)         (i) Dispositions of assets to the extent that such Disposition constitutes an Investment referred to in and permitted by Section 6.04 and (ii) Dispositions of assets to the extent that such Disposition constitute a Restricted Payment referred to in and permitted by Section 6.08;

(e)         Sale/Leaseback Transactions permitted by Section 6.06;

(f)         Licenses, sublicenses, leases or subleases entered into in the ordinary course of business, to the extent that they do not materially interfere with the business of the Company or any Subsidiary;

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(g)         Non-exclusive licenses or sublicenses of Intellectual Property in the ordinary course of business;

(h)         Dispositions resulting from any casualty or other insured damage to, or any taking under power of eminent domain or by condemnation or similar proceeding of, any asset of any of the Company or any Subsidiary;

(i)         Dispositions of assets (including as a result of like-kind exchanges) to the extent that (i) such assets are exchanged for credit (on a fair market value basis) against the purchase price of similar or replacement assets or (ii) such asset is Disposed of for fair market value and the proceeds of such Disposition are promptly applied to the purchase price of similar or replacement assets;

(j)         Dispositions of Investments in joint ventures to the extent required by the relevant joint venture arrangements;

(k)         the abandonment, cancellation, non-renewal or discontinuance of use or maintenance of non-material Intellectual Property that the Company determines in its reasonable judgment does not need to be used or maintained;

(l)         additional Dispositions of assets (including Equity Interests); provided that (i) if the total fair market value of the assets subject to any such Disposition or series of related Dispositions is in excess of $10,000,000, it shall be for fair market value (or if not for fair market value, the shortfall is permitted as and treated as an Investment under Section 6.04), (ii) at least 75% of the total consideration for any such Disposition received by the Company and its Subsidiaries is in the form of cash or Permitted Investments, (iii) no Event of Default then exists or would result from such Disposition (except if such Disposition is made pursuant to an agreement entered into at a time when no Event of Default exists) and (iv) the requirements of Section 2.12(b), to the extent applicable, are complied with in connection therewith; provided, however, that for purposes of clause (ii) above, the following shall be deemed to be cash: (A) any liabilities (as shown on the Company’s or such Subsidiary’s most recent balance sheet provided hereunder or in the footnotes thereto) of the Company or such Subsidiary (other than liabilities that are by their terms subordinated to the Obligations) that are assumed by the transferee with respect to the applicable Disposition and for which the Company and its Subsidiaries shall have been validly released by all applicable creditors in writing, (B) any securities, notes or other obligations or assets received by the Company or any of its Subsidiaries from such transferee that are converted by the Company or such Subsidiary into cash or Permitted Investments (to the extent of the cash or Permitted Investments received) within one hundred and eighty (180) days following the closing of the applicable Disposition and (C) any Designated Non-Cash Consideration received by the Company or any of its Subsidiaries in such Disposition having an aggregate fair market value, taken together with all other Designated Non-Cash Consideration received pursuant to this clause (l) that is at that time outstanding, not to exceed $20,000,000 (with the fair market value of each item of Designated Non-Cash Consideration being measured at the time received and without giving effect to subsequent changes in value);

(m)         the granting of Liens permitted pursuant to Section 6.02 (other than Section 6.02(f));

(n)         Dispositions permitted by Section 6.03 (other than by reference to this Section 6.05(n));

(o)         Dispositions of receivables in the ordinary course of business and consistent with past practice of the Company and the Subsidiaries;

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(p)         additional Dispositions of assets in an aggregate amount not to exceed the greater of (A) $25,000,000 and (B) 8% of Consolidated EBITDA computed on a Pro Forma Basis for the most recently ended Test Period as of the time of such Dispositions;

(q)         Dispositions of accounts receivable owing to the Company or any Subsidiary pursuant to any ESPC; provided that, the aggregate amount of all such accounts receivable sold or otherwise disposed of during the term of this Agreement shall not exceed $200,000,000; and

(r)         the Company or any Subsidiary may transfer, sell and/or pledge Permitted Receivables Related Assets under Permitted Receivables Facilities (subject to the limitation that the Attributable Receivables Indebtedness thereunder shall not exceed an aggregate amount of $150,000,000).

Notwithstanding the foregoing, other than Dispositions to the Company or any Subsidiary in compliance with Section 6.04, and other than directors’ qualifying shares and other nominal amounts of Equity Interests that are required to be held by other Persons under applicable Requirements of Law, no such Disposition of any Equity Interests in any Subsidiary shall be permitted unless immediately after giving effect to such transaction, the Company and the Subsidiaries shall otherwise be in compliance with Section 6.04.

Section 6.06         Sale/Leaseback Transactions. None of the Company or any Subsidiary will enter into any Sale/Leaseback Transaction unless (a) the sale or transfer of the property thereunder is permitted under Section 6.05 (other than Section 6.05(e)), (b) any Capital Lease Obligations arising in connection therewith are permitted under Section 6.01 and (c) any Liens arising in connection therewith (including Liens deemed to arise in connection with any such Capital Lease Obligations) are permitted under Section 6.02.

Section 6.07         Hedging Agreements. None of the Company or any Subsidiary will enter into any Hedging Agreement, other than Hedging Agreements entered into for purposes other than speculative purposes, including (a) Hedging Agreements entered into to hedge or mitigate risks to which the Company or any Subsidiary has actual exposure (other than those in respect of the Equity Interests or Indebtedness of the Company or any Subsidiary), including, without limitation, with respect to currencies, and (b) Hedging Agreements entered into in order to effectively cap, collar or exchange interest rates (from fixed to floating rates, from one floating rate to another floating rate or otherwise) with respect to any interest-bearing liability or investment of the Company or any Subsidiary.

Section 6.08         Restricted Payments; Certain Payments of Indebtedness. (a) None of the Company or any Subsidiary will declare or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, except that:

(i)         any Subsidiary may declare and pay dividends or make other distributions with respect to its Equity Interests, in each case ratably to the holders of such Equity Interests (or if not ratably, on a basis more favorable to the Company and the Loan Parties);

(ii)         the Company may declare and pay dividends with respect to its Equity Interests payable solely in shares of Qualified Equity Interests of the Company;

(iii)        the Company may repurchase, purchase, acquire, cancel or retire for value Equity Interests of the Company from present or former employees, officers, directors or consultants (or their estates or beneficiaries under their estates) of the Company or any Subsidiary upon the death, disability, retirement or termination of employment or service of such employees, officers, directors or consultants, or to the extent required, pursuant to employee benefit plans, employment agreements, stock purchase agreements or stock purchase plans, or other benefit plans; provided that the aggregate amount of Restricted Payments made pursuant to this Section 6.08(a)(iii) shall not exceed $5,000,000 in any fiscal year;

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(iv)        the Company may make cash payments in lieu of the issuance of fractional shares representing insignificant interests in the Company in connection with the exercise of warrants, options or other securities convertible into or exchangeable for Equity Interests in the Company;

(v)         the Company may acquire Equity Interests of the Company upon the exercise of stock options for such Equity Interests of the Company if such Equity Interests represent a portion of the exercise price of such stock options or in connection with tax withholding obligations arising in connection with the exercise of options by, or the vesting of restricted Equity Interests held by, any current or former director, officer or employee of the Company or its Subsidiaries;

(vi)        the Company may convert or exchange any Equity Interests of the Company for or into Qualified Equity Interests of the Company;

(vii)       any Receivables Entity may declare and pay dividends or other distributions to the Company or any wholly owned Subsidiary thereof;

(viii)      any Subsidiary may repurchase its Equity Interests held by minority shareholders or interest holders in a Permitted Acquisition or another transaction expressly permitted by Section 6.04 (other than Section 6.04(u) (it being understood that for purposes of Section 6.04, the Company shall be deemed the purchaser of such Equity Interests and such repurchase shall constitute an Investment by the Company in a Person that is not a Subsidiary in the amount of such purchase unless such Subsidiary becomes a Loan Party in connection with such repurchase);

(ix)         to the extent such Investment constitutes a Restricted Payment, the Company and its Subsidiaries may enter into any Investment expressly permitted by Section 6.04 (other than Section 6.04(u));

(x)         additional Restricted Payments; provided that the Total Leverage Ratio immediately after giving effect to any such Restricted Payment, calculated on a Pro Forma Basis at the time such Restricted Payment is made, is not in excess of 2.75 to 1.00; provided, further, that at the time any such Restricted Payment is made pursuant to this clause (x), no Event of Default shall have occurred and be continuing or would result therefrom;

(xi)         the Company may pay regularly scheduled quarterly cash dividends to its shareholders consistent with its past practice or any other Restricted Payment in an amount per annum not to exceed the greater of (A) $50,000,000 and (B) $1.00 per share of the total issued and outstanding shares of common Equity Interests of the Company on the date of the declaration of a Restricted Payment; provided that such per share amount shall be adjusted to give effect to any stock split or issuance on account of equity for no consideration effected; and

(xii)        additional Restricted Payments in an aggregate principal amount not to exceed $75,000,000.

(b)         None of the Company or any Subsidiary will make or agree to pay or make, directly or indirectly, any payment or other distribution (whether in cash, securities or other property) of or in respect of principal of or interest on (i) any Subordinated Indebtedness that is subordinated to the payment of the Obligations or (ii) other Indebtedness that is required pursuant to the Loan Documents to not mature later than the Latest Maturity Date at the time of incurrence thereof (Indebtedness described in the foregoing clauses (i) and (ii), “Restricted Indebtedness”), or any payment or other distribution (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, defeasance, cancelation or termination of such Restricted Indebtedness, except:

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(i)         regularly scheduled interest and principal payments as and when due in respect of such Indebtedness, other than payments prohibited by the subordination provisions thereof;

(ii)         refinancings of such Indebtedness with the proceeds of Refinancing Indebtedness permitted in respect thereof under Section 6.01;

(iii)        payments of or in respect of such Indebtedness made solely with Qualified Equity Interests in the Company or the conversion of such Indebtedness into Qualified Equity Interests of the Company;

(iv)        prepayments of intercompany Indebtedness permitted hereby owed by the Company or any Subsidiary to the Company or any Subsidiary, other than prepayments prohibited by the subordination provisions governing such Indebtedness;

(v)         [Intentionally Omitted]; and

(vi)        the Company may on any date make payments of or in respect of any such Indebtedness in an unlimited amount; provided that the Total Leverage Ratio immediately after giving effect to any such payment, calculated on a Pro Forma Basis at the time such payment is made, is not in excess of 2.75 to 1.00; provided, further, that at the time any such payment is made pursuant to this clause (vi), no Event of Default shall have occurred and be continuing or would result therefrom.

Section 6.09         Transactions with Affiliates. None of the Company or any Subsidiary will sell, lease or otherwise transfer any assets to, or purchase, lease or otherwise acquire any assets from, or otherwise engage in any other transactions in each case with an aggregate value for any such transaction or series of related transactions in excess of $5,000,000 with, any of its Affiliates (each an “Affiliate Transaction”), except (a) transactions that are at prices and on terms and conditions, taken as a whole, not less favorable to the Company or such Subsidiary than those that could be obtained on an arm’s-length basis from unrelated third parties, (b) transactions between or among Subsidiaries not involving any other Affiliate, (c) any Investment permitted under Section 6.04, (d) the payment of reasonable fees to directors of the Company or any Subsidiary who are not employees of the Company or any Subsidiary, (e) compensation, expense reimbursement and indemnification of, and other employment arrangements (including severance arrangements) and health, disability and similar insurance or benefit arrangements with, directors, officers and employees of the Company or any Subsidiary entered into in the ordinary course of business, (f) any Restricted Payment permitted by Section 6.08, (g) sales of Equity Interests to Affiliates to the extent not prohibited under this Agreement, (h) any payments or other transactions pursuant to any tax sharing agreement among the Loan Parties and their Subsidiaries; provided that any such tax sharing agreement is entered into in the ordinary course of business or on terms usual and customary for agreements of that type, (i) transactions with joint ventures in the ordinary course of business, (j) any Indebtedness permitted by Section 6.01, (k) any Liens permitted by Section 6.02, (k) any transactions permitted by Section 6.03 or 6.05, (l) the consummation of the GCA Acquisition and the payment of fees and expenses in connection therewith, (m) agreements in existence on the Closing Date and set forth on Schedule 6.09 or any amendment to any such agreement to the extent such amendment is not materially adverse, taken as a whole, the Lenders in any material respect and (n) transactions contemplated by any Permitted Receivables Facility Documents.

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Section 6.10         Restrictive Agreements. None of the Company or any Subsidiary will, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that restricts or imposes any condition upon (a) the ability of the Company or any Subsidiary to create, incur or permit to exist any Lien upon any of its assets to secure the Obligations or (b) the ability of any Subsidiary to pay dividends or other distributions with respect to any of its Equity Interests or to make or repay loans or advances to the Company or any Subsidiary; provided that (i) the foregoing shall not apply to (A) restrictions and conditions imposed by law or by this Agreement or any other Loan Document, (B) restrictions and conditions contained in any agreement or document governing or evidencing Refinancing Indebtedness in respect of Indebtedness referred to in clause (A) (including, for the avoidance of doubt, Permitted First Priority Refinancing Indebtedness, Permitted Second Priority Refinancing Indebtedness and Permitted Unsecured Refinancing Indebtedness) or Refinancing Indebtedness in respect thereof; provided that any restrictions and conditions (that would otherwise be prohibited by clause (a) or (b) above) contained in any such agreement or document referred to in this clause (B) are not materially less favorable, taken as a whole, to the Lenders than the restrictions and conditions imposed by this Agreement, (C) restrictions and conditions existing on the date hereof identified on Schedule 6.10 and any extension, renewal, amendment, modification or replacement thereof, except to the extent any such extension, renewal, amendment, modification or replacement expands the scope of any such restriction or condition, (D) in the case of any Subsidiary that is not a wholly-owned Subsidiary, restrictions and conditions imposed by its Organizational Documents or any related joint venture, shareholder or similar agreements; provided that such restrictions and conditions apply only to such Subsidiary and to the Equity Interests of such Subsidiary, (E) in the case of clause (b) only, restrictions imposed by any agreement governing Indebtedness entered into after the Closing Date and permitted under Section 6.01(and any Refinancing Indebtedness in respect thereof) that either (i) are customary or reasonable or, taken as a whole, in the good faith judgment of the Company, not materially more restrictive with respect to the Company or any Subsidiary than those contained in this Agreement or (ii) the Company determines at the time of entry into such agreement or instrument that such encumbrances or restrictions will not adversely affect, in any material respect, the Company’s ability to make principal or interest payments required hereunder or such encumbrances or restriction applies only during the continuance of a default relating to such agreement or instrument, (F) customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary or any assets of the Company or any Subsidiary, in each case pending such sale; provided that such restrictions and conditions apply only to such Subsidiary or the assets that are to be sold and, in each case, such sale is permitted hereunder; and (ii) clause (a) or (b) of the foregoing shall not apply to (A) restrictions and conditions imposed by any agreement relating to secured Indebtedness permitted by clause (b), (e), (f), (g), (h), (i), (j), (k), (l), (n), (o), (p), (q) or (u) of Section 6.01 if such restrictions and conditions apply only to the assets securing such Indebtedness, (B) customary provisions in leases, licenses and other agreements restricting the assignment thereof, (C) customary net worth provisions contained in real property leases, (D) restrictions on cash (or Permitted Investments) or other deposits or net worth imposed by (x) suppliers or landlords under contracts entered into in the ordinary course of business, (y) customers under contracts entered into in the ordinary course of business or (z) or otherwise in the ordinary course of business, (E) restrictions imposed by agreements relating to Indebtedness of any Subsidiary in existence at the time such Subsidiary became a Subsidiary and otherwise permitted by Section 6.01(g); provided that such restrictions apply only to such Subsidiary and its assets (or any special purpose acquisition Subsidiary without material assets acquiring such Subsidiary pursuant to a merger), (F) customary provisions restricting assignment of any agreement entered into in the ordinary course of business, (G) restrictions imposed by applicable law, (H) any restrictions regarding non-exclusive licensing or sublicensing by the Company or any of its Subsidiaries of intellectual property in the ordinary course of business and (I) any customary restriction and condition contained in any Permitted Receivables Facility Documents. Nothing in this paragraph shall be deemed to modify the requirements set forth in the definition of the term “Collateral and Guarantee Requirement” or the obligations of the Loan Parties under Section 5.03, 5.11 or 5.17 or under the Security Documents.

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Section 6.11         Amendment of Material Documents. No Loan Party will, amend, modify or waive any of its rights under (a) any agreement or document evidencing Restricted Indebtedness that constitutes Material Indebtedness or (b) its Organizational Documents, in each case to the extent such amendment, modification or waiver, taken as a whole, would be materially adverse to the Lenders.

Section 6.12         Fiscal Year. The Company will not, and the Company will not permit any other Loan Party to, change its fiscal year to end on a date other than October 31.

Section 6.13         Financial Covenants.

(a)         Maximum Total Leverage Ratio. The Company shall not permit the Total Leverage Ratio (a) as of the last day of any fiscal quarter ending on or after October 31, 2017 and on or prior to April 30, 2018 to exceed 4.75 to 1.00, (b) as of the last day of any fiscal quarter ending on or after July 31, 2018 and on or prior to April 30, 2019 to exceed 4.25 to 1.00, (c) as of the last day of any fiscal quarter ending on or after July 31, 2019 and on or prior to April 30, 2020 to exceed 3.75 to 1.00 and (e) as of the last day of any fiscal quarter ending on or after July 31, 2020, to exceed 3.50 to 1.00; provided that, notwithstanding the foregoing, (i) upon the occurrence of the Collateral Release Event, the maximum permitted Total Leverage Ratio for the first fiscal quarter ending after the occurrence of the Collateral Release Event and each subsequent fiscal quarter shall be 3.50 to 1.00 and (ii) at any time during which the maximum permitted Total Leverage Ratio is not greater than 3.50 to 1.00, if the Company makes a Permitted Acquisition (the “Specified Acquisition”) for consideration (including assumed liabilities) in excess of $50,000,000 in a fiscal quarter, then the Company may elect to increase the maximum Total Leverage Ratio to 3.75 to 1.00 for such fiscal quarter and the three (3) immediately following fiscal quarters (such period, the “Adjusted Covenant Period”); provided that, (x) the Company may not elect to have an Adjusted Covenant Period commence unless at least two (2) full fiscal quarters have ended following the end of the most recently completed Adjusted Covenant Period (if any), (y) the Company shall provide notice in writing to the Administrative Agent of the commencement of an Adjusted Covenant Period and a transaction description of the applicable Specified Acquisition (regarding the name of the Person or assets being acquired and the approximate purchase price) and (z) at the end of the Adjusted Covenant Period, the maximum permitted Total Leverage Ratio permitted shall revert to 3.50 to 1.00.

(b)         Minimum Fixed Charge Coverage Ratio. The Company shall not permit the Fixed Charge Coverage Ratio as of the last day of any fiscal quarter to be less than 1.50 to 1.00.

Article VII

Events of Default

If any of the following events (each such event, an “Event of Default”) shall occur:

(a)         any Borrower shall fail to pay any principal of any Loan or Reimbursement Obligation in the required currency when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for mandatory prepayment thereof or otherwise;

(b)         any Borrower shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in clause (a) of this Article VII) payable under this Agreement or any other Loan Document, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of five Business Days;

(c)         any representation, warranty or statement made or deemed made by or on behalf of any Loan Party in any Loan Document or in any report, certificate, financial statement or other information furnished pursuant to or in connection with this Agreement or any other Loan Document or waiver hereunder or thereunder shall prove to have been incorrect in any material respect when made or deemed made;

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(d)         any Loan Party shall fail to observe or perform any covenant, condition or agreement contained in Section 5.02(a), 5.04 (with respect to the existence of any Borrower), 5.10, 5.16 or in Article VI;

(e)         any Loan Party shall fail to observe or perform any covenant, condition or agreement contained in this Agreement or any other Loan Document (other than those specified in clause (a), (b) or (d) of this Article VII), and such failure shall continue unremedied for a period of 30 days after notice thereof from the Administrative Agent or any Lender to the Company (with a copy to the Administrative Agent in the case of any such notice from a Lender);

(f)         the Company or any Subsidiary shall fail to make any payment (whether of principal, interest, premium or otherwise and regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable (after giving effect to any grace period applicable on the date on which such payment was initially due), unless such event is remedied by the Company or any applicable Subsidiary or waived (including in the form of amendment) by the requisite holders of the applicable item of Material Indebtedness in either case, prior to acceleration of all the Loans pursuant to this Section 7.01;

(g)         any event or condition occurs that results in any Material Indebtedness becoming due or being required to be prepaid, repurchased, redeemed or defeased prior to its scheduled maturity or that enables or permits the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf, or, in the case of any Hedging Agreement, the applicable counterparty, to cause such Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity (in each case after expiration of any applicable grace or cure period set forth in the agreement or instrument evidencing or governing such Material Indebtedness); provided that this clause (g) shall not apply to (i) any secured Indebtedness that becomes due as a result of the voluntary sale, transfer or other disposition of the assets securing such Indebtedness, (ii) any Indebtedness that becomes due as a result of a voluntary refinancing thereof permitted under Section 6.01, (iii) the occurrence of any conversion or exchange trigger in Indebtedness that is contingently convertible or exchangeable into Equity Interests of the Company or (iv) any such event or condition that is remedied by the Company or any applicable Subsidiary or waived (including in the form of amendment) by the requisite holders of the applicable item of Material Indebtedness in either case, prior to acceleration of all the Loans pursuant to this Section 7.01;

(h)         an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization, or other relief in respect of the Company, any Borrower or any Significant Subsidiary or its debts, or of a substantial part of its assets, under any federal, state, or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) the appointment of a receiver, trustee, custodian, sequestrator, liquidator, conservator or similar official for the Company, any Borrower or any Significant Subsidiary or for a substantial part of its assets or (iii) rehabilitation, creditors’ arrangement or compromise, or a moratorium of any Indebtedness, and, in any such case, such proceeding, action or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

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(i)         the Company, any Borrower or any Significant Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking liquidation (other than any liquidation permitted under Section 6.03(a)(v) or (vi)), reorganization or other relief under any federal, state, or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (h) of this Article VII, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, liquidator, conservator or similar official for the Company, any Borrower or any Significant Subsidiary or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding or (v) make a general assignment for the benefit of creditors, commence negotiations with one or more of its creditors with a view to rescheduling any of its Indebtedness or enter into a compromise, arrangement, assignment or composition with one or more of its creditors in connection with its potential inability to pay any Indebtedness as it shall become due, apply for any remedies with respect to, or enters into, any rehabilitation, creditors’ arrangement or compromise, a moratorium of any Indebtedness, or the board of directors (or similar governing body) of the Company, any Borrower or any Significant Subsidiary (or any committee thereof) shall adopt any resolution or otherwise authorize any of the actions referred to above in this clause (i) or clause (h) of this Article VII;

(j)         the Company, any Borrower or any Significant Subsidiary shall become unable, admit in writing its inability or fail generally to pay its debts as they become due;

(k)         one or more judgments for the payment of money in an aggregate amount in excess of $50,000,000 (other than any such judgment covered by insurance (other than under a self-insurance program) to the extent a claim therefor has been made in writing and liability therefor has not been denied by the insurer), shall be rendered against the Company, any Borrower, any Significant Subsidiary or any combination thereof and the same shall remain undischarged for a period of 60 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of the Company, any Borrower or any Significant Subsidiary to enforce any such judgment;

(l)         an ERISA Event shall have occurred that, when taken together with all other ERISA Events that have occurred, would reasonably be expected to result in a Material Adverse Effect;

(m)         any Lien purported to be created under any Security Document shall cease to be, or shall be asserted by any Loan Party not to be, a valid and perfected Lien on any Collateral having, individually or in the aggregate, a fair value in excess of $25,000,000, with the priority required by the applicable Security Document, except as a result of (i) the sale or other disposition of the applicable Collateral in a transaction permitted under the Loan Documents, (ii) the release thereof as provided in the applicable Security Document or Section 9.14 or (iii) as a result of the Administrative Agent’s (A) failure to maintain possession of any stock certificate, promissory note or other instrument delivered to it under the Collateral Agreements or (B) file continuation statements under the applicable Uniform Commercial Code (or similar provisions under applicable law);

(n)         (i) this Agreement or any Guarantee purported to be created under any Loan Document shall cease to be, or shall be asserted by any Loan Party not to be, in full force and effect, except, solely with respect to any Guarantee, as a result of the release thereof or any limitation in respect thereof, in each case as provided in the applicable Loan Document or Section 9.14; or

(o)         a Change in Control shall occur;

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then, and (i) in every such event (other than an event with respect to the Company described in clause (h) or (i) of this Article VII), and at any time after the Closing Date and thereafter during the continuance of such event, the Administrative Agent, at the request of the Required Lenders, shall by notice to the Company, take any or all of the following actions, at the same or different times: (A) terminate the Commitments, and thereupon such Commitments shall terminate immediately and (B) declare the Loans then outstanding to be due and payable in whole (or in part (but ratably as among the Classes of Loans and the Loans of each Class at such time outstanding), in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrowers accrued or owing hereunder (including all amounts of L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder), shall become due and payable immediately, in each case without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrowers; and (ii) in the case of any event with respect to the Company described in clause (h) or (i) of this Article VII, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrowers hereunder (including all amounts of L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder), shall immediately and automatically become due, in each case without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrowers. With respect to all Letters of Credit with respect to which presentment for honor shall not have occurred at the time of an acceleration pursuant to this paragraph, the Company shall at such time deposit in a cash collateral account opened by the Administrative Agent an amount equal to the aggregate then undrawn and unexpired amount of such Letters of Credit. Amounts held in such cash collateral account shall be applied by the Administrative Agent to the payment of drafts drawn under such Letters of Credit, and the unused portion thereof after all such Letters of Credit shall have expired or been fully drawn upon, if any, shall be applied to repay other obligations of the Company hereunder and under the other Loan Documents. After all such Letters of Credit shall have expired or been fully drawn upon, all Reimbursement Obligations shall have been satisfied and all other obligations of the Borrowers hereunder and under the other Loan Documents shall have been paid in full, the balance, if any, in such cash collateral account shall be returned to the Company (or such other Person as may be lawfully entitled thereto).

Article VIII

The Administrative Agent

Section 8.01         Appointment and Authority.

(a)         Each of the Lenders and each Issuing Lender hereby irrevocably appoints, designates and authorizes Bank of America to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article are solely for the benefit of the Administrative Agent, the Lenders and the Issuing Lenders, and neither the Company nor any other Loan Party shall have rights as a third party beneficiary of any of such provisions. It is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties. In furtherance of the foregoing, and not in limitation, each of the Lenders authorizes the Administrative Agent to enter into one or more intercreditor agreements acceptable to the Administrative Agent in its sole discretion with parties to any Permitted Receivables Facility. Such intercreditor agreements may provide for, among other things, (i) the Administrative Agent’s and the Lenders’ forbearance of, and other limitations on, any exercise of remedies in respect of any equity interests in any Receivables Entity and/or any notes issued by any Receivables Entity to any Receivables Seller in connection with any Permitted Receivables Facility, in any case, that have been pledged to secure the Obligations and/or (ii) disclaimers of interests on, and releases of security interests in, any Receivables and Permitted Receivables Facility Assets.

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(b)         The Administrative Agent shall also act as the “collateral agent” under the Loan Documents, and each of the Lenders and each of the Issuing Lenders hereby irrevocably appoints and authorizes the Administrative Agent to act as the agent of such Lender and such Issuing Lender for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Loan Parties to secure any of the Obligations, together with such powers and discretion as are reasonably incidental thereto. In this connection, the Administrative Agent, as “collateral agent” and any co-agents, sub-agents and attorneys-in-fact appointed by the Administrative Agent pursuant to Section 8.05 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Collateral Documents, or for exercising any rights and remedies thereunder at the direction of the Administrative Agent), shall be entitled to the benefits of all provisions of this Article VIII (including Section 8.03(c)), as though such co-agents, sub-agents and attorneys-in-fact were the “collateral agent” under the Loan Documents as if set forth in full herein with respect thereto.

Section 8.02         Rights as a Lender. The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrowers or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders or to provide notice to or obtain the consent of the Lenders with respect thereto.

Section 8.03         Exculpatory Provisions. The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents, and its duties hereunder shall be administrative in nature. Without limiting the generality of the foregoing, the Administrative Agent:

(a)         shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

(b)         shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law; and

(c)         shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to any of the Borrowers or any of their respective Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.

Neither the Administrative Agent nor any of its Related Parties shall be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary) or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and nonappealable judgment. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given in writing to the Administrative Agent by the Company, a Lender or an Issuing Lender.

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Neither the Administrative Agent nor any of its Related Parties shall be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, (v) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent, (vi) the creation, perfection or priority of any Lien purported to be created by the Collateral Documents or (vi) the value or sufficiency of the Collateral.

Neither the Administrative Agent nor any of its Related Parties shall be responsible or have any liability for, or have any duty to ascertain, inquire into, monitor or enforce, compliance with the provisions of this Agreement relating to Disqualified Institutions. Without limiting the generality of the foregoing, the Administrative Agent shall not (i) be obligated to ascertain, monitor or inquire as to whether any Lender or Participant or prospective Lender or Participant is a Disqualified Institution or (ii) have any liability with respect to or arising out of any assignment or participation of Loans, or disclosure of confidential information, to any Disqualified Institution.

Section 8.04         Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance, extension, renewal or increase of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or an Issuing Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender or such Issuing Lender unless the Administrative Agent shall have received notice to the contrary from such Lender or such Issuing Lender prior to the making of such Loan or the issuance of such Letter of Credit. The Administrative Agent may consult with legal counsel (who may be counsel for the Company), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

Section 8.05         Delegation of Duties. The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and non appealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agents. For purposes of determining compliance with the conditions specified in Section 4.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objections.

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Section 8.06         Resignation of Administrative Agent.

(a)         The Administrative Agent may at any time give notice of its resignation to the Lenders, the Issuing Lenders and the Company. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with the Company, to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation (or such earlier day as shall be agreed by the Required Lenders) (the “Resignation Effective Date”), then the retiring Administrative Agent may (but shall not be obligated to) on behalf of the Lenders and the Issuing Lenders, appoint a successor Administrative Agent meeting the qualifications set forth above, provided that in no event shall any such successor Administrative Agent be a Defaulting Lender. Whether or not a successor has been appointed, such resignation shall become effective in accordance with such notice on the Resignation Effective Date.

(b)         If the Person serving as Administrative Agent is a Defaulting Lender pursuant to clause (d) of the definition thereof, the Required Lenders may, to the extent permitted by applicable law, by notice in writing to the Company and such Person remove such Person as Administrative Agent and, in consultation with the Company, appoint a successor. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days (or such earlier day as shall be agreed by the Required Lenders) (the “Removal Effective Date”), then such removal shall nonetheless become effective in accordance with such notice on the Removal Effective Date.

(c)         With effect from the Resignation Effective Date or the Removal Effective Date (as applicable) (1) the retiring or removed Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Administrative Agent on behalf of the Lenders or the Issuing Lenders under any of the Loan Documents, the retiring or removed Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (2) except for any indemnity payments or other amounts then owed to the retiring or removed Administrative Agent, all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender and each Issuing Lender directly, until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided for above. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or removed) Administrative Agent (other than as provided in Section 3.01(g) and other than any rights to indemnity payments or other amounts owed to the retiring or removed Administrative Agent as of the Resignation Effective Date or the Removal Effective Date, as applicable), and the retiring or removed Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section) . The fees payable by the Company to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Company and such successor. After the retiring or removed Administrative Agent’s resignation or removal hereunder and under the other Loan Documents, the provisions of this Article and Section 9.04 shall continue in effect for the benefit of such retiring or removed Administrative Agent, its sub agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them (i) while the retiring or removed Administrative Agent was acting as Administrative Agent and (ii) after such resignation or removal for as long as any of them continues to act in any capacity hereunder or under the other Loan Documents, including (a) acting as collateral agent or otherwise holding any collateral security on behalf of any of the Lenders and (b) in respect of any actions taken in connection with transferring the agency to any successor Administrative Agent.

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(d)         Any resignation by Bank of America as Administrative Agent pursuant to this Section shall also constitute its resignation as an Issuing Lender and Swingline Lender. If Bank of America resigns as an Issuing Lender, it shall retain all the rights, powers, privileges and duties of an Issuing Lender hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as an Issuing Lender and all L/C Obligations with respect thereto, including the right to require the Lenders to make Base Rate Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.06. If Bank of America resigns as Swingline Lender, it shall retain all the rights of the Swingline Lender provided for hereunder with respect to Swingline Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make Base Rate Loans or fund risk participations in outstanding Swing Line Loans pursuant to Section 2.04. Upon the appointment by the Company of a successor Issuing Lender or Swingline Lender hereunder (which successor shall in all cases be a Lender other than a Defaulting Lender), (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Issuing Lender or Swingline Lender, as applicable, (b) the retiring Issuing Lender and Swingline Lender shall be discharged from all of their respective duties and obligations hereunder or under the other Loan Documents, and (c) the successor Issuing Lender shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to Bank of America to effectively assume the obligations of Bank of America with respect to such Letters of Credit. Notwithstanding the foregoing, it is hereby understood and agreed that, for the avoidance of doubt, after the resignation of Bank of America as an Issuing Lender but prior to the appointment by the Company of an Issuing Lender to succeed Bank of America (in its capacity as an Issuing Lender), the Company shall continue to be permitted to request Letters of Credit from other existing or newly appointed Issuing Lenders in accordance with the terms of this Agreement.

Section 8.07        Non-Reliance on Administrative Agent and Other Lenders. Each Lender and each Issuing Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender and the each Issuing Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

Section 8.08         No Other Duties, Etc. Anything herein to the contrary notwithstanding, none of the Bookrunners, Arrangers or other agents listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent, a Lender or an Issuing Lender hereunder.

Section 8.09         Administrative Agent May File Proofs of Claim; Credit Bidding. In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on any Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(a)         to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the Issuing Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the Issuing Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders, the Issuing Lenders and the Administrative Agent under Sections 2.06(c) and (i), 2.13 and 9.03) allowed in such judicial proceeding; and

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(b)         to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

(c)         and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and each Issuing Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders and the Issuing Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.13 and 9.03.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or any Issuing Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or any Issuing Lender to authorize the Administrative Agent to vote in respect of the claim of any Lender or any Issuing Lender in any such proceeding.

The Secured Parties hereby irrevocably authorize the Administrative Agent, at the direction of the Required Lenders, to credit bid all or any portion of the Obligations (including accepting some or all of the Collateral in satisfaction of some or all of the Obligations pursuant to a deed in lieu of foreclosure or otherwise) and in such manner purchase (either directly or through one or more acquisition vehicles) all or any portion of the Collateral (a) at any sale thereof conducted under the provisions of the Bankruptcy Code of the United States, including under Sections 363, 1123 or 1129 of the Bankruptcy Code, or any similar Requirement of Laws in any other jurisdictions to which a Loan Party is subject, (b) at any other sale or foreclosure or acceptance of collateral in lieu of debt conducted by (or with the consent or at the direction of) the Administrative Agent (whether by judicial action or otherwise) in accordance with any applicable Requirement of Law.  In connection with any such credit bid and purchase, the Obligations owed to the Secured Parties shall be entitled to be, and shall be, credit bid on a ratable basis (with Obligations with respect to contingent or unliquidated claims receiving contingent interests in the acquired assets on a ratable basis that would vest upon the liquidation of such claims in an amount proportional to the liquidated portion of the contingent claim amount used in allocating the contingent interests) in the asset or assets so purchased (or in the Equity Interests or debt instruments of the acquisition vehicle or vehicles that are used to consummate such purchase).  In connection with any such bid (i) the Administrative Agent shall be authorized to form one or more acquisition vehicles to make a bid, (ii) to adopt documents providing for the governance of the acquisition vehicle or vehicles (provided that any actions by the Administrative Agent with respect to such acquisition vehicle or vehicles, including any disposition of the assets or Equity Interests thereof shall be governed, directly or indirectly, by the vote of the Required Lenders, irrespective of the termination of this Agreement and without giving effect to the limitations on actions by the Required Lenders contained in Section 9.02(b)(ii), (iii) the Administrative Agent shall be authorized to assign the relevant Obligations to any such acquisition vehicle pro rata by the Lenders, as a result of which each of the Lenders shall be deemed to have received a pro rata portion of any Equity Interests and/or debt instruments issued by such an acquisition vehicle on account of the assignment of the Obligations to be credit bid, all without the need for any Secured Party or acquisition vehicle to take any further action, and (iv) to the extent that Obligations that are assigned to an acquisition vehicle are not used to acquire Collateral for any reason (as a result of another bid being higher or better, because the amount of Obligations assigned to the acquisition vehicle exceeds the amount of debt credit bid by the acquisition vehicle or otherwise), such Obligations shall automatically be reassigned to the Lenders pro rata and the Equity Interests and/or debt instruments issued by any acquisition vehicle on account of the Obligations that had been assigned to the acquisition vehicle shall automatically be cancelled, without the need for any Secured Party or any acquisition vehicle to take any further action.

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Section 8.10         Collateral and Guaranty Matters. Without limiting the provisions of Section 8.09 and Section 9.14, the Lenders and the Issuing Lenders irrevocably authorize the Administrative Agent, at its option and in its discretion,

(a)         to release any Lien on any property granted to or held by the Administrative Agent under any Loan Document (i) upon termination of the Aggregate Commitments and payment in full of all Obligations (other than contingent indemnification obligations) and the expiration or termination of all Letters of Credit (other than Letters of Credit as to which other arrangements satisfactory to the Administrative Agent and the applicable Issuing Lender shall have been made), (ii) that is sold or otherwise disposed of or to be sold or otherwise disposed of as part of or in connection with any sale or other disposition permitted hereunder or under any other Loan Document, or (iii) subject to Section 9.02, if approved, authorized or ratified in writing by the Required Lenders;

(b)         to subordinate any Lien on any property granted to or held by the Administrative Agent under any Loan Document to the holder of any Lien on such property that is permitted by Section 6.02 (e), (p) or (r); and

(c)         to release any Guarantor from its obligations under the Guaranty if such Person ceases to be a Subsidiary as a result of a transaction permitted under the Loan Documents.

Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Guarantor from its obligations under the Guaranty pursuant to this Section 8.10.

The Administrative Agent shall not be responsible for or have a duty to ascertain or inquire into any representation or warranty regarding the existence, value or collectability of the Collateral, the existence, priority or perfection of the Administrative Agent’s Lien thereon, or any certificate prepared by any Loan Party in connection therewith, nor shall the Administrative Agent be responsible or liable to the Lenders for any failure to monitor or maintain any portion of the Collateral.

Section 8.11         Secured Cash Management Agreements and Secured Hedge Agreements. Except as otherwise expressly set forth herein, no provider of Secured Cash Management Obligations or Secured Hedging Obligations that obtains the benefit of the provisions of the Guaranty or any Collateral by virtue of the provisions hereof or any Loan Document shall have any right to notice of any action or to consent to, direct or object to any action hereunder or under any other Loan Document or otherwise in respect of the Collateral (including the release or impairment of any Collateral) (or to notice of or to consent to any amendment, waiver or modification of the provisions hereof or of the Guaranty or any Collateral) other than in its capacity as a Lender and, in such case, only to the extent expressly provided in the Loan Documents. The Administrative Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Secured Obligations arising under Secured Cash Management Agreements and Secured Hedge Agreements in the case of termination of the Aggregate Commitments and payment in full of all Obligations (other than contingent indemnification obligations) and the expiration or termination of all Letters of Credit (other than Letters of Credit as to which other arrangements satisfactory to the Administrative Agent and the applicable Issuing Lender shall have been made

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Article IX

Miscellaneous

Section 9.01         Notices. (a) Except in the case of notices and other communications expressly permitted to be given by telephone (and subject to paragraph (b) of this Section 9.01), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by fax, as follows:

(i)         if to any Borrower, to it c/o ABM Industries Incorporated, One Liberty Plaza, 7th Floor, New York, New York 10006, Attention of the Chief Financial Officer, with a copy to the General Counsel (Telecopy No. 212-297-0375; Telephone No. 212-297-0200);

(ii)         if to the Administrative Agent, (a) for payments and Borrowing Requests, Bank of America, N.A., Bank of America Plaza, 901 Main St., Mail Code: TX1-492-14-1, Dallas, TX 75202-3735, Attention: Armando Gonzalez, Telephone: 972-338-3808, Electronic Mail: armando.a.gonzalez@bankofamerica.com, Account No.: 1366072250600, ABA#: 026009593, Ref: ABM Industries, Inc. and (b) for other notices, Bank of America N.A., Bank of America Agency Management, 135 South LaSalle Street, Mail Code: IL4-135-09-61, Chicago, Illinois 60603, Attention: Elizabeth Uribe, Telephone: 312-828-5060, Facsimile: 877-206-9473, Electronic Mail: elizabeth.uribe@baml.com; and

(iii)        if to any other Lender, to it at its address (or fax number) set forth in its Administrative Questionnaire.

Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by fax shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Notices and other communications delivered through electronic communications to the extent provided in paragraph (b) of this Section 9.01 shall be effective as provided in such paragraph.

(b)         Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communication (including e-mail and Internet and intranet websites) pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices under Article II to any Lender if such Lender has notified the Administrative Agent that it is incapable of receiving notices under such Article II by electronic communication. Any notices or other communications to the Administrative Agent or the Company may be delivered or furnished by electronic communications pursuant to procedures approved by the recipient thereof prior thereto; provided that approval of such procedures may be limited or rescinded by any such Person by notice to each other such Person.

Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address, unless bounced back, shall be deemed received and (ii) notices and other communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient, at its e-mail address as described in the foregoing clause (i), of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii) above, if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient.

(c)         Any party hereto may change its address or fax number for notices and other communications hereunder by notice to the other parties hereto.

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(d)         The Borrowers agree that the Administrative Agent may, but shall not be obligated to, make any communication by posting such communications on Debt Domain, Intralinks, Syndtrak or a similar electronic transmission system (the “Platform”). THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF SUCH COMMUNICATIONS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM SUCH COMMUNICATIONS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH SUCH COMMUNICATIONS OR THE PLATFORM. In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to any Borrower, any Lender, any Issuing Lender or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of any Loan Party’s or the Administrative Agent’s transmission of Borrower Materials or notices through the Platform, any other electronic platform or electronic messaging service, or through the Internet.

(e)         The Platform is provided “as is” and “as available.” Neither the Administrative Agent nor any of its Related Parties warrants, or shall be deemed to warrant, the adequacy of the Platform and expressly disclaim liability for errors or omissions in such communications, absent willful misconduct, gross negligence or bad faith of any such Persons. No warranty of any kind, express, implied or statutory, including any warranty of merchantability, fitness for a particular purpose, non-infringement of third-party rights or freedom from viruses or other code defects, is made, or shall be deemed to be made, by the Administrative Agent or any of its Related Parties in connection with the communications or the Platform.

Section 9.02         Waivers; Amendments. (a) No failure or delay by the Administrative Agent or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or any other Loan Document or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section 9.02, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. Without limiting the generality of the foregoing, the execution and delivery of this Agreement or the making of a Loan shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent or any Lender may have had notice or knowledge of such Default at the time.

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(b)         Except as otherwise expressly provided in this Agreement, none of this Agreement, any other Loan Document or any provision hereof or thereof may be waived, amended or modified except, in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by the Borrowers, the Administrative Agent and the Required Lenders; provided that (i) any provision of this Agreement or any other Loan Document may be amended by an agreement in writing entered into by the Borrowers and the Administrative Agent to cure any ambiguity, omission, defect or inconsistency and (ii) no such agreement shall (A) increase the amount of or extend the expiration date of any Commitment of any Lender without the written consent of such Lender, (B) reduce the principal amount of any Loan or reduce the rate of interest thereon (except in connection with the waiver of applicability of any post-default increase in interest rates (which waiver shall be effective with the consent of the Majority in Interest of each adversely affected Class) or any waiver of or change to a financial ratio or defined term related thereto), or reduce any fees payable hereunder (except in connection with the waiver of applicability of any post-default increase in fee rates (which waiver shall be effective with the consent of the Majority in Interest of each adversely affected Class), in each case, without the written consent of each Lender directly and adversely affected thereby (in which case the separate consent of the Required Lenders shall not be required), (C) postpone the scheduled maturity date of any Loan, or the date of any scheduled payment of the principal amount of any Term Loan under Section 2.11 or the applicable Incremental Facility Amendment or Refinancing Facility Agreement, or any date for the payment of any interest or fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender directly and adversely affected thereby (in which case the separate consent of the Required Lenders shall not be required), (D) amend, modify or waive the pro rata provisions of Section 2.19 without the written consent of each Lender adversely affected thereby, (E) change any of the provisions of this Section 9.02 or the percentage set forth in the definition of the term “Required Lenders” or “Majority in Interest” or any other provision of this Agreement or any other Loan Document specifying the number or percentage of Lenders (or Lenders of any Class) required to waive, amend or otherwise modify any rights thereunder or make any determination or grant any consent thereunder, without the written consent of each Lender (or each Lender of such Class, as applicable); provided that, with the consent of the Required Lenders or pursuant to an Incremental Facility Amendment or Refinancing Facility Agreement, the provisions of this Section 9.02 and the definition of the term “Required Lenders” may be amended to include references to any new Class of loans created under this Agreement (or to lenders extending such loans) on substantially the same basis as the corresponding references relating to the existing Classes of Loans or Lenders, (F) release all or substantially all of the value of the Guarantees provided by the Loan Parties under the Guarantee Agreement without the written consent of each Lender (except as expressly provided in Section 9.14 or the Guarantee Agreement (including any such release by the Administrative Agent in connection with any sale or other disposition of any Subsidiary upon the exercise of remedies under the Security Documents), it being understood and agreed that an amendment or other modification of the type of obligations guaranteed under the Guarantee Agreement shall not be deemed to be a release or limitation of any Guarantee), (G) release all or substantially all the Collateral from the Liens of the Security Documents without the written consent of each Lender (except as expressly provided in Section 9.14 or the applicable Security Document (including any such release by the Administrative Agent in connection with any sale or other disposition of the Collateral upon the exercise of remedies under the Security Documents), it being understood and agreed that an amendment or other modification of the type of obligations secured by the Security Documents shall not be deemed to be a release of the Collateral from the Liens of the Security Documents), (H) change Section 4.02 of the Collateral Agreement without the written consent of each Lender, (I) amend Section 1.08 or the definition of “Alternative Currency” without the written consent of, in the case of a Multicurrency Tranche Revolving Loan, each Multicurrency Tranche Revolving Lender and, in the case of a Letter of Credit, the applicable Issuing Lender, or (J) change any provisions of this Agreement or any other Loan Document in a manner that by its terms directly and adversely affects the rights in respect of payments due to Lenders holding Loans of any Class differently than those holding Loans of any other Class, without the written consent of Lenders representing a Majority in Interest of each affected Class; provided, further, that (1) no such agreement shall amend, modify, extend or otherwise affect the rights or obligations of the Administrative Agent without the prior written consent of the Administrative Agent, (2) any amendment, waiver or other modification of this Agreement that by its terms affects the rights or duties under this Agreement of the Lenders of one or more Classes (but not the Lenders of any other Class) may be effected by an agreement or agreements in writing entered into by the Company and the requisite number or percentage in interest of each affected Class of Lenders that would be required to consent thereto under this Section 9.02 if such Class of Lenders were the only Class of Lenders hereunder at the time (it being understood that increases in the Applicable Rate, amendments or modifications to the amortization of the Initial Term Loans as in effect on the Closing Date, any amendment to the Term Maturity Date such that the Initial Term Loans mature prior to the Term Maturity Date as in effect on the Closing Date and any waiver of conditions to the provision of any Incremental Facility shall be deemed to affect each Class), (3) no such agreement shall amend, modify or waive any provision of Section 2.04 or 2.05 without the written consent of the Swingline Lender and (4) no such agreement shall amend, modify or waive any provision of Section 2.06 without the written consent of each Issuing Lender. Notwithstanding any of the foregoing, (1) no consent with respect to any amendment, waiver or other modification of this Agreement or any other Loan Document shall be required of any Defaulting Lender, except with respect to any amendment, waiver or other modification referred to in clause (A), (B) or (C) of clause (ii) of the first proviso of this paragraph and then only in the event such Defaulting Lender shall be directly and adversely affected by such amendment, waiver or other modification and (2) this Agreement may be amended to provide for Incremental Facilities, Refinancing Commitments and Refinancing Loans and Permitted Amendments in connection with Loan Modification Offers as provided in Sections 2.22, 2.23 and 2.24, in each case without any additional consents.

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(c)         In connection with any proposed amendment, modification, waiver or termination (a “Proposed Change”) requiring the consent of all Lenders or all affected Lenders, if the consent of the Required Lenders (and, to the extent any Proposed Change requires the consent of Lenders holding Loans of any Class pursuant to paragraph (b) of this Section 9.02, the consent of a Majority in Interest of the outstanding Loans and unused Commitments of such Class) to such Proposed Change is obtained, but the consent to such Proposed Change of other Lenders whose consent is required is not obtained (any such Lender whose consent is not obtained as described in paragraph (b) of this Section 9.02 being referred to as a “Non-Consenting Lender”), then, so long as the Lender that is acting as Administrative Agent is not a Non-Consenting Lender, the Company may, at its sole expense and effort, upon notice to such Non-Consenting Lender and the Administrative Agent, require such Non-Consenting Lender to assign and delegate (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Company shall have received the prior written consent of the Administrative Agent, to the extent required by Section 9.04, which consent shall not unreasonably be withheld or delayed, (ii) such Non-Consenting Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder from the assignee or the Company, (iii) the Company or such assignee shall have paid to the Administrative Agent the processing and recordation fee specified in Section 9.04(b)(ii), (iv) such assignment does not conflict with applicable law and (v) the assignee shall have given its consent to such Proposed Change. In connection with any such replacement, if any such Non-Consenting Lender does not execute and deliver to the Administrative Agent a duly executed Assignment and Assumption reflecting such replacement within five (5) Business Days of the date on which the assignee Lender executes and delivers such Assignment and Assumption to such Non-Consenting Lender, then such Non-Consenting Lender shall be deemed to have executed and delivered such Assignment and Assumption without any action on the part of the Non-Consenting Lender; provided that such Non-Consenting Lender shall be deemed to have executed and delivered such Assignment and Assumption only to the extent such Non-Consenting Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder from the assignee or the Company.

(d)         Notwithstanding anything herein to the contrary, the Administrative Agent may, without the consent of any Secured Party, consent to a departure by any Loan Party from any covenant of such Loan Party set forth in this Agreement, the Guarantee Agreement, the Collateral Agreements or any other Security Document to the extent that such departure is consistent with the authority of the Administrative Agent set forth in the definition of the term “Collateral and Guarantee Requirement.”

(e)         The Administrative Agent may, but shall have no obligation to, with the concurrence of any Lender, execute amendments, waivers or other modifications on behalf of such Lender. Any amendment, waiver or other modification effected in accordance with this Section 9.02 shall be binding upon each Person that is at the time thereof a Lender and each Person that subsequently becomes a Lender.

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Section 9.03         Expenses; Indemnity; Damage Waiver. (a) The Company shall pay (i) all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent, any Arranger and their respective Affiliates without duplication, including the reasonable and documented fees, charges and disbursements of one primary counsel, one counsel to the Administrative Agent, and if reasonably necessary, one firm of local counsel in each jurisdiction as the Administrative Agent shall deem advisable in connection with the creation and perfection of the security interests in the Collateral provided under the Loan Documents (and such additional counsels otherwise retained with the Company’s consent (such consent not to be unreasonably withheld, delayed or conditioned), in connection with the structuring, arrangement and syndication of the credit facilities provided for herein and any credit or similar facility refinancing or replacing, in whole or in part, any of the credit facilities provided for herein, as well as the preparation, negotiation, execution, delivery and administration of this Agreement, the other Loan Documents and any amendments, modifications and waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated) and (ii) all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent, any Arranger, any Issuing Lender, the Swingline Lender or any Lender and their respective Affiliates, including the reasonable and documented fees, charges and disbursements of any counsel for any of the foregoing, in connection with the enforcement or protection of its rights in connection with the Loan Documents, including its rights under this Section 9.03, or in connection with the Loans made hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans; provided that the fees, charges and disbursements of counsel required to be paid by the Company pursuant to this clause (ii) shall be limited to (A) one counsel to the Administrative Agent, (B) one counsel for the Lenders (taken together as a single group or client), (C) if reasonably necessary, one local counsel in jurisdictions material to the interests of the Lenders taken as a whole (which may include a single special counsel acting in multiple jurisdictions), (D) additional counsel retained with the Company’s prior written consent (such consent not to be unreasonably withheld, delayed or conditioned) and (E) if representation of the Administrative Agent and/or all Lenders in such matter by a single counsel would be inappropriate based on the advice of legal counsel due to the existence of an actual or potential conflict of interest and such party informs the Company of such conflict prior to retaining additional counsel, one additional counsel for each party subject to such conflict.

(b)          The Company shall indemnify the Administrative Agent (and any sub-agent thereof), the Syndication Agent, each Arranger, each Issuing Lender, the Swingline Lender and each Lender, and each Related Party of any of the foregoing Persons and permitted successors and assigns of any of the foregoing Persons, without duplication (each such Person being called an “Indemnitee”), against, and hold each Indemnitee harmless from, any and all losses, claims, damages, penalties, liabilities and related expenses, including reasonable and documented fees, charges and disbursements of counsel (limited to reasonable fees, disbursements and other charges of one counsel for the Administrative Agent, one counsel for all other Indemnitees, taken as a whole, and, if reasonably necessary, one firm of local counsel in each jurisdiction (which may include a single special counsel acting in multiple jurisdictions) material to the interests of all such Indemnitees, taken as a whole (and, in the case of an actual or perceived conflict of interest, where an Indemnitee affected by such conflict informs the Company of such conflict and thereafter retains its own counsel, of another firm of counsel for such affected Indemnitee and, if necessary, one firm of local counsel in each jurisdiction (which may include a single special counsel acting in multiple jurisdictions) material to the interests of such affected Indemnitee) and other reasonable and documented out-of-pocket expenses, incurred by or asserted against any Indemnitee arising out of, in connection with or as a result of (i) the structuring, arrangement and syndication of the credit facilities provided for herein, the preparation, execution, delivery, operation and administration of this Agreement, the other Loan Documents or any other agreement or instrument contemplated hereby or thereby, the performance by the parties to this Agreement or the other Loan Documents of their respective obligations hereunder or thereunder or the consummation of the Transactions or any other transactions contemplated hereby or thereby, (ii) any Loan or Letters of Credit (including any refusal by an Issuing Lender to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit) or the use of the proceeds therefrom, (iii) any actual or alleged presence or Release of Hazardous Materials on or from any Mortgaged Property or any other property owned, leased or operated by the Company or any Subsidiary or any Environmental Liability related in any way to the Company or any Subsidiary or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and whether initiated against or by any party to this Agreement or any other Loan Document, any Affiliate of any of the foregoing or any third party (and regardless of whether any Indemnitee is a party thereto); provided that the foregoing indemnity shall not, as to any Indemnitee, apply to any losses, claims, damages, penalties, liabilities or related expenses to the extent they (A) are found in a final and non-appealable judgment of a court of competent jurisdiction to have resulted from the willful misconduct, bad faith or gross negligence of such Indemnitee or any of its controlled Affiliates or any of the officers, directors, employees, agents, advisors or other representatives of any of the foregoing, in each case who are involved in the Transactions, (B) result from a material breach of such Indemnitee’s or its controlled Affiliate’s or any officers, directors, employees, agents, advisors or other representatives of any of the foregoing’s obligations under this Agreement or any other Loan Document if the Company or such Subsidiary has obtained a final and non-appealable judgment in the Company’s or its Subsidiary’s favor on such claim as determined by a court of competent jurisdiction, (C) result from a proceeding that does not involve an act or omission by the Company or any of its Affiliates and that is solely among Indemnitees (other than a proceeding that is brought against an Indemnitee in its capacity as or in fulfilling its roles as an agent or arranger hereunder or any similar role with respect to the Indebtedness incurred or to be incurred hereunder), unless such proceeding arises from the gross negligence, bad faith or willful misconduct of such Indemnitee. This paragraph shall not apply with respect to Taxes other than any Taxes that represent losses, claims or damages arising from any non-Tax claim.

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(c)          To the extent that the Company fails to pay any amount required to be paid by it under paragraph (a) or (b) of this Section 9.03 to the Administrative Agent (or any sub-agent thereof) or an Issuing Lender or any Related Party of any of the foregoing (and without limiting their obligation to do so), each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent) or the applicable Issuing Lender or such Related Party, as applicable, such portion of the unpaid amount equal to such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as applicable, was incurred by or asserted against the Administrative Agent (or such sub-agent) or applicable Issuing Lender or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent) or such Issuing Lender, as the case may be, in connection with such capacity.

(d)          To the fullest extent permitted by applicable law, (i) the Company shall not assert, or permit any of its Affiliates or Related Parties to assert, and each hereby waives, any claim against any Indemnitee for any damages arising from the use by others of information or other materials obtained through telecommunications, electronic or other information transmission systems (including the Internet), except to the extent that such damages have resulted from the willful misconduct, bad faith or gross negligence of, or a material breach of the obligations under this Agreement or any other Loan Document by, such Indemnitee or any of such Indemnitee’s controlled Affiliates or any of its or their respective officers, directors, employees, agents, advisors, controlling persons or other representatives (as determined by a court of competent jurisdiction in a final and non-appealable decision) and (ii) no party hereto shall assert, or permit any of its Affiliates or Related Parties to assert, and each party hereto hereby waives, any claim or damages based on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the Transactions, any Loan or the use of the proceeds thereof; provided that, nothing in this paragraph (d) shall relieve any Loan Party of any obligation it may have to indemnify an Indemnitee against special, indirect, consequential or punitive damages asserted against such Indemnitee by a third party.

(e)          All amounts due under this Section 9.03 shall be payable within 30 Business Days after written demand therefor (or such later time as the party making such demand provides in such notice).

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Section 9.04         Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of any Issuing Lender that issues any Letter of Credit), except that (i) no Borrower may assign, delegate or otherwise transfer any of its respective rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender (and any attempted assignment, delegation or transfer by any Borrower without such consent shall be null and void) and (ii) no Lender may assign, delegate or otherwise transfer its rights or obligations hereunder except in accordance with this Section 9.04. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants (to the extent provided in paragraph (c) of this Section 9.04), any Arranger and, to the extent expressly contemplated hereby, the sub-agents of the Administrative Agent and the Related Parties of any of the Administrative Agent, any Arranger and any Lender) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)          (i) Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign and delegate to one or more Eligible Assignees after the funding of the initial extensions of credit hereunder on the Closing Date all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld or delayed) of:

(A)         the Company; provided that no consent of the Company shall be required (1) if an Event of Default under clause (a), (b), (h) or (i) of Article VII has occurred and is continuing, (2) in the case of Term Loans, for an assignment and delegation to a Term Lender, an Affiliate of a Term Lender or an Approved Fund and (3) in the case of Revolving Commitments and/or Revolving Loans, for an assignment and delegation to a Revolving Lender, an Affiliate of a Revolving Lender or an Approved Fund; provided, further, that the Company shall be deemed to have consented to any such assignment and delegation of Term Loans unless it shall object thereto by written notice to the Administrative Agent within ten (10) Business Days after having received notice thereof;

(B)         the Administrative Agent; provided that no consent of the Administrative Agent shall be required for an assignment and delegation of (x) any Term Loan to a Lender, an Affiliate of a Lender or an Approved Fund and (y) any Revolving Commitment to a Revolving Lender, an Affiliate of a Revolving Lender or an Approved Fund with respect to a Revolving Lender; and

(C)         each Issuing Lender and the Swingline Lender; provided that no consent of each Issuing Lender and the Swingline Lender shall be required for an assignment and delegation of any Term Loan.

(ii)         Assignments shall be subject to the following additional conditions:

(A)         except in the case of an assignment and delegation to a Lender, an Affiliate of a Lender or an Approved Fund or an assignment and delegation of the entire remaining amount of the assigning Lender’s Commitment or Loans of any Class, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment and delegation (determined as of the trade date specified in the Assignment and Assumption with respect to such assignment and delegation or, if no trade date is so specified, as of the date the Assignment and Assumption with respect to such assignment and delegation is delivered to the Administrative Agent) shall not be less than (y) $1,000,000 in the case of the Initial Term Facility or any Incremental Term Facility and (z) $5,000,000 in the case of the Revolving Facilities unless the Company and the Administrative Agent otherwise consent (such consent not to be unreasonably withheld or delayed); provided that no such consent of the Company shall be required if an Event of Default has occurred and is continuing;

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(B)         each partial assignment and delegation shall be made as an assignment and delegation of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement; provided that this clause (B) shall not (x) apply to the Swingline Lender’s rights and obligations in respect of Swingline Loans or (y) be construed to prohibit the assignment and delegation of a proportionate part of all the assigning Lender’s rights and obligations in respect of one Class of Commitments or Loans;

(C)         the parties to each assignment and delegation shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500, provided that (1) the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment and (2) with respect to any assignment and delegation pursuant to Section 2.20(b) or 9.02(c), the parties hereto agree that such assignment and delegation may be effected pursuant to an Assignment and Assumption executed by the Company, the Administrative Agent and the assignee and that the Lender required to make such assignment and delegation need not be a party thereto; and

(D)         the assignee, if it shall not be a Lender (or, for purposes of Section (D)(1), if the assignment and delegation relates to a Loan Party incorporated in the United Kingdom, if the assignee is not already a Lender to a Loan Party incorporated in the United Kingdom), shall (1) deliver to the Administrative Agent and to the Company any tax forms and information required by Section 2.18(g) and (2) to the Administrative Agent an Administrative Questionnaire in which the assignee designates one or more credit contacts to whom all syndicate-level information (which may contain MNPI) will be made available and who may receive such information in accordance with the assignee’s compliance procedures and applicable law, including Federal, State and foreign securities laws.

(E)         if, following any assignment and delegation, and as a result of circumstances existing at the date of that assignment and delegation, a Loan Party incorporated in the United Kingdom would be required to make payment to the assignee under Section 2.18(a) by reason of a U.K. Deduction, then the assignee shall only be entitled to receive payment under that Section to the same extent as the original Lender would have been if the assignment and delegation had not occurred.

(iii)        Subject to acceptance and recording thereof pursuant to paragraph (b)(v) of this Section 9.04, from and after the effective date specified in each Assignment and Assumption the assignee thereunder shall be a party hereto and, to the extent of the interest assigned and delegated by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned and delegated by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of (and subject to the obligations and limitations of) Sections 2.16, 2.17, 2.18 and 9.03). Any assignment, delegation or other transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 9.04 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 9.04(c).

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(iv)        The Administrative Agent, acting solely for this purpose as a non-fiduciary agent of the Borrowers, shall maintain at one of its offices in the United States a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amount (and stated interest) of the Loans and L/C Obligations owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrowers, the Administrative Agent, the Issuing Lenders and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Company and, as to entries pertaining to it, any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(v)         Upon receipt by the Administrative Agent of a duly completed Assignment and Assumption executed by an assigning Lender and an assignee, the assignee’s completed Administrative Questionnaire and any tax forms or information required by Section 2.18(g) (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section 9.04 and any written consent to such assignment and delegation required by paragraph (b) of this Section 9.04, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register; provided that the Administrative Agent shall not be required to accept such Assignment and Assumption or so record the information contained therein if the Administrative Agent reasonably believes that such Assignment and Assumption lacks any written consent required by this Section 9.04 or is otherwise not in proper form, it being acknowledged that the Administrative Agent shall have no duty or obligation (and shall incur no liability) with respect to obtaining (or confirming the receipt) of any such written consent or with respect to the form of (or any defect in) such Assignment and Assumption, any such duty and obligation being solely with the assigning Lender and the assignee. No assignment or delegation shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph, and following such recording, unless otherwise determined by the Administrative Agent (such determination to be made in the sole discretion of the Administrative Agent, which determination may be conditioned on the consent of the assigning Lender and the assignee), shall be effective notwithstanding any defect in the Assignment and Assumption relating thereto. Each assigning Lender and the assignee, by its execution and delivery of an Assignment and Assumption, shall be deemed to have represented to the Administrative Agent that all written consents required by this Section 9.04 with respect thereto (other than the consent of the Administrative Agent) have been obtained and that such Assignment and Assumption is otherwise duly completed and in proper form, and each assignee, by its execution and delivery of an Assignment and Assumption, shall be deemed to have represented to the assigning Lender and the Administrative Agent that such assignee is an Eligible Assignee.

(vi)        In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Company and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (A) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent, any Issuing Lenders or any Lender hereunder (and interest accrued thereon) and (B) acquire (and fund as appropriate) its full pro rata share of all Loans and participations in Letters of Credit and Swingline Loans in accordance with its Applicable Percentage. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable Law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

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(c)          Any Lender may, without the consent of (or notice to) the Company, the Administrative Agent, the Issuing Lenders or the Swingline Lender, sell participations to one or more banks or other entities (each, a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitments and Loans of any Class); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Company, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement or any other Loan Document; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 9.02(b) that affects such Participant or requires the approval of all the Lenders. The Borrowers agree that each Participant shall be entitled to the benefits of Sections 2.16, 2.17 and 2.18 (subject to the requirements and limitations therein, including the requirements under Section 2.18(g) (it being understood and agreed that the documentation required under Section 2.18(g) shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section 9.04; provided that such Participant (A) agrees to be subject to the provisions of Sections 2.19 and 2.20 as if it were an assignee under paragraph (b) of this Section 9.04 and (B) shall not be entitled to receive any greater payment under Section 2.16 or 2.18, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law or compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the date hereof that occurs after the Participant acquired the applicable participation. Each Lender that sells a participation agrees, at the Company’s request and expense, to use reasonable efforts to cooperate with the Company to effectuate the provisions of Section 2.20(b) with respect to any Participant. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.08 as though it were a Lender; provided that such Participant agrees to be subject to Section 2.19(c) as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the applicable Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under this Agreement or any other Loan Document (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Loans, Letters of Credit or its other obligations under this Agreement or any other Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such Commitment, Loan, Letter of Credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(d)          Any Lender may, without the consent of the Company or the Administrative Agent, at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section 9.04 shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

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(e)          Disqualified Lenders.

(i) No assignment or, to the extent the DQ List has been posted on the Platform for all Lenders, participation shall be made to any Person that was a Disqualified Lender as of the date (the “Trade Date”) on which the applicable Lender entered into a binding agreement to sell and assign or grant a participation in all or a portion of its rights and obligations under this Agreement to such Person (unless the Company has consented to such assignment or participation as otherwise provided in this Section, in which case such Person will not be considered a Disqualified Lender for the purpose of such assignment or participation). For the avoidance of doubt, with respect to any assignee or Participant that becomes a Disqualified Lender after the applicable Trade Date (including as a result of the delivery of a notice pursuant to, and expiration of the notice period ” referred to in the definition of “Disqualified Lender”), (x) such assignee or Participant shall not retroactively be disqualified from becoming a Lender or Participant and (y) the execution by the Company of an Assignment and Assumption with respect to such assignee will not by itself result in such assignee no longer being considered a Disqualified Lender. Any assignment or participation in violation of this clause (e)(i) shall not be void, but the other provisions of this clause (e) shall apply.

(ii) If any assignment or participation is made to any Disqualified Lender without the Company’s prior written consent in violation of clause (i) above, or if any Person becomes a Disqualified Lender after the applicable Trade Date, the Company may, at its sole expense and effort, upon notice to the applicable Disqualified Lender and the Administrative Agent, require such Disqualified Lender to assign, without recourse (in accordance with and subject to the restrictions contained in this Section 9.04), all of its interest, rights and obligations under this Agreement to one or more Eligible Assignees at the lesser of (x) the principal amount thereof and (y) the amount that such Disqualified Lender paid to acquire such interests, rights and obligations in each case plus accrued interest, accrued fees and all other amounts (other than principal amounts) payable to it hereunder; provided that (i) the Company shall have paid to the Administrative Agent the assignment fee (if any) specified in Section 9.04(b), (ii) such assignment does not conflict with applicable laws and (iii) in the case of clause (B), the Company shall not use the proceeds from any Loans to prepay Term Loans held by Disqualified Lenders.

(iii) Notwithstanding anything to the contrary contained in this Agreement, Disqualified Lenders to whom an assignment or participation is made in violation of clause (i) above (A) will not have the right to (x) receive information, reports or other materials provided to Lenders by the Company, the Administrative Agent or any other Lender, (y) attend or participate in meetings attended by the Lenders and the Administrative Agent, or (z) access any electronic site established for the Lenders or confidential communications from counsel to or financial advisors of the Administrative Agent or the Lenders, (B) for purposes of any consent to any amendment, waiver or modification of, or any action under, and for the purpose of any direction to the Administrative Agent or any Lender to undertake any action (or refrain from taking any action) under this Agreement or any other Loan Document, each Disqualified Lender will be deemed to have consented in the same proportion as the Lenders that are not Disqualified Lenders consented to such matter and (C) for purposes of voting on any plan of reorganization or plan of liquidation pursuant to any Debtor Relief Laws (“Plan of Reorganization”), each Disqualified Lender party hereto hereby agrees (1) not to vote on such Plan of Reorganization, (2) if such Disqualified Lender does vote on such Plan of Reorganization notwithstanding the restriction in the foregoing clause (1), such vote will be deemed not to be in good faith and shall be “designated” pursuant to Section 1126(e) of the Bankruptcy Code (or any similar provision in any other Debtor Relief Laws), and such vote shall not be counted in determining whether the applicable class has accepted or rejected such Plan of Reorganization in accordance with Section 1126(c) of the Bankruptcy Code (or any similar provision in any other Debtor Relief Laws) and (3) not to contest any request by any party for a determination by the Bankruptcy Court (or other applicable court of competent jurisdiction) effectuating the foregoing clause (2).

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(iv) The Administrative Agent shall have the right, and the Company hereby expressly authorizes the Administrative Agent, to (A) post the list of Disqualified Lenders provided by the Company and any updates thereto from time to time (collectively, the “DQ List”) on a Platform, including that portion of such Platform that is designated for “public side” Lenders and/or (B) provide the DQ List to each Lender or potential Lender requesting the same.

Section 9.05         Survival. All covenants, agreements, representations and warranties made by the Loan Parties in this Agreement and the other Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the other Loan Documents and the making of any Loans, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, any Arranger, any Lender or any Affiliate of any of the foregoing may have had notice or knowledge of any Default or incorrect representation or warranty at the time this Agreement or any other Loan Document is executed and delivered or any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid and so long as the Commitments have not expired or terminated. The provisions of Sections 2.16, 2.17, 2.18, 2.19(e) and 9.03 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Commitments or the termination of this Agreement or any provision hereof.

Section 9.06         Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the other Loan Documents and any separate letter agreements with respect to fees payable to the Administrative Agent or the syndication of the Loans and Commitments constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic imaging shall be effective as delivery of a manually executed counterpart of this Agreement.

Section 9.07         Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

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Section 9.08         Right of Setoff. If an Event of Default shall have occurred and be continuing, each of the Lenders and each of their respective Affiliates, are hereby authorized at any time and from time to time, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) or other amounts at any time held and other obligations (in whatever currency) at any time owing by such Lender or its Affiliates to or for the credit or the account of any Loan Party against any of and all the Obligations then due of the Company or any such other Loan Party now or hereafter existing under this Agreement or the other Loan Documents held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement or any other Loan Document and although such obligations of the Loan Parties may be contingent or unmatured or are owed to a branch or office or Affiliate of such Lender different from the branch or office or Affiliate holding such deposit or obligated on such Indebtedness; provided that, in the event that any Defaulting Lender shall exercise any such right of setoff, (i) all amounts so setoff shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of this Agreement and the other Loan Documents and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent, the Issuing Lenders, the Swingline Lender and the Lenders and (ii) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff; provided, further, that to the extent prohibited by applicable law as described in the definition of the term “Excluded Swap Obligation”, no amount received from, or set off with respect to, any Loan Party shall be applied to any Excluded Swap Obligations of such Loan Party. Each Lender agrees to notify the applicable Loan Parties and the Administrative Agent promptly after any such setoff and application; provided that the failure to give or any delay in giving such notice shall not affect the validity of any such setoff and application. The rights of each Lender and its Affiliates under this Section 9.08 are in addition to other rights and remedies (including other rights of setoff) that such Lender or its respective Affiliates may have.

Section 9.09         Governing Law; Jurisdiction; Consent to Service of Process. (a) This Agreement and any claim, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Agreement and the transactions contemplated hereby shall be governed by, and construed in accordance with, the law of the State of New York; provided, however, that (i) the interpretation of the definition of the term “Material Adverse Effect” (as defined in the GCA Acquisition Agreement as in effect on July 11, 2017) (and whether or not a “Material Adverse Effect” has occurred under the GCA Acquisition Agreement), (ii) the accuracy of any Specified GCA Acquisition Agreement Representations and whether as a result of any inaccuracy thereof the Company or any of its Affiliates has the right (without regard to any notice requirement) to terminate its obligations (or to refuse to consummate the acquisition) under the GCA Acquisition Agreement and (iii) whether the acquisition has been consummated in accordance with the terms of the GCA Acquisition Agreement, in each case in the foregoing clauses (i), (ii) and (iii), shall be governed by, and construed in accordance with, the laws of the State of Delaware (in each case, without regard to the principles of conflict of laws thereof, to the extent that the same are not mandatorily applicable by statute and would require or permit the application of the law of another jurisdiction).

(b)          Each of the parties hereto irrevocably and unconditionally agrees that it will not commence any action, litigation or proceeding of any kind or description, whether in law or equity, whether in contract or in tort or otherwise, against any other party hereto in any way relating to this Agreement or any other Loan Document or the transactions relating hereto or thereto, in any forum other than the courts of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, and each of the parties hereto irrevocably and unconditionally submits, for itself and its property, to the jurisdiction of such courts and agrees that all claims in respect of any action, litigation or proceeding may be heard and determined in such New York State court or, to the fullest extent permitted by applicable law, in such federal court. Each party hereto agrees that a final judgment in any such action, litigation or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any party hereto may otherwise have to bring any action, litigation or proceeding related to any Loan Document governed by any law other than the laws of the State of New York against any other party hereto or any of its properties in the courts of the jurisdiction of the law governing such Loan Document.

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(c)          Each of the parties hereto irrevocably and unconditionally waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of venue of any action, litigation or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (b) of this Section 9.09. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Each Designated Borrower that is a Foreign Subsidiary irrevocably designates and appoints the Company, as its authorized agent, to accept and acknowledge on its behalf, service of any and all process which may be served in any suit, action or proceeding of the nature referred to in Section 9.09(b) in any federal or New York State court sitting in New York City. The Company hereby represents, warrants and confirms that the Company has agreed to accept such appointment (and any similar appointment by a Guarantor which is a Foreign Subsidiary). Said designation and appointment shall be irrevocable by each such Designated Borrower until all Loans, all reimbursement obligations, interest thereon and all other amounts payable by such Designated Borrower hereunder and under the other Loan Documents shall have been paid in full in accordance with the provisions hereof and thereof and such Designated Borrower shall have been terminated as a Borrower hereunder pursuant to Section 2.26. Each Designated Borrower that is a Foreign Subsidiary hereby consents to process being served in any suit, action or proceeding of the nature referred to in Section 9.09(b) in any federal or New York State court sitting in New York City by service of process upon the Company as provided in this Section 9.09(d); provided that, to the extent lawful and possible, notice of said service upon such agent shall be mailed by registered or certified air mail, postage prepaid, return receipt requested, to the Company and (if applicable to) such Designated Borrower at its address set forth in the Designated Borrower Request and Assumption Agreement to which it is a party or to any other address of which such Designated Borrower shall have given written notice to the Administrative Agent (with a copy thereof to the Company). Each Designated Borrower that is a Foreign Subsidiary irrevocably waives, to the fullest extent permitted by law, all claim of error by reason of any such service in such manner and agrees that such service shall be deemed in every respect effective service of process upon such Designated Borrower in any such suit, action or proceeding and shall, to the fullest extent permitted by law, be taken and held to be valid and personal service upon and personal delivery to such Designated Borrower. To the extent any Designated Borrower that is a Foreign Subsidiary has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether from service or notice, attachment prior to judgment, attachment in aid of execution of a judgment, execution or otherwise), each Designated Borrower hereby irrevocably waives such immunity in respect of its obligations under the Loan Documents. Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

Section 9.10         WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.10.

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Section 9.11         Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

Section 9.12         Confidentiality. Each of the Administrative Agent, each Issuing Lender and each Lender agrees to maintain the confidentiality of all Information (as defined below), except that Information may be disclosed (a) to its Related Parties, including accountants, legal counsel and other agents and advisors on a need-to-know basis, it being understood and agreed that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential, (b) to the extent required or requested by any regulatory authority having jurisdiction over such Person or its Related Parties (including any self-regulatory authority, such as the National Association of Insurance Commissioners) (in which case such Credit Party agrees (except with respect to any audit or examination conducted by bank accountants or any regulatory authority exercising examination or regulatory authority), to the extent practicable and not prohibited by applicable law, rule or regulation, to inform the Company promptly thereof prior to disclosure), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process (in which case such Credit Party agrees (except with respect to any audit or examination conducted by bank accountants or any regulatory authority exercising examination or regulatory authority), to the extent practicable and not prohibited by applicable law, rule or regulation, to inform the Company promptly thereof prior to disclosure), (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies under this Agreement or any other Loan Document or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing confidentiality undertakings substantially similar to those of this Section 9.12, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement (it being understood that the DQ List may be disclosed to any assignee or Participant, or prospective assignee or Participant, in reliance on this clause (f)) or (ii) any actual or prospective counterparty (or its Related Parties) to any Hedging Agreement relating to the Company or any Subsidiary and its obligations hereunder or under any other Loan Document, (g) on a confidential basis to (i) any rating agency in connection with rating the Company or its Subsidiaries or the credit facilities provided for herein or (ii) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers with respect to the credit facilities provided for herein, (h) with the consent of the Company or (i) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section 9.12 or (ii) becomes available to the Administrative Agent, any Issuing Lender, any Lender or any Affiliate of any of the foregoing on a nonconfidential basis from a source other than the Company or any of its Subsidiaries. For purposes of this Section 9.12, “Information” means all information received from the Company relating to the Company or any Subsidiary (including any Unrestricted Subsidiary) or their businesses, other than any such information that is available to the Administrative Agent, any Issuing Lender or any Lender on a nonconfidential basis prior to disclosure by the Company or its Subsidiary (including any Unrestricted Subsidiary) and other than information pertaining to this Agreement routinely provided by arrangers to data service providers, including league table providers, that serve the lending industry. Any Person required to maintain the confidentiality of Information as provided in this Section 9.12 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information. In addition, the Administrative Agent and the Lenders may disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry and service providers to the Administrative Agent and the Lenders in connection with the administration of this Agreement, the other Loan Documents and the Commitments; provided that, such disclosure is limited to information identifying the Borrower, the type, amount and maturity of the credit facility established hereby and the roles and titles of the parties named on the cover hereof.

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Section 9.13         Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts that are treated as interest on such Loan under applicable law (collectively the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) that may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate. If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the applicable Borrower.

Section 9.14         Release of Liens and Guarantees. A Loan Party (other than the Company) shall automatically be released from its obligations under the Loan Documents, and all security interests created by the Security Documents in Collateral owned by such Loan Party shall be automatically released, (i) upon the consummation of any transaction permitted by this Agreement as a result of which such Loan Party ceases to be a Subsidiary (or becomes an Excluded Subsidiary (other than solely as a result of such Subsidiary ceasing to be a Significant Subsidiary) or an Unrestricted Subsidiary) and (ii) upon written notice from the Company to the Administrative Agent, upon or after such Loan Party becoming an Excluded Subsidiary solely as a result of such Subsidiary ceasing to be a Significant Subsidiary; provided that as of any date upon which a Loan Party (other than the Company) becomes an Excluded Subsidiary and its guarantee of the Obligations is released, the Company shall be deemed to have made an Investment in a Person that is not a Loan Party in an amount equal to the fair market value of the assets (net of third-party liabilities and intercompany assets) of such Subsidiary as of such date (as determined reasonably and in good faith by a Financial Officer of the Company).

Upon any sale or other transfer by any Loan Party (other than to the Company or any other Loan Party) of any Collateral in a transaction permitted under this Agreement, or upon the effectiveness of any written consent to the release of the security interest created under any Security Document in any Collateral pursuant to Section 9.02, the security interests in such Collateral created by the Security Documents shall be automatically released. In connection with any termination or release pursuant to this Section 9.14, the Administrative Agent shall execute and deliver to any Loan Party, at such Loan Party’s expense, all documents that such Loan Party shall reasonably request to evidence such termination or release, and shall file (or authorize such Loan Party to file) any termination statements in respect of Uniform Commercial Code financing statements (or similar filings under applicable law). Any execution and delivery of documents pursuant to this Section 9.14 shall be without recourse to or warranty by the Administrative Agent. Each of the Secured Parties irrevocably authorizes the Administrative Agent, at its option and in its discretion, to effect the releases set forth in this Section 9.14.

Section 9.15         USA PATRIOT Act Notice. Each Lender and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies each Loan Party that, pursuant to the requirements of the USA PATRIOT Act, it is required to obtain, verify and record information that identifies such Loan Party, which information includes the name and address of such Loan Party and other information that will allow such Lender or the Administrative Agent, as applicable, to identify such Loan Party in accordance with the USA PATRIOT Act.

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Section 9.16         No Advisory or Fiduciary Relationship. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), the Company and each other Loan Party hereto acknowledges and agrees, and acknowledges its Affiliates’ understanding, that: (i) (A) the arranging and other services regarding this Agreement provided by the Administrative Agent, the Arrangers, and the Lenders are arm’s-length commercial transactions between the Company, each other Loan Party and their respective Affiliates, on the one hand, and the Administrative Agent, the Arrangers, and the Lenders, on the other hand, (B) each of the Company and the other Loan Parties has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) the Company and each other Loan Party is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii) (A) the Administrative Agent, the Arrangers and each Lender is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Company, any other Loan Party or any of their respective Affiliates, or any other Person and (B) neither the Administrative Agent, the Arrangers nor any Lender has any obligation to the Company, any other Loan Party or any of their respective Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) the Administrative Agent, the Arrangers and the Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company, the other Loan Parties and their respective Affiliates, and neither the Administrative Agent, the Arrangers, nor any Lender has any obligation to disclose any of such interests to the Company, any other Loan Party or any of their respective Affiliates. To the fullest extent permitted by law, each of the Company and each other Loan Party hereby waives and releases any claims that it may have against the Administrative Agent, the Arrangers or any Lender with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

Section 9.17         Non-Public Information. (a) Each Lender acknowledges that all information, including requests for waivers and amendments, furnished by the Company or the Administrative Agent pursuant to or in connection with, or in the course of administering, this Agreement will be syndicate-level information, which may contain MNPI. Each Lender represents to the Company and the Administrative Agent that (i) it has developed compliance procedures regarding the use of MNPI and that it will handle MNPI in accordance with such procedures and applicable law, including federal, state and foreign securities laws, and (ii) it has identified in its Administrative Questionnaire a credit contact who may receive information that may contain MNPI in accordance with its compliance procedures and applicable law, including federal, state and foreign securities laws.

(b)          Each of the Company and each Lender acknowledges that, if information furnished by the Company or any of its Subsidiaries pursuant to or in connection with this Agreement is being distributed by the Administrative Agent through the Platform, (i) the Administrative Agent may post any information that the Company has indicated as containing MNPI solely on that portion of the Platform designated for Private Side Lender Representatives and (ii) if the Company has not indicated whether any information furnished by it pursuant to or in connection with this Agreement contains MNPI, the Administrative Agent reserves the right to post such information solely on that portion of the Platform as is designated for Private Side Lender Representatives. The Company agrees to clearly designate all information provided to the Administrative Agent by or on behalf of the Company that is suitable to be made available to Public Side Lender Representatives, and the Administrative Agent shall be entitled to rely on any such designation by the Company without liability or responsibility for the independent verification thereof.

Section 9.18         Judgment Currency. (a) If, for the purpose of obtaining judgment in any court, it is necessary to convert a sum owing hereunder in Dollars into another currency, each party hereto agrees, to the fullest extent that it may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures in the relevant jurisdiction Dollars could be purchased with such other currency on the Business Day immediately preceding the day on which final judgment is given.

163

(b)          The obligations of each party hereto in respect of any sum due to any other party hereto or any holder of the obligations owing hereunder (the “Applicable Creditor”) shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than Dollars, be discharged only to the extent that, on the Business Day following receipt by the Applicable Creditor of any sum adjudged to be so due in the Judgment Currency, the Applicable Creditor may in accordance with normal banking procedures in the relevant jurisdiction purchase Dollars with the Judgment Currency; if the amount of Dollars so purchased is less than the sum originally due to the Applicable Creditor in Dollars, such party agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Applicable Creditor against such deficiency. The obligations of the parties contained in this Section 9.18 shall survive the termination of this Agreement and the payment of all other amounts owing hereunder.

Section 9.19         Electronic Execution of Assignments and Certain Other Documents. The words “execute,” “execution,” “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Agreement and the transactions contemplated hereby (including without limitation Assignment and Assumptions, amendments or other modifications, Borrowing Requests, Swingline Borrowing Requests, Notices of Loan Prepayments, waivers and consents) shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Administrative Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that notwithstanding anything contained herein to the contrary the Administrative Agent is under no obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by the Administrative Agent pursuant to procedures approved by it.

Section 9.20         Acknowledgement and Consent to Bail-In of EEA Financial Institutions. Solely to the extent any Lender or any Issuing Lender that is an EEA Financial Institution is a party to this Agreement and notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Lender or any Issuing Lender that is an EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)          the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any Lender or any Issuing Lender that is an EEA Financial Institution; and

(b)          the effects of any Bail-In Action on any such liability, including, if applicable:

(i)          a reduction in full or in part or cancellation of any such liability;

(ii)         a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii)        the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.

Section 9.21         Lender Representation. Each Lender represents and warrants to the Administrative Agent and the Arrangers and their respective Affiliates, and not, for the avoidance of doubt, for the benefit of any Loan Party, that such Lender is not and will not be (1) an employee benefit plan subject to Title I of ERISA, (2) a plan or account subject to Section 4975 of the Code; (3) an entity deemed to hold “plan assets” of any such plans or accounts for purposes of ERISA or the Code; or (4) a “governmental plan” within the meaning of ERISA.

164

Section 9.22         MIRE Events. Each of the parties hereto acknowledges and agrees that, if there are any Mortgaged Properties, any increase, extension or renewal of any of the Commitments or Loans (excluding (i) any continuation or conversion of Borrowings, (ii) the making of any Revolving Loans or (iii) the issuance, renewal or extension of Letters of Credit) shall be subject to (and conditioned upon): (i) the prior delivery of all flood zone determination certifications, acknowledgements and evidence of flood insurance and other flood-related documentation with respect such Mortgaged Properties reasonable sufficient to evidence compliance with Flood Insurance Regulations and as otherwise required by the Administrative Agent and (2) the Administrative Agent shall have notified the Company in writing that the Administrative Agent has completed flood insurance due diligence and flood insurance compliance with respect to the Mortgaged Properties.

[Signature pages follow]

165

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

ABM INDUSTRIES INCORPORATED,
as the Company

By:	/s/ D. Anthony Scaglione
	Name:	D. Anthony Scaglione
	Title:	Executive Vice President and Chief Financial Officer

[Signature Page to Credit Agreement]

OMNI SERV LIMITED, as a Designated Borrower

By:	/s/ E. Patterson
	Name:	E. Patterson
	Title:	Chairman

[Signature Page to Credit Agreement]

BANK OF AMERICA, N.A., as the Administrative Agent

By:	/s/ Christine Trotter
	Name:	Christine Trotter
	Title:	Assistant Vice President

[Signature Page to Credit Agreement]

BANK OF AMERICA, N.A., as a Lender

By:	/s/ Kenneth E Jones
	Name:	Kenneth E Jones
	Title:	SVP
DTTP Number: 13/B/7418/DTTP

[Signature Page to Credit Agreement]

JPMORGAN CHASE BANK, N.A., as Syndication Agent and a Lender

By:	/s/ Devin Roceisano
	Name:	Devin Roceisano
	Title:	Vice President
DTTP Number: 13/M/0268710/DTTP

[Signature Page to Credit Agreement]

U.S. BANK NATINAL ASSOCIATION, as a Co-
Documentation Agent and as Lender

By:	/s/ Paul F. Johnson
	Name:	Paul F. Johnson
	Title:	Vice President
DTTP Number: (13/U/62184/DTTP)
Jurisdiction: United States

[Signature Page to Credit Agreement]

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., as
a Co-Documentation Agent and as a Lender

By:	/s/ Mustafa Khan
	Name:	Mustafa Khan
	Title:	Director
DTTP Number: 43/B/322072/DTTP - Japan

[Signature Page to Credit Agreement]

WELLS FARGO BANK, N.A., as a Co-Documentation
Agent and as a Lender

By:	/s/ Emma Clifford
	Name:	Emma Clifford
	Title:	Director & Portfolio Manager
DTTP Number: 13/W/61173/DTTP

[Signature Page to Credit Agreement]

PNC BANK, NATIONAL ASSOCIATION, as a Co-
Documentation Agent and as a Lender

By:	/s/ Blaise Schultheis
	Name:	Blaise Schultheis
	Title:	Assistant Vice President
DTTP Number: 13/P/63904/DTTP

[Signature Page to Credit Agreement]

CITIZENS BANK, N.A., as a Co-Documentation Agent
and as a Lender

By:	/s/ Michael Chung
	Name:	Michael Chung
	Title:	Senior Vice President
DTTP Number: 13/C/356159/DTTP

[Signature Page to Credit Agreement]

HSBC BANK USA, N.A., as a Co-Documentation
Agent and as a Lender

By:	/s/ Robert J. Levins #21435
	Name:	Robert J. Levins
	Title:	Vice President

DTTP Number: 13/H/314375/DTTP
(Jurisdiction is U.S.)

[Signature Page to Credit Agreement]

CAPITAL ONE, NATIONAL ASSOCIATION, as a Co-
Documentation Agent and as a Lender

By:	/s/ Paul Darrigo
	Name:	Paul Darrigo
	Title:	Senior Vice President
DTTP Number: 13/C/365299/DTTP

[Signature Page to Credit Agreement]

KEYBANK NATIONAL ASSOCIATION, as a Co-
Documentation Agent and as a Lender

By:	/s/ Geoff Smith
	Name:	Geoff Smith
	Title:	Senior Vice President
DTTP Number: 13/K/216374/DTTP

[Signature Page to Credit Agreement]

SUNTRUST BANK, as a Co-Documentation Agent and
as a Lender

By:	/s/ Jason Crowley
	Name:	Jason Crowley
	Title:	Vice President
DTTP Number: 13/S/67712/DTTP

[Signature Page to Credit Agreement]

FIFTH THIRD BANK, as a Lender

By:	/s/ Christopher Griffin
	Name:	Christopher Griffin
	Title:	Vice President - Portfolio Manager
DTTP Number: 13/F/24267/DTTP

[Signature Page to Credit Agreement]

BANK OF THE WEST, as a Lender

By:	/s/ Rob Kido
	Name:	Rob Kido
	Title:	Vice President
DTTP Number: 13/B/359711/DTTP
United States of America

[Signature Page to Credit Agreement]

GOLDMAN SACHS LENDING PARTNERS LLC, as a
Lender

By:	/s/ Rebecca Kratz
	Name:	Rebecca Kratz
	Title:	Authorized Signatory
DTTP Number: 13/G/356209/DTTP

[Signature Page to Credit Agreement]

BANKUNITED, N.A., as a Lender

By:	/s/ Gerard M. McPartland
	Name:	Gerard M. McPartland
	Title:	Senior Vice President
DTTP Number: 13/B/364998/DTTP

[Signature Page to Credit Agreement]

THE NORTHERN TRUST COMPANY, as a Lender

By:	/s/ Sophia E. Love
	Name:	Sophia E. Love
	Title:	Senior Vice President
DTTP Number: 13/N/60122/DTTP

[Signature Page to Credit Agreement]

Schedule 1.01(a)
Commitments

Lender	Dollar Tranche Revolving Credit Allocation	Multicurrency Tranche Revolving Credit Allocation	Term Loan Allocation	Total Allocation	Dollar Tranche Applicable Percentage	Multicurrency Tranche Applicable Percentage	Percentage of Total Facilities	Treaty Passport scheme reference number and jurisdiction of tax residence (if applicable)	U.K. Non- Bank Lender (Y/N)
JPMorgan Chase Bank, N.A.	$91,927,314.74	$27,190,332.33	$105,882,352.93	$225,000,000.00	13.132473534%	13.595166165%	13.235294118%	13/M/268710/ DTTP United States	N
Bank of America, N.A.	$91,927,314.74	$27,190,332.33	$105,882,352.93	$225,000,000.00	13.132473534%	13.595166165%	13.235294118%	13/B/7418/D TTP United States	N
U.S. Bank National Association	$59,242,047.27	$17,522,658.61	$68,235,294.12	$145,000,000.00	8.46314961%	8.761329305%	8.529411765%	13/U/62184/ DTTP United States	N
The Bank of Tokyo-Mitsubishi UFJ, Ltd.	$59,242,047.27	$17,522,658.61	$68,235,294.12	$145,000,000.00	8.46314961%	8.761329305%	8.529411765%	43/B/322072/ DTTP Japan	N
Wells Fargo Bank, N.A.	$59,242,047.27	$17,522,658.61	$68,235,294.12	$145,000,000.00	8.46314961%	8.761329305%	8.529411765%	13/W/61173/ DTTP United States	N
PNC Bank, National Association	$59,242,047.27	$17,522,658.61	$68,235,294.12	$145,000,000.00	8.46314961%	8.761329305%	8.529411765%	13/P/63904/D TTP United States	N
Citizens Bank, N.A.	$38,405,189.26	$11,359,516.62	$44,235,294.12	$94,000,000.00	5.486455609%	5.67975831%	5.529411765%	13/C/356159/ DTTP United States	N
HSBC Bank USA, N.A.	$38,405,189.26	$11,359,516.62	$44,235,294.12	$94,000,000.00	5.486455609%	5.67975831%	5.529411765%	13/H/314375/ DTTP United States	N
Capital One, National Association	$38,405,189.26	$11,359,516.62	$44,235,294.12	$94,000,000.00	5.486455609%	5.67975831%	5.529411765%	13/C/365299/ DTTP United States	N
KeyBank National Association	$38,405,189.26	$11,359,516.62	$44,235,294.12	$94,000,000.00	5.486455609%	5.67975831%	5.529411765%	13/K/216374/ DTTP United States	N
SunTrust Bank	$38,405,189.26	$11,359,516.62	$44,235,294.12	$94,000,000.00	5.486455609%	5.67975831%	5.529411765%	13/S/67712/D TTP United States	N
Fifth Third Bank	$18,385,462.95	$5,438,066.46	$21,176,470.59	$45,000,000.00	2.626494707%	2.71903323%	2.647058824%	13/F/24267/D TTP United States	N
Bank of the West	$18,385,462.95	$5,438,066.46	$21,176,470.59	$45,000,000.00	2.626494707%	2.71903323%	2.647058824%	13/B/359711/ DTTP United States	N
Goldman Sachs Lending Partners LLC	$18,385,462.95	$5,438,066.46	$21,176,470.59	$45,000,000.00	2.626494707%	2.71903323%	2.647058824%	13/G/356209/ DTTP United States	N
BankUnited, N.A.	$23,823,529.41	$0	$21,176,470.59	$45,000,000.00	3.403361344%	0%	2.647058824%	13/B/364998/ DTTP United States	N
The Northern Trust Company	$8,171,316.88	$2,416,918.42	$9,411,764.70	$20,000,000.00	1.167330983%	1.20845921%	1.176470588%	13/N/60122/ DTTP United States	N
Total	$700,000,000	$200,000,000	$800,000,000	$1,700,000,000	100.00%	100.00%	100.00%

Schedule 2.06

Existing Letters of Credit

[Attached.]

ABM Industries, Incorporated

	Istm ID	Iss Dt	Exp Dt	Ext Per	Not Days	App Nm	Ben Nm	Curr	LC Amt	USD Equivalent
	3007169	10/31/1997	10/31/2017	ANN	60	ABM INDUSTRIES, INCO	CONTINENTAL CASUALTY	USD	5,790,000.00	$5,790,000.00
	3060652	12/24/2003	12/24/2017	ANN	60	ABM INDUSTRIES INCOR	ACE AMERICAN INSURAN	USD	21,500,000.00	$21,500,000.00
	3072155	12/15/2004	12/15/2017	ANN	60	ABM INDUSTRIES INCO	ACE AMERICAN INSURAN	USD	85,671,046.00	$85,671,046.00
	3079442	1/27/2006	1/4/2018	ANN	30	AMPCO SYSTEM PARKING	SACRAMENTO COUNTY AI	USD	100,000.00	$100,000.00
	3079443	1/27/2006	1/4/2018	ANN	30	AMPCO SYSTEM PARKING	SACRAMENTO COUNTY AI	USD	2,000,000.00	$2,000,000.00
	3113470	6/28/2010	6/30/2018	ANN	90	ABM INDUSTRIES, INC.	THE TRAVELERS INDEMN	USD	32,000.00	$32,000.00
	3113475	6/29/2010	6/30/2018	ANN	30	ABM JANITORIAL SERVI	HARTFORD FIRE INSURA	USD	25,000.00	$25,000.00
	3115886	1/27/2011	12/8/2017	ANN	60	THE LINC GROUP, LLC	ACE AMERICAN INSURAN	USD	111,000.00	$111,000.00
	3115888	1/27/2011	8/1/2018	ANN	180	THE LINC GROUP, LLC	SOCIETE GENERALE	USD	147,890.00	$147,890.00
	3116600	4/5/2011	4/5/2018	ANN	60	ABM JANITORIAL SERVI	CITY OF LOS ANGELES	USD	14,149.00	$14,149.00
	3117545	7/26/2011	7/12/2018	ANN	90	AMPCO SYSTEM PARKING	CLARK COUNTY	USD	100,000.00	$100,000.00
	3126051	10/11/2012	10/11/2017	ANN	75	ABM JANITORIAL SERVI	BANK OF AMERICA	EUR	75,000.00	$88,417.50
	3126398	11/19/2012	11/7/2017	ANN	60	AIR SERV CORPORATION	ARCH INSURANCE COMPA	USD	2,814,693.00	$2,814,693.00
	3126409	11/19/2012	11/9/2017	ANN	60	AIR SERV CORPORATION	ACE AMERICAN INSURAN	USD	50,000.00	$50,000.00
	3126449	11/19/2012	11/14/2017	ANN	60	AIR SERV CORPORATION	THE PORT AUTHORITY O	USD	300,000.00	$300,000.00
	3126926	1/11/2013	1/11/2018	ANN	45	ABM JANITORIAL SERVI	EEJRE 321 W. 44 OWNE	USD	307,642.02	$307,642.02
	3130171	2/7/2014	2/1/2018	ANN	60	ABM PARKING SERVICES	CITY OF LOS ANGELES,	USD	450,000.00	$450,000.00
	3130265	2/20/2014	2/20/2018	ANN	30	ABM INDUSTRIES INCO	NATIONAL UNION FIRE	USD	2,626,648.00	$2,626,648.00
	3131144	7/14/2014	7/1/2018	ANN	60	ABM PARKING SERVICES	CITY OF LOS ANGELES	USD	437,000.00	$437,000.00
	3131413	10/9/2014	10/9/2017	ANN	60	AIR SERV CORPORATION	CITY OF LOS ANGELES	USD	20,250.00	$20,250.00
	3131872	5/21/2015	5/6/2018	ANN	60	AIR SERV CORPORATION	CITY OF LOS ANGELES	USD	10,959.56	$10,959.56
	3137538	5/3/2016	2/22/2018	ANN	60	ABM ONSITE SERVICES	CITY OF LOS ANGELES	USD	4,500,000.00	$4,500,000.00
	3137613	6/28/2016	4/28/2018	ANN	60	ABM ONSITE SERVICES	CITY OF LOS ANGELES	USD	500,000.00	$500,000.00
	7420350	4/30/2006	1/11/2018	ANN	30	SOUTHERN MANAGEMENT	EMPLOYERS INSURANCE	USD	63,250.00	$63,250.00
										$127,659,945.08

BackStop LC/New	3138410	8/29/2017	3/31/2018	n/a	0	GCA Services Group Inc.	Barclays Bank PLC NY Branch	USD	36,899,531.64	36,899,531.64

									New Total for LC’s	$164,559,476.72
After Closing we will issue the following:

	3138414	9/1/2017	9/1/2018	ANN	90	GCA Services Group Inc.	The Travelers Indemnity Company	USD	4,725,000.00	4,725,000.00
Amend/Increase	3072155	9/1/2017	12/15/2017	ANN	60	ABM INDUSTRIES INCO	ACE AMERICAN INSURAN	USD	14,000,734.00	$99,671,780.00

Schedule 3.12

Subsidiaries

Name of Entity	Jurisdiction of Organization	Loan Party (Yes/No)	Excluded Subsidiary (Yes/No)	Owner of Entity	Certificate Information
ABM Aviation, Inc.	GA	Yes	No	ABM Industries Incorporated	Cert. #2 1,000 shares of common stock
ABM Building & Energy Solutions, LLC	DE	Yes	No	ABM Industries Incorporated	Cert. #2 100 units of membership interests
ABM Building Services, LLC	DE	Yes	No	ABM Building & Energy Solutions, LLC	Cert. #4 100 units of membership interests
ABM Building Solutions, LLC	DE	Yes	No	ABM Building & Energy Solutions, LLC	Cert. #4 100 units of membership interests
ABM Electrical & Lighting Services, LLC	DE	Yes	No	ABM Electrical & Lighting Solutions, Inc.	Cert. #3 100 units of membership interests
ABM Electrical & Lighting Solutions, Inc.	DE	Yes	No	ABM Building & Energy Solutions, LLC	Cert. #5 1,000 shares of common stock
ABM Electrical Network, Inc.	DE	Yes	No	ABM Building & Energy Solutions, LLC	Cert. #5 1,000 shares of common stock
ABM Electrical Power Services, LLC	DE	Yes	No	ABM Building & Energy Solutions, LLC	Cert. #4 100 units of membership interests
ABM Electrical Power Solutions, LLC	DE	Yes	No	ABM Building & Energy Solutions, LLC	Cert. #4 100 units of membership interests
ABM Facility Support Services, LLC	DE	Yes	No	ABM Building & Energy Solutions, LLC	Cert. #1 100 units of membership interests
ABM Franchising Group, LLC	DE	Yes	No	ABM Industries Incorporated	Cert. #4 100 units of membership interests
ABM General Services, Inc.	DE	Yes	No	ABM Industries Incorporated	Cert. #2 1,000 shares of common stock

Name of Entity	Jurisdiction of Organization	Loan Party (Yes/No)	Excluded Subsidiary (Yes/No)	Owner of Entity	Certificate Information
ABM Healthcare Support Services, Inc.	MI	Yes	No	ABM Industries Incorporated	Cert. #2 50,000 common shares
ABM Industrial Services, Inc.	DE	Yes	No	ABM Industries Incorporated	Cert. #2 1,000 shares of common stock
ABM Industry Groups, LLC	DE	Yes	No	ABM Industries Incorporated	Cert. #1 100 units of membership interests
ABM – Midcity Parking, LLC	DE	No	Yes	55% - ABM Aviation, Inc.	n/a
ABM Security Services, Inc.	CA	No	Yes	ABM Industries Incorporated	Cert. #6 150 shares of common stock
ABM Texas General Services, Inc.	DE	Yes	No	ABM Industries Incorporated	Cert. #1 1,000 shares of common stock
ABM UK Investments 1 LP	UK	No	Yes	99% - ABM Aviation, Inc. 1% - ABM US International Holdco 1, LLC	n/a
ABM US International Holdco 1, LLC	DE	No	Yes	ABM Aviation, Inc.	Cert. #2 100 units of membership interests
Associated Facility Management, LLC	NV	Yes	No	GCA Services Group, Inc.	Cert. #2: 100 units of membership interests
Associated Facility Ventures, LLC	NV	Yes	No	GCA Services Group, Inc.	Cert. #1: 100 units of membership interests
Aviation Services Alliance, LLC	DE	No	Yes	51% - ABM Aviation, Inc.	n/a
Erie Acquisition Holdings, Inc.	DE	Yes	No	GCA Intermediate Holding Corp.	Cert. #1: 1,000 shares of common stock
Erie Merger Holdings, LLC	DE	Yes	No	Erie Acquisition Holdings, Inc.	n/a

Name of Entity	Jurisdiction of Organization	Loan Party (Yes/No)	Excluded Subsidiary (Yes/No)	Owner of Entity	Certificate Information
FCI Servicos de Mexico S.A. de C.V.	Mexico	No	Yes	99% - OneSource Holdings, LLC 1% - OneSource Facility Services, Inc.	n/a
Five Star U Street Metropolitan Washington Airport Parking, LLC	CA	No	Yes	60% - ABM Aviation, Inc.	n/a
FSP PPM Management, LLC	CA	No	Yes	51% - ABM Aviation, Inc.	n/a
GCA Cleaning Specialties, L.P.	TX	Yes	No	Associated Facility Management LLC (general partner) – 1% Associated Facility Ventures, LLC (limited partners) – 99%	n/a
GCA Commercial Services of Midwest, LLC	DE	Yes	No	GCA Services Group, Inc.	n/a
GCA Education Services Central States, Inc.	IL	Yes	No	GCA Services Group, Inc.	Cert. #12: 66 shares of common stock
GCA Education Services of Midwest, LLC	DE	Yes	No	GCA Services Group, Inc.	n/a
GCA Education Services of New England, LLC	DE	Yes	No	GCA Services Group, Inc.	Cert. #2: 300,000 units of membership interests
GCA Education Services, Inc.	TN	Yes	No	GCA Services Group, Inc.	Cert. #18: 3,740 shares of common stock
GCA Energy Services, LLC	DE	Yes	No	GCA Services Group, Inc.	n/a
GCA Facility Operations Maintenance Services, Inc.	DE	Yes	No	GCA Services Group, Inc.	Cert. #1: 100 shares of common stock
GCA Intermediate Holding Corp.	DE	Yes	No	Grade Sub Two, LLC	n/a
GCA International Management Services, LLC	DE	Yes	No	GCA Services Group, Inc.	n/a

Name of Entity	Jurisdiction of Organization	Loan Party (Yes/No)	Excluded Subsidiary (Yes/No)	Owner of Entity	Certificate Information
GCA K12 Education Services, Inc.	TX	Yes	No	GCA Services Group, Inc.	Cert. #25: 10,000 shares of common stock
GCA Nuclear Facility Services, Inc.	TX	Yes	No	GCA Services Group, Inc.	Cert. #5: 1,000 shares of common stock
GCA Plumbing Services, Inc.	DE	No	Yes	GCA Services Group, Inc. – 90% Steve Wasserman – 10%	Cert. #C-3: 90 shares of common stock
GCA Production Services, Inc.	DE	Yes	No	GCA Services Group, Inc.	Cert. #C-1: 1,000 shares of common stock
GCA Services Group Mountain States, L.P.	TX	Yes	No	Associated Facility Management LLC (general partner) – 1% Associated Facility Ventures, LLC (limited partners) – 99%	n/a
GCA Services Group of California, Inc.	CA	Yes	No	GCA Services Group, Inc.	Cert. #26: 307,778 shares of common stock
GCA Services Group of Colorado, Inc.	CO	Yes	No	GCA Services Group, Inc.	Cert. #9: 4,000 shares of common stock
GCA Services Group of North Carolina, Inc.	NC	Yes	No	GCA Services Group, Inc.	Cert. #19: 1,129 shares of common stock
GCA Services Group of Northwestern States, Inc.	WA	Yes	No	GCA Services Group, Inc.	Cert. #8: 41 shares of common stock
GCA Services Group of Texas, L.P.	TX	Yes	No	Associated Facility Management LLC (general partner) – 1% Associated Facility Ventures, LLC (limited partners) – 99%	n/a
GCA Services Group, Inc.	DE	Yes	No	Erie Merger Holdings, LLC	Cert. #1: 100 shares of common stock

Name of Entity	Jurisdiction of Organization	Loan Party (Yes/No)	Excluded Subsidiary (Yes/No)	Owner of Entity	Certificate Information
GCA Services, Inc.	DE	Yes	No	GCA Services Group, Inc.	Cert. #C-1: 100 shares of common stock
GCA Specialty Services LLC	FL	Yes	No	GCA Services Group, Inc.	Cert. #4: 100 units of membership interests
GCA Staffing Services, Inc.	DE	Yes	No	GCA Production Services, Inc.	Cert. #C-1: 100 shares of common stock
Grade Sub Two, LLC	DE	Yes	No	ABM Industries Incorporated	Cert. #1 100 units of membership interests
GreenHomes America, LLC	DE	Yes	No	ABM Franchising Group	Cert. #2 100 units of membership interests
IFM Assurance Company	NY	No	Yes	ABM Industries Incorporated	n/a
Linc Facility Services Canada ULC	Canada	No	Yes	ABM Industries Incorporated	n/a
Linc Facility Services Iraq, LLC	DE	Yes	No	Linc International, Inc.	Cert. #1 100 units of membership interests
Linc Facility Services ME, LLC	DE	Yes	No	Linc International, Inc.	Cert. #1 100 units of membership interests
Linc Facility Services Saudi Arabia, LLC	Saudi Arabia	No	Yes	65% - Linc Facility Services ME, LLC	n/a
Linc International, Inc.	DE	Yes	No	ABM Industries Incorporated	Cert. #2 1,000 shares of common stock
Mechanical Solutions, Inc.	TX	Yes	No	ABM Building Services, LLC	Cert. #2 900 shares of common stock

Name of Entity	Jurisdiction of Organization	Loan Party (Yes/No)	Excluded Subsidiary (Yes/No)	Owner of Entity	Certificate Information
National Building Maintenance Corp.	DE	Yes	No	GCA Services Group, Inc.	Cert. #C-1: 100 shares of common stock
OFJ Connections	UK	No	Yes	Omni Serv Limited	n/a
Omni Serv Limited	UK	Yes	No	ABM International (Holdings) Ltd	n/a
OneSource Facility Services, Inc.	DE	Yes	No	ABM Industries Incorporated	Cert. #3 1,000 shares of common stock
OneSource Holdings, LLC	DE	Yes	No	ABM Industries Incorporated	Cert. #3 100 units of membership interests
OneSource Holdings (Bermuda) Ltd	Bermuda	No	Yes	OneSource Services, LLC	n/a
OneSource Services, LLC	DE	Yes	No	ABM Industries Incorporated	Cert. #2 100 units of membership interests
OneSource Servicos de Mexico S.A. de C.V.	Mexico	No	Yes	OneSource Holdings, LLC	n/a
OneSource Treasury, Inc.	Belize	No	Yes	OneSource Services, LLC	n/a
Wassl Al-Iraq Project Services & General Contracting LLPC	Iraq	No	Yes	Linc Facility Services Iraq, LLC	n/a

Schedule 3.13

Insurance

Schedule of Insurance Policies:

Coverage	Carrier	Policy No.	Term	Limits	Coverage Description
Pollution Liability	Rockhill Insurance Co.	ENVP000405-05	02/23/17-18	$2,000,000 $2,000,000	Aggregate Limit Each Pollution Condition Limit

D&O, EPL and Fiduciary Liability	Westchester Surplus Lines Ins. Co.	G27957468 001	3/1/16 - 9/15/17	$10,000,000 $10,000,000 $3,000,000 $1,000,000	D&O Limit EPL Limit Fiduciary Limit Employed Lawyer Limit

Excess Employment Practices Liability 1st Layer	Ironshore Specialty Insurance Company	002670500	3/1/16 - 9/15/17	$5,000,000	xs $10,000,000 (1st layer)

Excess Side-A D&O Liability	Ironshore Specialty Insurance Company	002670800	3/1/16 - 9/15/17	$5,000,000	xs $10,000,000 (1st layer)

Aviation Liability	Starr Indemnity & Liability Company	SASICOM60069417-04	05/01/17-18	$25,000,000 $25,000,000 $25,000,000 $50,000 $10,000 $25,000,000 $25,000,000	Each Occurrence Products Aggregate Personal Injury Aggregate Damage to Rented Premises Medical Pay Hangarkeepers Limit - each aircraft Hangarkeepers Limit - each loss

Coverage	Carrier	Policy No.	Term	Limits	Coverage Description
Property/Boiler & Machinery	Hartford Fire Insurance Co.	83 UUM ZK 3174	05/01/17-18	$325,000 $6,700,000 $455,000 $7,480,000 Included $50,000 $1,000,000 $1,000,000 $2,000,000 $1,000,000 $50,000/$100,000 $100k; $250k; $250k	Building
Business Personal Property
Business Income
Total Blanket Limit
Equipment Breakdown (B&M)
Extra Expense
Earthquake - excl CA, LS, WA, parts of TN
Flood, excl FL, Zones A, B & V
Newly Acquired Building 180 days
Newly Acquired BPP - 60 Days
Transit
Unamed Building, BPP, BI

Inland Marine (Contractors Equipment)	Hartford Fire Insurance Co.	83 UUM ZK 3174	05/01/17-18	$22,925,210 $100,000 $100,000	Scheduled Equipment Limit Unscheduled Equipment Limit Newly Acquired Equipment

General Liability	ACE American Insurance Co.	HDOG27866335	05/01/17-18	$10,000,000 $2,000,000 $1,000,000 $1,000,000 $1,000,000 $1,000,000 $1,000,000	General Aggregate
Products/Completed Operations Aggregate
Each Occurrence
Personal and Advertising Injury
Damage to Premises Rented to You
Employee Benefits -Each Employee
Employee Benefits - Aggregate

Coverage	Carrier	Policy No.	Term	Limits	Coverage Description
Sexual Misconduct and Molestation (SAM) Liability - Pepperdine University	Lloyd’s of London Syndicates: AFB 623 - 18% AFB 2623 - 82% (Beazley Safeguard)	AC1704426	03/17/17-18	$1,000,000 $2,000,000 $50,000	Limit of Liability For All Claims for Wrongful Acts against any one Victim
Limit of Liability For All Claims for Wrongful Acts against all Victims, but sub-limited to:
For All Safeguard Costs resulting from all Circumstances
The Sub-limit of Liability shall be part of, and not in addition to, the overall Limit of Liability.

Sexual Misconduct and Molestation (SAM) Liability - College of Southern Nevada; Southern Methodist University, and Dundee Community Schools	Lloyd’s of London Syndicates: AFB 623 - 18% AFB 2623 - 82% (Beazley Safeguard)	AC1704540	06/01/17 - 18	$1,000,000 $2,000,000 $50,000	Limit of Liability For All Claims for Wrongful Acts against any one Victim
Limit of Liability For All Claims for Wrongful Acts against all Victims, but sub-limited to:
For All Safeguard Costs resulting from all Circumstances
The Sub-limit of Liability shall be part of, and not in addition to, the overall Limit of Liability.

Auto Liability & APD - Owned	ACE American Insurance Co.	ISA H09055897	05/01/17-18	$1,000,000 $5,000 Reject/Min	Combined Single Limit — Liability Medical Payments UM/UIM

Coverage	Carrier	Policy No.	Term	Limits	Coverage Description
Auto Liability & APD — Driver Services	ACE American Insurance Co.	ISA H09055903	05/01/17-18	$1,000,000 $5,000 Reject/Min	Combined Single Limit — Liability Medical Payments UM/UIM

Workers’ Compensation/Employers Liability (AZ, CA, MA)	ACE American Insurance Co.	WLR C49115428	05/01/17-18	Statutory $1,000,000 $1,000,000 $1,000,000	Workers’ Compensation (Part 1) Employers Liability (Part 2): Each Accident Policy Limit Each Employee

Workers’ Compensation/Employers Liability (WI)	ACE Fire Underwriters	SCF C49115441	05/01/17-18	Statutory $1,000,000 $1,000,000 $1,000,000	Workers’ Compensation (Part 1) Employers Liability (Part 2): Each Accident Policy Limit Each Employee

Workers’ Compensation/Employers Liability (AOS)	Indemnity Insurance Co. of North America	WLR C4911543A	05/01/17-18	Statutory $1,000,000 $1,000,000 $1,000,000	Workers’ Compensation (Part 1) Employers Liability (Part 2): Each Accident Policy Limit Each Employee

Umbrella Liability (Premium includes $37,685 Surplus Lines Tax)	Lexington Insurance Co.	025422567	05/01/17-18	$25,000,000 $25,000,000 $25,000,000 $25,000,000 $25,000,000	Each Occurrence General Aggregate Products Completed Operations Aggregate Employee Benefits - Each Employee Employee Benefits - Aggregate

Excess Liability (Premium includes $4,713 Surplus Lines Tax)	QBE Specialty Insurance Co.	CCU3968034	05/01/17-18	$25,000,000 $25,000,000 $25,000,000	Each Occurrence General Aggregate Products Completed Operations Aggregate Excess $25,000,000

Coverage	Carrier	Policy No.	Term	Limits	Coverage Description
Excess Liability	Indemnity Insurance Co. of North America	XSM G2797983A-002	05/01/17-18	$25,000,000 $25,000,000	Each Occurrence Aggregate (where applicable) Excess $50,000,000

Excess Liability (Premium includes $1,250 Surplus Lines Tax)	Columbia Casualty	6042766907	05/01/17-18	$25,000,000 $25,000,000	Each Occurence Aggregate Limt, where applicable Excess $75,000,000

Umbrella - Punitive Damages	American International Reinsurance Co. Ltd.	16196170	05/01/17-18	$25,000,000 $25,000,000	Each Occurrence Aggregate, where applicable

Excess - Punitive Damages	QBE Insurance (Europe) Ltd.	BOWCN1700487	05/01/17-18	$25,000,000 $25,000,000 $25,000,000	Each Occurrence Annual Aggregate Products Completed Operations Aggregate

Excess - Punitive Damages	Chubb Bermuda Insurance Ltd.	GCA-PD/17	05/01/17-18	$25,000,000 $25,000,000	Each Occurrence Aggregate, where applicable

Employers Indemnity (TX)	Great American E&S Insurance	ECA3718789	05/01/17-18	$1,000,000 $10,000,000	Per Covered Employee Per Occurrence

Crime	National Union Fire Ins. Company of Pittsburgh, PA	01-832-89-87	9/15/16-17	$3,000,000	Limit of Liability - effective 07/01/17 previously $2,000,000 limit

Cyber & Professional Services	Lloyd’s of London (Beazley Syndicate)	W1C879160101	9/15/16-17	$3,000,000 $2,000,000	Cyber - aggregate all claims Professional Services

Puerto Rico:

Coverage	Carrier	Policy No.	Term	Limits	Coverage Description
Commercial Package Policy	Real Legacy Assurance Company	CPP-212002120-1	02/13/17-18
	General Liability			$2,000,000 $2,000,000 $2,000,000 $2,000,000 $100,000 $1,000,000 $1,000,000	General Aggregate Products/Completed Operations Aggregate Each Occurrence Personal and Advertising Injury Damage to Premises Rented to You Employee Benefits -Each Employee Employee Benefits - Aggregate
	Commercial Property			$105,000 $125,000	BPP Blanket Limit Business Income & Extra Expense
	Inland Marine (Contractors Equipment)			$50,000 $150,000 $39,500 $50,000	Electronic Data Processing Misc Property Floater Leased or rented equipment Valuable papers
	Crime & Fidelity			$250,000

Commercial Auto	Real Legacy Assurance Company	15-CA212501037-1	02/13/17-18	$1,000,000 $5,000 Reject/Min	Combined Single Limit — Liability Medical Payments UM/UIM

Employment Practices Liability	AIG Insurance Company	024-001002585-01	4/2/17-18	$1,000,000	EPL limit

Monopolistic Workers' Compensation Policies
Entity	State	Policy Number	Policy Period
GCA Services Group, Inc.	Ohio	1536290-0	7/1/17 - 7/1/18
GCA Services Group of North Carolina, Inc.	Ohio	1471037-0	7/1/17 - 7/1/18
GCA Nuclear Facility Services, Inc.	Ohio	1595354-0	7/1/17 - 7/1/18
GCA Education Services, Inc.	Ohio	1581244-0	7/1/17 - 7/1/18
GCA Services Group of Texas, LP	Ohio	1730229-0	7/1/17 - 7/1/18
GCA Production Services, Inc.	Ohio	1595351-0	7/1/17 - 7/1/18

Monopolistic Workers' Compensation Policies
Entity	State	Policy Number	Policy Period
GCA Services Group of Northwestern States, Inc.	Washington	89786405	7/1/17 - 6/30/18
GCA Production Services, Inc.	Washington	89786406	7/1/17 - 6/30/18
GCA Education Services, Inc.	Washington	89786407	7/1/17 - 6/30/18
GCA Services Group of Texas, LP	Washington	20262500	7/1/17 - 6/30/18
National Building Maintenance Corp.	Puerto Rico	0415000445	7/1/17 - 6/30/18

[Additionally, see attached]

ABM INSURANCE POLICY SCHEDULE DEDUCTIBLE OR SELF INSURED POLICY NAME CARRIER POLICY LIMITS POLICY NUMBER RETENTION Domestic Policies MANAGEMENT LIABILITY POLICIES 1 Crime ACE American Ins Co $10M DONG23691188003 $250K Ded 2 Crime - Bank of America ACE American Ins Co $5M DONG2369122A003 $50K Ded 3 Crime - Special National Union Fire Ins Co of Pittsb, $15M 88-084-775 None PA (AIG) 4 D & O - PRIMARY ACE American Ins Co $10M DON G24565762 010 (A) D&O Liability - $0 SIR; (B) Company Reimbursement -$1M SIR (Securities Claim) and $500K SIR (Ea. Indemnifiable Non-Securities); $1.5M Ea. Merger Objection Claim (C) Company Liability - $1M SIR 5 D & O - 1st Layer Travelers Casualty and Surety $10M x $10M 106331080 None Company of America 6 D & O - 2nd Layer Federal Ins Co (Chubb) $10M x $20M 82213234 None 7 D & O - 3rd Layer Twin City Fire Ins. Co. (Hartford) $10M x $30M 20DA029100416 None 8 D & O - 4th Layer Argonaut Ins. Co. $10M x $40M MLX760146601 None 9 D & O - 5th Layer Allied World National Assurance $10M x $50M 03060786 None (Side A Excess DIC) Company 10 D & O - 6th Layer Illinois National Ins Co (Chartis) $15M x $60M 01-541-07-50 None (Side A Excess DIC) 11 Employment Practices Liability ARGO RE LTD. $25M ARGO-EPL-17-000325.7 $2.5M SIR 12 Sexual Misconduct & Molestation Beazley (Excess coverage is provided $3M B1230FC04253A16 $250K Any One Victim SIR under ACE lead umbrella) 13 Wage & Hour AWAC (Allied World Assurance Co.) $10M Any One Claim & PB C-019051/004 $5M SIR Aggregate 14 Excess Wage & Hour Markel Bermuda Limited $10M PB $0 MKLB25GPL0000056 15 Fiduciary Primary Federal Ins Co (Chubb) $15M 8210-9350 $50K 16 Fiduciary Excess Illinois National Ins Co (Chartis) $10M x $15M 01-590-29-96 Underlying Limits 17 Network Security and Privacy ACE American Ins Co $10M; Limit Shared with G26791364 006 $1M SIR Each Claim Liability Insurance (Cyber) Professional Liability; Data Breach sublimit $5M 18 Miscellaneous Professional ACE American Ins Co $10M; Limit Shared with MPBG23645233 011 $1M SIR Each Claim Liability (E&O) Network Security and Privacy; Each Claim and Aggregate 19 Excess Layer - Network Privacy Greenwich Insurance (XL) $5M Excess of $10M MTE90330726 01 Underlying Limits and Security, Miscellaneous Shared Limit for MPL Professional and Cyber; XS provides additional $2.5M DB 20 Medical Professional Liability Illinois Union Ins Co (ACE) $1M Each Professional MLPG276055270-003 $100K Existing Exposure; Up to $250K Incident Retention for New Types of Exposures Carrier must approve 21 Excess Medical Professional Illinois Union Ins Co (ACE) $9M XFLG27605539-003 $0 Liability 22 Medical Professional and General Granite State Insurance Company $1M/$3M 02-LX-027564139-5 $0 Liability - ABM Health (Chartis) 23 Technology E&O - ABM Parking Zurich $1M/$2M EOC9486248-05 $10K SIR (MN Contract) UMBRELLA LIABILITY POLICIES $200 M Tower 24 Umbrella - LEAD ACE Property & Casualty Ins Co $25M Ea. Occurrence; XOOG27910865002 $25K SIR Incudes Affirmative SMM Coverage Excess of Beazley 25 EXCESS - 1st Layer North American Specialty (Swiss Re) $25M x $25M EXS000802604 None 26 EXCESS - 2nd Layer Everest National Ins. Co. $25M, part of $50M x XC5EX00001-161 None $50M 27 EXCESS - 2nd Layer XL Ins. America, Inc. $25M, part of $50M x US00064431LI16A None $50M 28 EXCESS - 3rd Layer National Union Fire Ins Co of Pittsb, $50M x $100M 66806149 None PA (AIG) 29 EXCESS - 4th Layer Continental Casualty Company $25M, part of $50M x 6020791930 None $150M 30 EXCESS - 4nd Layer Federal Ins Co (Chubb) $25M, part of $50M x 93636979 None $150M AUTOMOBILE LIABILITY POLICIES (Note that Guam is shown in "foreign" section to avoid confusion) 31 Auto Liability - ABM Main; ACE American Ins Co $5M Any One Accident or ISAH09051302 $1M Deductible includes excess GKLL Loss; No Policy Aggregate Applies; $3M GKLL then to umbrella; FRONTED ENDORSEMENT for Client Autonation showing primary direct garagekeepers coverage 32 Auto Physical Damage for ACE Ins Co ACV or Cost to Repair Covered under ABM $1k Deductible Scheduled Autos (Multiple Main Program - Divisions) ISAH09051302 33 Auto Physical Damage - Air Serv Lexington Insurance Company (AIG); $500,000 Any One 41-LX-067043606 $5,000 Only (see below for Parking and Policy total premium at inception Vehicle; $10M Per Five Star MWAA Contract) $166,863 (635 vehicles, total value Occurrence reported $48,128,466) Auto Physical Damage - ABM $5,000 Parking - Westfield Mall Auto Physical Damage - ABM $5,000 Parking Auto Physical Damage - ABM $5,000 Parking Auto Physical Damage - ABM $5,000 Parking MWAA Contract; Auto Physical $5,000 Damage - Five Star U Street 34 Direct Primary GKL; ABM Onsite Chubb (moved from Travelers 5.1.17) $1M CSL 7359-77-30 $500 each auto (Comp & Coll) $2,500 Midwest max any one event (Comp) 35 ABM Parking Minneapolis - GKLL; Federal Ins Co (Chubb) $1M CSL; $1M GKLL 7359-54-73 Ded GKLL, Comp $1,000 Each Auto Excess Coverage (GKLL) and with $2,500 per event; Collision $1K Direct GKL one location each auto; provides rental coverage 36 Auto Liability - NY - For Hire ACE American Ins Co $5M ISAH09054455 $1M Ded (AirServ & ABM Parking) 37 Garage Liability - AirServ; See also Travelers ACV or Cost to Repair BA-7D968614 See Policy GL Portion of Policy Below GENERAL LIABILITY POLICIES 38 GL - ABM Main Program ACE American Ins Co $2M Each Occ/$50M XSLG27858788 $1M SIR Aggregate 39 GL - Deductible "HDO" ACE American Ins Co $1M Occ/$2M Agg HDOG2785879A $1M Deductible Worksheet: Domestic & Foreign Policies ABM Insurance Policy Register 7.31.17:89986926v2

ABM INSURANCE POLICY SCHEDULE DEDUCTIBLE OR SELF INSURED POLICY NAME CARRIER POLICY LIMITS POLICY NUMBER RETENTION 40 GL - ABM Parking (MN) Federal Ins Co (Chubb) $1M Occ/$2M Agg 3603-53-40 $0 41 Umbrella (GL) - ABM Parking MN Federal Ins Co (Chubb) $5M XOO-G28168378001 $0 42 Warehouse Legal Liability Hartford Fire Ins Co $1M 57MSFM0740 $10,000 (Bailee's) - Air Serv United Denver Contract 43 Garage Liability - AirServ; See Travelers $1M/$2M 660-7D955919 $5,000 Also Auto Portion of Policy Above WORKERS' COMPENSATION POLICIES AND PROGRAMS (Note that Guam is shown under "foreign" section to avoid confusion) 44 ABM "Misc. States" Main Workers' Indemnity Ins Co of N. America (ACE) Statutory Benefits Each WLRC49104364 $1.5M Deductible Each Incident Comp Program Claimant/$1M EL Coverage Each Accident; Disease Each Employee; Disease Policy Limit 45 AOS, MA, TN, WI Contractual ACE American Ins Co ----- CTAG2785882A $500K Indemnity Indemnity 46 MA ABM Program ACE American Ins Co Statutory/$1M EL WLRC49104388 $1.5M Deductible 47 TN ABM Program ACE American Ins Co Statutory/$1M EL WLRC4910439A $1.5M Deductible 48 WI ABM Program ACE American Ins Co Statutory/$1M EL SCFC49104376 $1.5M Deductible 49 Texas Non Subscriber Program ERISA Plan Maintained by ABM See Plan No Policy Number N/A (WC Alternative) 50 TX Non-Subscriber Excess EL Illinois Union Ins Co (ACE) $5M; then to umbrella TNSC48613044 $1 M SIR 51 Workers Compensation - MWAA Berkshire Hathaway Statutory/$1M EL FIWC 705330 $0 Deductible Contract: Dulles & Reagan SELF INSURED PROGRAMS 52 California Self Insurance Program - N/A Statutory 1013 Self Insured to $1,000,000 ABM 53 ABM Ohio Self Ins Program N/A Statutory 2004189 Self Insured to $500,000 54 ABM OR Self Ins. Program N/A Statutory 1020 Self Insured to $500,000 55 ABM WA Self Ins. Program N/A Statutory 70036300 Self Insured to $500,000 56 Illinois Self Insurance Program N/A Statutory 132885693 Self Insured to $500,000 57 Michigan Self Insurance Program N/A Statutory 30057710 Self Insured to $500,000 58 EXCESS - CA, ACE American Ins Co Statutory/ $1M EL WCUC49104352 Applies Excess of CA SI program at OH, OR, WA, IL & MI $1M (note additional CA agg corridor deductible policy below); Applies Excess of OH,OR,WA,IL,MI SI programs at $500K 59 CA Corridor Deductible Policy ACE American Ins Co ----- CTAG27858831 $1M (Aggregate) State Fund, Monopolistic and Other Programs 60 ND Monopolistic Program ND Monopolistic Statutory 1176346 $250 for Medical 61 WY Monopolistic Program WY Monopolistic Statutory 004140353 $0 Deductible 62 Puerto Rico PR Monopolistic Statutory 8912001545 $0 Deductible 63 NY - ABM Electrical & Lighting Electrical Employers Self Insurance Statutory OC65 $0 Deductible Services, LLC Union Employees Safety Plan RAILROAD PROTECTIVE LIABILITY POLICIES Placed Pursuant to Contractual Requirements - Railroad is Named Insured 64 RR Protective - Amtrak Penn ACE American Ins Co $1M Occ/$2M Agg ORPG27858818 $0 Deductible Station 65 RR Protective - MBTA ACE American Ins Co $5M Occ/$10M Agg ORPG27858806 $0 Deductible POLLUTION 66 Contractors Pollution Illinois Union Ins Co (Chubb) $15M Per Pollution CPOG2454283A003 $500,000 SIR Condition and in the Aggregate AIRPORT GENERAL LIABILITY AND AUTO 67 Aviation Commercial General Global Aerospace (UK) - 20%; Pool - $200M Occurrence; No AVNAW1700089 $100k Occ; Liability Program See binder General Aggregate $1M Aggregate Deductible London Insurance Syndicates - 18% Except $200M AVNAW1700089 Aggregated Limit on Endurance American Insurance Products. Personal Company (US) - 20% Injury and War Injury NQF6009596 Starnet Insurance Co. 15% also have aggregate; BA-16-07-00017 Starr Indemnity & Liability Company $25M Personal & (US) - 7.5% Advertising; UK EL SASICOM60000915-06 Mitsui Sumitomo USA - 10% ACQM-17-0054-01 Swiss Re (North American Capacity)- 9.5% C3G000039-00 PROPERTY POLICIES 68 Property - ABM Main Program American Home Assurance (AIG); $75M; See Sublimits 80768613.00 $100,000 - See policy for Exceptions changed from AXIS 5/1/17 69 Excess CA Earthquake (DIC XS) Lloyds $20M x $5M VLL-CN-0000409-01 N/A Interstate Fire & Casualty VRX-CN-0000409-01 N/A 70 Stand Alone Terrorism Lloyds $100M per Occurrence x UTS2530741.16 $50K Deductible $20M; NCR Limit $2.5M; CBI $10M 71 Flood - ABM 8101 W Sam Houston Lloyd's of London $1M FLD-17150 $50K Per Occurrence Office - ABM Corporate 72 Flood - 2100 Fisher Street, American Bankers Insurance $500,000 Building; 1011194615 $1,250 Ded. Building; $1,250 Contents Huntsville - ABMGS Company of Florida $225,000 Contents 73 Flood - 2094 Fisher Street, American Bankers Insurance $300,000 Building; 1011194614 $1,250 Ded. Building; $1,250 Contents Huntsville, AL - ABMGS Company of Florida $50,000 Contents 74 Builders Risk - Connellsville Ironshore Specialty Insurance Co. $14,816,807 Project 003227100 $10,000 except Water ($25K), Flood, School District EQ, WS ($50K) 75 Contractors Equipment - Inland Hartford Fire Ins Co See Policy 57MSZC5373 $1,000 Deductible Marine - ABMGS Policies Covering Foreign Exposures Defense Base Act (DBA) 76 BBG50-C-15-0038 - ABM Electrical Power Insurance Company of the State of Statutory WC, $1M USD 66065858 - Master DBA Solutions - SAIPAN & TINIAN; Broadcasting Pennsylvania (AIG) EL Policy Board of Governors BBG50-C-15-0038 - ABM Electrical Power Solutions - THAILAND; Broadcasting Board of Governors SAQMMA-10-0255; ABM Electrical Power Solutions - AFGHANISTAN (Kabul Embassy); Subcontract to Caddell Local Workers Compensation Policies 77 Workers Comp - (Local) Aviation Century Insurance Statutory WC-NIL-GUM-2017-1015 $0 Services Alliance, LLC (ASA); GUAM JV 78 Workers Comp - (Local) Linc Qatar Insurance Company WC per Qatar Labor Law; P2/10/16-0202-001366 $0 Facility Company Office; QATAR EL $1M USD; 20,000 Medical Expense 79 Workers Comp - (Local) Linc Qatar Insurance Company WC per Qatar Labor Law; P2/10/16-0202-001445 $0 Facility WLL Amiri Terminal Doha EL 10M QAR; 20,000 Airport; QATAR Medical Expense 80 Workers Comp (Local) Linc Qatar Insurance Company WC per Qatar Labor Law; P2/10/16-0202-001446 $0 Facility Services, WLL; Masraf Al EL 10M QAR; 20,000 Rayan; QATAR Medical Expense Worksheet: Domestic & Foreign Policies ABM Insurance Policy Register 7.31.17:89986926v2

ABM INSURANCE POLICY SCHEDULE DEDUCTIBLE OR SELF INSURED POLICY NAME CARRIER POLICY LIMITS POLICY NUMBER RETENTION 81 Workers Comp - (Local); Linc Qatar Insurance Company WC per Qatar Labor Law; P2/10/15-0202-001200 $0 Facility Services WLL, North Node EL $1M USD; 20,000 Terminal; QATAR Medical Expense 82 Workers Comp (Local) Linc Qatar Insurance Company WC per Qatar Labor Law; P2/10/16-0202-001351 $0 Facility Services, WLL; Souk EL $1M QAR Waqif; QATAR 83 Employers Liability Blackjack AIG 13M Sterling EMP67091 $0 Promotions Republic of Ireland 84 Workers Comp (Local) Air Serv Abu Dhabi National Insurance WC Per Statutory/Sharia D1E02 000478 $0 Middle East Hospitality Services, Company (ADNIC) Law; EL AED 5M/10M LLC; DUBAI Aggregate 85 Workers Comp - ABM Onsite Workers Compensation Board of Statutory 558427-AQ $0 Services - Canada ULC British Columbia 86 Workers Comp - ABM Onsite WSIB Ontario Statutory 5787632 $0 Services - Canada ULC Local General Liability Policies 87 GL - ABM OnSite Services Co. Ltd - AIG Insurance Company of Canada $2M CAD Occurrence CGL1111624 $2,500 CAD Hired Auto Damage Canada $2M CAD Aggregate; $50,000 CAD Hired Auto; $10,000 CAD Med Pay 88 GL - (Local) Linc Facility Services Qatar Insurance Company QAR 1M Policy P1/10/11-0704- QAR 10K Each and Every Loss WLL MASRAF AL RAYAN QATAR 001119 89 GL - (Local) Linc Facility Services, Qatar Insurance Company QAR 1M P2/10/16-0704-001241 QAR 5,000 Third Party Property Only WLL - Souq Waqif QATAR Local Auto Policies 90 Auto - Guam - Aviation Services Century Insurance $1M CSL AU-FL-GUM-2017-1010 $1,000 Per Vehicle APD Alliance, LLC (ASA); Guam JV 91 Auto - Canada ICBC $2M Liability CN 20161115104334 $300 APD CAD 2008 Pontiac VIN #1GMDU03198D130062 92 Auto - Canada ICBC $2M Liability CN 172132950 $300 APD CAD 2010 Ford Fusion VIN #3FAHP0DC7AR251012 93 Auto - Canada ICBC $200,000 CN Liability; NO 28157671 $0 2015 Ford Transit PHYSICAL DAMAGE VIN #NM0LS7E74F1212504 94 Auto - Canada ICBC $200,000 CN Liability; NO 20170510153123 $0 2016 Ford Transit PHYSICAL DAMAGE VIN #NM0LS7E76G1257400 94 Auto - Canada ICBC $200,000 CN Liability; NO 20170419122102 $0 2016 Ford Transit PHYSICAL DAMAGE VIN #1FTYR1YM9GKA98773 Foreign Property Policies 95 Plant & Equipment - Qatar Amiri QIC $596,823 P2/10/16-0503-001425 10% of claim; minimum of 1,000 QR Terminal; ACCOUNTING CODE 80000.27610.815.A.8015 96 Plant & Equipment - Qatar North QIC $5,016,989 P2/10/16-0503-001426 10% of claim; minimum of 1,000 QR Node; SAME ACCOUNT CODE AS ABOVE Foreign Package Policy 97 Foreign Package (DIC) Policy - Insurance Company of the State of PA $1M 80-0275917 $0 Automobile Liability (AIG) 98 Foreign Package (DIC) Policy - Insurance Company of the State of PA $1M 83-73432 $0 Foreign Voluntary Comp/EL (AIG) 99 Foreign Package (DIC) Policy - Insurance Company of the State of PA $2M 80-2075916 $0 CGL (AIG) UK POLICIES - MASTERS (See Below for Allocation Schedule) 100 EMPLOYERS LIABILILITY: ABM Royal & Sun Alliance £10M/ £5M Terrorism YMM901705 £0 Facility Services UK Ltd, ABM sublimit Facility Services Scotland, Westway Services Ltd. ,Omniserv Limited and, Westway Services Holdings (2010), Westway Services Holdings (2014) Ltd, Eclipse Contract Cleaning: OFJ Connections, OFJ Airlinks; Note: EL and PL are included in package policy 101 PUBLIC LIABILITY (Including Royal & Sun Alliance £10M Public Liability; YMM901705 £2,500 Third Party Property Damage; Products Liability) ABM Facility £10M Products Liability; £10,000 Professional Advice Services UK Ltd, ABM Facility £10m Pollution Liability; Services Scotland, Westway £5m Professional Advice Services Ltd. ,Omniserv Limited (ABM); £1m and, Westway Services Holdings Financial Loss; £1m (2010), Westway Services Holdings Legionella (2014) Ltd, Eclipse Contract Cleaning, OFJ Connections Ltd., OFJ Airlinks Ltd 102 COMPUTER - ABM Industries Inc Chubb Insurance Co. of Europe SE Static Computer 06693965 £0 & All UK Subsidiaries Equipment £512K; Laptops £283K; reinstatement of data £50K; breakdown £795K; increased cost of working £185K 103 AUTO LIABILITY - Omni Serv AIG Europe Ltd TP BI- unlimited; TP PD MB22014 £400 except PCVs £4,000. Limited, Westway Services Ltd, GBP 10M; OD GBP 3.5M Westway Services Holdings (2010) Ltd, Westway Services Holdings (2014) Ltd, ABM Facility Services UK Ltd, ABM Facility Services (Scotland) Ltd, Eclipse Contract Cleaning Ltd, OFJ Connections Ltd., OFJ Airlinks Ltd. 104 PROPERTY - ABM Facility Royal & Sun Alliance See Schedule YMM901709 £1000 subsidence; £350 all other Services UK Ltd, ABM Facility claims; £100 Money; £250 Road Services Scotland, Westway Sweepers; £5000 Omni Serv; plant Services Ltd. ,Omniserv Limited & Equipment ; £250 Westway Serv. and, Westway Services Holdings Ltd other than in respect of (2010), Westway Services Holdings Subsidence (2014) Ltd, Eclipse Contract Cleaning, OFJ Connections Ltd., OFJ Airlinks Ltd. Worksheet: Domestic & Foreign Policies ABM Insurance Policy Register 7.31.17:89986926v2

ABM INSURANCE POLICY SCHEDULE DEDUCTIBLE OR SELF INSURED POLICY NAME CARRIER POLICY LIMITS POLICY NUMBER RETENTION 105 TERRORISM: ABM Facility Lloyds see schedule: B0901LP172881300 GBP 2,500 Services UK Ltd and/or ABM PD & Contract Works: Facility Services Scotland Ltd GBP 16,749,700 and/or ABM Group UK Ltd and/or B/I GBP 6,000,000/ GBP Eclipse Contract Cleaning Ltd 24,000,000 Agg (Scotland); Omni Serv Ltd: Westway Services Holdings (2010) Ltd, Westway Services Holdings (2014) and/or Westway Services Ltd; OFJ Airlinks Ltd., OFJ Connections Ltd. 106 EQUIPMENT INSPECTION: Omni Zurich Insurance Plc Inspect UK Lift NYE20579 N/A Serv Ltd; Westway Holdings Equipment (2010); Westway Holdings (2014) and Westway Services Ltd 107 CONTRACTORS ALL RISK: ABM Royal & Sun Alliance Contract Works £150K any LMCUK0231 £1,000 Facility Services UK Ltd, ABM one contract for ABM Facility Services Scotland, Facilities Serv UK Ltd ; Westway Services Ltd ,Westway £6,000,000 any one contract Services Holdings (2010), Westway Westway ; £250K Tools & Services Holdings (2014) Ltd, Equipments for ABM Eclipse Contract Cleaning Facilities and £220K for Westway ; £50,000 Hired in Property for ABM Facilities Serv UK Ltd (increased to £160,000 for Cherry Pickers) and £250,000 for Westway 108 PROFESSIONAL INDEMNITY - CNA Insurance Co Ltd GBP 5,000,000 Aggregate 10210374 £7,500 excess each claim excluding Westway Services Ltd. Only plus costs and expenses; costs and expenses sublimits GBP 1,000,000 pollution; GBP 500,000 construction (design and management) regulations 109 EXCESS PROFESSIONAL HCC International Insurance Company GBP 5,000,000 excess of PX17C671714 Excess of £5,000,000 INDEMNITY - Westway Services Plc GBP 5,000,000 Ltd. Only ABM Critical Solutions Ltd. (formerly 8 Solutions) - will be moved into ABM policies 9.30.17 110 CONTRACTORS COMBINED Allianz Insurance plc Public/Product Liability - CS/26218883 PL - TPPD £350 (£500 for work INCLUDING PUBLIC/PRODUCTS £10,000,000, Employers involving use of heat, £1,000 damage LIABILITY, EMPLOYERS Liability - £10,000,000, to underground services), EL - Nil, LIABILITY, CONTRACTORS Contract Works - Contract Works £350 (£1,000 theft & WORKS £500,000, Hired-in Plant - malicious damage) £30,000 111 MOTOR FLEET (Comprehensive, Allianz Insurance plc Unlimited for 3rd Party BV/26218436 £1,000 except for 3 vehicles TPO) Injuries; 3rd Party Property Damage Private Cars £20M; Liability; Others £5M; Own Vehicle Loss or Damage - Market Value. 112 COMMERCIAL COMBINED Allianz Insurance plc Contents/Stock/Tools - SZ/26218942 Property - £350 (£1,000 for INCLUDING PROPERTY, £104,000, ACOW - subsidence), Transit - £100, Travel - BUSINESS INTERRUPTION, £100,000, Transit - £25, Professional Indemnity - £5,000 GOODS IN TRANSIT, £15,000, Business Travel including costs PROFESSIONAL INDEMNITY, Benefits, Professional TRAVEL Indemnity - £2m including costs £ Worksheet: Domestic & Foreign Policies ABM Insurance Policy Register 7.31.17:89986926v2

Schedule 5.16

Post Closing Actions

None.

Schedule 6.01

Existing Indebtedness

1.	Indebtedness under the following letters of credit, which are backstopped by the letter of credit identified on Schedule 2.06 as of the Closing Date:

a.	Irrevocable Letter of Credit No. SB-02276, dated March 1, 2016, as amended June 3, 2016, issued by Barclays Bank PLC, New York Branch in favor of ACE American Insurance Company.

b.	Irrevocable Letter of Credit No. SB-02277, dated March 1, 2016, as amended June 7, 2016, issued by Barclays Bank PLC, New York Branch in favor of ACE American Insurance Company.

c.	Irrevocable Letter of Credit No. SB-02278, dated March 1, 2016, as amended June 8, 2016, issued by Barclays Bank PLC, New York Branch in favor of The Travelers Indemnity Company.

Schedule 6.02

Existing Liens

Debtor	Jurisdiction	UCC File No. & Date (if applicable)	Secured Party	Collateral / Amount

ABM Building Services, LLC	DE - Secretary of State	20154616453 filed 09/18/2015	Sterling National Bank	Leased Equipment.

ABM Building Services, LLC	DE - Secretary of State	20162524468 filed 04/28/2016	Lease Corporation of America	Leased Equipment.

ABM Building Solutions, LLC	DE - Secretary of State	52515535 filed 08/12/2005 Continuation filed 05/03/2010 and 06/01/2015 Amendment filed 03/23/2012 and 09/11/2014	Cummings Properties, LLC	Items of property located at all premises leased by secured party to Debtor.

ABM Industries Incorporated	NY – County Clerk’s Office	n/a	Workers Compensation Board of NYS	$33,500

ABM Industries Incorporated	NY – County Clerk’s Office	n/a	NYC Department of Finance	$83.73

ABM Building Solutions, LLC	DE - Secretary of State	20172976915 filed 05/05/2017	Canadian Solar (USA) Inc.	Leased Equipment.

GCA Services Group, Inc.	DE - Secretary of State	63716537 filed 10/25/2006 Continuation filed 09/19/2011	Dell Financial Services L.L.C.	Leased Equipment.

GCA Services Group, Inc.	DE - Secretary of State	20071993814 filed 05/29/2007 Continuation filed 03/06/2012	NMHG Financial Services, Inc.	Leased Equipment.

GCA Services Group, Inc.	DE - Secretary of State	20140511592 filed 02/07/2014	Deutsche Bank AG, acting by and through its New York Branch	Items of property subject to Supplier Financing Agreement dated 02/06/2014.

GCA Services Group, Inc.	DE - Secretary of State	20161006707 filed 02/19/2016	Deere Credit, Inc.	Leased Equipment

Schedule 6.04

Existing Investments

None.

Schedule 6.09

Transactions with Affiliates

None.

Schedule 6.10

Existing Restrictions

None.

Schedule 9.01

Administrative Agent’s Office

Bank of America Plaza

901 Main St.

Mail Code: TX1-492-14-11

Dallas, TX 75202-3735

Attention: Armando Gonzalez

Telephone: 972-338-3808

Electronic Mail: armando.a.gonzalez@bankofamerica.com

Account No.: 1366072250600

ABA#: 026009593

Ref: ABM Industries, Inc.

EXHIBIT A

[FORM OF] ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (this “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between the Assignor (as defined below) and the Assignee (as defined below). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex I attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions referred to above and the Credit Agreement, as of the Effective Date (as defined below), (a) all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the facilities identified below (including any Letters of Credit and Swingline Loans under such facilities and any Guarantees) and (b) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (a) above (the rights and obligations sold and assigned pursuant to clauses (a) and (b) above being referred to herein collectively as the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption (including the Standard Terms and Conditions), without representation or warranty by the Assignor.

1.	Assignor: ____________________________________________________

2.	Assignee:____________________________________________________ [and is [a Lender] [an Affiliate/Approved Fund of [Identify Lender]]][1]

3.	Borrowers: ABM Industries Incorporated, a Delaware corporation, Omni Serv Limited, a company incorporated and registered in England as a private company limited by shares and the other Borrowers from time to time party thereto

4.	Administrative Agent: Bank of America, N.A., as the Administrative Agent under the Credit Agreement

5.	Credit Agreement: The Credit Agreement dated as of September 1, 2017, among the Borrowers, the Lenders party thereto, the Administrative Agent and the other Persons from time to time party thereto, as amended, supplemented or otherwise modified as of the date hereof

1       Select as applicable.

6.	Assigned Interest:[2]

Facility Assigned	Aggregate Amount of Commitment/Loans for all Lenders	Amount of Commitment/Loans Assigned	Percentage Assigned of Commitment/ Loans[3]		CUSIP Number
[Incremental] Term Commitments/Loans	$	$		%
[Incremental] Dollar Tranche /Multicurrency Tranche Revolving Commitments/Loans	$	$		%
[ ][4]	$	$		%

Effective Date:                                 , 20     [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR]

The Assignee, if not already a Lender, agrees to deliver to the Administrative Agent a completed Administrative Questionnaire in which the Assignee designates one or more credit contacts to whom all syndicate-level information (which may contain MNPI) will be made available and who may receive such information in accordance with the Assignee’s compliance procedures and applicable law, including Federal, state and foreign securities laws.

2       Must comply with the minimum assignment amount set forth in Section 9.04(b)(ii)(A) of the Credit Agreement, to the extent such minimum assignment amounts are applicable.

3       Set forth, to at least nine decimals, as a percentage of the Commitments/Loans of all Term Lenders, Revolving Lenders, Incremental Lenders or Refinancing Lenders of any Series, as applicable.

4       In the event Incremental Commitments/Loans or Refinancing Commitments/Loans of any Series are established under Section 2.22 or Section 2.23 of the Credit Agreement, as applicable, refer to the Series of such Incremental Commitments/Loans or Refinancing Commitments/Loans assigned, as applicable.

2

The terms set forth in this Assignment and Assumption are hereby agreed to:

[NAME OF ASSIGNOR], as Assignor

By
Name:
Title:

[NAME OF ASSIGNEE], as Assignee

By
Name:
Title:

3

[Consented to and][1] Accepted:

BANK OF AMERICA, N.A., as Administrative Agent

By
Name:
Title:

[Consented to:][2]

ABM INDUSTRIES INCORPORATED, as the Company

By
Name:
Title:

[Consented to:][3]

BANK OF AMERICA, N.A., as Issuing Lender

By
Name:
Title:

______________________, as Issuing Lender

By
Name:
Title:

[Consented to:][4]

BANK OF AMERICA, N.A., as Swingline Lender

By
Name:
Title:

1       To be included only if the consent of the Administrative Agent is required by Section 9.04(b)(i)(B) or 9.04(b)(ii)(A) of the Credit Agreement.

2       To be included only if the consent of the Company is required by Section 9.04(b)(i)(A) or 9.04(b)(ii)(A) of the Credit Agreement.

3        To be included only if the consent of Issuing Lender is required by Section 9.04(b)(i)(C)

4        To be included only if the consent of Swingline Lender is required by Section 9.04(b)(i)(C)

4

ANNEX I

STANDARD TERMS AND CONDITIONS FOR
ASSIGNMENT AND ASSUMPTION

1. Representations and Warranties.

1.1 Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim, (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby, (iv) it is not a Defaulting Lender and (v) it has examined the DQ List and the Assignee is not a Disqualified Lender unless the Borrower has consented to such assignment to the Assignee, in which case the Assignee will not be considered a Disqualified Lender for the purpose of this Assignment and Assumption and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, other than statements made by it herein, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any Collateral thereunder, (iii) the financial condition of the Borrowers, any Subsidiary or any Affiliate of any Borrower or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrowers, any Subsidiary or any Affiliate of any Borrower or any other Person of any of their respective obligations under any Loan Document.

1.2. Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it satisfies the requirements, if any, specified in the Credit Agreement that are required to be satisfied by it in order to acquire the Assigned Interest and become a Lender (including, for the avoidance of doubt, Section 9.04(e)), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 5.01 thereof (or, prior to the first such delivery, the financial statements referred to in Section 3.04 thereof), and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent, the Assignor or any other Lender, (v) attached to this Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement (including Section 2.18 thereof), duly completed and executed by the Assignee, and (vi) it has examined the DQ List and the Assignee is not a Disqualified Lender unless the Borrower has consented to such assignment to the Assignee, in which case the Assignee will not be considered a Disqualified Lender for the purpose of this Assignment and Assumption; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender. The Assignee represents and warrants as of the Effective Date to the Administrative Agent, the Assignor and the respective Affiliates of each, and not, for the avoidance of doubt, for the benefit of the Borrower or any other Loan Party, that the Assignee is not and will not be (1) an employee benefit plan subject to Title I of ERISA, (2) a plan or account subject to Section 4975 of the Code; (3) an entity deemed to hold “plan assets” of any such plans or accounts for purposes of ERISA or the Code; or (4) a “governmental plan” within the meaning of ERISA.

2. Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.

3. General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their successors and assigns. This Assignment and Assumption may be executed in any number of counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by facsimile or other electronic imaging shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by and construed in accordance with the laws of the State of New York.

EXHIBIT B-1

[FORM OF] BORROWING REQUEST

Bank of America, N.A.,
as Administrative Agent
[_______]

[Date]

Ladies and Gentlemen:

Reference is made to the Credit Agreement dated as of September 1, 2017 (as amended, supplemented or otherwise modified as of the date hereof, the “Credit Agreement”) among ABM Industries Incorporated, a Delaware corporation (the “Company”), the subsidiaries of the Company from time to time party thereto as Designated Borrowers (each a “Designated Borrower” and, together with the Company, the “Borrowers” and, each a “Borrower”), the Lenders party thereto, Bank of America, N.A., as Administrative Agent and certain other Persons from time to time party thereto. Capitalized terms used but not otherwise defined herein shall have the meanings specified in the Credit Agreement.

This notice constitutes a Borrowing Request and the undersigned hereby gives you notice, pursuant to Section 2.03 of the Credit Agreement, that it requests a Borrowing under the Credit Agreement, and in connection therewith specifies the following information with respect to such Borrowing:

(A)	Name of Borrower: [ABM Industries Incorporated][Omni Serv Limited][_____]

(B)	Class of Borrowing:[1] ____________________________________

(C)	Aggregate principal amount of Borrowing :[2] _________________

(D)	Date of Borrowing (which is a Business Day): ________________

(E)	Type of Borrowing:[3] ____________________________________

(F)	Interest Period and the last day thereof:[4] _____________________

(G)	Requested currency of Borrowing[5]: ______________________

1        Specify Term Loan Borrowing, Dollar Tranche Revolving Borrowing, Multicurrency Tranche Revolving Borrowing, Incremental Borrowing or Refinancing Borrowing, and if an Incremental Borrowing, specify the Series.

2        Must comply with Section 2.02(c) of the Credit Agreement.

3        Specify Eurocurrency or Base Rate Borrowing and, in the case of a Revolving Loan Borrowing in Dollars, whether such Borrowing is to be a Dollar Tranche Revolving Borrowing or a Multicurrency Tranche Revolving Borrowing. If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be a Base Rate Borrowing.

4        Applicable to Eurocurrency Borrowings, shall be subject to the definition of “Interest Period” and can be a period of one week or one, two, three or six months (in each case, subject to availability for the interest rate applicable the relevant currency) or such other period that is twelve months or less requested by the applicable Borrower and consented to by all the Lenders. If an Interest Period is not specified, then the applicable Borrower shall be deemed to have selected an Interest Period of one month’s duration.

(H)	Applicable Funding Account:

[Name of Bank]

(Account No.:_________________________________________)

[The undersigned represents and warrants that the conditions specified in Section 4.02 of the Credit Agreement shall be satisfied on and as of the date of the Borrowing requested herein.]6

Very truly yours,

[ABM Industries Incorporated, as the Company]

[OMNI SERV LIMITED, as a Borrower]

[[_____], as a Borrower]

By:
Name:
Title:

5 Applicable to Eurocurrency Borrowings. If no election as to the currency of Borrowing is specified, then the requested Borrowing shall be made in Dollars made under the Dollar Tranche Revolving Commitments.

6 Applicable to Borrowings after the Closing Date.

EXHIBIT B-2

[Form Of] NOTICE OF SWiNGLINE BORROWING

_________, 20__

Bank of America, N.A.,
as Administrative Agent
[________]

With a copy to:

Bank of America, N.A.

[_____________]

Ladies and Gentlemen:

Reference is made to the Credit Agreement dated as of September 1, 2017 (as amended, supplemented or otherwise modified as of the date hereof, the “Credit Agreement”) among ABM Industries Incorporated, a Delaware corporation (the “Company”), the subsidiaries of the Company from time to time party thereto as Designated Borrowers (each a “Designated Borrower” and, together with the Company, the “Borrowers” and, each a “Borrower”), the Lenders party thereto, Bank of America, N.A., as Administrative Agent and certain other Persons from time to time party thereto. Capitalized terms used but not otherwise defined herein shall have the meanings specified in the Credit Agreement. Pursuant to Section 2.05 of the Credit Agreement, the undersigned hereby requests a Swingline Loan under the Credit Agreement and in that connection sets forth below the information relating to such Swingline Loan (the “Proposed Loan”), as required by Section 2.05 of the Credit Agreement.

Name of Borrower in respect of Swingline Loans: ABM Industries Incorporated

1.	The aggregate amount of the Proposed Loan is US$_____________.[1]

2.	The date of the Proposed Loan is _____________.[2]

The undersigned hereby certifies that the following statements are true on the date hereof and will be true on the date of the Proposed Loan:

(a) Each of the representations and warranties made by any Loan Party in or pursuant to the Loan Documents is true and correct (i) in the case of representations and warranties qualified as to materiality or Material Adverse Effect, in all respects and (ii) otherwise, in all material respects, in each case on and as of the date hereof, except in the case of any such representation and warranty that specifically relates to an earlier date, in which case such representation and warranty was true and correct on and as of such earlier date.

(b) No Default or Event of Default has occurred, shall have occurred and be continuing as of the date hereof or after giving effect to the Proposed Loan.

1 To be an amount equal to $500,000 or a whole multiple of $100,000 in excess thereof

2 To be a Business Day during the Revolving Commitment Period

Very truly yours,

ABM Industries Incorporated, as the Company

By:
Name:
Title:

EXHIBIT C

[FORM OF] NOTICE OF LOAN PREPAYMENT1

TO:	Bank of America, N.A., as [Administrative Agent][Swingline Lender]

RE:	Credit Agreement (as amended, modified, supplemented, extended, increased and restated from time to time, the “Credit Agreement”) dated as of September 1, 2017, among ABM Industries Incorporated, a Delaware corporation (the “Company”), the Designated Borrowers identified therein, the Lenders identified therein and Bank of America, N.A., as Administrative Agent, Issuing Lender and Swingline Lender

DATE :	[Date]

Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Credit Agreement.

The undersigned Borrower hereby notifies the Administrative Agent that on _____________2 pursuant to the terms of Section 2.12 (Prepayment of Loans) of the Credit Agreement, the undersigned Borrower intends to prepay/repay the following Loans as more specifically set forth below:

☐ [Optional][Mandatory] prepayment of [Dollar Tranche/Multicurrency Tranche Revolving][Term Loans] in the following amount(s):

☐	Eurocurrency Rate Loans: $___[3]

in the following currency:             __________

applicable Interest Period:            __________

☐	Base Rate Loans: $___[4]

☐	[Optional][Mandatory] prepayment of Swingline Loans in the following amount: $___[5]

[Set forth on Exhibit A hereto is a reasonably detailed calculation of the above mentioned mandatory prepayment.]

Delivery of an executed counterpart of a signature page of this notice by fax transmission or other electronic mail transmission (e.g. “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this notice.

[SIGNATURE PAGE FOLLOWS]

1 Minimum notice requirements set forth in Section 2.12 of the Credit Agreement.

2 Specify date of such prepayment.

3 Any prepayment of Eurocurrency Rate Loans shall be in a principal amount of $5,000,000 (or if denominated in an Alternative Currency, 5,000,000 units of such currency) or a whole multiple of $1,000,000 (or if denominated in an Alternative Currency, 1,000,000 units of such currency) in excess thereof (or if less, the entire principal amount thereof outstanding).

4 Any prepayment of Base Rate Loans shall be in a principal amount of $1,000,000 or a whole multiple of $1,000,000 in excess thereof (or if less, the entire principal amount thereof outstanding).

5 Any prepayment of Swingline Loans shall be in a principal amount of $100,000 or a whole multiple of $100,000 in excess thereof (or if less, the entire principal amount thereof outstanding).

[BORROWER NAME],
a [Jurisdiction and Type of Organization]

By:
Name:
Title:

EXHIBIT D

[FORM OF] COMPLIANCE CERTIFICATE

[The form of this Compliance Certificate has been prepared for convenience only, and is not to affect, or to be taken into consideration in interpreting, the terms of the Credit Agreement referred to below. The obligations of the Borrowers and the other Loan Parties under the Credit Agreement are as set forth in the Credit Agreement, and nothing in this Compliance Certificate, or the form hereof, shall modify such obligations or constitute a waiver of compliance therewith in accordance with the terms of the Credit Agreement. In the event of any conflict between the terms of this Compliance Certificate and the terms of the Credit Agreement, the terms of the Credit Agreement shall govern and control, and the terms of this Compliance Certificate are to be modified accordingly.]

Reference is made to the Credit Agreement dated as of September 1, 2017 (as amended, supplemented or otherwise modified as of the date hereof, the “Credit Agreement”) among ABM Industries Incorporated, a Delaware corporation (the “Company”), the subsidiaries of the Company from time to time party thereto as Designated Borrowers (each a “Designated Borrower” and, together with the Company, the “Borrowers” and, each a “Borrower”), the Lenders party thereto, Bank of America, N.A., as Administrative Agent and certain other Persons from time to time party thereto. Capitalized terms used but not otherwise defined herein shall have the meanings specified in the Credit Agreement.

The undersigned hereby certifies, on behalf of the Company solely in his or her capacity as a Financial Officer of the Company and not in a personal capacity, as follows:

1.            I am a Financial Officer of the Company.

2.           [Attached as Schedule I hereto are (a) the audited consolidated balance sheet and statements of income, comprehensive income, shareholders’ equity and cash flows required to be delivered by Section 5.01(a) of the Credit Agreement as of the end of and for the fiscal year ended [●] setting forth in comparative form the figures for the previous fiscal year, all reported on by KPMG LLP1, and related narrative report containing management’s discussion and analysis of the financial position and financial performance for such fiscal year and (b) reasonably detailed calculations for purposes of determining compliance with the financial maintenance covenants contained in Section 6.13 of the Credit Agreement by calculation thereof as of the end of the fiscal period covered by such financial statements.]

[or]

2.          [Attached as Schedule I hereto are (a) the unaudited consolidated balance sheet and statements of income and cash flows required to be delivered by Section 5.01(b) of the Credit Agreement as of the end of and for the fiscal quarter ended [●] and the then elapsed portion of such fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, and related narrative report containing management’s discussion and analysis of the financial position and financial performance for such fiscal quarter and (b) reasonably detailed calculations for purposes of determining compliance with the financial maintenance covenants contained in Section 6.13 of the Credit Agreement by calculation thereof as of the end of the fiscal period covered by such financial statements. The financial statements referred to in this Section 2 present fairly in all material respects the financial condition, results of operations and cash flows of the Company and its Subsidiaries (including its Unrestricted Subsidiaries) on a consolidated basis as of the end of and for such fiscal quarter and such portion of the fiscal year in accordance with GAAP, subject to normal year-end audit adjustments and the absence of certain footnotes.]

1 An independent registered public accounting firm of recognized national standing may be substituted for KPMG LLP.

[3.        Attached as Schedule II hereto is a completed Supplemental Perfection Certificate, setting forth the information required pursuant to the Supplemental Perfection Certificate and indicating any changes in such information from [the most recently delivered Supplemental Perfection Certificate] / [the Perfection Certificate delivered on the Closing Date)].]

[or]

[3.           I hereby certify that there has been no change in any information set forth in [the most recently delivered Supplemental Perfection Certificate] / [the Perfection Certificate delivered on the Closing Date].]2

[3][4].     I have reviewed the terms of the Credit Agreement and I have made, or have caused to be made under my supervision, a review in reasonable detail of the transactions and condition of the Company and its Subsidiaries during the accounting period covered by the attached financial statements. The foregoing examination did not disclose, and I have no knowledge of (a) the existence or occurrence of any condition or event that constitutes a Default, except as set forth in a separate attachment, if any, to this Compliance Certificate, specifying the details thereof and the action that the Company has taken or proposes to take with respect thereto or (b) any change in GAAP or in the application thereof since the date of the consolidated balance sheet [most recently delivered pursuant to Section 5.01(a) or 5.01(b) of the Credit Agreement] / [referred to in Section 3.04 of the Credit Agreement] that is required to be disclosed in the financial statements that are delivered concurrently with this Compliance Certificate [except as set forth in [a separate attachment to this certificate][note [●] to the financial statements attached hereto]].

[4][5].    Attached as Schedule [II][III] hereto is the name of each Subsidiary, if any, that (a) is a Loan Party as of the date of this Certificate but has not been identified as a Loan Party, as the case may be, in Schedule 3.12 of the Credit Agreement or in any prior Compliance Certificate or (b) has previously been identified as a Loan Party but has ceased to be a Loan Party as a result of its status as an Excluded Subsidiary.[4]

[5][6].    The foregoing certifications are made and delivered on [●], pursuant to Section 5.01(d) of the Credit Agreement.

[Remainder of page intentionally left blank]

2 Include one of the options for this paragraph 3 only at the time of delivery of financial statements pursuant to Section 5.01(a) of the Credit Agreement.

3 Include only at the time of delivery of financial statements pursuant to Section 5.01(a) of the Credit Agreement.

Very truly yours,

ABM Industries Incorporated

By:
Name:
Title:

EXHIBIT E

[FORM OF] INTEREST ELECTION REQUEST

Bank of America, N.A.,
as Administrative Agent
[____________]

[Date]

Ladies and Gentlemen:

Reference is made to the Credit Agreement dated as of September 1, 2017 (as amended, supplemented or otherwise modified as of the date hereof, the “Credit Agreement”) among ABM Industries Incorporated, a Delaware corporation (the “Company”), the subsidiaries of the Company from time to time party thereto as Designated Borrowers (each a “Designated Borrower” and, together with the Company, the “Borrowers” and, each a “Borrower”), the Lenders party thereto, Bank of America, N.A., as Administrative Agent and certain other Persons from time to time party thereto. Capitalized terms used but not otherwise defined herein shall have the meanings specified in the Credit Agreement. This notice constitutes an Interest Election Request and the undersigned Borrower hereby gives you notice, pursuant to Section 2.08 of the Credit Agreement, that it requests the [conversion] / [continuation] of a Borrowing under the Credit Agreement, and in that connection such Borrower specifies the following information with respect to such Borrowing and each resulting Borrowing:

1.	Borrowing to which this request applies:
Borrower:	[ABM Industries Incorporated][Omni Serv Limited][_____]
Class:[1]	_______________________________
Principal Amount:	_______________________________
Type:[2]	_______________________________
Interest Period:[3]	_______________________________

2.	Effective date of this election:[4] _______________________________

3.	Resulting Borrowing[s][5]
Class:[6]	_______________________________

1        Specify Term Loan Borrowing, Dollar Tranche/Multicurrency Tranche Revolving Borrowing, Incremental Borrowing or Refinancing Borrowing, and if an Incremental Borrowing, specify the Series.

2        Specify Base Rate Borrowing or Eurocurrency Borrowing and, in the case of a Revolving Borrowing in Dollars, whether such Borrowing is to be a Dollar Tranche Revolving Borrowing or a Multicurrency Tranche Revolving Borrowing.

3        In the case of a Eurocurrency Borrowing, specify the last day of the current Interest Period therefor.

4        Must be a Business Day.

5       If different options are being elected with respect to different portions of the Borrowing, provide the information required by this item 3 for each resulting Borrowing. Each resulting Borrowing shall be in an aggregate amount that is an integral multiple of, and not less than, the amount specified for a Borrowing of such Type in Section 2.02(c) of the Credit Agreement.

Principal Amount:[7]	_______________________________
Type:[8]	_______________________________
Interest Period:[9]	_______________________________

6        Specify Term Loan Borrowing, Dollar Tranche/Multicurrency Tranche Revolving Borrowing, Incremental Borrowing or Refinancing Borrowing, and if an Incremental Borrowing, specify the Series.

7        Indicate the principal amount of the resulting Borrowing and the percentage of the Borrowing in item 1 above.

8        Specify whether the resulting Borrowing is to be a Base Rate Borrowing or Eurocurrency Borrowing.

9        Applicable only if the resulting Borrowing is to be a Eurocurrency Borrowing, shall be subject to the definition of “Interest Period” and can be a period of one week or one, two, three or six months (in each case, subject to availability for the interest rate applicable the relevant currency) or such other period that is twelve months or less requested by the applicable Borrower and consented to by all the Lenders, and cannot extend beyond the Maturity Date. If an Interest Period is not specified, then the applicable Borrower shall be deemed to have selected an Interest Period of one month’s duration.

2

Very truly yours,

[ABM Industries Incorporated, as the Company]

[OMNI SERV LIMITED, as a Borrower]

[[_____], as a Borrower]

By:
Name:
Title:

3

EXHIBIT F

[FORM OF] PERFECTION CERTIFICATE

[Provided separately]

PERFECTION CERTIFICATE

September 1, 2017

Reference is made to the Credit Agreement, dated as of September 1, 2017 (the “Credit Agreement”), among ABM Industries Incorporated, a Delaware corporation (the “Company”), the Designated Borrowers party thereto, the Lenders party thereto, Bank of America, N.A., as Administrative Agent, JPMorgan Chase Bank, N.A., as Syndication Agent and the other Persons party thereto. Capitalized terms used but not defined herein have the meanings assigned in the Credit Agreement or the Collateral Agreement, as applicable.

As of the date hereof, the undersigned, an Authorized Officer of the Company, hereby certifies with respect to each Loan Party, solely in his/her official capacity and not in any individual capacity, to the Administrative Agent and each other Secured Party as follows:

SECTION 1. Names.

(a)       Set forth on Schedule 1(a) is (i) the exact legal name of each Loan Party, as such name appears in its certificate of organization or like document, and its company number (if applicable), (ii) each other legal name such Loan Party has had in the past five years, together with the date of the relevant name change and (iii) to our knowledge, each other name (including trade names or similar appellations) used by each Loan Party or any of its divisions or other business units in connection with the conduct of its business or the ownership of its properties at any time during the past five years.

(b)        Except as set forth on Schedule 1(b), no Loan Party has changed its identity or corporate structure or entered into a similar reorganization within the past five years. Changes in identity or corporate structure would include mergers, consolidations and acquisitions of all or substantially all of the assets of (or all or substantially all the assets constituting a business unit, division, product line or line of business of) a Person or other acquisitions of material assets outside the ordinary course of business, as well as any change in the form, nature or jurisdiction of organization. With respect to any such change that has occurred within the past five years, Schedules 1(b) and 2 set forth the information required by Sections 1(a) and 2 of this Perfection Certificate as to each acquiree or constituent party to such merger, consolidation or acquisition.

SECTION 2. Jurisdictions and Locations. Set forth on Schedule 2 is (i) the jurisdiction of organization and the form of organization of each Loan Party, (ii) the organizational identification number, if any, assigned by such jurisdiction, (iii) the address (including, the county) of the chief executive office of such Loan Party or the registered office of such Loan Party, if applicable, and (iv) the federal taxpayer identification number of each Loan Party, if applicable.

SECTION 3. Stock Ownership and other Equity Interests. Set forth on Schedule 3 is a true and correct list, for each Loan Party, of all the issued and outstanding stock, partnership interests, limited liability company membership interests or other Equity Interests owned, beneficially or of record, by such Loan Party (other than Excluded Equity Interests), specifying the issuer and certificate number (if any) of, and the number, class and percentage of ownership represented by, such Equity Interests.

SECTION 4. Debt Instruments. Set forth on Schedule 4 is a true and correct list, for each Loan Party, of all promissory notes and other indebtedness of a Loan Party or Subsidiary thereof evidenced in writing (other than checks to be deposited in the ordinary course of business) owned by such Loan Party having, in each case, a value in excess of $5,000,000 (or its equivalent) in aggregate principal amount, and to the extent applicable, specifying the creditor and debtor thereunder and the outstanding principal amount thereof.

SECTION 5. Mortgage Filings. Set forth on Schedule 5 is a list of all real property owned by each Loan Party having a fair market value of $10,000,000 or more (or its equivalent), together with (a) the exact name of the Loan Party that owns such real property as such name appears in its certificate of incorporation or other organizational document, (b) if different from the name identified pursuant to clause (a), the exact name of the current mortgagor/grantor of such real property reflected in the records of the filing office or registry for such real property identified pursuant to the following clause and (c) the filing office or registry in which a Mortgage with respect to such real property must be filed or recorded in order for the Administrative Agent to obtain a perfected security interest therein.

SECTION 6. Intellectual Property.

(a)         Set forth on Schedule 6(a) is a true and correct list, with respect to each Loan Party, of all Patents owned by such Loan Party applied for or registered with the United States Patent and Trademark Office, including the name of the registered owner or applicant, title, and registration, publication or application number, as applicable.

(b)        Set forth on Schedule 6(b) is a true and correct list, with respect to each Loan Party, of all Trademarks owned by such Loan Party applied for or registered with the United States Patent and Trademark Office, including the name of the registered owner or applicant and the registration or application number, as applicable.

(c)        Set forth on Schedule 6(c) is a true and correct list, with respect to each Loan Party, of all United States Copyright registrations owned by such Loan Party, including the name of the registered owner, title, and the registration or serial number.

(d)        Set forth on Schedule 6(d) is a true and correct list, with respect to each Loan Party, of all exclusive Copyright Licenses under which such Loan Party is a licensee of a Copyright registration thereto, including the name and address of the licensor under such exclusive Copyright License, the Copyright title and registration or serial number, and, if the registered owner of such Copyright is a Person other than the applicable licensor, the name of the registered owner of such Copyright.

SECTION 7. Commercial Tort Claims. Set forth on Schedule 7 is a true and correct list of commercial tort claims in excess of $5,000,000 (or its equivalent) held by any Loan Party, including a brief description thereof.

IN WITNESS WHEREOF, the undersigned has duly executed this certificate as of the date first written above.

ABM INDUSTRIES INCORPORATED

Name:
Title:

Schedule 1(a)

Names

Other Names
(including trade names
	Other Legal Names during	or similar
	the Past 5 Years	appellations) during
Loan Party’s Exact Legal Name	(including date of change)	the Past 5 Years

Schedule 1(b)

Changes in Corporate Structure

Changes in Corporate Structure during
Loan Party	the Past 5 Years

Schedule 2

Jurisdictions and Locations

Federal
			Organizational		Taxpayer
	Jurisdiction		Identification		Identification
	of	Form of	Number	Chief Executive	Number (if
Loan Party	Organization	Organization	(if any)	Office	any)

Schedule 3

Stock Ownership and Other Equity Interests

	Jurisdiction		Excluded
	of	Loan Party	Subsidiary	Owner of	Certificate
Name of Entity	Organization	(Yes/No)	(Yes/No)	Entity	Information

Schedule 4

Debt Instruments

Principal amount
Debtor	Creditor	USD	Details

Schedule 5

Real Property

	Common	Tax Assessed		Exact Name of
	Name and	Value and	Exact Name of	Mortgagor /	Filing Office /
Loan Party	Address	Book Value	Owner	Grantor	Registry

Schedule 6(a)

Intellectual Property

Patents and Patent Applications

Schedule 6(b)

Intellectual Property

Schedule 6(c)

Intellectual Property

Copyrights and Copyright Applications

Schedule 6(d)

Intellectual Property

Exclusive Copyright Licenses

Schedule 7

Commercial Tort Claims

EXHIBIT G

[FORM OF] SUPPLEMENTAL PERFECTION CERTIFICATE

Reference is made to the Credit Agreement dated as of September 1, 2017 (as amended, supplemented or otherwise modified as of the date hereof, the “Credit Agreement”) among ABM Industries Incorporated, a Delaware corporation (the “Company”), the subsidiaries of the Company from time to time party thereto as Designated Borrowers (each a “Designated Borrower” and, together with the Company, the “Borrowers” and, each a “Borrower”), the Lenders party thereto, Bank of America, N.A., as Administrative Agent and certain other Persons from time to time party thereto. Capitalized terms used but not defined herein have the meanings assigned in the Credit Agreement or the Collateral Agreement, as applicable.

This Supplemental Perfection Certificate is dated as of [ ], 20[ _] and is delivered pursuant to Section 5.03(b) of the Credit Agreement (this Supplemental Perfection Certificate and each other Supplemental Perfection Certificate heretofore delivered pursuant to Section 5.03(b) of the Credit Agreement being referred to as a “Supplemental Perfection Certificate”), and supplements the information set forth in the Perfection Certificate delivered on the Closing Date (as supplemented from time to time by the Supplemental Perfection Certificates delivered after the Closing Date and prior to the date hereof, the “Prior Perfection Certificate”).

As of the date hereof, the undersigned, a Financial Officer of the Company, hereby certifies with respect to each Loan Party, solely in his/her official capacity and not in any individual capacity, to the Administrative Agent and each other Secured Party as follows:

SECTION 1. Names.

(a)      Set forth on Schedule 1(a) hereto are (i) the exact legal name of each Loan Party that has become a Loan Party since the date of delivery of the most recent Prior Perfection Certificate (each, a “New Loan Party”), as such name appears in its certificate of organization or like document, and its company number (if applicable), (ii) each other legal name such New Loan Party has had in the past five years, together with the date of the relevant name change and (iii) to our knowledge, each other name (including trade names or similar appellations) used by each New Loan Party or any of its divisions or other business units in connection with the conduct of its business or the ownership of its properties at any time during the past five years.

(b)       Except as set forth on Schedule 1(b) hereto, no New Loan Party has changed its identity or corporate structure or entered into a similar reorganization within the past five years. Changes in identity or corporate structure would include mergers, consolidations and acquisitions of all or substantially all of the assets of (or all or substantially all the assets constituting a business unit, division, product line or line of business of) a Person or other acquisitions of material assets outside the ordinary course of business, as well as any change in the form, nature or jurisdiction of organization. With respect to any such change that has occurred within the past five years, Schedules 1(b) and 2 hereto set forth the information required by Sections 1(a) and 2 of this Supplemental Perfection Certificate as to each acquiree or constituent party to such merger, consolidation or acquisition.

SECTION 2. Jurisdictions and Locations. Set forth on Schedule 2 hereto are (i) the jurisdiction of organization and the form of organization of each New Loan Party, (ii) the organizational identification number, if any, assigned by such jurisdiction, (iii) the address (including, the county) of the chief executive office of such New Loan Party or the registered office of such New Loan Party, if applicable, and (iv) the federal taxpayer identification number of each New Loan Party, if applicable.

SECTION 3. Stock Ownership and other Equity Interests. Set forth on Schedule 3 hereto is a true and correct list, (x) for each New Loan Party, of all the issued and outstanding stock, partnership interests, limited liability company membership interests or other Equity Interests owned, beneficially or of record, by such New Loan Party (other than Excluded Equity Interests), specifying the issuer and certificate number (if any) of, and the number, class and percentage of ownership represented by, such Equity Interests and (y) for all other Loan Parties, any changes thereto since the date of delivery of the most recent Prior Perfection Certificate.

SECTION 4. Debt Instruments. Set forth on Schedule 4 hereto is a true and correct list, (x) for each New Loan Party, of all promissory notes and other indebtedness of a Loan Party or Subsidiary thereof evidenced in writing (other than checks to be deposited in the ordinary course of business) owned by such New Loan Party having, in each case, a value in excess of $5,000,000 (or its equivalent) in aggregate principal amount, and to the extent applicable, specifying the creditor and debtor thereunder and the outstanding principal amount thereof and (y) for all other Loan Parties, any such promissory notes or other indebtedness acquired by such Loan Party since the date of delivery of the most recent Prior Perfection Certificate.

SECTION 5. Mortgage Filings. Set forth on Schedule 5 hereto is a list of (x) all real property owned by each New Loan Party having a fair market value of $10,000,000 or more (or its equivalent), together with (a) the exact name of the New Loan Party that owns such real property as such name appears in its certificate of incorporation or other organizational document, (b) if different from the name identified pursuant to clause (a), the exact name of the current mortgagor/grantor of such real property reflected in the records of the filing office or registry for such real property identified pursuant to the following clause and (c) the filing office or registry in which a Mortgage with respect to such real property must be filed or recorded in order for the Administrative Agent to obtain a perfected security interest therein and (y) for all other Loan Parties, any real property having a fair market value of $10,000,000 or more, together with the information required by clauses (a) through (c) above, acquired since the date of delivery of the most recent Prior Perfection Certificate.

SECTION 6. Intellectual Property.

(a)     Set forth on Schedule 6(a) hereto is a true and correct list, (x) with respect to each New Loan Party, of all Patents owned by such New Loan Party applied for or registered with the United States Patent and Trademark Office, including the name of the registered owner or applicant, title, and registration, publication or application number, as applicable and (y) for all other Loan Parties, any such Patents acquired or developed since the date of delivery of the most recent Prior Perfection Certificate.

(b)      Set forth on Schedule 6(b) hereto is a true and correct list, (x) with respect to each New Loan Party, of all Trademarks owned by such New Loan Party applied for or registered with the United States Patent and Trademark Office, including the name of the registered owner or applicant and the registration or application number, as applicable and (y) for all other Loan Parties, any such Trademarks acquired or developed since the date of delivery of the most recent Prior Perfection Certificate.

(c)     Set forth on Schedule 6(c) hereto is a true and correct list, (x) with respect to each New Loan Party, of all United States Copyright registrations owned by such New Loan Party, including the name of the registered owner, title, and the registration or serial number and (y) for all other Loan Parties, any such Copyright registrations acquired or developed since the date of delivery of the most recent Prior Perfection Certificate.

(d)    Set forth on Schedule 6(d) hereto is a true and correct list, (x) with respect to each New Loan Party, of all exclusive Copyright Licenses under which such New Loan Party is a licensee of a Copyright registration thereto, including the name and address of the licensor under such exclusive Copyright License, the Copyright title and registration or serial number, and, if the registered owner of such Copyright is a Person other than the applicable licensor, the name of the registered owner of such Copyright and (y) for all other Loan Parties, any such Copyright Licenses acquired or developed since the date of delivery of the most recent Prior Perfection Certificate.

(e)     Set forth on Schedule 6(e) hereto, in proper form for filing with the United States Patent and Trademark Office or the United States Copyright Office are all the filings necessary to preserve, protect and perfect the security interests in the Trademarks, Patents, Copyrights and Copyright Licenses set forth in Schedule 6(a), Schedule 6(b), Schedule 6(c), and Schedule 6(d), respectively, to this Supplemental Perfection Certificate, including duly signed copies of the Patent Security Agreements, Trademark Security Agreements and the Copyright Security Agreements.

SECTION 7. Commercial Tort Claims. Set forth on Schedule 7 hereto is a true and correct list of commercial tort claims in excess of $5,000,000 (or its equivalent) (x) held by any New Loan Party, including a brief description thereof and (y) for all other Loan Parties, any such commercial tort claims acquired since the date of delivery of the most recent Prior Perfection Certificate.

IN WITNESS WHEREOF, the undersigned has duly executed this certificate as of the date first written above.

ABM INDUSTRIES INCORPORATED

By:
Name:
Title:

EXHIBIT H

[FORM OF] SOLVENCY CERTIFICATE

[  ], 2017

Pursuant to Section 4.01(h) of Credit Agreement, dated as of the date hereof (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among ABM Industries Incorporated, a Delaware corporation (the “Company”), Omni Serv Limited, a company incorporated and registered in England as a private company limited by shares (a “Designated Borrower” and, together with the Company, the “Borrowers” and, each a “Borrower”), the Lenders party thereto, Bank of America, N.A., as Administrative Agent and certain other Persons from time to time party thereto, the undersigned [chief financial officer] [other officer with similar duties including the corporate vice president of finance] of the Company hereby certifies as of the date hereof, solely on behalf of the Company and not in his/her individual capacity and without assuming any personal liability whatsoever, that:

1.          I am familiar with the finances, properties, businesses and assets of the Company and its Subsidiaries. I have reviewed the Loan Documents and such other documentation and information and have made such investigation and inquiries as I have deemed necessary and prudent therefor. I have also reviewed the consolidated financial statements of the Company and its Subsidiaries, including projected financial statements and forecasts relating to income statements and cash flow statements of the Company and its Subsidiaries.

2.          On the Closing Date, after giving effect to the Transactions, the Company and its Restricted Subsidiaries (on a consolidated basis) (a) have property with fair value greater than the total amount of their debts and liabilities, contingent (it being understood that the amount of contingent liabilities at any time shall be computed as the amount that, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability), subordinated or otherwise, (b) have assets with present fair salable value not less than the amount that will be required to pay their liability on their debts as they become absolute and matured, (c) will be able to pay their debts and liabilities, subordinated, contingent or otherwise, as they become absolute and matured and (d) are not engaged in business or a transaction, and are not about to engage in business or a transaction, for which their property would constitute an unreasonably small capital.

All capitalized terms used but not defined in this certificate shall have the meanings set forth in the Credit Agreement.

[SIGNATURE PAGE TO FOLLOW]

IN WITNESS WHEREOF, I have executed this Solvency Certificate as of the date first written above.

ABM INDUSTRIES INCORPORATED

By:
Name:
Title:

EXHIBIT I-1

[Form of] U.S. TAX COMPLIANCE CERTIFICATE For FOREIGN Lenders That Are
Not Partnerships For U.S. Federal Income Tax Purposes

Reference is made to the Credit Agreement dated as of September 1, 2017 (as amended, supplemented or otherwise modified as of the date hereof, the “Credit Agreement”) among ABM Industries Incorporated, a Delaware corporation (the “Company”), the subsidiaries of the Company from time to time party thereto as Designated Borrowers (each a “Designated Borrower” and, together with the Company, the “Borrowers” and, each a “Borrower”), the Lenders party thereto, Bank of America, N.A., as Administrative Agent and certain other Persons from time to time party thereto. Capitalized terms used but not otherwise defined herein shall have the meanings specified in the Credit Agreement.

Pursuant to the provisions of Section 2.18 of the Credit Agreement, the undersigned hereby certifies that (a) it is the sole record and beneficial owner of the Loan(s) (as well as any promissory note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (b) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (c) it is not a ten percent shareholder of any Borrower within the meaning of Section 881(c)(3)(B) of the Code and (d) it is not a controlled foreign corporation related to any Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrowers with a certificate of its non-U.S. Person status on IRS Form W-8BEN or Form W-8BEN-E. By executing this certificate, the undersigned agrees that (a) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrowers and the Administrative Agent and (b) the undersigned shall have at all times furnished the Borrowers and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which any payment is to be made to the undersigned, or in either of the two calendar years preceding any such payment.

[name of lender]

By:
Name:
Title:
Date:

EXHIBIT I-2

[FORM OF] U.S. TAX COMPLIANCE CERTIFICATE For FOREIGN Participants That
Are Partnerships For U.S. Federal Income Tax Purposes

Reference is made to the Credit Agreement dated as of September 1, 2017 (as amended, supplemented or otherwise modified as of the date hereof, the “Credit Agreement”) among ABM Industries Incorporated, a Delaware corporation (the “Company”), the subsidiaries of the Company from time to time party thereto as Designated Borrowers (each a “Designated Borrower” and, together with the Company, the “Borrowers” and, each a “Borrower”), the Lenders party thereto, Bank of America, N.A., as Administrative Agent and certain other Persons from time to time party thereto. Capitalized terms used but not otherwise defined herein shall have the meanings specified in the Credit Agreement.

Pursuant to the provisions of Section 2.18 of the Credit Agreement, the undersigned hereby certifies that (a) it is the sole record owner of the participation in respect of which it is providing this certificate, (b) its direct or indirect partners/members are the sole beneficial owners of such participation, (c) with respect to such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (d) none of its direct or indirect partners/members is a ten percent shareholder of any Borrower within the meaning of Section 881(c)(3)(B) of the Code and (e) none of its direct or indirect partners/members is a controlled foreign corporation related to any Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (a) an IRS Form W-8BEN or Form W-8BEN-E or (b) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or Form W-8BEN-E from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (a) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (b) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which any payment is to be made to the undersigned, or in either of the two calendar years preceding any such payment.

[name of PARTICIPANT]

By:
Name:
Title:
Date:

EXHIBIT I-3

[FORM OF] U.S. TAX COMPLIANCE CERTIFICATE For FOREIGN Participants That
Are Not Partnerships For U.S. Federal Income Tax Purposes

Reference is made to the Credit Agreement dated as of September 1, 2017 (as amended, supplemented or otherwise modified as of the date hereof, the “Credit Agreement”) among ABM Industries Incorporated, a Delaware corporation (the “Company”), the subsidiaries of the Company from time to time party thereto as Designated Borrowers (each a “Designated Borrower” and, together with the Company, the “Borrowers” and, each a “Borrower”), the Lenders party thereto, Bank of America, N.A., as Administrative Agent and certain other Persons from time to time party thereto. Capitalized terms used but not otherwise defined herein shall have the meanings specified in the Credit Agreement.

Pursuant to the provisions of Section 2.18 of the Credit Agreement, the undersigned hereby certifies that (a) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (b) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (c) it is not a ten percent shareholder of any Borrower within the meaning of Section 881(c)(3)(B) of the Code and (d) it is not a controlled foreign corporation related to any Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN or Form W-8BEN-E. By executing this certificate, the undersigned agrees that (a) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing and (b) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which any payment is to be made to the undersigned, or in either of the two calendar years preceding any such payment.

[name of PARTICIPANT]

By:
Name:
Title:
Date:

EXHIBIT I-4

[FORM OF] U.S. TAX COMPLIANCE CERTIFICATE For FOREIGN Lenders That Are
Partnerships For U.S. Federal Income Tax Purposes

Reference is made to the Credit Agreement dated as of September 1, 2017 (as amended, supplemented or otherwise modified as of the date hereof, the “Credit Agreement”) among ABM Industries Incorporated, a Delaware corporation (the “Company”), the subsidiaries of the Company from time to time party thereto as Designated Borrowers (each a “Designated Borrower” and, together with the Company, the “Borrowers” and, each a “Borrower”), the Lenders party thereto, Bank of America, N.A., as Administrative Agent and certain other Persons from time to time party thereto. Capitalized terms used but not otherwise defined herein shall have the meanings specified in the Credit Agreement.

Pursuant to the provisions of Section 2.18 of the Credit Agreement, the undersigned hereby certifies that (a) it is the sole record owner of the Loan(s) (as well as any promissory note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (b) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any promissory note(s) evidencing such Loan(s)), (c) with respect to the extension of credit pursuant to the Credit Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (d) none of its direct or indirect partners/members is a ten percent shareholder of any Borrower within the meaning of Section 881(c)(3)(B) of the Code and (e) none of its direct or indirect partners/members is a controlled foreign corporation related to any Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrowers with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (a) an IRS Form W-8BEN or an IRS Form W-8BEN-E or (b) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or an IRS Form W-8BEN-E from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (a) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrowers and the Administrative Agent and (b) the undersigned shall have at all times furnished the Borrowers and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which any payment is to be made to the undersigned, or in either of the two calendar years preceding any such payment.

[name of lender]

By:
Name:
Title:
Date:

EXHIBIT J-1

[FORM OF] CLOSING CERTIFICATE (DESIGNATED BORROWER)

See attached

OMNI SERV LIMITED

Company Number: 4900961

(the “Company”)

To:	Bank of America, N.A., as Administrative Agent under the Credit Agreement

Credit agreement dated [    ] August 2017 between, among others, ABM Industries Incorporated (“ABM”), as Borrower, certain subsidiaries of ABM from time to time party thereto, Bank of America, N.A., as Administrative Agent, and the other Lenders from time to time party thereto (as amended from time to time, the “Credit Agreement”)

This certificate is delivered in connection with the execution and delivery by the Company of the Credit Agreement pursuant to Section 4.01(c) of the Credit Agreement. Terms defined in the Credit Agreement shall have the same meaning in this certificate unless otherwise defined.

The undersigned, being a director of the Company and being duly authorised by the Company to give this certificate, HEREBY CERTIFIES (without incurring personal liability) the following matters:

1.	CONSTITUTIONAL DOCUMENTS

1.1	Attached to this certificate marked “A” are:

(a)	the certificate of incorporation of the Company;

(b)	the memorandum of association of the Company; and

(c)	the articles of association of the Company,

together, the “Constitutional Documents”.

1.2	The Constitutional Documents are true, complete, correct and in full force and effect.

2.	SHAREHOLDER RESOLUTIONS

2.1	Attached to this certificate marked “B” are copies of the written resolutions of the sole shareholder of the Company (the “Shareholder Resolutions”), such resolutions approving and authorising the entry by the Company into the Credit Agreement.

2.2	The Shareholder Resolutions are true, complete, correct and in full force and effect.

3.	BOARD RESOLUTIONS

3.1	Attached to this certificate marked “C” are true, correct and complete copies of the minutes of a meeting of the board of directors of the Company (the “Board Resolutions”), such minutes recording resolutions passed at such meeting.

3.2	The Board Resolutions are true, complete, correct and in full force and effect.

4.	AUTHORISED SIGNATORIES

Attached to this certificate marked “D” are the specimen signatures of each person authorised by the Board Resolutions referred to in paragraph 3 above in relation to the Finance Documents and Related Documents (each as defined in such Board Resolutions).

5.	BORROWING POWERS

Borrowing the total revolving commitments under the Credit Agreement1 would not cause any borrowing, guarantee, security or similar limit binding on the Company to be exceeded.

6.	SUBSIDIARY

The Company is a Subsidiary of ABM Industries Incorporated.

This certificate, and any non-contractual obligations arising out of or in connection with this certificate, shall be governed by and construed in accordance with English law.

Signed:

Name:

Position:	Director

Date:	August 2017

1 NTD: there is no designated borrower sublimit here.

A: CONSTITUTIONAL DOCUMENTS

B: SHAREHOLDER RESOLUTIONS

C: BOARD RESOLUTIONS

D: SPECIMEN SIGNATURES2

Name	Position	Specimen Signature

John David King	Director

Antony Richard Marke	Director

Ernest Patterson	Director

2  ABM to confirm.

Exhibit J-2

[FORM OF] CLOSING CERTIFICATE (COMPANY)

[ ], 2017

Reference is made to the Credit Agreement dated as of September 1, 2017 (as amended, supplemented or otherwise modified as of the date hereof, the “Credit Agreement”) among ABM Industries Incorporated, a Delaware corporation (the “Company”), the subsidiaries of the Company from time to time party thereto as Designated Borrowers (each a “Designated Borrower” and, together with the Company, the “Borrowers” and, each a “Borrower”), the Lenders party thereto, Bank of America, N.A., as Administrative Agent and certain other Persons from time to time party thereto. Capitalized terms used but not otherwise defined herein shall have the meanings specified in the Credit Agreement.

Pursuant to Sections 4.01(c) and 4.01(g) of the Credit Agreement, the undersigned Authorized Officer of the Company certifies, in the name and on behalf of the Company, and not individually, that:

1.          The GCA Acquisition has been consummated pursuant to the GCA Acquisition Agreement, substantially concurrently with the initial funding of the Facilities, and no provision thereof has been amended or waived, and no consent has been given thereunder, in any manner materially adverse to the interests of the Arrangers or the Lenders without the prior written consent of the Arrangers.

2.           The Specified Representations are true and correct in all material respects as of the date hereof. (except in the case of any Specified Representation which expressly relates to a given date or period, such representation and warranty is true and correct in all material respects as of the respective date or for the respective period, as the case may be); provided that, to the extent that any Specified Representation is qualified by or subject to a “material adverse effect”, “material adverse change” or similar term or qualification the same shall be true and correct in all respects. The Specified GCA Acquisition Agreement Representations are true and correct as of the date hereof.

3.          Since July 11, 2017, there has not been a “Material Adverse Effect” (as defined in the GCA Acquisition Agreement as in effect on July 11, 2017).

4.          Attached hereto as Exhibit A is a true, correct and complete copy of the [Certificate of Incorporation] / [Certificate(s) of Change of Name] / [Certificate of Formation] / [Certificate of Organization] / [Articles of Incorporation] of the Company (the “Charter”), as certified by the Secretary of State of the State of [•]. The Charter is in full force and effect on the date hereof, has not been amended or cancelled and no amendment to the Charter is pending or proposed.

5.          Attached hereto as Exhibit B is a true, correct and complete copy of the [By-Laws] / [Operating Agreement] / [Memorandum of Association] / [Articles of Association] of the Company. Such [By-Laws] / [Operating Agreement] / [Memorandum of Association] / [Articles of Association] [have] / [has] not been amended, repealed, modified, superseded, revoked or restated, and [are] / [is] in full force and effect on the date hereof and no amendment to such [By-Laws] / [Operating Agreement] / [Memorandum of Association] / [Articles of Association] is pending.

6.          Attached hereto as Exhibit C is a true, correct and complete copy of the resolutions (the “Resolutions”) duly adopted by the [board of directors] / [members] of the Company (the “Authorizing Body”), authorizing the execution, delivery and performance of each of the Loan Documents to which the Company is a party and the transactions contemplated thereby. The Resolutions (i) were duly adopted by the Authorizing Body and have not been amended, modified, superseded or revoked in any respect and (ii) are in full force and effect on the date hereof.

7.          Attached hereto as Exhibit D is a good standing certificate for the Company [from the Secretary of State in the State in which the Company is [incorporated] / [organized]].

8.          Each individual set forth below is a duly authorized representative of the Company and is authorized to sign the Loan Documents and all other agreements, documents and instruments relating thereto on behalf of the Company. The signature written below opposite the name of such officer is his or her genuine signature.

Name	Office	Signature
[ ]	[ ]
[ ]	[ ]

IN WITNESS WHEREOF, I have executed this Certificate as of the date first written above.

Name:
Title:

I, a duly authorized signatory of the Company, do hereby certify that the person whose signature appears immediately above is a duly authorized signatory of the Company and the signature of such person set forth immediately above is true and genuine.

Name:
Title:

Exhibit A

[Certificate of Incorporation] / [Certificate(s) of Change of Name] / [Certificate of Formation] /
[Certificate of Organization] / [Articles of Incorporation]

Exhibit B

[By-Laws] / [Operating Agreement]

Exhibit C

Resolutions

Exhibit D

Good Standing Certificate

EXHIBIT K

[FORM OF] DESIGNATED BORROWER REQUEST AND ASSUMPTION AGREEMENT

TO:	Bank of America, N.A., as Administrative Agent

RE:	Credit Agreement (as amended, modified, supplemented, extended, increased and restated from time to time, the “Credit Agreement”) dated as of September 1, 2017, among ABM Industries Incorporated, a Delaware corporation (the “Company”), the Designated Borrowers identified therein, the Lenders identified therein and Bank of America, N.A., as Administrative Agent, Issuing Lender and Swingline Lender

DATE:	[Date]

Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Credit Agreement.

Each of ______________________ (the “Designated Borrower”) and the Company hereby confirms, represents and warrants to the Administrative Agent and the Lenders that the Designated Borrower is a Subsidiary of the Company.

The documents required to be delivered to the Administrative Agent under Section 2.26 of the Credit Agreement will be furnished to the Administrative Agent in accordance with the requirements of the Credit Agreement.

The parties hereto hereby confirm that, with effect from the date of the Designated Borrower Notice for the Designated Borrower, except as expressly set forth in the Credit Agreement including Section 2.26(c) of the Credit Agreement, the Designated Borrower shall have obligations, duties and liabilities toward each of the other parties to the Credit Agreement and other Loan Documents identical to those which the Designated Borrower would have had if the Designated Borrower had been an original party to the Loan Documents as a Designated Borrower. Effective as of the date of the Designated Borrower Notice for the Designated Borrower, the Designated Borrower hereby ratifies, and agrees to be bound by, all applicable representations and warranties, covenants, and other terms, conditions and provisions of the Credit Agreement and the other applicable Loan Documents.

The parties hereto hereby request that the Designated Borrower be entitled to receive Revolving Loans under the Credit Agreement, and understand, acknowledge and agree that neither the Designated Borrower nor the Company on its behalf shall have any right to request any Revolving Loans for its account unless and until the date five (5) Business Days after the effective date designated by the Administrative Agent in a Designated Borrower Notice delivered to the Company and the Revolving Lenders pursuant to Section 2.26 of the Credit Agreement.

In connection with the foregoing, the Designated Borrower and the Company hereby agree as follows with the Administrative Agent, for the benefit of the Secured Parties with respect to the Revolving Loans made to such Designated Borrower:

EXHIBIT K

[1.          The Designated Borrower hereby acknowledges, agrees and confirms that, by its execution of this Designated Borrower Request and Assumption Agreement, the Designated Borrower will be deemed to be a party to the Guarantee Agreement, and shall have all the rights and obligations of a “Guarantor” (as such term is defined in the Guarantee Agreement) thereunder as if it had executed the Guarantee Agreement. The Designated Borrower hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in the Guarantee Agreement. Without limiting the generality of the foregoing terms of this Paragraph 1, the Designated Borrower irrevocably and unconditionally guarantees, jointly with the other Guarantors and severally, as a primary obligor and not merely as a surety, for the benefit of the Secured Parties, by way of an independent payment obligation, the punctual payment of the Obligations when due and payable (other than, with respect to any Loan Party, any Excluded Swap Obligations of such Loan Party).]1

[2.          The Designated Borrower hereby acknowledges, agrees and confirms that, by its execution of this Designated Borrower Request and Assumption Agreement, the Designated Borrower will be deemed to be a party to the Collateral Agreement and shall have all the rights and obligations of a “Grantor” (as such term is defined in the Collateral Agreement) thereunder as if it had executed the Collateral Agreement. The Designated Borrower hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in the Collateral Agreement. Without limiting the generality of the foregoing terms of this Paragraph 2, (a) as security for the payment in full of the Obligations, the Designated Borrower hereby assigns as security and pledges to the Administrative Agent and its permitted successors and assigns, for the benefit of the Secured Parties, and hereby grants to the Administrative Agent and its permitted successors and assigns, for the benefit of the Secured Parties, a security interest in, all the Designated Borrower’s right, title and interest in, to and under the Pledged Collateral (as defined in the Collateral Agreement) and (b) as security for the payment in full of the Obligations, and subject to Section 3.01(c) of the Collateral Agreement, the Designated Borrower hereby grants to the Administrative Agent, its permitted successors and assigns, for the benefit of the Secured Parties, a security interest in all the Designated Borrower’s right, title and interest in, to and under any and all of the Article 9 Collateral (as defined in the Collateral Agreement) now owned or at any time hereafter acquired by the Designated Borrower or in, to or under which the Designated Borrower now has or at any time hereafter may acquire any right, title or interest.]2

3.          The Designated Borrower acknowledges and confirms that it has received a copy of the Credit Agreement and the schedules and exhibits thereto and each Security Document and the schedules and exhibits thereto. The information on the schedules to the Credit Agreement and the Security Documents are hereby supplemented (to the extent permitted under the Credit Agreement or Security Documents) to reflect the information shown on the attached Schedule A.

4.          The Company confirms that the Credit Agreement is, and upon the Designated Borrower becoming a party thereto, shall continue to be, in full force and effect. The parties hereto confirm and agree that immediately upon the Designated Borrower becoming a Borrower, the term “Loan Document Obligations,” as used in the Credit Agreement, shall include all obligations of the Designated Borrower under the Credit Agreement and under each other Loan Document.

5.          Each of the Company and the Designated Borrower agrees that at any time and from time to time, upon the written request of the Administrative Agent, it will execute and deliver such further documents and do such further acts as the Administrative Agent may reasonably request in accordance with the terms and conditions of the Credit Agreement and the other Loan Documents in order to effect the purposes of this Designated Borrower Request and Assumption Agreement.

6.          The address for notices of the Designated Borrower is: [____].

1 Not to be included if Designated Borrower is a CFC or CFC Holding Company.

2 Not to be included if Designated Borrower is a CFC or CFC Holding Company.

EXHIBIT K

This Designated Borrower Request and Assumption Agreement shall constitute a Loan Document under the Credit Agreement.

THIS DESIGNATED BORROWER REQUEST AND ASSUMPTION AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. The terms of Sections 2.26(c), 9.09 and 9.10 of the Credit Agreement are incorporated herein by reference, mutatis mutandis, and the parties hereto agree to such terms.

This Designated Borrower Request and Assumption Agreement may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Agreement by fax transmission or other electronic mail transmission (e.g. “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Agreement.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Designated Borrower Request and Assumption Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

[DESIGNATED BORROWER NAME],
a [Jurisdiction and Type of Organization]

By:
Name:
Title:

ABM INDUSTRIES INCORPORATED, as the Company

By:

Name:

Title:

EXHIBIT K

Schedule A

Schedules to Credit Agreement and Security Documents

[TO BE COMPLETED BY DESIGNATED BORROWER]

EXHIBIT L

[FORM OF] DESIGNATED BORROWER NOTICE

TO:	Bank of America, N.A., as Administrative Agent

RE:	Credit Agreement (as amended, modified, supplemented, extended, increased and restated from time to time, the “Credit Agreement”) dated as of September 1, 2017, among ABM Industries Incorporated, a Delaware corporation (the “Company”), the Designated Borrowers identified therein, the Lenders identified therein and Bank of America, N.A., as Administrative Agent, Issuing Lender and Swingline Lender

DATE:	[Date]

Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Credit Agreement.

The Administrative Agent hereby notifies the Company and the Revolving Lenders that effective as of the date hereof [_________________________] shall be a Designated Borrower and may receive Revolving Loans for its account on the terms and conditions set forth in the Credit Agreement.

This Designated Borrower Notice shall constitute a Loan Document under the Credit Agreement.

Delivery of an executed counterpart of a signature page of this Certificate by fax transmission or other electronic mail transmission (e.g. “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Certificate.

BANK OF AMERICA, N.A., as Administrative Agent

By:
Name:
Title:

Exhibit M

[FORM OF] INTERCOMPANY NOTE

September 1, 2017

Each of the parties identified on Schedule 1 hereto (each, an “Issuer”) hereby promises to pay, when due and payable, to each applicable party identified on Schedule 2 hereto (each, a “Holder” and, together with the Issuers, a “Note Party”), in the applicable currency in immediately available funds, at such location as the applicable Holder shall from time to time designate, all Indebtedness (as defined in the Credit Agreement (as defined below)) as may be owing from time to time on and after the date hereof by each such Issuer to each such applicable Holder, whether owing in consideration of loans, advances or other extensions of credit, together with interest thereon (if any) at such rate as may be agreed upon from time to time.

Upon the commencement of any bankruptcy or insolvency proceeding, and any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, receivership or liquidation or similar proceeding in connection therewith, of any jurisdiction relating to any Issuer (in each case, except as expressly permitted by the Credit Agreement (as defined below)), all amounts owed by such Issuer to each Holder shall become immediately due and payable without presentment, demand, protest or notice of any kind in connection with this Note.

All payments under this Note shall be made without setoff, counterclaim or deduction of any kind. If any Event of Default under the Credit Agreement has occurred and is continuing and the Agent (as defined below) has provided written notice to the Issuers with respect thereto (provided, that no such notice shall be required to be given in the case of any Event of Default arising under clauses (h) or (i) of Article VII of the Credit Agreement), then no amount owing by any Issuer to any Holder shall be reduced in any way by any outstanding obligations of the Holder to such Issuer, whether such obligations are monetary or otherwise. Upon the cure of such Event of Default, any such reductions shall be permitted to be made.

Each Holder is hereby authorized to record all Indebtedness owing by the Issuers to such Holder, all of which shall be evidenced by this Note, and all repayments thereof, in its books and records in accordance with its usual practice, such books and records constituting prima facie evidence of the accuracy of the information contained therein; provided, however, that the failure of any Holder to record such information shall not affect any Issuer’s obligations hereunder.

To the fullest extent permitted by applicable law, each Issuer hereby waives diligence, presentment, demand, protest and notice of any kind whatsoever. No delay on the part of any Holder in the exercise of any right, power or remedy shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or remedy preclude any other or further exercise thereof, or the exercise of any other right, power or remedy. No amendment, modification or waiver of, or consent with respect to, any provision of this Note shall in any event be effective against any party hereto unless the same shall be in writing and signed and delivered by such party. This Note shall be construed as a separate agreement with respect to each item of Indebtedness governed by this Note owed by an Issuer to a Holder and may be amended, modified, supplemented, waived or released with respect to any such Issuer or such Holder with respect to such item of Indebtedness without the approval of any other party hereto and without affecting the obligations of any other Issuer or Holder hereunder.

Upon execution and delivery after the date hereof by any subsidiary of the Company of a counterpart signature page hereto, such subsidiary shall become an Issuer and/or Holder, as applicable, hereunder with the same force and effect as if originally named as an Issuer and/or a Holder, as applicable, hereunder. The rights and obligations of each Note Party hereunder shall remain in full force and effect notwithstanding the addition of any new Note Party as a party to this Note.

Pursuant to the Credit Agreement, dated as of September 1, 2017 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among ABM Industries Incorporated, a Delaware corporation (the “Company”), certain Subsidiaries of the Company that become party thereto from time to time pursuant to Section 2.26 thereof (each a “Designated Borrower” and, together with the Company, the “Borrowers” and, each a “Borrower”), the lenders from time to time party thereto, Bank of America, N.A., as Administrative Agent (the “Agent”) and the other persons from time to time party thereto, this Note shall be pledged by each Holder that is a Loan Party (and each such Holder hereby so pledges it) in accordance with the applicable Security Document (as defined in the Credit Agreement) to secure the Senior Indebtedness (as defined in Annex A hereto). The liens and security interests granted by the Holders in this Note are expressly subject to the terms of any Intercreditor Agreement (as defined in the Credit Agreement) entered into pursuant to the terms of the Credit Agreement.

This Note, and all of each Issuer’s obligations hereunder, shall be subordinate and junior to all Senior Indebtedness, regardless of the tranche(s), class(es) or series of Senior Indebtedness, with respect to which such Issuer, or the Holder of obligations owed by such Issuer, is obligated or provides security, on the terms and conditions set forth in Annex A hereto, which Annex A is incorporated herein by reference and made a part hereof in its entirety.

With respect to any Issuer and any Holder between whom Indebtedness exists as of the date of this Note (such Indebtedness, “Existing Obligations”), (a) if any Existing Obligation is evidenced by a promissory note or other instrument or agreement in existence as of the date hereof (an “Original Note”), it is agreed to between such Issuer and such Holder that notwithstanding any provision to the contrary in this Note (other than the following proviso), the Original Note shall remain in effect in its present form; provided that such Original Note shall be subject to the terms and conditions set forth in Annex A hereto if and to the extent the Holder of such Original Note is a Loan Party, then such Original Note shall have been pledged pursuant to the Collateral Agreement (as defined in the Credit Agreement) to the extent required by the Collateral and Guarantee Requirement (as defined in the Credit Agreement).

Notwithstanding anything to the contrary herein (except as set forth in the subordination provisions in Annex A), this Note may be enforced only by the Agent and its permitted successors in such capacity.

THIS NOTE AND THE RIGHTS AND OBLIGATIONS HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

[signature pages follow]

ABM INDUSTRIES INCORPORATED

By:
Name:	Thomas J. Gallo
Title:	Vice President and Treasurer

[Signature Page to Intercompany Note]

ABM AVIATION, INC.

ABM BUILDING & ENERGY SOLUTIONS, LLC

ABM BUILDING SERVICES, LLC

ABM BUILDING SOLUTIONS, LLC

ABM ELECTRICAL & LIGHTING SERVICES, LLC

ABM ELECTRICAL & LIGHTING SOLUTIONS, INC.

ABM ELECTRICAL NETWORK, INC.

ABM ELECTRICAL POWER SERVICES, LLC

ABM ELECTRICAL POWER SOLUTIONS, LLC

ABM FACILITY SUPPORT SERVICES, LLC

ABM FRANCHISING GROUP, LLC

ABM GENERAL SERVICES, INC.

ABM HEALTHCARE SUPPORT SERVICES, INC.

ABM INDUSTRIAL SERVICES, INC.

ABM INDUSTRY GROUPS, LLC

ABM SECURITY SERVICES, INC.

ABM TEXAS GENERAL SERVICES, INC.

ASSOCIATED FACILITY VENTURES, LLC

ERIE ACQUISITION HOLDINGS, INC.

ERIE MERGER HOLDINGS, LLC

GCA CLEANING SPECIALTIES, L.P.

GCA COMMERCIAL SERVICES OF MIDWEST, LLC

GCA EDUCATION SERVICES CENTRAL STATES, INC.

GCA EDUCATION SERVICES OF MIDWEST, LLC

GCA EDUCATION SERVICES OF NEW ENGLAND, LLC

GCA EDUCATION SERVICES, INC.

GCA ENERGY SERVICES, LLC

GCA FACILITY OPERATIONS

MAINTENANCE SERVICES, INC.

GCA INTERMEDIATE HOLDING CORP.

GCA INTERNATIONAL MANAGEMENT SERVICES, LLC

GCA K12 EDUCATION SERVICES, INC.

GCA NUCLEAR FACILITY SERVICES, INC.

GCA PLUMBING SERVICES, INC.

GCA PRODUCTION SERVICES, INC.

GCA SERVICES GROUP MOUNTAIN STATES, L.P.

GCA SERVICES GROUP OF CALIFORNIA, INC.

GCA SERVICES GROUP OF COLORADO, INC.

GCA SERVICES GROUP OF NORTH CAROLINA, INC.

GCA SERVICES GROUP OF NORTHWESTERN STATES, INC.

GCA SERVICES GROUP, INC.

GCA SERVICES, INC.

GCA SPECIALTY SERVICES LLC

GCA STAFFING SERVICES, INC.

GRADE SUB TWO, LLC

GREENHOMES AMERICA, LLC

LINC FACILITY SERVICES IRAQ, LLC

LINC FACILITY SERVICES ME, LLC

LINC INTERNATIONAL, INC.

MECHANICAL SOLUTIONS, INC.

NATIONAL BUILDING MAINTENANCE CORP.

ONESOURCE FACILITY SERVICES, INC.

ONESOURCE HOLDINGS, LLC

ONESOURCE SERVICES LLC

By:
Name: Thomas J. Gallo
Title: Treasurer

[Signature Page to Intercompany Note]

ASSOCIATED FACILITY MANAGEMENT, LLC GCA SERVICES GROUP OF TEXAS, L.P.

By:
Name: Randy Twyman
Title: Vice President – Finance, Chief
Financial Officer and Secretary

[Signature Page to Intercompany Note]

ANNEX A

SUBORDINATION PROVISIONS

SECTION 1.01. Subordination of Liabilities. Each Issuer, for itself, and its successors and assigns, covenants and agrees, and each Holder of the Note to which this Annex A is attached (the “Note”) by its acceptance thereof likewise covenants and agrees, that the payment of the principal of, interest on, and all other amounts owing in respect of, the Note (the “Subordinated Indebtedness”) is hereby expressly subordinated, to the extent and in the manner hereinafter set forth, to the prior payment in full in cash of all Senior Indebtedness (as defined in Section 1.07 of this Annex A) other than contingent indemnification, expense reimbursement obligations and tax gross-up or yield protection obligations which, in each case, survive the termination of the Senior Indebtedness and in respect of which no claim has been made (“Payment in Full”). The provisions of this Annex A shall constitute a continuing offer to all persons who, in reliance upon such provisions, become holders of, or continue to hold, Senior Indebtedness, and such provisions are made for the benefit of the holders of Senior Indebtedness, and such holders are hereby made obligees hereunder the same as if their names were written herein as such, and they and/or each of them may proceed to enforce such provisions.

SECTION 1.02. Issuers Not to Make Payments with Respect to Subordinated Indebtedness in Certain Circumstances. (a) Upon the maturity of any Senior Indebtedness (including interest thereon, premium, if any, or fees or any amounts owing in respect thereof) in accordance with the terms of the Credit Agreement, whether at stated maturity, by acceleration or otherwise, all Senior Indebtedness shall first be paid in full in cash, before any payment (whether in cash, property, securities or otherwise, in each case other than Restructured Debt Securities (as defined below)) is made on account of the Subordinated Indebtedness.

(b) No Issuer that is a Loan Party may, directly or indirectly, make any payment of any Subordinated Indebtedness or acquire any Subordinated Indebtedness for cash or property until all Senior Indebtedness has been paid in full in cash if any Event of Default under the Credit Agreement referred to below or any other issue of Senior Indebtedness is then in existence or would result therefrom and the Agent (as defined below) has provided written notice to the Issuers with respect thereto (provided, that no such notice shall be required to be given in the case of any Event of Default arising under clauses (h) or (i) of Article VII of the Credit Agreement). Each Holder agrees that, so long as any such Event of Default exists and the Agent has provided written notice to the Holders with respect thereto (provided, that no such notice shall be required to be given in the case of any Event of Default arising under clauses (h) or (i) of Article VII of the Credit Agreement), it will not ask, demand, sue for, or otherwise take, accept or receive, any amounts owing in respect of the Note.

(c) In the event that, notwithstanding the provisions of the preceding subsections (a) and (b) of this Section 1.02, any Issuer shall make any payment on account of (or any Holder receives any payment on account of) the Subordinated Indebtedness at a time when payment is not permitted by said subsection (a) or (b), such payment shall be held by such Holder, in trust for the benefit of, and shall be paid forthwith over and delivered, first, to the Agent, for application, subject to any Intercreditor Agreement (as defined in the Credit Agreement) entered into pursuant to the terms of the Credit Agreement, to the payment of the Obligations (as defined in the Credit Agreement) (the “Credit Agreement Obligations”), remaining unpaid to the extent necessary to pay all such Credit Agreement Obligations in full in cash in accordance with the terms of the Credit Agreement, after giving effect to any concurrent payment or distribution to or for the holders of such Credit Agreement Obligations, and second, to the holders of other Senior Indebtedness or their representative or the trustee under any credit agreement, indenture or other agreement pursuant to which any instruments evidencing any such Senior Indebtedness may have been issued, as their respective interests may appear, for application, subject to any Intercreditor Agreement entered into pursuant to the terms of the Credit Agreement, to the payment of all such Senior Indebtedness (after giving effect to the relative priorities of such Senior Indebtedness) remaining unpaid to the extent necessary to pay all such Senior Indebtedness in full in cash in accordance with the terms of such Senior Indebtedness, after giving effect to any concurrent payment or distribution to or for the holders of such Senior Indebtedness.

SECTION 1.03. Subordination to Prior Payment of All Senior Indebtedness, Dissolution, Liquidation or Reorganization of Issuers. Upon any distribution of assets of any Issuer (in each case, other than debt securities of such Issuer that are subordinated, to at least the same extent as this Note, to the payment of all Senior Indebtedness then outstanding (such debt securities being hereinafter referred to as “Restructured Debt Securities”)) upon dissolution, winding up, liquidation or reorganization of such Issuer (in each case, except as expressly permitted by the Credit Agreement) in connection with any bankruptcy, insolvency or receivership proceedings or upon an assignment for the benefit of creditors until Payment in Full:

(a) the holders of all Senior Indebtedness shall first be entitled to receive Payment in Full in cash of all Senior Indebtedness (including, without limitation, post-petition interest at the rate provided in the documentation with respect to the Senior Indebtedness whether or not such post-petition interest is an allowed claim against the debtor in any bankruptcy or similar proceeding) before any Holder is entitled to receive any payment of any kind or character on account of the Subordinated Indebtedness;

(b) any payment or distributions of assets of such Issuer of any kind or character, whether in cash, property or securities, to which the Holder would be entitled except for the provisions of this Annex A, shall be paid by the liquidating trustee or agent or other person making such payment or distribution, whether a trustee in bankruptcy, a receiver or liquidating trustee or other trustee or agent, first, subject to any Intercreditor Agreement entered into pursuant to the terms of the Credit Agreement, directly to the Agent to the extent necessary to make Payment in Full in cash of all Credit Agreement Obligations remaining unpaid after giving effect to any concurrent payment or distribution to the holders of Credit Agreement Obligations and second, subject to any Intercreditor Agreement entered into pursuant to the terms of the Credit Agreement, directly to the holders of other Senior Indebtedness, their representative or representatives, or to the trustee or trustees under any credit agreement, indenture or other agreement under which any instruments evidencing any such Senior Indebtedness may have been issued, to the extent necessary to make Payment in Full in cash of all such Senior Indebtedness remaining unpaid after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness; and

(c) in the event that, notwithstanding the foregoing provisions of this Section 1.03, any payment or distribution of assets of such Issuer of any kind or character, whether they be cash, property or securities, shall be received by the Holder on account of Subordinated Indebtedness prior to Payment in Full in cash of all Senior Indebtedness, such payment or distribution shall be received and held in trust for and shall forthwith be paid over first, subject to any Intercreditor Agreement entered into pursuant to the terms of the Credit Agreement, to the Agent, for application to the payment of the Credit Agreement Obligations until all Credit Agreement Obligations shall have been paid in full in cash, after giving effect to any concurrent payment or distribution to the holders of Credit Agreement Obligations, and second, subject to any Intercreditor Agreement entered into pursuant to the terms of the Credit Agreement, to the holders of the Senior Indebtedness (after giving effect to the relative priorities of such Senior Indebtedness) remaining unpaid or unprovided for or their representative or representatives, or to the trustee or trustees under any credit agreement, indenture or other agreement under which any instruments evidencing any such Senior Indebtedness may have been issued, for application to the payment of such Senior Indebtedness until all such Senior Indebtedness shall have been paid in full in cash, after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness.

Without in any way modifying the provisions of this Annex A or affecting the subordination effected hereby if the hereafter referenced notice is not given, each Issuer shall give prompt written notice to the Holder of any dissolution, winding up, liquidation or reorganization of such Issuer in connection with any bankruptcy, insolvency or receivership proceedings or upon assignment for the benefit of creditors or otherwise (in each case, except as expressly permitted by the Credit Agreement).

SECTION 1.04 Subrogation. Subject to the prior Payment in Full in cash of all Senior Indebtedness, each Holder shall be subrogated to the rights of the holders of Senior Indebtedness to receive payments or distributions of assets of the Issuers applicable to the Senior Indebtedness until all amounts owing on the Note shall be paid in full, and for the purpose of such subrogation no payments or distributions to the holders of the Senior Indebtedness by or on behalf of any Issuer or by or on behalf of any Holder by virtue of this Annex A that otherwise would have been made to a Holder shall, as between such Issuer, its creditors other than the holders of Senior Indebtedness, and such Holder, be deemed to be payment by such Issuer to or on account of the Senior Indebtedness, it being understood that the provisions of this Annex A are and are intended solely for the purpose of defining the relative rights of the Holders, on the one hand, and the holders of the Senior Indebtedness, on the other hand.

SECTION 1.05. Obligation of the Issuers Unconditional. Nothing contained in this Annex A or in the Note is intended to or shall impair, as between the Issuers and the Holders, the obligation of each Issuer, which is absolute and unconditional, to pay to the Holders the principal of and interest on the Note as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Holders and other creditors of the Issuers other than the holders of the Senior Indebtedness, nor, except as specifically provided herein, shall anything herein or therein prevent the Holders from exercising all remedies otherwise permitted by applicable law upon an event of default under the Note, subject to the rights, if any, under this Annex A of the holders of Senior Indebtedness in respect of cash, property, or securities of the Issuers received upon the exercise of any such remedy. Upon any distribution of assets of an Issuer, each Holder shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which such dissolution, winding up, liquidation or reorganization proceedings are pending, or a certificate of the liquidating trustee or agent or other person making any distribution to the Holders, for the purpose of ascertaining the persons entitled to participate in such distribution, the holders of the Senior Indebtedness and other indebtedness of the Issuer, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Annex A.

SECTION 1.06. Subordination Rights Not Impaired by Acts or Omissions of the Issuers or Holders of Senior Indebtedness. No right of any present or future holders of any Senior Indebtedness to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of an Issuer or by any act or failure to act in good faith by any such holder, or by any noncompliance by an Issuer with the terms and provisions of the Note, regardless of any knowledge thereof which any such holder may have or be otherwise charged with.

SECTION 1.07. Senior Indebtedness. The term “Senior Indebtedness” shall mean the Credit Agreement Obligations.

SECTION 1.08. Miscellaneous. If, at any time, all or part of any payment with respect to Senior Indebtedness theretofore made by an Issuer or any other person is rescinded or must otherwise be returned by the holder of Senior Indebtedness for any reason whatsoever (including, without limitation, the insolvency, bankruptcy or reorganization of the Issuer or such other persons), the subordination provisions set forth herein shall continue to be effective and be reinstated, as the case may be, all as though such payment had not been made.

SCHEDULE 1

Issuers

ABM Industries Incorporated, a Delaware corporation

ABM Aviation, Inc., a Georgia corporation

ABM Building & Energy Solutions, LLC, a Delaware limited liability company

ABM Building Services, LLC, a Delaware limited liability company

ABM Building Solutions, LLC, a Delaware limited liability company

ABM Electrical & Lighting Services, LLC, a Delaware limited liability company

ABM Electrical & Lighting Solutions, Inc., a Delaware corporation

ABM Electrical Network, Inc., a Delaware corporation

ABM Electrical Power Services, LLC, a Delaware limited liability company

ABM Electrical Power Solutions, LLC, a Delaware limited liability company

ABM Facility Support Services, LLC, a Delaware limited liability company

ABM Franchising Group, LLC, a Delaware limited liability company

ABM General Services, Inc., a Delaware corporation

ABM Healthcare Support Services, Inc., a Michigan corporation

ABM Industrial Services, Inc., a Delaware corporation

ABM Industry Groups, LLC, a Delaware limited liability company

ABM Texas General Services, Inc., a Delaware corporation

Associated Facility Management, LLC, a Nevada limited liability company

Associated Facility Ventures, LLC, a Nevada limited liability company

Erie Acquisition Holdings, Inc., a Delaware corporation

Erie Merger Holdings, LLC, a Delaware limited liability company

GCA Cleaning Specialties, L.P., a Texas limited partnership

GCA Commercial Services of Midwest, LLC, a Delaware limited liability company

GCA Education Services Central States, Inc., an Illinois corporation

GCA Education Services of Midwest, LLC, a Delaware limited liability company

GCA Education Services of New England, LLC, a Delaware limited liability company

GCA Education Services, Inc., a Tennessee corporation

GCA Energy Services, LLC, a Delaware limited liability company

GCA Facility Operations Maintenance Services, Inc., a Delaware corporation

GCA Intermediate Holding Corp., a Delaware corporation

GCA International Management Services, LLC, a Delaware limited liability company

GCA K12 Education Services, Inc., a Texas corporation

GCA Nuclear Facility Services, Inc., a Texas corporation

GCA Plumbing Services, Inc., a Delaware corporation

GCA Production Services, Inc., a Delaware corporation

GCA Services Group Mountain States, L.P., a Texas limited partnership

GCA Services Group of California, Inc., a California corporation

GCA Services Group of Colorado, Inc., a Colorado corporation

GCA Services Group of North Carolina, Inc., a North Carolina corporation

GCA Services Group of Northwestern States, Inc., a Washington corporation

GCA Services Group of Texas, L.P., a Texas limited partnership

GCA Services Group, Inc., a Delaware corporation

GCA Services, Inc., a Delaware corporation

GCA Specialty Services LLC, a Florida limited liability company

GCA Staffing Services, Inc., a Delaware corporation

Grade Sub Two, LLC, a Delaware limited liability company

GreenHomes America, LLC, a Delaware limited liability company

Linc Facility Services Iraq, LLC, a Delaware limited liability company

Linc Facility Services ME, LLC, a Delaware limited liability company

Linc International, Inc., a Delaware corporation

Mechanical Solutions, Inc., a Texas corporation

National Building Maintenance Corp., a Delaware corporation

Onesource Facility Services, Inc., a Delaware corporation

Onesource Holdings, LLC, a Delaware limited liability company

Onesource Services, LLC, a Delaware limited liability company

SCHEDULE 2

Holders

ABM Industries Incorporated, a Delaware corporation

ABM Aviation, Inc., a Georgia corporation

ABM Building & Energy Solutions, LLC, a Delaware limited liability company

ABM Building Services, LLC, a Delaware limited liability company

ABM Building Solutions, LLC, a Delaware limited liability company

ABM Electrical & Lighting Services, LLC, a Delaware limited liability company

ABM Electrical & Lighting Solutions, Inc., a Delaware corporation

ABM Electrical Network, Inc., a Delaware corporation

ABM Electrical Power Services, LLC, a Delaware limited liability company

ABM Electrical Power Solutions, LLC, a Delaware limited liability company

ABM Facility Support Services, LLC, a Delaware limited liability company

ABM Franchising Group, LLC, a Delaware limited liability company

ABM General Services, Inc., a Delaware corporation

ABM Healthcare Support Services, Inc., a Michigan corporation

ABM Industrial Services, Inc., a Delaware corporation

ABM Industry Groups, LLC, a Delaware limited liability company

ABM Texas General Services, Inc., a Delaware corporation

Associated Facility Management, LLC, a Nevada limited liability company

Associated Facility Ventures, LLC, a Nevada limited liability company

Erie Acquisition Holdings, Inc., a Delaware corporation

Erie Merger Holdings, LLC, a Delaware limited liability company

GCA Cleaning Specialties, L.P., a Texas limited partnership

GCA Commercial Services of Midwest, LLC, a Delaware limited liability company

GCA Education Services Central States, Inc., an Illinois corporation

GCA Education Services of Midwest, LLC, a Delaware limited liability company

GCA Education Services of New England, LLC, a Delaware limited liability company

GCA Education Services, Inc., a Tennessee corporation

GCA Energy Services, LLC, a Delaware limited liability company

GCA Facility Operations Maintenance Services, Inc., a Delaware corporation

GCA Intermediate Holding Corp., a Delaware corporation

GCA International Management Services, LLC, a Delaware limited liability company

GCA K12 Education Services, Inc., a Texas corporation

GCA Nuclear Facility Services, Inc., a Texas corporation

GCA Plumbing Services, Inc., a Delaware corporation

GCA Production Services, Inc., a Delaware corporation

GCA Services Group Mountain States, L.P., a Texas limited partnership

GCA Services Group of California, Inc., a California corporation

GCA Services Group of Colorado, Inc., a Colorado corporation

GCA Services Group of North Carolina, Inc., a North Carolina corporation

GCA Services Group of Northwestern States, Inc., a Washington corporation

GCA Services Group of Texas, L.P., a Texas limited partnership

GCA Services Group, Inc., a Delaware corporation

GCA Services, Inc., a Delaware corporation

GCA Specialty Services LLC, a Florida limited liability company

GCA Staffing Services, Inc., a Delaware corporation

Grade Sub Two, LLC, a Delaware limited liability company

GreenHomes America, LLC, a Delaware limited liability company

Linc Facility Services Iraq, LLC, a Delaware limited liability company

Linc Facility Services ME, LLC, a Delaware limited liability company

Linc International, Inc., a Delaware corporation

Mechanical Solutions, Inc., a Texas corporation

National Building Maintenance Corp., a Delaware corporation

Onesource Facility Services, Inc., a Delaware corporation

Onesource Holdings, LLC, a Delaware limited liability company

Onesource Services, LLC, a Delaware limited liability company

EXHIBIT N

[FORM OF] LETTER OF CREDIT REPORT

TO:	Bank of America, N.A., as Administrative Agent

RE:	Credit Agreement (as amended, modified, supplemented, extended, increased and restated from time to time, the “Credit Agreement”) dated as of September 1, 2017, among ABM Industries Incorporated, a Delaware corporation (the “Company”), the Designated Borrowers identified therein, the Lenders identified therein and Bank of America, N.A., as Administrative Agent, Issuing Lender and Swingline Lender

DATE:	[Date]

Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Credit Agreement.

The undersigned, [insert name of Issuing Lender] (the “Issuing Lender”) hereby delivers this report to the Administrative Agent, pursuant to the terms of Section 2.06(m) of the Credit Agreement.

The Issuing Lender plans to issue, amend, renew, increase or extend the follow Letter(s) of Credit on [insert date].

L/C No.	Maximum Face Amount	Current Face Amount	Currency	Financials or Performance SBLC	Beneficiary Name	Issuance Date	Expiry Date	Auto Renewal	Date of Amendment	Amount of Amendment

[The Issuing Lender made a payment, with respect to L/C No. _______, on [insert date] in the amount of [$]_____________].

[The Company failed to reimburse the Issuing Lender for a payment made in the amount of [$][insert amount of such payment] pursuant to L/C No. ______ on [insert date of such failure], with respect to L/C No. _______.]

Set forth in the table below is a description of each Letter of Credit issued by the undersigned and outstanding on the date hereof.

L/C No.	Maximum Face Amount	Current Face Amount	Currency	Financials or Performance SBLC	Beneficiary Name	Issuance Date	Expiry Date	Auto Renewal	Date of Amendment	Amount of Amendment

Delivery of an executed counterpart of a signature page of this notice by fax transmission or other electronic mail transmission (e.g. “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this notice.

[SIGNATURE PAGE FOLLOWS]

[NAME OF BANK], as Issuing Lender

By:
Name:
Title:

EXHIBIT O

[FORM OF] NOTICE OF ADDITIONAL ISSUING LENDER

TO:	Bank of America, N.A., as Administrative Agent

RE:	Credit Agreement (as amended, modified, supplemented, extended, increased and restated from time to time, the “Credit Agreement”) dated as of September 1, 2017, among ABM Industries Incorporated, a Delaware corporation (the “Company”), the Designated Borrowers identified therein, the Lenders identified therein and Bank of America, N.A., as Administrative Agent, Issuing Lender and Swingline Lender

DATE:	[Date]

Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Credit Agreement.

[Insert Name of additional Issuing Lender] (“Lender”), a Dollar Tranche Revolving Lender under the Credit Agreement and the Company hereby provide notice to the Administrative Agent and the Issuing Lender[s] pursuant to the terms of the definition of “Issuing Lender” in Section 1.01 of the Credit Agreement that the Lender wishes to become an Issuing Lender under the Credit Agreement.

It is hereby agreed that upon receipt by the Administrative Agent of a fully executed copy of this Notice, the Lender shall be deemed an Issuing Lender under the Credit Agreement.

Delivery of an executed counterpart of a signature page of this notice by fax transmission or other electronic mail transmission (e.g. “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this notice.

A duly authorized officer of the undersigned has executed this notice as of the day and year set forth above.

[SIGNATURE PAGE FOLLOWS]

ABM INDUSTRIES INCORPORATED, as the Company

By:
Name:
Title:

[Lender’s name]

By:
Name:
Title:

Acknowledged and Agreed:

BANK OF AMERICA, N.A., as Administrative Agent

By:
Name:
Title: